PROSPECTUS

$1,250,000,000

Volkswagen Auto Lease Trust 2025-A
Issuing Entity

Central Index Key Number: 0002070161

Volkswagen Auto Lease/Loan Underwritten Funding, LLC Depositor Central Index Key Number: 0001182534	VW Credit, Inc. Sponsor and Servicer Central Index Key Number: 0000833733

You should carefully read the “risk factors” beginning on page 13 of this prospectus.

The notes are asset backed securities. The notes will be the sole obligation of the issuing entity only and will not be obligations of or guaranteed by VW Credit, Inc., VW Credit Leasing, Ltd., Volkswagen Auto Lease/Loan Underwritten Funding, LLC or any of their affiliates.

The following notes(1) are being offered by this prospectus:

	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1 Notes	$197,500,000	4.469%	June 22, 2026
Class A-2-A Notes	$272,500,000	4.43%	December 20, 2027
Class A-2-B Notes	$241,250,000	SOFR Rate + 0.40%(2)	December 20, 2027
Class A-3 Notes	$451,250,000	4.50%	June 20, 2028
Class A-4 Notes	$87,500,000	4.56%	March 20, 2030
Total	$1,250,000,000

	Price to Public(3)	Underwriting Discount	Proceeds to the Depositor(4)
Per Class A-1 Note	$197,500,000.00	0.100%	99.90000%
Per Class A-2-A Note	$272,486,920.00	0.150%	99.84520%
Per Class A-2-B Note	$241,250,000.00	0.150%	99.85000%
Per Class A-3 Note	$451,218,277.13	0.220%	99.77297%
Per Class A-4 Note	$87,495,021.25	0.257%	99.73731%
Total	$1,249,950,218.38	$ 2,185,750.00	$1,247,764,468.38

(1)	All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.
(2)	The Class A-2-B notes will accrue interest at a floating rate based on a benchmark, which initially will be the “SOFR Rate” plus a spread. If the sum of the SOFR Rate + 0.40% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes–Payments of Interest”. For a description of how the benchmark may change in certain situations after the closing date, see “The Notes–Payments of Interest–Effect of Benchmark Transition Event”.
(3)	Plus accrued interest, if any, from the closing date.
(4)	The proceeds to the depositor exclude expenses, estimated at $1,022,375.

·	The notes are payable solely from the assets of the issuing entity, which consist primarily of a special unit of beneficial interest, or “SUBI”, in a pool of retail automobile leases and the related Volkswagen and Audi leased vehicles, payments due on the lease contracts, proceeds from the sale of the leased vehicles and funds on deposit in the reserve account.
·	The issuing entity will pay interest and principal on the notes on the 20th day of each month, or, if the 20th is not a business day, the next business day, starting on July 21, 2025.
·	Credit enhancement for the notes offered hereby will consist of (a) a reserve account with an initial deposit equal to at least 0.25% of the initial aggregate securitization value of the assets allocated to the Transaction SUBI as of the cutoff date and (b) overcollateralization in an initial amount of $207,725,969.47.
·	The issuing entity will issue the notes described in the table above. The issuing entity will also issue a certificate that represents a fractional undivided interest in the issuing entity, will not bear interest, and is not being offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Bookrunners

RBC Capital Markets	Scotiabank	US Bancorp	Wells Fargo Securities
Co-Managers
Citigroup		Mizuho

The date of this prospectus is June 10, 2025

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CAPITALIZED TERMS

The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the glossary at the end of this prospectus.

WHERE TO FIND INFORMATION IN THIS PROSPECTUS

This prospectus provides information about the issuing entity and the notes offered by this prospectus.

You should rely only on the information contained in this prospectus, or information expressly incorporated by reference into this prospectus, including all appendices hereto. We have not authorized anyone to provide you with other or different information. If you receive any other information, you should not rely on it. We are not offering the notes in any jurisdiction where the offer is not permitted. We do not claim that the information in this prospectus is accurate on any date other than the date stated on the front cover page.

We have started with two introductory sections in this prospectus describing the notes and the issuing entity in abbreviated form, followed by a more complete description of the terms of the offering of the notes. The introductory sections are:

·	Summary of Terms—provides important information concerning the amounts and the payment terms of each class of notes and gives a brief introduction to the key structural features of the issuing entity; and

·	Risk Factors—describes briefly some of the risks to investors in the notes.

We include cross-references in this prospectus to captions where you can find additional related information. You can find the page numbers on which these captions are located under the Table of Contents in this prospectus. You can also find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 151 of this prospectus.

If you have received a copy of this prospectus in electronic format, and if the legal prospectus delivery period has not expired, you may obtain at no cost a paper copy of this prospectus from the depositor or from the underwriters.

In this prospectus, the terms “we,” “us” and “our” refer to Volkswagen Auto Lease/Loan Underwritten Funding, LLC.

WHERE YOU CAN FIND MORE INFORMATION

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, as depositor, has filed a registration statement with the Securities and Exchange Commission (the “SEC”) relating to the notes. This prospectus is a part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus summarizes certain contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of the issuing entity. You can obtain copies of the registration statement free of charge upon written request to VW Credit, Inc., 1950 Opportunity Way, Suite 1500, Reston, Virginia 20190. In addition, the SEC also maintains a site on the World Wide Web at http//www.sec.gov at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Our SEC filings may be located by using the SEC Central Index Key (CIK) for the depositor, 0001182534. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time we created any electronic version of this prospectus.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the most recently filed information rather than contradictory information included in this prospectus. Information that will be incorporated by reference will be filed under the name of the issuing entity.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing us at Volkswagen Auto Lease/Loan Underwritten Funding, LLC, 1950 Opportunity Way, Suite 1500, Reston, Virginia 20190 or calling us at (703) 364-7000.

REPORTS TO NOTEHOLDERS

After the notes are issued, unaudited monthly servicing reports containing information concerning the issuing entity, the notes and the leases and leased vehicles will be prepared by VW Credit, Inc. (“VW Credit”) and sent on behalf of the issuing entity to the indenture trustee, who will forward the same to Cede & Co., as nominee of The Depository Trust Company (“DTC”).

Owners of the notes may receive the reports by submitting a written request to the indenture trustee. In the written request you must state that you are an owner of notes and you must include payment for expenses associated with the distribution of the reports. The indenture trustee will also make such reports (and, at its option, any additional files containing the same information in an alternative format) available to noteholders each month via its Internet website, which is presently located at www.sf.citidirect.com. The indenture trustee will forward a hard copy of the reports to each noteholder promptly after it becomes aware that the reports are not accessible on its Internet website. Assistance in using this Internet website may be obtained by calling the indenture trustee’s customer service desk at (888) 855-9695. The indenture trustee is obligated to notify the noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible.

The reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. VW Credit, the depositor and the issuing entity do not intend to send any of their financial reports to the beneficial owners of the notes. The issuing entity will file with the SEC all required annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K. Those reports will be filed with the SEC under the name “Volkswagen Auto Lease Trust 2025-A” and file number 333-276654-02.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

PROSPECTIVE INVESTORS SHOULD NOTE THAT ALTHOUGH VW CREDIT WILL RETAIN CREDIT RISK IN ACCORDANCE WITH REGULATION RR AS DESCRIBED IN THIS PROSPECTUS UNDER “THE SPONSOR—CREDIT RISK RETENTION”, NONE OF VW CREDIT, THE DEPOSITOR, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS OR ANY OF THEIR RESPECTIVE AFFILIATES WILL RETAIN OR COMMIT TO RETAIN A 5% MATERIAL NET ECONOMIC INTEREST WITH RESPECT TO THIS TRANSACTION IN ACCORDANCE WITH THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK, OR MAKES OR INTENDS TO MAKE ANY REPRESENTATION OR AGREEMENT THAT IT OR ANY OTHER PARTY IS UNDERTAKING OR WILL UNDERTAKE TO TAKE OR REFRAIN FROM TAKING ANY ACTION TO FACILITATE OR ENABLE COMPLIANCE BY EU AFFECTED INVESTORS WITH THE EU DUE DILIGENCE REQUIREMENTS, BY UK AFFECTED INVESTORS WITH THE UK DUE DILIGENCE REQUIREMENTS, OR BY ANY PERSON WITH THE REQUIREMENTS OF ANY OTHER LAW OR REGULATION NOW OR HEREAFTER IN EFFECT IN THE EUROPEAN UNION (THE “EU”), ANY EUROPEAN ECONOMIC AREA (THE “EEA”) MEMBER STATE OR THE UNITED KINGDOM (THE “UK”) IN RELATION TO RISK RETENTION, DUE DILIGENCE AND MONITORING, CREDIT GRANTING STANDARDS OR ANY OTHER CONDITIONS WITH RESPECT TO INVESTMENTS IN SECURITIZATION TRANSACTIONS. THE ARRANGEMENTS DESCRIBED IN THIS PROSPECTUS UNDER “THE SPONSOR—CREDIT RISK

RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE WITH THE REQUIREMENTS OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION FRAMEWORK BY ANY PERSON. THE TRANSACTION DESCRIBED IN THIS PROSPECTUS IS STRUCTURED IN A WAY THAT IS UNLIKELY TO ALLOW AFFECTED INVESTORS TO COMPLY WITH THE APPLICABLE DUE DILIGENCE REQUIREMENTS.

FAILURE BY AN AFFECTED INVESTOR TO COMPLY WITH THE APPLICABLE DUE DILIGENCE REQUIREMENTS WITH RESPECT TO AN INVESTMENT IN THE NOTES MAY RESULT IN THE IMPOSITION OF A PENALTY REGULATORY CAPITAL CHARGE ON SUCH INVESTMENT OR OF OTHER REGULATORY SANCTIONS BY THE COMPETENT AUTHORITY OF SUCH AFFECTED INVESTOR, OR A REQUIREMENT TO TAKE CORRECTIVE ACTION.

CONSEQUENTLY THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR AN AFFECTED INVESTOR, AND THIS MAY AFFECT THE SECONDARY MARKET FOR THE NOTES.

PROSPECTIVE INVESTORS ARE RESPONSIBLE FOR ANALYZING THEIR OWN REGULATORY POSITION AND SHOULD CONSULT WITH THEIR OWN INVESTMENT AND LEGAL ADVISORS REGARDING THE APPLICATION OF THE EU SECURITIZATION REGULATION, THE UK SECURITIZATION FRAMEWORK OR OTHER APPLICABLE REGULATIONS AND THE SUITABILITY OF THE NOTES FOR INVESTMENT.

SEE “LEGAL INVESTMENT—REQUIREMENTS FOR CERTAIN EU AND UK REGULATED INVESTORS AND AFFILIATES” IN THIS PROSPECTUS.

NOTICE TO INVESTORS: UNITED KINGDOM

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN THE UK WILL BE MADE ONLY TO A PERSON OR LEGAL ENTITY QUALIFYING AS A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE UK PROSPECTUS REGULATION (A “UK QUALIFIED INVESTOR”). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE UK QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN THE UK TO ANY PERSON OR LEGAL ENTITY THAT DOES NOT QUALIFY AS A UK QUALIFIED INVESTOR. THE EXPRESSION “UK PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED) AS IT FORMS PART OF UK DOMESTIC LAW AND AS AMENDED.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE IN THE UK TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE IN THE UK TO ANY UK RETAIL INVESTOR. FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW AND AS AMENDED; OR (III) NOT A UK QUALIFIED INVESTOR. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED) AS IT FORMS PART OF UK DOMESTIC LAW AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE IN THE UK TO UK RETAIL INVESTORS HAS BEEN PREPARED, AND THEREFORE, OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM

AVAILABLE IN THE UK TO ANY UK RETAIL INVESTOR MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UK TO (1) PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS WHO ARE AUTHORIZED TO CARRY ON A REGULATED ACTIVITY UNDER THE FSMA OR OTHERWISE QUALIFY AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, AS AMENDED (THE “ORDER”), OR (2) PERSONS WHO FALL WITHIN ARTICLE 49(2)(A)-(D) (AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE ORDER OR (3) ANY OTHER PERSON TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UK AND NO ONE IN THE UK FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UK OTHER THAN PERSONS IN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY BE UNLAWFUL.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION (AS DEFINED BELOW). THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFERS OF NOTES IN ANY MEMBER STATE OF THE EEA (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE ONLY TO A PERSON OR LEGAL ENTITY QUALIFYING AS A QUALIFIED INVESTOR (AS DEFINED IN ARTICLE 2 OF THE EU PROSPECTUS REGULATION (AN “EU QUALIFIED INVESTOR”)). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN A RELEVANT MEMBER STATE OF NOTES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO TO ONE OR MORE EU QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES IN A RELEVANT MEMBER STATE TO ANY PERSON OR LEGAL ENTITY THAT DOES NOT QUALIFY AS AN EU QUALIFIED INVESTOR. THE EXPRESSION “EU PROSPECTUS REGULATION” MEANS REGULATION (EU) 2017/1129 (AS AMENDED).

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN A RELEVANT MEMBER STATE. FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT AN EU QUALIFIED INVESTOR. CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN A RELEVANT MEMBER STATE HAS BEEN PREPARED, AND THEREFORE, OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN A RELEVANT MEMBER STATE MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

SUMMARY OF STRUCTURE AND FLOW OF FUNDS

This structural summary briefly describes certain major structural components, the relationship among the parties, the flow of funds and certain other material features of the transaction. This structural summary does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire prospectus to understand all the terms of this offering.

·	The special unit of beneficial interest, or SUBI, represents a beneficial interest in specific Origination Trust assets.

·	The Origination Trust assets consist of a pool of closed-end Volkswagen and Audi vehicle leases and the related Volkswagen and Audi leased vehicles.

·	The UTI represents Origination Trust assets not allocated to the SUBI or any other special unit of beneficial interest similar to the SUBI and the issuing entity has no rights in the UTI, the UTI assets or the assets related to any other SUBI of the Origination Trust.

Flow of Funds*
(Prior to an Acceleration after an Indenture Default)

*	For more information regarding priority of payments, see “Description of the Transaction Documents—Priority of Payments.”

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding. You should carefully read this entire prospectus to understand all of the terms of the offering.

THE PARTIES

Issuing Entity/Trust

Volkswagen Auto Lease Trust 2025-A, a Delaware statutory trust, will be the “issuing entity” of the notes. The principal asset of the issuing entity will be the beneficial interest in a pool of closed-end, retail automobile leases, the related new Volkswagen and Audi leased vehicles and related assets.

Depositor

Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company and a wholly owned special purpose subsidiary of VW Credit, is the “depositor” of the issuing entity and the seller of the beneficial interest in the pool of leases and related leased vehicles to the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate, which represents the residual interest in the issuing entity.

You may contact the depositor by mail at 1950 Opportunity Way, Suite 1500, Reston, Virginia 20190, or by calling (703) 364-7000.

Servicer/Sponsor

VW Credit, Inc., a Delaware corporation, referred to as “VW Credit” or the “servicer,” will service the pool of leases and related leased vehicles owned by the origination trust and beneficially held by the issuing entity and is the “sponsor” of the transaction described in this prospectus. The servicer will be entitled to receive a servicing fee for each collection period. The “servicing fee” for any payment date will be an amount equal to the product of (1) 1.00%; (2) one-twelfth (or, in the case of the first payment date, one-sixth); and (3) the aggregate securitization value of the leases and related leased vehicles as of the first day of the related collection period (or as of the cutoff date, in the case of the first collection period). As additional compensation, the servicer will be entitled to retain all supplemental servicing fees. The servicing fee, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be payable on each payment date from funds on deposit in the collection account with respect to the collection period preceding such payment date, including funds, if any, deposited into the collection account from the reserve account.

Origination Trust

VW Credit Leasing, Ltd., a Delaware statutory trust, is the “origination trust.” Motor vehicle dealers in the Volkswagen and Audi network of dealers have assigned closed-end retail lease contracts and the related leased vehicles to the origination trust.

Administrator

VW Credit will be the “administrator” of the issuing entity, and in such capacity will provide administrative and ministerial services for the issuing entity.

Trustees

Citibank, N.A., a national banking association, will be the “indenture trustee.”

Deutsche Bank Trust Company Delaware, a Delaware banking corporation, will be the “owner trustee.”

U.S. Bank Trust Company, National Association, a national banking association, is the “UTI trustee,” “SUBI trustee” and “administrative trustee” of the origination trust.

Wilmington Trust Company, a Delaware trust company, is the “Delaware trustee” of the origination trust.

The UTI trustee, administrative trustee, SUBI trustee and Delaware trustee are each referred to in this prospectus as an “origination trustee” and, collectively, as the “origination trustees.” The indenture trustee, the owner trustee and the origination trustees are collectively referred to as the “trustees.”

Asset Representations Reviewer

Clayton Fixed Income Services LLC, a Delaware limited liability company, will be the “asset representations reviewer”.

THE OFFERED NOTES

The issuing entity will issue and offer the following notes:

Class of Notes(1)	Principal Amount	Interest Rate	Final Scheduled Payment Date
Class A-1	$197,500,000	4.469%	June 22, 2026
Class A-2-A	$272,500,000	4.43%	December 20, 2027
Class A-2-B	$241,250,000	SOFR Rate + 0.40%(2)	December 20, 2027
Class A-3	$451,250,000	4.50%	June 20, 2028
Class A-4	$87,500,000	4.56%	March 20, 2030

(1)	All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

(2)	The Class A-2-B notes will accrue interest at a floating rate based on a benchmark, which initially will be the “SOFR Rate” plus a spread. If the sum of the SOFR Rate + 0.40% is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%. For a description of how interest will be calculated on the Class A-2-B notes, see “The Notes–Payments of Interest”. However, the benchmark may change in certain situations after the closing date. For more information on the circumstances under which the benchmark may change, see “The Notes–Payments of Interest—Effect of Benchmark Transition Event”.

The Class A-2-A notes and the Class A-2-B notes are sometimes referred to as the “Class A-2 notes.” The Class A-2-A notes rank pari passu with the Class A-2-B notes.

The interest rate for each class of notes will be a fixed rate or a combination of a fixed and floating rate if that class has both a fixed rate tranche and a floating rate tranche. For example, the Class A-2 notes are divided into fixed and floating rate tranches, and the Class A-2-A notes are the fixed rate notes and the Class A-2-B notes are the floating rate notes. We refer in this prospectus to notes that bear interest at a floating rate as “floating rate notes,” and to notes that bear interest at a fixed rate as “fixed rate notes.”

The notes are issuable in a minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

The issuing entity will also issue a subordinated and non-interest bearing “certificate,” which represents an equity interest in the issuing entity and is not offered hereby. The certificateholder will be entitled on each payment date only to amounts remaining after payments on the notes and payments of issuing entity expenses and other required amounts on such payment date.

The issuing entity expects to issue the notes on or about June 17, 2025, which we refer to as the “closing date.”

PRINCIPAL AND INTEREST

The issuing entity will pay interest on the notes monthly, on the 20th day of each month (or, if that day is not a business day, on the next business day), which we refer to as the “payment date.” The first payment date is July 21, 2025. On each payment date, payments on the notes will be made to holders of record as of the close of business on the last business day preceding that payment date (except in limited circumstances where definitive notes are issued), which we refer to as the “record date.”

Interest Payments

·	Interest on the Class A-1 notes and the Class A-2-B notes will accrue from and including the prior payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the related payment date.

·	Interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will accrue from and including the 20th day of the calendar month preceding each payment date (or, with respect to the first payment date, from and including the closing date) to but excluding the 20th day of the month in which such payment date occurs.

·	Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent permitted by law).

·	The issuing entity will pay interest on the Class A-1 notes and the Class A-2-B notes on the basis of the actual number of days elapsed during the period for which interest is payable but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes will be the product of (i) the outstanding principal amount of the related class of notes, before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date divided by 360.

·	The issuing entity will pay interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes before giving effect to any payments made on that payment date, (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date, to but excluding July 20, 2025 (assuming a 30-day calendar month)), divided by 360.

·	Interest payments on all classes of notes will have the same priority.

·	The indenture trustee will obtain the SOFR Rate for the Class A-2-B notes using the method described under “The Notes—Payments of Interest”. If the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the administrator will determine an alternative benchmark in accordance with the benchmark replacement provisions described under “The Notes—Payments of Interest—Effect of Benchmark Transition Event.”

·	If the sum of the SOFR Rate and the applicable spread set forth on the front cover of this prospectus is less than 0.00% for any interest period, then the interest rate for the Class A-2-B notes for such interest period will be deemed to be 0.00%.

Principal Payments

·	The issuing entity will generally pay principal on the notes monthly on each payment date in accordance with the payment priorities described below under “—Priority of Payments.”

·	The issuing entity will make principal payments on the notes based on the amount of collections and defaults on the leases during the prior collection period.

·	This prospectus describes how available funds and amounts on deposit in the reserve account are allocated to principal payments of the notes.

·	On each payment date, prior to the acceleration of the notes following an indenture default, which is described below under “—Interest and Principal Payments after an Indenture Default,” the issuing entity will distribute funds available to pay principal of the notes in the following order of priority:

(1)	first, to the Class A-1 notes, until the Class A-1 notes are paid in full;

(2)	second, to the Class A-2 notes, pro rata among the Class A-2-A notes and the Class A-2-B notes, until the Class A-2 notes are paid in full;

(3)	third, to the Class A-3 notes, until the Class A-3 notes are paid in full; and

(4)	fourth, to the Class A-4 notes, until the Class A-4 notes are paid in full.

·	All outstanding principal of a class of notes will be due on the related final scheduled payment date for that class.

Interest and Principal Payments after an Indenture Default

On each payment date after an indenture default occurs and the notes are accelerated, after payment of certain amounts to the trustees, the servicer and the asset representations reviewer, interest on the notes will be paid ratably to each class of notes and principal payments of each class of notes will be made first to the Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of notes will receive principal payments, ratably, based on the aggregate outstanding principal amount of each remaining class of notes. Payments of the foregoing amounts will be made from available funds and other amounts, including all amounts held on deposit in the reserve account. See “Description of the Transaction Documents—Priority of Payments Will Change Upon an Indenture Default” in this prospectus.

If an indenture default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth above under “—Interest Payments” and “—Principal Payments.”

Optional Redemption of the Notes

The depositor will have the right at its option to exercise an “optional purchase” and to purchase the Transaction SUBI Certificate from the issuing entity on any payment date if, either before or after giving effect to any payment of principal required to be made on that payment date, the aggregate outstanding principal amount of the notes is less than or equal to 10% of the aggregate initial principal amount of the notes. If the depositor exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest up to but not including the date of redemption. It is expected that at the time this option becomes available to the depositor, only the Class A-4 notes will be outstanding.

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the amount of available funds after payment of the amounts set forth in clauses first through fifth under “—Priority of Payments” below would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that the record date otherwise applicable to that redemption date is not applicable; (v) that on the redemption date, the redemption price will become due and payable upon each note and that interest on those notes will cease to accrue from and after the redemption date; and (vi) the CUSIP number (if applicable for the notes).

INDENTURE DEFAULTS

The occurrence and continuation of any one of the following events will be an “indenture default” under the indenture:

·	a default in the payment of any interest on any note when the same becomes due, and such default continues for a period of five days or more;

·	a default in the payment of principal of a note on the related final scheduled payment date or the redemption date;

·	a default in the observance or performance in any material respect of any material covenant or agreement of the issuing entity in the indenture, or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 90 days after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the notes (excluding any notes owned by the issuing entity, the depositor, the servicer (so long as VW Credit or one of its affiliates is the servicer), the administrator or any of their respective affiliates); or

·	the occurrence of certain events (which, if involuntary, remain unstayed for a period of 90 days) of bankruptcy, insolvency, receivership or liquidation of the issuing entity;

provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 120 days will not constitute an indenture default if that delay or failure was caused by force majeure or other similar occurrence.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an indenture default until the final scheduled payment date or the redemption date for that class of notes.

ISSUING ENTITY PROPERTY

The primary asset of the issuing entity will be the Transaction SUBI Certificate, which is described below, and will entitle the issuing entity to receive the monthly payments under the leases and the amounts realized from sales of the related leased vehicles.

The Leases and the Leased Vehicles

The leased vehicles allocated to the Transaction SUBI are new automobiles, minivans and sport utility vehicles titled in the name of the origination trust. The leases allocated to the Transaction SUBI are the related retail closed-end leases that were originated by Volkswagen and Audi motor vehicle dealers. The leases provide for substantially equal monthly payments that amortize an adjusted “capitalized cost” (which may exceed the manufacturer’s suggested retail price) to a stated residual value of the related leased vehicle which is established at the time of origination of the lease. The “securitization value” of each lease and the related leased vehicle will be the sum of (i) the present value (discounted at the securitization rate) of the remaining monthly payments payable under the lease and (ii) the present value (discounted at the securitization rate) of the “base residual value” of the leased vehicle, which is the lowest of (a) the residual value estimate produced by Automotive

Lease Guide at the time of origination of the lease without making a distinction between value adding options and non-value adding options, (b) an estimate of the expected residual value at the related maturity date produced by Automotive Lease Guide in March/April 2025 as the “mark-to-market” value, without making a distinction between value adding options and non-value adding options and (c) the stated residual value estimate established at the time the lease was originated (or if subsequently revised in connection with an extension of a lease, in accordance with customary servicing practices).

The “issuing entity property” will include the following:

·	Transaction SUBI Certificate;

·	Transaction SUBI;

·	amounts on deposit in the accounts owned by the issuing entity and permitted investments of those amounts;

·	rights under certain transaction documents; and

·	the proceeds of any and all of the above.

Lease Information

The statistical information in this prospectus is based on the pool of leases and leased vehicles that will be allocated to the Transaction SUBI, as of April 30, 2025, which we refer to as the “cutoff date.”

The related pool of leases and the related leased vehicles described in this prospectus had the following characteristics as of the close of business on the cutoff date:

·	an aggregate securitization value of $1,457,725,969.47, of which $803,519,997.09 (approximately 55.12%) represented the discounted base residual values of the leased vehicles;

·	a weighted average original lease term(1) of approximately 36.78 months; and

·	a weighted average remaining lease term(1) of approximately 26.45 months.

(1)	Weighted average by securitization value.

In connection with the offering of the notes, the depositor has performed a review of the pool of leases and leased vehicles that will be allocated to the Transaction SUBI, and certain disclosure in this prospectus relating to those leases and leased vehicles, as described under “The Leases—Review of Pool Assets” in this prospectus.

As described in “The Sponsor—Underwriting Procedures” in this prospectus, under VW Credit’s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. Applications that are not automatically approved are ultimately reviewed by a VW Credit credit analyst with appropriate approval authority. As of the cutoff date, 32,668 leases, having an aggregate securitization value of approximately $1,026,038,182.65 (approximately 70.39% of the aggregate securitization value as of the cutoff date) were automatically approved, while 13,636 leases, having an aggregate securitization value of approximately $431,687,786.82 (approximately 29.61% of the aggregate securitization value as of the cutoff date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the leases in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any leases in the pool approved after being automatically rejected by the electronic decisioning model.

The Transaction SUBI Certificate

The origination trust will issue a special unit of beneficial interest, which is also called the “Transaction SUBI,” constituting a beneficial interest in the leases and the related vehicles assigned to the origination trust and allocated to a separate pool of assets related to this transaction.

The Transaction SUBI will be represented by a “Transaction SUBI Certificate” representing a beneficial interest in the origination trust relating solely to the assets included in the Transaction SUBI, which are the leases and related vehicles related to this transaction. The Transaction SUBI Certificate will be transferred by the depositor to the issuing entity on the closing date. The Transaction SUBI Certificate is not offered under this prospectus.

The Transaction SUBI Certificate will evidence a beneficial interest, not a direct ownership interest, in the related assets included in the Transaction SUBI. The Transaction SUBI Certificate will not evidence an interest in any assets of the origination trust other than those assets, and payments made on or in respect of any other origination trust assets will not be available to make payments on the notes. By holding the Transaction SUBI Certificate, the issuing entity is entitled to receive an amount equal to all payments made on or in respect of the assets included in the Transaction SUBI.

For more information regarding the issuing entity’s property, you should refer to “The Transaction SUBI” and “The Leases” in this prospectus.

In addition to the purchase of the Transaction SUBI from the issuing entity in connection with the depositor’s exercise of its “optional purchase” option as described above under “—Principal and Interest—Optional Redemption of the Notes,” the beneficial interest in any affected leases and related leased vehicles must be purchased from the issuing entity by VW Credit, in connection with the breach of certain representations and warranties concerning the characteristics of the leases and leased vehicles, and by the servicer, in connection with the breach of certain servicing covenants or in connection with the grant of a postmaturity term extension with respect to a lease, as described under “The Leases—Representations, Warranties and Covenants” in this prospectus.

LEASE REPRESENTATIONS AND WARRANTIES

In the SUBI sale agreement, VW Credit will make representations and warranties to the depositor regarding the characteristics of each lease as of the cutoff date. On the closing date, the depositor will assign all of its rights under the SUBI sale agreement to the issuing entity. Breach of these representations and warranties may, subject to certain conditions, result in VW Credit being obligated to cause the applicable lease and related leased vehicle to be reallocated to the UTI, and to deposit a corresponding repurchase payment into the collection account. Any inaccuracy in the representations or warranties will be deemed not to have a material and adverse effect if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the beneficial interest in the applicable lease and related leased vehicle. See “The Leases—Representations, Warranties and Covenants.” If the issuing entity, the indenture trustee or the owner trustee requests that VW Credit repurchase and reallocate any lease and related leased vehicle due to a breach of a representation or warranty as described above, and the repurchase request has not been fulfilled to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by VW Credit, the requesting party will have the right to refer the matter, at its discretion, to either mediation or third party arbitration, as applicable, as described under “Description of the Transaction Documents—Requests to Repurchase and Dispute Resolution.”

As more fully described in “Description of the Transaction Documents—Asset Representations Review,” if the aggregate amount of delinquent leases exceeds a specified threshold then, subject to certain conditions, noteholders representing at least a majority of the voting noteholders may direct the asset representations reviewer to perform a review of the specified delinquent leases for compliance with the representations and warranties made by VW Credit. See “Description of the Transaction Documents—Asset Representations Review” in this prospectus.

PRIORITY OF PAYMENTS

On each payment date, except after the acceleration of the notes following an indenture default, the indenture trustee will make the following payments and deposits from available funds in the collection account (including funds, if any, deposited into the collection account from the reserve account) in the following amounts and order of priority:

·	first, to the servicer, the sum of all outstanding advances made by the servicer prior to that payment date;

·	second, pro rata, to the servicer and the administrator, the servicing fee and administration fee, respectively, together with any unpaid servicing fees and administration fees in respect of one or more prior collections periods, respectively;

·	third, pro rata, to the indenture trustee, the SUBI trustee, the owner trustee and the asset representations reviewer, required fees and indemnification amounts due and owing under the transaction documents which have not been previously paid, provided, that the amounts payable pursuant to this clause will be limited to $275,000 per annum in the aggregate;

·	fourth, pro rata, to the noteholders, to pay interest due on the outstanding notes on that payment date (including overdue interest), and, to the extent permitted under applicable law, interest on any overdue interest at the applicable interest rate;

·	fifth, to the principal distribution account, the “first priority principal distribution amount,” which will be an amount not less than zero, equal to the excess of: (x) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date), over (y) the aggregate securitization value of the leases and leased vehicles allocated to the Transaction SUBI as of the last day of the related collection period, which amount will be allocated to pay principal on the notes in the amounts and order of priority described under “The Notes—Payments of Principal”;

·	sixth, to the reserve account, any additional amounts required to increase the amount on deposit in the reserve account up to the targeted reserve account balance, as defined in “—Credit Enhancement—Reserve Account” below;

·	seventh, to the principal distribution account, the “regular principal distribution amount,” which will be an amount not less than zero equal to the excess of:

(i)            the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date) over

(ii)            the difference between

(1)	the aggregate securitization value of the leases and leased vehicles allocated to the Transaction SUBI as of the last day of the related collection period, and

(2)	the targeted overcollateralization amount; provided, that this amount will be reduced by any amounts previously deposited in the principal distribution account in accordance with the fifth clause above;

·	eighth, pro rata, to pay any required fees or indemnification amounts due to the indenture trustee, the SUBI trustee, the owner trustee and the asset representations reviewer pursuant to clause third above to the extent not paid in such clause; and

·	ninth, any remaining funds will be distributed to or at the direction of the holder of the issuing entity’s certificate (which initially will be the depositor).

The final distribution to any noteholder will be made only upon surrender and cancellation of its notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the holder of the issuing entity’s certificate.

Amounts deposited in the principal distribution account will be paid to the noteholders of the notes as described above under “Principal and Interest—Principal

Payments” and in “The Notes—Payments of Principal” in this prospectus.

For a description of the priority of payments following an indenture default and an acceleration of the notes, see “Description of the Transaction Documents—Priority of Payments Will Change Upon an Indenture Default.”

CREDIT ENHANCEMENT

Credit enhancement provides protection for the notes against losses and delays in payment or other shortfalls of cash flow. The credit enhancement for the notes will be overcollateralization and the reserve account.

If the credit enhancement is not sufficient to cover all amounts payable on the notes, notes having a later scheduled final maturity date generally will bear a greater risk of loss than notes having an earlier final scheduled maturity date. See also “Description of the Transaction Documents—Priority of Payments” in this prospectus.

Reserve Account

As a source of credit enhancement, the issuing entity will establish a reserve account in the name of the indenture trustee. The reserve account will be fully funded on the closing date with a deposit equal to at least 0.25% of the initial aggregate securitization value of the assets allocated to the Transaction SUBI as of the cutoff date. We refer to the amount deposited to the reserve account on the closing date as the “targeted reserve account balance.”

On each payment date, any excess collections remaining after required interest and certain principal payments on the notes and various other obligations and expenses of the issuing entity have been paid will be deposited into the reserve account if the funds in the reserve account are less than the targeted reserve account balance.

On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, the indenture trustee will distribute any amounts on deposit in the reserve account in excess of the targeted reserve account balance to or at the direction of the holder of the issuing entity’s certificate.

Available amounts in the reserve account on each payment date (including investment income earned on those amounts) will be distributed to cover shortfalls, if any, in the amount available to make the payments in clauses first through fifth under “—Priority of Payments” above.

For more information regarding the reserve account, you should refer to “Description of the Transaction Documents—The Accounts—The Reserve Account” in this prospectus.

Overcollateralization

Overcollateralization is the amount by which the aggregate securitization value of the assets allocated to the Transaction SUBI exceeds the aggregate outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses and residual losses on the leases and related leased vehicles allocated to the Transaction SUBI. The initial amount of overcollateralization will be $207,725,969.47, or 14.25% of the initial aggregate securitization value of the Transaction SUBI assets as of the cutoff date.

RECENT DEVELOPMENTS

On September 16, 2024, Volkswagen Financial Services, an affiliate of VW Credit, and Wells Fargo & Company (“Wells Fargo”) announced a multi-year co-branded agreement under which Wells Fargo will be the preferred purchase financing provider for the Volkswagen, Audi, and Ducati brands in the U.S. market. This new relationship began for Audi and Volkswagen dealers and consumers in May 2025, with Ducati to follow. VW Credit has ceased to originate new retail installment sales contracts. VW Credit will continue to service existing customer contracts previously originated by VW Credit. VW Credit will also continue to lead the customer experience in the U.S. market with Volkswagen, Audi, and Ducati brand partners and dealers. Going forward, VW Credit will focus on consumer leasing, floorplan lending and usage-based products, including mobility solutions, supporting Volkswagen AG’s growth strategy in the U.S. Under the terms of the agreement, Wells Fargo will provide a dedicated purchase experience for more than 600 Volkswagen, 300 Audi, and 130 Ducati dealerships in the U.S.

TAX STATUS

On the closing date, Mayer Brown LLP, special federal tax counsel to the depositor, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that (i) for U.S. federal income tax purposes, the issuing entity will not be classified as an association (or publicly traded partnership) taxable as a corporation and (ii) the notes (other than notes, if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be characterized as indebtedness for U.S. federal income tax purposes.

Each holder of a note, by acceptance of a note, will agree to treat the note as indebtedness for federal, state and local income and franchise tax purposes.

We encourage you to consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

See “Material Federal Income Tax Consequences” in this prospectus.

CERTAIN ERISA CONSIDERATIONS

Subject to the considerations disclosed in “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus, the notes may be purchased by employee benefit plans and accounts. An employee benefit plan, any other retirement plan, and any entity deemed to hold “plan assets” of any employee benefit plan or other plan should consult with its counsel before purchasing the notes.

See “Certain Considerations for ERISA and Other U.S. Employee Benefit Plans” in this prospectus.

MONEY MARKET INVESTMENT

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements and clarifications relating to portfolio credit risk analysis, maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should review the Class A-1 notes for eligibility and consider these requirements before making a purchase.

CERTAIN INVESTMENT CONSIDERATIONS

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the statutory provision known as the “Volcker Rule” (Section 619 of the Dodd–Frank Wall Street Reform and Consumer Protection Act).

RATINGS

The depositor expects that the notes will receive credit ratings from two nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”). Although the Hired Agencies are not contractually obligated to monitor the ratings on the notes, we believe that the Hired Agencies will continue to monitor the transaction while the notes are outstanding. The Hired Agencies’ ratings on the notes may be lowered, qualified or withdrawn at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies. A rating is based on each rating agency’s evaluation of the leases and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency.

See “Risk Factors—General Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” in this prospectus.

CREDIT RISK RETENTION

Pursuant to the SEC’s credit risk retention rules, 17 C.F.R. Part 246 (“Regulation RR”), VW Credit, as sponsor, is required to retain an economic interest in the credit risk of the leases and leased vehicles, either directly or through a majority-owned affiliate. VW Credit intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of the notes and the certificate issued by the issuing entity on the closing date.

The eligible horizontal residual interest retained by the depositor will take the form of the issuing entity’s certificate. VW Credit expects the certificate to have an approximate fair value of $263,772,998, which is approximately 17.42% of the fair value, as of the closing date, of all of the notes and the certificate issued by the issuing entity on the closing date. The certificate represents 100% of the beneficial interest in the issuing entity. For a description of the valuation methodology used to calculate the fair values of the notes and the certificate and of the eligible horizontal residual interest set forth in this paragraph, see “The Sponsor—Credit Risk Retention” in this prospectus. The material terms of the notes are described in this prospectus under “The Notes,” and the material terms of the certificate are described in this prospectus under “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity.”

In addition, the depositor or an affiliate thereof may retain some or all of one or more classes of notes.

The depositor may transfer all or a portion of the eligible horizontal residual interest to another majority-owned affiliate of VW Credit on or after the closing date.

The portion of the depositor’s retained economic interest that is intended to satisfy the requirements of Regulation RR will not be transferred or hedged except as permitted by applicable law.

EU SECURITIZATION REGULATION AND UK SECURITIZATION FRAMEWORK

Although VW Credit will retain credit risk in accordance with Regulation RR as described in this prospectus under “The Sponsor—Credit Risk Retention”, none of VW Credit, the depositor, the underwriters or any other party to the transaction described in this prospectus or any of their respective affiliates (a) will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Framework or (b) makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements, or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described in this prospectus under “The Sponsor—Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person. The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Due Diligence Requirements.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes may result in the imposition of a penalty regulatory capital charge on such investment or of other regulatory sanctions by the competent authority of such Affected Investor, or a requirement to take corrective action.

Consequently, the notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the notes.

Prospective investors are responsible for analyzing their own regulatory position and should consult with their own investment and legal advisors regarding the application of the EU Securitization Regulation, the UK Securitization Framework or other applicable regulations and the suitability of the notes for investment.

For further information regarding the EU Securitization Regulation and the UK Securitization Framework, see “Legal Investment—Requirements for Certain EU and UK Regulated Investors and Affiliates” in this prospectus.

REGISTRATION UNDER THE SECURITIES ACT

The depositor has filed a registration statement relating to the notes with the SEC on Form SF-3. The depositor has met the requirements for registration on Form SF-3 contained in General Instruction I.A.1 to Form SF-3.

SUMMARY OF RISK FACTORS

·	A deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases, which could impact the issuing entity’s ability to make payments on your notes. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the leases, and all of these factors could result in losses on your notes.

·	Because of the concentration of the leases in certain states, any adverse economic conditions, natural disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), periods of civil unrest or other factors affecting these states in particular, may have a greater effect on the performance of the notes than if the concentration did not exist.

·	Because of the concentration of the leases to particular models, any adverse change in the value of a specific model type would reduce proceeds received at disposition, which could result in losses on your notes.

·	The credit scores of the lessees and the historical loss and delinquency information presented in this prospectus may not accurately predict the performance of the leases, and there can be no assurance that the future delinquency or net loss experience calculated and presented in this prospectus with respect to VW Credit’s managed portfolio of leases will reflect actual experience with respect to the leases allocated to the Transaction SUBI.

·	The residual value of leased vehicles may be adversely affected by several factors, including discount pricing incentives, the supply of new and used vehicles, marketing incentive programs and economic developments, which may depress the prices at which off-lease vehicles may be sold. Economic factors will influence the affordability of used vehicles. All of these factors could have a negative impact on the resale value of a vehicle. As a result, the proceeds realized upon the disposition of leased vehicles may be lower than the residual values originally established by VW Credit, and you may suffer a loss on your notes.

·	Increased turn-in rates by lessees who decide not to purchase the related vehicles at the expiration of the related lease could result in losses on your notes.

·	The notes represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon collections on the leases and the related leased vehicles allocated to the Transaction SUBI owned by the issuing entity and amounts on deposit in the collection account and the reserve account. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

·	Each lease requires the lessee to maintain physical damage insurance on the leased vehicle with the origination trust named as the loss payee. In the event insurance coverage is not maintained by lessees, then insurance recoveries may not be available in the event of losses or damages to leased vehicles included in the pool, and you could suffer a loss on your investment.

·	Vehicle recalls may have an adverse effect on the leases and your notes.

·	Adverse legal or regulatory developments with respect to VW Credit or its affiliates could have an adverse effect on your notes.

·	Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes.

·	The servicer’s commingling of funds with its own funds could result in a loss.

·	The servicer’s discretion over the servicing of the leases may impact the amount and timing of funds available to make payments on the notes.

·	The servicer, on behalf of the origination trust, has contracted with a third-party to originate and maintain custody of certain contracts in electronic form. If the origination trust’s interest in such electronic contracts is not perfected by “control”, that could affect the priority of the origination trust’s interests in such leases.

·	The issuing entity will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the related leased vehicles, which will be titled in the name of the origination trust or the origination trustee on behalf of the origination trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the origination trust could limit the amounts payable in respect of the Transaction SUBI Certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

·	If ERISA liens are placed on the origination trust assets, you could suffer a loss.

·	Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the Transaction SUBI Certificate is owned by the sponsor or the depositor, instead of the issuing entity. If this were to occur, you could experience delays or losses in payments due to you.

·	The servicer will be required to maintain liability insurance coverage on behalf of the origination trust. In the event the servicer fails to maintain this liability insurance coverage, the deductible is not satisfied or the insurance coverage protecting the origination trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the leased vehicles and leases allocated to the Transaction SUBI and you could incur a loss on your notes.

·	Federal and state financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity. Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as VW Credit. These factors could adversely affect the timing and amount of payments on your notes.

·	The failure by the origination trust to comply with applicable law may give rise to liabilities on the part of the origination trust or the issuing entity (as owner of the Transaction SUBI).

·	Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

·	Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.

·	The failure to make principal payments on any notes will generally not result in an indenture default until the applicable final scheduled payment date.

·	VW Credit, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. However, VW Credit and the depositor will make representations and warranties about certain characteristics of the leases and leased vehicles allocated to the related Transaction SUBI, a breach of which will result in certain repurchase obligations under certain conditions. There can be no assurance that any entity will financially be in a position to fund its repurchase obligation.

·	Returns on your notes may be reduced by prepayments on the leases, default, optional redemption of the notes or reallocations of the leases and leased vehicles from the Transaction SUBI.

·	The use of SOFR in asset-backed securities transactions is relatively new, and there may be unanticipated problems in the use, calculation or performance of SOFR.

·	Uncertainty about SOFR’s differences from the former LIBOR benchmark, including its composition, characteristics and market acceptance, may have an adverse impact on the Class A-2-B notes.

·	A negative SOFR Rate (or replacement benchmark) would reduce the rate of interest on the Class A-2-B notes.

·	The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.

·	Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2-B notes.

·	Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.

·	You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.

·	Prepayments, potential losses and a change in the order of priority of principal payments may result from an indenture default.

·	The absence of, or lack of liquidity in, a secondary market may limit your ability to sell your notes.

·	The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes. In addition, a rating agency may have a conflict of interest because the sponsor will pay the fees charged by such rating agency.

·	Because the notes are in book-entry form, your rights can only be exercised indirectly.

·	Foreign persons investing in notes could be treated as engaged in a trade or business within the United States for U.S. federal income tax purposes on account of their own activities.

RISK FACTORS

An investment in the notes involves significant risks. Before you decide to invest, we recommend that you carefully consider the following risk factors.

Risks Relating to Economic Conditions and Other Factors

Recent and future economic developments may adversely affect the performance of the leases, which could result in losses on your notes.

A deterioration in economic conditions and certain economic factors, such as reduced business activity, high unemployment, interest rates, tariffs, rising or falling oil prices, housing prices, lack of available credit, the rate of inflation and consumer perceptions of the economy, as well as other factors, such as terrorist events, cyberattacks, civil unrest, labor strikes, public health emergencies, extreme weather conditions or political instability, armed conflicts, military conflicts, or significant changes in the political environment and/or public policy, or an increase of lessees’ payment obligations under other indebtedness incurred by the lessees, could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases and the market value of the leased vehicles. Changes in international trade policy, especially related to additional or new tariffs, have the potential to disrupt existing supply chains, impose additional costs on business and adversely affect consumer spending. If the recent tariffs on automobile and component parts imported to the United States are sustained for an extended period of time, there could be an adverse effect on the overall automotive industry with automobiles that are imported or use imported parts potentially becoming less competitive in the U.S. market. In addition, due to these or other economic considerations, lessees unable to make timely payments or the servicer may elect to, or be required to, implement forbearance programs in connection with lessees suffering a hardship. Further, labor shortages could result in staffing problems in various industries and businesses, including industries critical to the business and operations of VW Credit and the servicing of the leases, which could adversely affect the ability of VW Credit and other transaction parties to perform their respective obligations under the transaction documents. All of the foregoing could affect the issuing entity’s ability to make payments on your notes.

The United States has in the past experienced, and may in the future experience, periods of economic contraction or volatility. The outlook for the U.S. economy remains uncertain, and there could be increases in the level of unemployment claims, increased economic volatility and inflation and declines in consumer confidence and spending, which may adversely affect the performance of the leases and the performance and market value of your notes. Recently, rising inflation, including steep increases in consumer prices in the United States, and related economic policies have caused a period of economic contraction. See “—Risks Relating to the Leases, the Lessees and the Related Leased Vehicles—The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and economic developments” below.

The general effects of inflation on the economy of the United States may be wide ranging, evidenced by rising wages or rising costs of consumer goods and services. For example, if a lessee’s income growth fails to keep pace with the rising costs of goods and services, then such lessee may have less funds available to make payments on its lease, resulting in an increased risk of delinquency, default, repossession and loss on the lease and leased vehicle. Further, changes and instability in the macroeconomic environment may also be accompanied by decreased consumer demand for automobiles, increased turn-in rates and declining market values of off-lease vehicles, which could increase the amount of a loss in the event of a default by a lessee. Significant increases in the inventory of used automobiles during periods of economic contraction or volatility may also depress the prices at which repossessed and off-lease automobiles may be sold or delay the timing of these sales. Vehicle sales and other activity in the consumer automotive market continue to be impacted by the supply of new vehicles.

If an economic downturn is experienced for a prolonged period of time, it is expected that delinquencies, defaults and repossessions will increase and that losses on the leases could increase, which could result in losses on your notes. An improvement in economic conditions could result in prepayments by the lessees of their payment obligations under the leases. As a result, you may receive principal payments of your notes earlier than anticipated. Further, the market values of the related leased vehicles could increase or decrease based on economic conditions.

No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the leases, and all of these factors could result in losses on your notes.

The geographic concentration of the lessees in the pool of leases and related leased vehicles and varying economic circumstances may increase the risk of losses or reduce the return on your notes.

The concentration of the leases in specific geographic areas may increase the risk of loss. A deterioration in economic conditions, natural disasters, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change) or periods of civil unrest in the states where lessees reside, and the related governmental responses to such conditions (such as repossession or creditors’ rights moratoriums), could adversely affect the ability and willingness of lessees to meet their payment obligations under the leases and the ability to sell or dispose of the related vehicles for an amount at least equal to their Automotive Lease Guide residual values, and may consequently affect the delinquency, loss and repossession experience of the issuing entity with respect to the leases and related leased vehicles in such states. See “—Recent and future economic developments may adversely affect the performance of the leases, which could result in losses on your notes.” As a result, you may experience payment delays or losses on your notes. An improvement in economic conditions could result in prepayments by the lessees of their payment obligations under the leases. As a result, you may receive principal payments of your notes earlier than anticipated. No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the leases, and all of these factors could result in losses on your notes. See “—Risks Relating to the Notes—Returns on your notes may be reduced by prepayments on the leases, events of default, optional redemption of the notes or reallocations of the leases and leased vehicles from the Transaction SUBI” below.

As of the cutoff date, based on the state of origination of the leases (based on the address of the lessee), approximately 16.15%, 15.89%, 13.90%, 9.16% and 6.52% of the aggregate securitization value of the related leases and leased vehicles were located in California, Florida, New York, New Jersey and Texas, respectively. No other state accounts for more than 5.00% of the aggregate securitization value of the pool of leases and leased vehicles as of the cutoff date. Management believes that there are no other factors unique to any state or region in which 5.00% or more of the aggregate securitization value of the leases and leased vehicles in the pool of leases and leased vehicles are located that may materially impact the issuing entity’s ability to pay principal and interest on the notes. Economic factors such as unemployment, interest rates, the price of gasoline, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayments and defaults on the leases. Further, the effect of natural disasters, public health concerns and extreme weather conditions, such as pandemics, hurricanes, wildfires and floods, on the performance of the leases, is unclear, but there may be a significant adverse effect on general economic conditions, consumer confidence and general market liquidity.

Because of the concentration of the leases in certain states, any adverse economic conditions, natural disasters, public health concerns, labor strikes, extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), periods of civil unrest or other factors affecting these states in particular may have a greater effect on the performance of the notes than if the concentration did not exist.

The return on your notes could be reduced by shortfalls due to extreme weather conditions, natural disasters and public health concerns.	Extreme weather conditions (including an increase in the frequency of extreme weather conditions as a result of climate change), natural disasters and public health concerns could cause substantial business disruptions, economic losses, unemployment and/or an economic downturn. As a result, the related lessees’ ability to meet their payment obligations under the leases could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related lessees were unable to make timely payments.

Risks Relating to the Leases, the Lessees and the Related Leased Vehicles

The concentration of leased vehicles to particular models could negatively affect the issuing entity’s assets.	The Atlas, Tiguan and Q5 models represent approximately 19.99%, 17.75% and 13.62% of the aggregate securitization value, respectively, of the related leases allocated to the Transaction SUBI as of the cutoff date. No other model accounts for more than 10.00% of the aggregate securitization value of the pool of leases and leased vehicles as of the cutoff date. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.

Information regarding credit scores for the lessees obtained at the time of origination of the related lease is presented in “The Leases—Representations, Warranties and Covenants—Eligibility Criteria and Portfolio Characteristics” in this prospectus. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Neither the depositor, the sponsor nor any other party makes any representations or warranties as to any lessee’s current credit score or the actual performance of any lease or that a particular credit score should be relied upon as a basis for an expectation that a lease will be paid in accordance with its terms.

Additionally, the historical loss and delinquency information set forth in this prospectus under “Prepayments, Delinquencies, Repossessions and Net Losses—Delinquency, Repossession and Loss Data” was affected by several variables, including general economic conditions and market residual values that are likely to vary in the future. There remains economic uncertainty in the United States due to the economic consequences of political and governmental policy changes both domestically and globally. Delinquencies and losses with respect to leases can trend higher during periods of economic uncertainty, and these negative trends may continue. Residual values are influenced, both positively and negatively, by vehicle supply. Therefore, there can be no assurance that the future delinquency or net loss experience calculated and presented in this prospectus with respect to VW Credit’s managed portfolio of leases will reflect actual experience with respect to the leases allocated to the Transaction SUBI.

The residual value of leased vehicles may be adversely affected by discount pricing incentives, marketing incentive programs and economic developments.

Historical residual value loss experience on leased vehicles is partially attributable to new vehicle pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new vehicles by VW Credit or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles, and these will vary depending on market conditions. Although VW Credit currently does not have any marketing incentive program that reduces the prices of new vehicles, it may introduce such programs in the future.

The residual value published in Automotive Lease Guide for a leased vehicle and the stated residual value for a leased vehicle are only estimates, and are not guarantees of the residual value of a leased vehicle. The reduced demand for used vehicles resulting from discount pricing incentives or other marketing incentive programs introduced by VW Credit or any of its competitors may reduce the prices consumers will be willing to pay for used vehicles, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles. Further, due to the shortage of semiconductors worldwide, Volkswagen AG has made cosmetic and other modifications to vehicles to require fewer semiconductors. In some cases, the modifications may reduce some of the non-essential or non-safety features of the related vehicles. The changes are reflected in the vehicle’s vehicle identification number and, where applicable, the lessee is informed of the changes. In some cases, the original capitalized cost and the stated residual value as determined by VW Credit at the origination of the lease is reduced. It is unclear whether these modifications are taken into account in the residual value forecasts of the Automotive Lease Guide. If the modifications of these vehicles reduce the prices consumers are willing to pay for these leased vehicles, it may increase the chance that the resale values may be less than the stated residual values determined by VW Credit and the Automotive Lease Guide forecasts, which could result in residual value losses and cause losses on your notes.

Significant increases in the inventory of used vehicles during periods of economic slowdown or recession may also depress the prices at which off-lease vehicles may be sold or delay the timing of these sales. Furthermore, specific models and vehicle types may experience a greater than anticipated decline in the residual value and used vehicle prices under certain market conditions.

As a result of these factors, the proceeds received by the origination trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

Used vehicle market factors may increase the risk of loss on your investment.

The used vehicle market is affected by the supply and demand for those vehicles, which, in turn, is affected by consumer tastes (including preferences that may change quickly based on factors such as fuel costs, an actual or perceived increase in extreme weather or consumer perceptions of climate change and consumer efforts to mitigate or reduce climate change-related events by purchasing or leasing vehicles that are viewed as more fuel efficient (including vehicles powered primarily or solely through electricity)), economic factors and conditions, legislation relating to emissions and fuel efficiency, manufacturer decisions on the introduction and pricing of new vehicle models, the volume of vehicles whose lease terms are expiring and other factors, including the impact of vehicle recalls or the discontinuation of vehicle models or brands.  For instance, introduction of a new model by Volkswagen AG or its affiliates may impact the resale value of the existing portfolio of similar model types.  Discount pricing incentives or other marketing incentive programs on new vehicles by Volkswagen AG or by its competitors that effectively reduce the prices of new vehicles may have the effect of reducing demand by consumers for used vehicles.  Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the resale value of a vehicle. For example, the imposition of increased tariffs on imported vehicles may also affect the pricing and availability of both new and used vehicles. If programs are implemented by the United States government to stimulate the sale of new vehicles, this may have the effect of further reducing the values of used vehicles, resulting in increased losses that may result in losses on your notes.

General economic conditions may affect both the supply and demand of both new and used vehicles. Additionally, supply chain disruptions and a reduction in the supply of new vehicles in the past have contributed, and in the future may contribute, to an increase in demand for used vehicles. Economic factors will influence the affordability of used vehicles. Customer behavior may evolve with working from home arrangements, including the risk that working from home reduces the demand for vehicle purchases. All of these factors could have a negative impact on the resale value of a vehicle. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than the residual values originally established by VW Credit, you may suffer a loss on your investment.

Increased turn-in rates may increase losses.	Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of those vehicles in the used vehicle market are less than their respective stated residual values. The level of turn-ins at termination of the leases could be adversely affected by the convenience of the turn-in process generally, lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by VW Credit), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The grant of deferrals, extensions and the early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement for the notes, you may suffer a loss on your investment.

You must rely for repayment only upon the issuing entity’s assets, so you may experience a loss if defaults on the leases or residual losses exceed the available credit enhancement.

The notes are secured solely by the assets of the issuing entity. The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Transaction SUBI Certificate, together with available funds in the collection account and the reserve account. The notes represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity or by the United States or any governmental entity. The notes will not represent an interest in, or obligation of, VW Credit, the depositor or any other person. VW Credit and the depositor may have a limited obligation to reallocate a beneficial interest in a lease and related leased vehicle to the UTI under certain circumstances as described in this prospectus. Accordingly, distributions on the notes will depend solely on the amount of and timing of payments and other collections on the leases and the related leased vehicles allocated to the Transaction SUBI owned by the issuing entity and amounts on deposit in the collection account and the reserve account. Funds on deposit in the reserve account will cover shortfalls due to delinquencies on the leases and losses on the leases and leased vehicles up to the amount on deposit therein. However, if delinquencies and losses create shortfalls which exceed the available credit enhancement, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the depositor or others from time to time.

In establishing the stated residual value of leased vehicles, VW Credit uses an internally developed proprietary model. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the stated residual values of the leased vehicles as originally determined by VW Credit are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your notes is exceeded.

For a discussion of factors that may contribute to residual value losses, you should refer to “—Used vehicle market factors may increase the risk of loss on your investment,” “—Increased turn-in rates may increase losses”, “—The concentration of leased vehicles to particular models could negatively affect the issuing entity’s assets”, “—Risks Relating to Economic Conditions and Other Factors—The geographic concentration of the lessees in the pool of leases and related leased vehicles and varying economic circumstances may increase the risk of losses or reduce the return on your notes” and “The Sponsor—Determination of Residual Values” in this prospectus.

Inadequate insurance on leased vehicles may cause losses on your investment.

Each lease requires the lessee to maintain insurance covering physical damage to the leased vehicle with the origination trust named as a loss payee. The lessees select their own insurers to provide the required coverage, so the specific terms and conditions of their insurance policies vary.

Although the sponsor typically assures that the lessee’s insurance requirement is satisfied at the inception of a lease, neither the sponsor nor the servicer is obligated to monitor whether a lessee continues to satisfy its insurance requirement during the term of the lease. In the event insurance coverage is not maintained by lessees, then insurance recoveries may not be available in the event of losses or damages to leased vehicles included in the pool, and you could suffer a loss on your investment.

Vehicle recalls may have an adverse effect on the leases and your notes.

From time to time, automobile manufacturers or their suppliers may discover an element in a vehicle which might possibly affect the safety or other features of the vehicle, including compliance with applicable safety or emissions standards. In such cases the manufacturer in consultation with the National Highway Traffic Safety Administration may recall the affected vehicles for repair or other necessary service. In certain cases, a recall may give rie to the lessee having the right to rescind or terminate its contract or an obligation of the related vehicle manufacturer to repurchase the related recalled vehicle. In addition, recalls or other service campaigns could cause a temporary suspension of sales of the affected vehicles until completion of any necessary repairs, which may cause a delay of the timing of the sales of returned or repossessed vehicles in the used vehicle markets. Recalls or other service campaigns, including as a result of the failure of a particular model to comply with applicable safety or emissions standards, may also cause a decrease in demand for the affected vehicles in the used vehicle market, which may cause a decline in values of those vehicles. Declines in values of used vehicles could cause an increase in credit losses. If any of these events materially affect collections on the leases securing your notes, you may experience delays in payments or principal losses on your notes if the available credit enhancement has been exhausted.

Risks Relating to the Sponsor and Servicer

Adverse legal or regulatory developments with respect to VW Credit or its affiliates could have an adverse effect on your notes.

Volkswagen AG and affiliates of Volkswagen AG (collectively, “Volkswagen Group Companies”), including the sponsor, from time to time may be subject to investigations by various governmental authorities, which could have an adverse effect on your notes.

Adverse events with respect to VW Credit or its affiliates or third-party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes.

Adverse events with respect to VW Credit or any of its affiliates or a third-party provider to whom VW Credit outsources its activities could result in servicing disruptions or reduce the market value of your notes. For example, servicing disruptions could result from unanticipated events beyond VW Credit’s control, such as natural disasters, civil unrest, political instability, armed conflicts, military conflicts, tariffs and other trade protection measures, public health emergencies, economic disruptions, cyberattacks, labor strikes and staffing issues related to labor shortages, particularly to the extent such events affect VW Credit’s business or operations. VW Credit relies on certain third parties to deliver products and services, and the ability of these parties to react to changing market conditions (including any impact on such third parties by tariffs, economic sanctions or other economic measures) could cause a disruption in their ability to fully perform in a timely manner or in collection activities with respect to the leases and related leased vehicles allocated to the Transaction SUBI. See “—Risks Relating to Economic Conditions and Other Factors— Recent and future economic developments may adversely affect the performance of the leases, which could result in losses on your notes.” In addition, in the event of a termination and replacement of VW Credit as the servicer, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase. Similarly, if VW Credit becomes unable to repurchase the beneficial interest in any leases and related leased vehicles which do not comply with representations and warranties about the leases made by VW Credit in the SUBI sale agreement, then investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, VW Credit is an indirect wholly-owned subsidiary of Volkswagen AG. Although Volkswagen AG is not guaranteeing the obligations of the issuing entity, if Volkswagen AG ceased to manufacture vehicles or support the sale of vehicles or if Volkswagen AG faced financial or operational difficulties or issued recall notices with respect to vehicles it manufactured, such events may reduce the market value of the notes and/or reduce the market value of Volkswagen and Audi vehicles, and ultimately the amount realized on any Volkswagen or

Audi leased vehicle, including the leased vehicles allocated to the Transaction SUBI.

Further, VW Credit relies upon its ability to sell securities in the asset-backed securities market and upon its ability to access various credit facilities to fund its operations. If VW Credit’s access to funding is reduced or if its costs to obtain such funding significantly increases, its business, financial condition and results of operations could be materially and adversely affected which could adversely affect its ability to perform its obligations under the transaction documents.

The servicer’s commingling of funds with its own funds could result in a loss.	Subject to the satisfaction of certain conditions set forth under “Description of the Transaction Documents—The Accounts—The Collection Account”, VW Credit, as the servicer, may be able to commingle funds relating to this transaction such as security deposits, collections from the leases and proceeds from the disposition of the related leased vehicles with its own funds during each collection period and may be able to make a single deposit to the collection account on each payment date. See “Description of the Transaction Documents—The Accounts—The Collection Account” in this prospectus. Commingled funds may be used or invested by the servicer at its own risk and for its own benefit. If the servicer were unable to remit such funds or the servicer were to become a debtor under any insolvency laws, delays or reductions in distributions to you may occur. In addition, if the servicer failed to remit to the lessees the required portions of their security deposits at the expiration of their leases, the origination trust could be held liable for those portions of the security deposits, and investors in the notes could incur a loss on their investment as a result.

The servicer’s discretion over the servicing of the leases may impact the amount and timing of funds available to make payments on the notes.

The servicer is obligated to service the leases and related leased vehicles in accordance with its customary practices. The servicer has discretion in servicing the leases and the related leased vehicles, including the ability to grant payment extensions and deferrals and to determine the timing and method of collection and liquidation procedures. The servicer, in its own discretion, may permit an extension on, or a deferral of, lease payments due or halt repossession activity on a case-by-case basis or more broadly in accordance with its customary servicing practices, for example, but not limited to, in connection with a natural disaster or public health emergency affecting a large group of lessees. Payment extensions, other modifications to the leases or delays in initiating repossession activity may extend the maturity of the leases, increase the weighted average life of any class of notes and reduce the yield on your notes.

In addition, the servicer’s customary practices may change from time to time and those changes could reduce collections on the leases and related leased vehicles. Although the servicer’s customary practices at any time will apply to all vehicles and leases held by the origination trust, without regard to whether a vehicle and related lease has been allocated to a securitization transaction, the servicer is not obligated to maximize collections from the leases and related leased vehicles. Consequently, the manner in which the servicer exercises its servicing discretion or changes its customary practices could have an impact on the amount and timing of collections on the leases and the related leased vehicles, which may impact the amount and timing of funds available to make payments on the notes.

Risks Relating to Material Legal Aspects

The origination trust may not have a perfected interest in leases evidenced by electronic contracts.

The servicer, on behalf of the origination trust, has contracted with a third party to originate and maintain custody of certain of the contracts in electronic form through the third-party custodian’s technology system. The third-party custodian’s technology system is designed to enable the origination trust to perfect its interest in the leases evidenced by electronic records by satisfying the Uniform Commercial Code’s requirements for “control” of electronic chattel paper. In order for the origination trust to have “control” of an item of electronic chattel paper, (a) there must be a “single authoritative copy” of the electronic record or records comprising such electronic chattel paper that is readily distinguishable from all other copies and which identifies the origination trust as the assignee of the chattel paper, (b) all other copies of the electronic chattel paper must indicate that they are not the “authoritative copy” of the electronic chattel paper, (c) any revisions to the authoritative copy of the electronic chattel paper must be readily identifiable as either authorized or unauthorized revisions and (d) authorized revisions of the electronic chattel paper cannot be made without the participation of the origination trust.

However, another person could acquire an interest in an electronic contract that is superior to the interest of the origination trust (and accordingly the issuing entity’s interest), if (a) the origination trust ceases to have “control” over the items of electronic chattel paper that are maintained on behalf of the origination trust by the third-party custodian and (b) another party acquires ownership or a collateral security interest in the electronic chattel paper and perfects its security interest either by filing a financing statement or taking “control” over the electronic chattel paper. The origination trust could also lose “control” over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the third-party custodian’s technology system a person other than the origination trust were able to modify or duplicate the authoritative copy of the contract.

Although the origination trust’s interest in the electronic contracts has been perfected by filing financing statements, the fact that the origination trust’s interest in the electronic contracts may not be perfected by “control” may affect the priority of the origination trust’s interest in such leases. For example, the issuing entity’s interest in the leases could be junior to another party with a prior perfected security interest in the inventory of the originating dealer, which security interest would attach to the leases as proceeds of the inventory.

There can be no assurances that the third-party’s technology system will perform as represented to the servicer in maintaining the systems and controls required to provide assurance that the origination trust maintains “control” over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and “control” of the electronic contract.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes.

Because the Transaction SUBI will represent a beneficial interest in the Transaction SUBI assets, you will be dependent on payments made on the leases allocated to the Transaction SUBI and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. The issuing entity will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the related leased vehicles, which will be titled in the name of the origination trust or the origination trustee on behalf of the origination trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the origination trust could limit the amounts payable in respect of the Transaction SUBI Certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the origination trust (including the leases and the leased vehicles allocated to the Transaction SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes VW Credit and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the Transaction SUBI and because the issuing entity does not have a prior perfected security interest in the assets of the Transaction SUBI, these liens could have priority over the interest of the issuing entity in the assets of the Transaction SUBI. See “—If ERISA liens are placed on the origination trust assets, you could suffer a loss” in this prospectus.

To the extent a third party makes a claim against, or files a lien on, the assets of the origination trust, including the leased vehicles allocated to the Transaction SUBI, it may delay the disposition of those leased vehicles or reduce the amount paid to the issuing entity, as holder of the Transaction SUBI Certificate. If that occurs, you may experience delays in payment or losses on your investment.

For more information on the effect of third-party claims or liens on payment of the notes, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” in this prospectus.

If ERISA liens are placed on the origination trust assets, you could suffer a loss.

Liens in favor of the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the origination trust (including the leases and the leased vehicles allocated to the Transaction SUBI) and could be used to satisfy unfunded pension obligations of any member of a controlled group that includes VW Credit and its affiliates which has unfunded pension liabilities under its defined benefit pension plans. Because these liens could attach directly to the leases and leased vehicles and because the issuing entity does not have a prior perfected security interest in the assets included in a Transaction SUBI, these liens could have priority over the interest of the issuing entity in the assets included in the Transaction SUBI.

From time to time, the rating agencies rating your notes may request information with respect to any defined benefit pension plans maintained or sponsored by VW Credit or any of its affiliates. Although VW Credit will use reasonable efforts to comply with such request, there is no assurance that VW Credit will be able to provide the requested information. Any rating downgrade could result in a decline in the market value of your notes.

A depositor or sponsor bankruptcy could delay or limit payments to you.

Following a bankruptcy or insolvency of the sponsor or the depositor, a court could conclude that the Transaction SUBI Certificate is owned by the sponsor or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of that Transaction SUBI Certificate from VW Credit to the depositor or from the depositor to the issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be treated as the same entity as VW Credit or the depositor for bankruptcy purposes. VW Credit will not treat the sale of the Transaction SUBI to the depositor as a sale for generally accepted accounting principle purposes, and this fact could make a court more likely to reach that conclusion than if such sale were treated as a sale by VW Credit for generally accepted accounting principle purposes. If this were to occur, you could experience delays in payments due to you or you may not ultimately receive all amounts due to you as a result of:

·  the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States Bankruptcy Code that permit substitution of collateral in limited circumstances;

·  tax or government liens on the sponsor’s or depositor’s property (that arose prior to the transfer of the Transaction SUBI Certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes; or

·  the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the leases and leased vehicles allocated to the Transaction SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the Transaction SUBI held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the sponsor or the depositor may affect the issuing entity and the notes, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Insolvency Related Matters” in this prospectus.

Vicarious tort liability may result in a loss.

Some states allow a party that incurs an injury involving a vehicle to sue the owner of the vehicle merely because of that ownership. As owner of the vehicles, the origination trust may be subject to these lawsuits. Most, but not all, states, however, either prohibit these vicarious liability suits against leasing companies or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59 was signed into law. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the origination trust.

State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. While the vast majority of courts have concluded that the Transportation Act preempts state laws permitting vicarious liability, one New York lower court has reached a contrary conclusion in a case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of future cases in other jurisdictions and their impact are uncertain at this time.

The servicer will be required to maintain liability insurance coverage on behalf of the origination trust. However, this coverage is subject to deductibles and claims could be imposed against the assets of the origination trust which could exceed that coverage. In the event the servicer fails to maintain this liability insurance coverage, the deductible is not satisfied or the insurance coverage protecting the origination trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the leased vehicles and leases allocated to the Transaction SUBI and you could incur a loss on your investment.

For a discussion of the possible liability of the origination trust in connection with the use or operation of the leased vehicles, you should refer to “Material Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

Regulatory Risk Factors

Federal and state financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was enacted. Although the Dodd-Frank Act itself took effect on July 22, 2010, many of its provisions had delayed implementation dates or required implementing regulations to be issued. A number of these implementing regulations still have not been issued. The Dodd-Frank Act is extensive and significant legislation that, among other things:

·    created a framework for the liquidation of certain bank holding companies and other nonbank financial companies, determined to be “covered financial companies”, in the event such a company is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the liquidation of certain of their respective subsidiaries, defined as “covered subsidiaries”, in the event such a subsidiary also determined to be a “covered financial company” because it is, among other things, in default or in danger of default and the liquidation of such subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States;

·    created a new framework for the regulation of over-the-counter derivatives activities;

·    expanded the regulatory oversight of securities and capital markets activities by the SEC; and

·    created the Consumer Financial Protection Bureau (the “CFPB”), an agency responsible for, among other things, administering and enforcing the laws and regulations for consumer financial products and services and conducting examinations of large banks and their affiliates for purposes of assessing compliance with the requirements of consumer financial laws.

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services as defined by rule. As of August 31, 2015, VW Credit is subject to the CFPB’s supervision with respect to compliance with applicable consumer protection laws. Expanded CFPB jurisdiction over VW Credit’s business may increase compliance costs and regulatory risks. There is considerable uncertainty as to the operating status of federal agencies and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection.  Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies.  Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time.  Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases, and in other cases have not yet taken action.  The outlook is similarly uncertain as to pending enforcement cases.  It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity.

In May 2019, the CFPB issued a proposed rule governing the activities of third-party debt collectors. The CFPB issued its final rule in October 2020 and also issued an additional rule on certain debt collection disclosures in December 2020. Both final rules became effective on November 30, 2021. While the final rules did not address first-party debt collectors, the CFPB has previously indicated that it would address this activity in a later rulemaking.  It is unclear what effect, if any, these or future changes would have on the leases or the servicer’s practices, procedures and other servicing activities relating to the leases in ways that could reduce the associated recoveries.

The Dodd-Frank Act also increased the regulation of the securitization markets. For example, it gives broader powers to the SEC to regulate credit rating agencies and adopt regulations governing these organizations and their activities.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC, CFPB or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as VW Credit. Because of the complexity of the Dodd-Frank Act, the ultimate impact and its effects on the financial markets and their participants will not be fully known for an extended period of time. In particular, no assurance can be given that these new requirements imposed, or to be imposed after implementing regulations are issued, by the Dodd-Frank Act will not have a significant impact on the servicing of the leases, and on the regulation and supervision of the servicer, the sponsor, the administrator, the depositor, the issuing entity and/or their respective affiliates.

The CFPB has successfully asserted the power to investigate and bring enforcement actions directly against securitization special purpose entities. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by securitization trusts by holding that the trusts are “covered persons” under the Dodd-Frank Act because they engage in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district count granted the defendant trusts’ motion to certify that order for an immediate interlocutory appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the Third Circuit Court of Appeals granted the defendant trusts’ petition for an interlocutory appeal and heard oral arguments regarding this appeal on May 17, 2023. On March 19, 2024, the Third Circuit Court of Appeals issued its decision on this interlocutory appeal holding that the defendant trusts are “covered persons” under the Dodd-Frank Act and subject to the CFPB’s enforcement authority. On May 3, 2024, the defendant trusts filed a petition for a rehearing and rehearing en banc with the Third Circuit Court of Appeals. This petition was denied by the Third Circuit Court of Appeals on May 21, 2024. On August 16, 2024, the defendant trusts filed a petition for a writ of certiorari to the U.S. Supreme Court, which was denied on December 16, 2024. On January 16, 2025, the CFPB announced a proposed settlement of this action with the defendant trusts. On April 25, 2025, the CFPB agreed to voluntarily dismiss the case with prejudice. On April 29, 2025, the district court terminated the proceeding and denied as moot the motion to enter the proposed settlement. Notwithstanding the voluntary dismissal of the lawsuit, the CFPB and state regulators and attorneys general, who have independent authority to enforce the Dodd-Frank Act may rely on this decision in the future as precedent in investigating and bringing enforcement actions against other trusts, including the issuing entity.

In February 2022, the CFPB issued a Compliance Bulletin stating its position that automobile loan and lease holders and servicers are responsible for ensuring that their repossession-related practices, and the practices of their service providers, do not violate the law, and the CFPB also described its intention to hold loan and lease holders and servicers liable for unfair, deceptive, or abusive acts or practices related to the repossession of automobiles. Although this Compliance Bulletin has been withdrawn, it is possible that the CFPB may bring enforcement actions against securitization trusts holding automobile leases, such as the issuing entity, and servicers in the future.

In addition, the CFPB, the Federal Trade Commission (“FTC”) and state attorneys general have recently increased their scrutiny of motor vehicle dealers and auto finance, particularly with respect to antidiscrimination and deception concerns related to the prices of and fees charged in connection with automobile financing, including add-on products such as guaranteed asset protection (GAP) insurance. This increased scrutiny has resulted in recent enforcement actions related to the sale and servicing of add-on products. Finally, on December 12, 2023 the FTC issued a final rule that would have (i) prohibited motor vehicle dealers from making certain misrepresentations in the course of selling, leasing, or arranging financing for motor vehicles, (ii) required accurate pricing disclosures in dealers’ advertising and sales discussions, (iii) required dealers to obtain consumers’ express, informed consent for charges, (iv) prohibited the sale of any add-on product or service that confers no benefit to the consumer, and (v) required dealers to keep records of advertisements and customer transactions. The final rule was effective on July 30, 2024, but the FTC subsequently issued an order postponing the effective date while a legal challenge against the final rule was pending. On January 27, 2025, the U.S. Court of Appeals for the Fifth Circuit held that the final rule was invalid on procedural grounds and vacated the final rule. At this stage, it is unknown whether the final rule will be reproposed.

In addition, no assurances can be given that the framework for the liquidation of “covered financial companies” or their “covered subsidiaries” would not apply to VW Credit or its affiliates, including the issuing entity and the depositor, or, if it were to apply, would not result in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee or other transaction parties from exercising their rights. This repudiation power could also affect the transfer of the Transaction SUBI Certificate as further described under “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Dodd-Frank Orderly Liquidation Framework—FDIC’s Repudiation Power Under OLA” in this prospectus. Application of this framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

Further, changes to the regulatory framework in which VW Credit operates, including, for example, laws or regulations enacted to address the potential impacts of climate change (including laws which may adversely impact the auto industry in particular as a result of efforts to mitigate the factors contributing to climate change), anti-money laundering or anti-terrorism financing laws, or laws, regulations, executive orders or other guidance enacted in response to a public health emergency, increased inflation or a recession or period of economic contraction or volatility could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes.

Failure to comply with consumer protection laws could result in a loss.

Federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the CFPB regulate the creation, collection and enforcement of retail lease contracts such as the leases. Although the liability of the issuing entity to the lessee for violations of applicable federal and state consumer laws may be limited, these laws may make an assignee of a lease, such as the origination trust, liable to the lessee for any violation by the lender. Under certain circumstances, the liability of the origination trust to the lessee for violations of applicable federal and state consumer protection laws may be limited by the applicable law. In some cases, this liability could affect an assignee’s ability to enforce its rights related to the leases. The failure by the origination trust to comply with applicable law may give rise to liabilities on the part of the origination trust or the issuing entity (as owner of the Transaction SUBI).

Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that a portion of payment previously paid by the lessee be refunded. VW Credit will represent and warrant that each lease complies with applicable law in all material respects as of the cutoff date. If that representation and warranty relating to any lease allocated to the Transaction SUBI proves incorrect, materially and adversely affects the interests of the issuing entity or the noteholders and is not timely cured, VW Credit will be required to repurchase the beneficial interest in the noncompliant lease and related leased vehicle from the issuing entity. To the extent that VW Credit fails to make such a repurchase, or to the extent that a court holds the origination trust or the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the origination trust or the issuing entity. If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the leases, you should refer to “Material Legal Aspects of the Leases and the Leased Vehicles—Consumer Protection Laws” in this prospectus.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter the timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.	If a lessee sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease. As a result, that lease would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

Risks Relating to the Notes

Retention of some or all of one or more classes of notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.	Some or all of one or more classes of notes may be retained or purchased by the depositor or an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected. Additionally, if any retained notes are subsequently sold in the secondary market, the voting power of the noteholders of the outstanding notes may be diluted.

The failure to make principal payments on any notes will generally not result in an indenture default until the applicable final scheduled payment date.	The amount of principal required to be paid on a note prior to the applicable final scheduled payment date generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note generally will not result in an indenture default until the final scheduled payment date for the applicable notes.

VW Credit, the servicer and the depositor have limited obligations to the issuing entity and will not make payments on the notes.

VW Credit, the servicer, the depositor and their affiliates are not obligated to make any payments to you on your notes. However, VW Credit will make representations and warranties about certain characteristics of the leases and leased vehicles allocated to the related Transaction SUBI.

If a representation or warranty made by VW Credit is untrue, then VW Credit may be required to repurchase the beneficial interest in that lease and the related leased vehicle. In addition, in some circumstances, the servicer may be required to purchase the beneficial interest in leases and leased vehicles if certain covenants made by the servicer with respect to the leases or leased vehicles is breached. While VW Credit or the servicer may be obligated to reallocate or repurchase any beneficial interest in a lease and related leased vehicle if there is a breach of any of their respective representations and warranties or covenants, as applicable, relating thereto which materially and adversely affects the interests of the issuing entity or the noteholders in such lease or leased vehicle, there can be no assurance given that VW Credit or the servicer, as applicable, will financially be in a position to fund its repurchase obligation and you might experience delays or reductions in payments on your notes.

Returns on your notes may be reduced by prepayments on the leases, events of default, optional redemption of the notes or reallocations of the leases and leased vehicles from the Transaction SUBI.

You may receive payments on your notes earlier than you expected for the reasons set forth below. You may not be able to invest the amounts paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

·      The rate of return of principal is uncertain. The amount of distributions of principal of your notes and the time when you receive those distributions depend on the rate of payments and losses on the leases and the leased vehicles, which cannot be predicted with certainty. Prepayments, liquidations of defaulted leases or reallocations from the Transaction SUBI of leases and the related vehicles that do not meet certain eligibility criteria will shorten the life of the notes to an extent that cannot be predicted. Further, the leases allocated to the Transaction SUBI may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. For example, a lessee under certain circumstances may elect to terminate the lease prior to its maturity. Each of these payments will have the effect of accelerating the payment of principal and shortening the average lives of the notes. The servicer cannot predict the actual prepayment rates for the leases. You will bear any reinvestment risk resulting from a faster or slower rate of payments of the leases and leased vehicles.

·      You may be unable to reinvest distributions in comparable investments. The occurrence of an optional redemption or an indenture default resulting in acceleration may require repayment of the notes prior to the expected principal payment date for one or more classes of notes. Asset-backed securities, like the notes, usually produce a faster return of principal to investors as market interest rates fall and produce a slower return of principal when market interest rates rise. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on your notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on your notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

An early redemption of the notes from an optional redemption will shorten the life of your investment which may reduce your yield to maturity. If the Transaction SUBI is sold upon exercise of a “clean-up call” by the depositor, the issuing entity will redeem the notes and you will receive the remaining principal amount of your notes plus any other amounts due to noteholders, such as accrued interest through the related payment date. Because your notes will no longer be outstanding, you will not receive the additional interest payments or other distributions that you would have received had the notes remained outstanding. If you bought your notes at par or at a premium, your yield to maturity will be lower than it would have been if the optional redemption had not been exercised. See “Description of the Transaction Documents—Redemption of the Notes” in this prospectus for a more detailed description of the depositor’s “clean-up call” option.

Risks Relating to the Issuance of a Floating Rate Class of Notes and the Uncertainty of SOFR
SOFR is a relatively new reference rate and its composition and characteristics are not the same as the former LIBOR benchmark.

The secured overnight financing rate published for any day by the Federal Reserve Bank of New York (“FRBNY”) (or a successor administrator), as the administrator of the benchmark, on the FRBNY’s website (or such successor administrator’s website) (such rate, “SOFR”) is a relatively new interest rate index and may not become widely established in the market or could eventually be eliminated. Further, the way that SOFR, including any market accepted adjustments to SOFR, are determined may change over time.

SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through The Fixed Income Clearing Corporation’s delivery-versus-payment service. The FRBNY notes that it obtains information from DTCC Solutions LLC, an affiliate of DTCC. The FRBNY states on its publication page for SOFR that the use of SOFR is subject to important limitations and disclaimers, including that the FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice.

SOFR is published by the FRBNY based on data received from sources outside of the sponsor and the issuing entity’s control or direction and neither the sponsor nor the issuing entity has control over its determination, calculation or publication. The activities of the FRBNY may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of the holders in the Class A-2-B notes. Potential investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction of the amount of interest payable on and the trading prices of the Class A-2-B notes.

The FRBNY began to publish SOFR in April 2018. The FRBNY has also been publishing historical indicative secured overnight financing rates going back to 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes or trends in SOFR. As an overnight lending rate, SOFR may be subject to higher levels of volatility relative to other interest rate benchmarks. Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-2-B notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-2-B notes.

The use of SOFR may present additional risks that could adversely affect the value of and return on the Class A-2-B notes. In contrast to other indices, SOFR may be subject to direct influence by activities of the FRBNY, which activities may directly affect prevailing SOFR rates in ways the issuing entity is unable to predict.

The composition and characteristics of SOFR are not the same as those of the former London interbank offered rate (“LIBOR”) and other floating rate interest benchmarks. SOFR is different from LIBOR as: first, SOFR is a secured rate, while LIBOR was an unsecured rate, and second, SOFR is an overnight rate, while LIBOR was a forward-looking rate that represented interbank funding over different maturities (e.g., three months). Additionally, since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR (while it was still being published). Although changes in compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Class A-2-B notes may fluctuate more than floating rate debt securities that are linked to less volatile rates. As a result, there can be no assurance that SOFR will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-2-B notes.

According to the Alternative Reference Rates Committee, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered a representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain wide market acceptance could adversely affect the return on and value of the Class A-2-B notes and the price at which investors can sell the Class A-2-B notes in the secondary market.

Since SOFR is a relatively new market index, the Class A-2-B notes may not have an established trading market when issued, and an established trading market may not develop or may not provide significant liquidity. Market terms for the Class A-2-B notes, such as the spread over the rate reflected in interest rate provisions, may evolve over time, and trading prices of the Class

A-2-B notes may be lower than those of later-issued notes with interest rates based on SOFR as a result. Relatively limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. Similarly, if SOFR does not become widely adopted for securities like the Class A-2-B notes or the specific formula for the compounded SOFR rate used in the Class A-2-B notes may not be widely adopted by other market participants, the trading prices of the Class A-2-B notes may be lower than those of securities like the Class A-2-B notes linked to indices that are more widely used. Investors in the Class A-2-B notes may not be able to sell the Class A-2-B notes at all or may not be able to sell the Class A-2-B notes at prices that will provide them with yields comparable to those of similar investments that have a developed secondary market, and may consequently experience increased pricing volatility and market risk.

A decrease in SOFR, including a negative SOFR Rate would reduce the rate of interest on the Class A-2-B notes.

The interest rate to be borne by the Class A-2-B notes is based on a spread over the SOFR Rate, which is based on compounded SOFR or, if the administrator determines prior to the relevant reference time that a benchmark transition event and its related benchmark replacement event have occurred, upon the applicable benchmark replacement.

Changes in SOFR or such benchmark replacement will affect the rate at which the Class A-2-B notes accrue interest and the amount of interest payments on the Class A-2-B notes. Any decrease in the SOFR Rate or such benchmark replacement will lead to a decrease in the Class A-2-B notes interest rate. To the extent that the SOFR Rate decreases below 0.00% for any interest period, the rate at which the Class A-2-B notes accrue interest for such interest period will be reduced by the amount by which the SOFR Rate is negative; provided that the interest rate on the Class A-2-B notes for any interest period will not be less than 0.00%. A negative SOFR Rate could result in the interest rate applied to the Class A-2-B notes decreasing to 0.00% for the related interest period.

The issuing entity may issue floating rate notes, but the issuing entity will not enter into any interest rate swaps and you may suffer losses on your notes if interest rates rise.

The leases allocated to the Transaction SUBI on the closing date will provide for level monthly payments, while the floating rate notes, if any, will bear interest at a floating rate, initially, based on the SOFR Rate plus an applicable spread. Even though the issuing entity may issue floating rate notes, it will not enter into any interest rate swaps or interest rate caps in connection with the issuance of the notes.

If the interest rate payable on the Class A-2-B notes increases due to an increase in the SOFR Rate to the point where the amount of interest and principal due on the notes, together with other fees and expenses payable by the issuing entity, exceeds the amount of collections and other funds available to the issuing entity to make such payments, the issuing entity may not have sufficient funds to make payments on the notes. If the issuing entity does not have sufficient funds to make such payments, you may experience delays or reductions in the interest and principal payments on your notes.

If market interest rates rise or other conditions change materially after the issuance of the notes and certificate, you may experience delays or reductions in interest and principal payments on your notes. The issuing entity will make payments on the floating rate notes out of its generally available funds—not solely from funds that are dedicated to the floating rate notes. Therefore, an increase in interest rates would reduce the amounts available for distribution to holders of all notes, not just the holders of the floating rate notes, and a decrease in interest rates would increase the amounts available to the holders of all notes.

Risks Related to Compounded SOFR.

In March 2020, the FRBNY began to publish compounded averages of SOFR, which are used to determine compounded SOFR. It is possible that there will be limited interest in securities products based on compounded SOFR, or in the implementations of compounded SOFR with respect to the Class A-2-B notes. As a result, you should consider whether any future reliance on compounded SOFR may adversely affect the market values and yields of the Class A-2-B notes due to potentially limited liquidity and resulting constraints on available hedging and financing alternatives.

The interest rate on the Class A-2-B notes will be based on the SOFR Rate. The SOFR Rate will be based on compounded SOFR. The administrator may, from time to time, in its sole discretion, make conforming changes (i.e., technical, administrative or operational changes) without the consent of noteholders or any other party, which could change the methodology used to determine the SOFR Rate. The issuing entity can provide no assurance that the methodology to calculate compounded SOFR will not be adjusted as described in the prior sentence and, if so adjusted, that the resulting interest rate will yield the same or similar economic results over the term of the Class A-2-B notes relative to the results that would have occurred had the interest rates been based on compounded SOFR without such adjustment or that the market value will not decrease due to any such adjustment in methodology. The administrator will have significant discretion in making SOFR conforming changes. No noteholder will have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.

You should carefully consider the foregoing uncertainties prior to investing in the notes. In general, events related to SOFR and alternative reference rates may adversely affect the liquidity, market value and yield of your Class A-2-B notes.

Changes to or elimination of SOFR or the determinations made by the administrator may adversely affect the Class A-2-B notes.

The FRBNY publishes SOFR based on data received by it from sources other than the indenture trustee or the sponsor, and neither the indenture trustee, the sponsor nor any other party to the transaction described in this prospectus has control over its calculation methods, publication schedule, rate revision practices or availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Class A-2-B notes. If the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Class A-2-B notes and the trading prices of the Class A-2-B notes.

In certain circumstances, as described under “The Notes—Benchmark Replacement Provisions”, if the administrator has determined prior to the relevant reference time that a benchmark transition event and its related benchmark replacement date have occurred, the SOFR Rate may cease to be based upon SOFR and will instead be based upon the benchmark replacement.

If the administrator determines that a benchmark transition event and its related benchmark replacement date have occurred in respect of SOFR, then the interest rate of the Class A-2-B notes will no longer be determined by reference to SOFR, but instead will be determined by reference to the benchmark replacement. The alternative rate of interest on the Class A-2-B notes will be determined in the following order: (a) based on the alternative rate of interest that has been selected or recommended by the relevant governmental body, (b) based on an ISDA fallback rate and (c) based on an alternative rate selected by the administrator, in each case, together with any benchmark replacement adjustment. In addition, the terms of the Class A-2-B notes expressly authorize the administrator to make benchmark replacement conforming changes. If a particular benchmark replacement or related benchmark replacement adjustment cannot, in the sole discretion of the administrator, be determined (including because such benchmark replacement or related benchmark replacement adjustment is deemed not to be administratively feasible), then the next-available benchmark replacement or related benchmark replacement adjustment will apply.

The determination of a benchmark replacement, the calculation of the interest rate on the Class A-2-B notes by reference to a benchmark replacement (including the application of a benchmark replacement adjustment), any implementation of benchmark replacement conforming changes and any other determinations, decisions or elections that may be made under the terms of the Class A-2-B notes in connection with a benchmark transition event, could adversely affect the value of the Class A-2-B notes, the return on the Class A-2-B notes and the price at which Class A-2-B noteholders can sell such Class A-2-B notes.

If an alternative method or index is designated in place of SOFR for the Class A-2-B notes, the U.S. federal income tax consequences of such a benchmark replacement are uncertain. If such a replacement constituted a “significant modification” of the Class A-2-B notes under Treasury Regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the Class A-2-B notes and the realization of gain or loss, as well as other corollary tax consequences.

Additionally, the issuing entity cannot anticipate how long it will take to adopt a specific benchmark replacement, which may delay and contribute to uncertainty and volatility surrounding any benchmark transition.

The administrator will have significant discretion with respect to certain elements of the related benchmark replacement process, including determining whether a benchmark transition event and its related benchmark replacement date have occurred, determining which related benchmark replacement is available, determining the earliest practicable index determination date for using the related benchmark replacement, determining related benchmark replacement adjustments (if not otherwise determined by the applicable governing bodies or authorities) and making related benchmark replacement conforming changes (including potential changes affecting the business day convention and index determination date). No noteholders will have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. If the administrator, in its sole discretion, determines that an alternative index is not administratively feasible, including as a result of technical, administrative or operational issues, then such alternative index will be deemed to be unable to be determined as of such date. The administrator may determine an alternative to not be administratively feasible even if such rate has been adopted by other market participants in similar products and any such determination may adversely affect the return on the Class A-2-B notes, and on the trading market and the value of the Class A-2-B notes.

The issuing entity cannot predict if SOFR will be eliminated, or, if changes are made to SOFR, the effect of those changes. In addition, the issuing entity cannot predict what alternative index would be chosen, should this occur. If SOFR in its current form does not survive or if an alternative index is chosen, the market value and/or liquidity of the Class A-2-B notes could be adversely affected.

General Risk Factors

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the aggregate securitization value of the leases and leased vehicles, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the outstanding aggregate securitization value of the leases and leased vehicles has been repaid. Due to the reduction in servicing fee as described in the foregoing sentence, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated.	If certain indenture defaults occur and the notes are accelerated, the indenture trustee may liquidate the assets of the issuing entity. If a liquidation occurs close to the date when any class otherwise would have been paid in full, repayment of that class might be delayed while liquidation of the assets is occurring. The issuing entity cannot predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, liquidation proceeds may not be sufficient to repay the notes in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the outstanding principal amount of a class of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “—Risks Relating to the Notes—Returns on your notes may be reduced by prepayments on the leases, events of default, optional redemption of the notes or reallocations of the leases and leased vehicles from the Transaction SUBI” in this prospectus.

Your share of possible losses may not be proportional.	Principal payments on the notes generally will be made to the holders of the notes sequentially so that no principal will be paid on any class of notes until each class of notes with an earlier final scheduled payment date has been paid in full. As a result, a class of notes with a later maturity may absorb more losses than a class of notes with an earlier maturity.

Prepayments, potential losses and a change in the order of priority of principal payments may result from an indenture default.

An indenture default may result in payments on your notes being accelerated. As a result:

•       you may suffer losses on your notes if the assets of the issuing entity are insufficient to pay the amounts owed on your notes;

•       payments on your notes may be delayed until more senior classes of notes are repaid; and

•       your notes may be repaid earlier than scheduled, which may require you to reinvest your principal at a lower rate of return.

The absence of a secondary market could limit your ability to resell your notes.	If you want to sell your notes you must locate a purchaser that is willing to purchase those notes. Certain of the underwriters intend to make a secondary market for the notes. These underwriters will do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. In addition, the underwriters and other broker dealers may be unable, unwilling or restricted from making a market in, or publishing quotations on, the notes due to regulatory requirements or otherwise. There have been times in the past, including recently, where there have been very few buyers of asset-backed securities, and there may be these times again in the future. As a result of any of the above, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price that you wish to receive.

Lack of liquidity in the secondary market may adversely affect the ability to sell your notes.

Events in the global financial markets (including rising inflation, tariffs and other trade protection measures, and potential instability and volatility as a result of global political and economic events) could affect the performance or market value of your notes and your ability to sell your notes in the secondary market. Recent and continued events in such markets have caused, and may again cause, a significant reduction in liquidity in the secondary market for asset-backed securities. For example, asset-backed securities backed by sub-prime receivables and asset-backed securities in the form of subordinate notes have experienced reduced liquidity. Such illiquidity can have a severely adverse effect on the prices of securities, such as the notes. As a result of the foregoing, you may not be able to sell your notes when you want to do so or you may not be able to obtain the price you wish to receive. See “—The absence of a secondary market for the notes could limit your ability to resell your notes” in this prospectus.

Furthermore, the global financial markets have from time to time experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. There can be no assurance that this uncertainty relating to the sovereign debt of various countries will not lead to disruption of the financial and credit markets in the United States, which could result in losses on your notes.

The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes.

Ratings are not recommendations to buy, sell or hold the notes. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the notes will be subject to prepayment or that the principal of any class of notes will be paid prior to the final scheduled payment date for that class of notes, nor do the ratings consider the prices of the notes or their suitability to a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency. The ratings of the notes may be lowered by a rating agency (including the Hired Agencies) following the initial issuance of the notes as a result of losses on the leases in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor the sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the notes.

Accordingly, there is no assurance that the ratings assigned to any note on the closing date will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to the notes is revised or withdrawn, the liquidity or the market value of your note may be adversely affected.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus, the depositor was not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the closing date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the notes if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase any notes, you should monitor whether an unsolicited rating of the notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your note may be adversely affected.

Potential rating agency conflict of interest and regulatory scrutiny.	The Hired Agencies have been hired by the sponsor to provide their ratings on the notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services. Furthermore, rating agencies, including the Hired Agencies, have been and may continue to be under scrutiny by federal and state legislative and regulatory bodies for their roles in the financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the market value of the notes and your ability to resell your notes.

Because the notes are in book-entry form, your rights can only be exercised indirectly.

Because the notes will initially be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company or Clearstream Banking, société anonyme must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption “The Notes—Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the transaction parties will not recognize you as a holder of the notes.

As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme (if in Europe or Asia) and its participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company or Clearstream Banking, société anonyme. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest on and principal of the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

Foreign persons investing in notes could be treated as engaged in trade or business within the United States for U.S. federal income tax purposes on account of their own activities.	As discussed under “Material Federal Income Tax Consequences”, the U.S. federal income tax treatment of the notes to a beneficial owner that is a foreign person turns on a number of facts, including whether interest on the notes paid to or accrued by the foreign person is effectively connected with the conduct of a trade or business within the United States by the foreign person. The determination of whether a foreign person is engaged in a trade or business within the United States with respect to its acquisition of debt is based on a highly factual analysis that takes into account all facts and circumstances relating to such foreign person, which are necessarily unique to that foreign person. No direct guidance expressly addresses which activities constitute being engaged in a trade or business within the United States or whether (or under which circumstances) the acquisition of newly issued debt, such as a note offered hereby, could give rise to a trade or business or could contribute to such a conclusion when coupled with other facts and circumstances. In addition, certain activities undertaken or performed by or for a foreign person through agents and other third parties could be attributed to the foreign person in determining whether the foreign person is engaged in a trade or business within the United States. Furthermore, the precise contours of the so-called “securities trading safe harbor” under Section 864(b)(2) of the Code is similarly unclear. Nothing herein provides any advice or assurance concerning the tax treatment with respect to any person in this regard or otherwise or considers in any way the facts unique to any particular person that acquires a note. Therefore, prospective investors in the notes are urged to consult their own tax advisors to determine their treatment under these rules in respect of the acquisition of a note and taking into account their own particular facts relating to such acquisition.

The notes may not be a suitable investment for you.	The notes are not a suitable investment for you if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risks, the tax consequences of an investment in the notes and the interaction of these factors.

OVERVIEW OF THE TRANSACTION

Please refer to page ix for a diagram providing an overview of the transaction described in this prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” beginning on page 151.

All of the motor vehicle dealers in the VW Credit, Inc. (“VW Credit”) network of dealers have entered into agreements pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to VW Credit Leasing, Ltd., a Delaware statutory trust (the “origination trust”). The origination trust was created in June 1999 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The origination trust issued to VW Credit the undivided trust interest representing the entire beneficial interest in the unallocated assets of the origination trust. In this prospectus, we refer to the undivided trust interest in the origination trust as the “UTI.” See “The Origination Trust—Property of the Origination Trust” in this prospectus. In connection with this transaction, VW Credit will instruct the trustees of the origination trust:

•	to establish a special unit of beneficial interest in the origination trust (the “Transaction SUBI”); and

•	to allocate a separate portfolio of leases and the related vehicles leased under the leases and some related assets of the origination trust to the Transaction SUBI. A lease, the related leased vehicle and the other origination trust assets directly related to the lease and leased vehicle are collectively called a “Unit,” and all of the Units allocated to the Transaction SUBI are called the “Included Units.”

The Transaction SUBI will represent the entire beneficial interest in the Included Units. The origination trust will issue a certificate evidencing the interest in the Transaction SUBI (the “Transaction SUBI Certificate”) to or upon the order of VW Credit, as beneficiary of the UTI. Upon the creation of the Transaction SUBI, the Included Units will no longer constitute assets of the origination trust represented by the UTI and VW Credit’s interest in the origination trust assets represented by the UTI will be reduced accordingly. The Transaction SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the Included Units. The Transaction SUBI will not represent a beneficial interest in any origination trust assets other than the Included Units. Payments made on or in respect of any origination trust assets other than the Included Units will not be available to make payments on the notes. VW Credit, as beneficiary of the UTI, may from time to time cause special units of beneficial interest similar to the Transaction SUBI (each, an “Other SUBI”) to be created. The issuing entity (and, accordingly, the noteholders) will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. See “The Origination Trust” and “The Transaction SUBI” in this prospectus.

On the closing date, VW Credit will sell, transfer and assign the Transaction SUBI Certificate to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “depositor”). The depositor will in turn transfer and assign the Transaction SUBI Certificate to Volkswagen Auto Lease Trust 2025-A, a newly formed Delaware statutory trust (the “issuing entity”). The issuing entity will issue the notes in an aggregate initial principal amount of $1,250,000,000 (the “initial note balance”), and will pledge the Transaction SUBI Certificate to the indenture trustee as security therefor. Each note will represent an obligation of the issuing entity.

The notes are the only securities being offered by this prospectus.

The depositor expects that the notes will receive credit ratings from the Hired Agencies. See “Summary of Terms—Ratings” and “Risk Factors—General Risk Factors—The ratings of the notes may be withdrawn or lowered, or the notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the notes” for further information concerning the ratings assigned to the notes, including the limitations of those ratings.

USE OF PROCEEDS

The depositor will use the net proceeds from the offering of the notes to:

•	purchase the Transaction SUBI Certificate from VW Credit; and

•	make the initial deposit into the reserve account.

Any remaining amounts will be added to the depositor’s general funds and may be distributed to VW Credit, as the sole equity member of the depositor.

The depositor or its affiliates will use the proceeds of the offering of the notes for general corporate purposes. The depositor or its affiliates will not use the net proceeds of the offering of the notes to pay any “warehouse” debt secured by the Included Units prior to their allocation to the Transaction SUBI. Payment of any expenses incurred in connection with the selection and acquisition of the Included Units will be made by the depositor or its affiliates directly, rather than out of offering proceeds.

THE ISSUING ENTITY

Limited Purpose and Limited Assets

Volkswagen Auto Lease Trust 2025-A is a statutory trust formed on May 2, 2025 under the laws of the State of Delaware by the depositor for the purpose of owning the Transaction SUBI Certificate and issuing the notes. The issuing entity will be established and operated pursuant to a trust agreement. VW Credit will be the “administrator” of the issuing entity. The depositor will be the initial holder of the issuing entity’s certificate.

The issuing entity will engage in the following activities:

•	issuing, selling, transferring and exchanging the notes and the certificate of beneficial interest in the issuing entity;

•	acquiring the Transaction SUBI Certificate and the other property and assets of the issuing entity;

•	making deposits to and withdrawals from the collection account, the reserve account and the principal distribution account;

•	assigning, granting, transferring, mortgaging, conveying and pledging the property of the issuing entity;

•	paying the organizational, start-up and transactional expenses of the issuing entity;

•	making payments on the notes and distributions on the issuing entity’s certificate;

•	holding, managing and distributing to the holders of the issuing entity’s certificate any portion of the issuing entity property released from the lien of, and remitted to the issuing entity pursuant to, the indenture;

•	entering into and performing its obligations under the transaction documents to which it is a party;

•	engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities; and

•	subject to compliance with the transaction documents, engaging in such other activities as may be required in connection with conservation of the issuing entity property and the making of distributions to the holders of the notes and the certificate.

The depositor or its affiliate may retain all or a portion of a class or classes of notes for its own account. Some or all of such retained notes may be resold by the depositor or its affiliate at any time on or after the closing date in one or more negotiated transactions at varying prices to be determined at the time of sale. Notes owned by the issuing entity, the depositor and their respective affiliates will be entitled to all benefits afforded to the notes except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other actions under the transaction documents.

The issuing entity may not engage in any additional activities other than in connection with the foregoing purposes, other than as required or authorized by the terms of the issuing entity’s trust agreement or the other transaction documents or the Delaware Statutory Trust Act.

The issuing entity’s trust agreement, including permissible activities, may be amended in accordance with the procedures described in “Description of the Transaction Documents—Amendment Provisions” in this prospectus.

The issuing entity’s principal offices initially will be in Wilmington, Delaware, in care of the owner trustee, at the address listed below under “The Trustees—The Owner Trustee.” Unless otherwise determined by the issuing entity, the issuing entity will have the same fiscal year as the servicer. As of the date of this prospectus, the fiscal year of the issuing entity begins on January 1st of each year and ends on December 31st.

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Transaction SUBI Certificate	$1,457,725,969.47
Reserve Account(1)	$3,644,314.92
Total	$1,461,370,284.39

(1) To be an amount not less than 0.25% of the initial aggregate Securitization Value of the assets allocated to the Transaction SUBI as of the cutoff date.

The following table illustrates the expected liabilities of the issuing entity as of the closing date(1):

Class A-1 Asset Backed Notes	$197,500,000
Class A-2-A Asset Backed Notes	$272,500,000
Class A-2-B Asset Backed Notes	$241,250,000
Class A-3 Asset Backed Notes	$451,250,000
Class A-4 Asset Backed Notes	$87,500,000
Certificate	$207,725,969.47
Total	$1,457,725,969.47

(1) All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

The issuing entity will also issue a certificate, which is not offered by this prospectus, and initially will be held by the depositor. The certificate represents the residual interest in the issuing entity. On each payment date, the holder of the certificate will be entitled to any funds remaining on that payment date after all deposits and distributions of higher priority, as described in “Description of the Transaction Documents—Priority of Payments”.

The Issuing Entity Property

The notes will be collateralized by the “issuing entity property.” The primary asset of the issuing entity will be the Transaction SUBI Certificate.

The issuing entity property will consist of all the right, title and interest of the issuing entity in and to:

•	the Transaction SUBI Certificate, evidencing a 100% beneficial interest in the Transaction SUBI and the Included Units, including the rights to payments thereunder after the cutoff date;

•	the Transaction SUBI;

•	funds on deposit in the reserve account, the principal distribution account, the collection account and any other account or accounts established pursuant to the indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings—net of losses and expenses—on amounts on deposit therein);

•	the rights of the depositor, as buyer, under the SUBI sale agreement;

•	the rights of the issuing entity, as buyer, under the SUBI transfer agreement;

•	the rights of the issuing entity as a third-party beneficiary under the base servicing agreement, origination trust agreement and the supplements to those agreements, to the extent relating to the Included Units; and

•	all proceeds of the foregoing.

The issuing entity will pledge the issuing entity property to the indenture trustee under the indenture.

Material Covenants

The indenture will provide that the issuing entity will not, among other things:

•	engage in any activities other than financing, acquiring, owning, pledging and managing the Transaction SUBI Certificate and the other collateral as contemplated by the indenture and the other transaction documents;

•	sell, transfer, exchange or otherwise dispose of any of its assets, except as expressly permitted by the indenture and the other transaction documents;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes — other than amounts withheld from such payments under the Internal Revenue Code of 1986, as amended (the “Code”) or applicable state law — or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon any part of the issuing entity property;

•	permit (1) the validity or effectiveness of the indenture to be impaired, (2) the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, (3) any person to be released from any covenants or obligations under the indenture except as may be expressly permitted thereby, (4) any adverse claim (other than liens permitted under the transaction documents) to be created on or extend to or otherwise arise upon or burden any part of the issuing entity property, or any interest therein or the proceeds therefrom or (5) except as provided in the transaction documents, the lien of the indenture not to constitute a valid first priority (other than any liens permitted under the transaction documents) security interest in issuing entity property;

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the transaction documents;

•	dissolve or liquidate in whole or in part, except as permitted by the transaction documents; or

•	merge or consolidate with any other person.

THE TRUSTEES

The Owner Trustee

Deutsche Bank Trust Company Delaware ( “DBTCD”) is the “owner trustee” of the issuing entity under the trust agreement. DBTCD is a Delaware banking corporation. The principal offices of DBTCD are located at 111 Continental Drive, Suite 102 Newark, DE 19713.

DBTCD has served and currently is serving as owner trustee for numerous asset-backed securitization transactions, including acting as owner trustee on various auto loan and auto lease securitization transactions. While the structure and receivable type of the transaction referred to in the preceding sentence may differ among these transactions, DBTCD is experienced in administering transactions of this kind.

DBTCD has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, DBTCD has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

The owner trustee’s liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee set forth in the trust agreement. The depositor and its affiliates may maintain normal commercial banking or investment banking relations with the owner trustee and its affiliates. The administrator will be responsible for paying the owner trustee’s fees and for indemnifying the owner trustee against specified losses, liabilities or expenses incurred by the owner trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the administrator, they will be payable out of Available Funds as described in “Description of the Transaction Documents—Priority of Payments” in this prospectus.

For a description of the roles and responsibilities of the owner trustee, see “Description of the Transaction Documents—Authority and Duties of the Owner Trustee.”

The Indenture Trustee

The “indenture trustee” is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation (“Citibank”). Citibank performs as indenture trustee through the Agency and Trust line of business, a part of Issuer Services. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the first quarter of 2025, Citibank’s Agency and Trust group manages in excess of $9 trillion in fixed income and equity investments on behalf of over 3,500 corporations worldwide. Since 1987, Citibank Agency and Trust has provided corporate trust services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the first quarter of 2025, Citibank acts as indenture trustee and/or paying agent for approximately 322 various asset backed trusts supported by either auto loans or leases or equipment loans or leases.

The indenture trustee’s duties are limited to those duties specifically set forth in the indenture. The seller and its affiliates may maintain normal commercial and investment banking relations with the indenture trustee and its affiliates. The administrator will be responsible for paying the indenture trustee’s fees and for indemnifying the indenture trustee against specified losses, liabilities or expenses (including reasonable attorney’s fees and fees and expenses incurred in the enforcement of the issuing entity’s and servicer’s indemnification obligations) incurred by the indenture trustee in connection with the transaction documents. To the extent these fees and indemnification amounts are not paid by the administrator, they will be payable out of Available Funds as described in “Description of the Transaction Documents—Priority of Payments” in this prospectus. In no event shall the indenture trustee have any responsibility to monitor or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to risk retention.

For a description of the roles and responsibilities of the indenture trustee, see “Description of the Transaction Documents” in this prospectus.

The UTI Trustee, the Administrative Trustee and SUBI Trustee

U.S. Bank Trust Company, National Association, a national banking association and a non-depository trust company (“U.S. Bank Trust Co.”), will act as UTI trustee and administrative trustee for the origination trust and SUBI trustee for the Transaction SUBI under the Transaction SUBI trust agreement. Since the creation of the origination trust, U.S. Bank Trust Co. as successor in interest to U.S. Bank, National Association (“U.S. Bank N.A.”) has served as the UTI trustee and the administrative trustee.  U.S. Bank N.A. made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co.  U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”.  Upon U.S. Bank Trust Co.’s succession to the corporate trust business of U.S. Bank N.A., it has become a wholly owned subsidiary of U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $676 billion as of March 31, 2025, is the parent company of U.S. Bank N.A., the fifth largest commercial bank in the United States. As of March 31, 2025 U.S. Bancorp operated over 2,100 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank has provided origination trustee services for auto lease-backed securities since 1993. It has one of the largest origination trustee businesses in the country. As of March 31, 2025, U.S. Bank, or a subsidiary thereof, was providing origination trustee services for over 20 issuers of auto lease-backed securities. The origination trust agreement will be administered from U.S. Bank’s office located at 190 South LaSalle Street, Chicago, Illinois 60603.

U.S. Bank N.A. and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage-backed securities (“RMBS”) trusts. The complaints, primarily filed by investors or investor groups against U.S. Bank N.A. and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts. Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously. However, U.S. Bank N.A. cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans. This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”). The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans. Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated. On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases. On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses. It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

U.S. Bank has provided the above information for purposes of complying with Regulation AB. Other than the above eight paragraphs, U.S. Bank has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

U.S. Bank is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking or investment banking relationships with U.S. Bank and its affiliates.

The Delaware Trustee

Wilmington Trust Company (“WTC”), also referred to herein as the “Delaware trustee” for the origination trust, is a Delaware non-depository trust company originally incorporated in 1901. On July 1, 2011, WTC filed an amended charter which changed its status from a Delaware banking corporation to a Delaware non-depository trust company. WTC’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTC is an affiliate of Wilmington Trust, National Association (“WTNA”) and both WTC and WTNA are subsidiaries of M&T Bank Corporation. Since the creation of the origination trust, WTC has served as the Delaware trustee. Since 1998, WTC has served as Delaware trustee in numerous asset-backed securities transactions involving auto lease receivables.

WTC is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTC does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

WTC has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, WTC has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

WTC is not affiliated with VW Credit or any of its affiliates. VW Credit and its affiliates may maintain normal commercial banking relations with the Delaware trustee and its affiliates.

THE ORIGINATION TRUST

The origination trust is a Delaware statutory trust and is governed by the trust agreement, dated as of June 2, 1999 (the “origination trust agreement”), among VW Credit, as settlor and initial beneficiary, and the origination trustees. The primary business purpose of the origination trust is to take assignments of, and serve as record holder of title to, the Units in order to facilitate sale or financing transactions involving Units, including the securitization of Units in connection with the issuance of asset backed securities.

Under the origination trust agreement, the origination trust has not and may not:

•	issue beneficial or other interests in the origination trust assets or securities other than (i) the Transaction SUBI and the Transaction SUBI Certificate, (ii) Other SUBIs and one or more certificates representing each Other SUBI (the “Other SUBI Certificates”) and (iii) the UTI and one or more certificates representing the UTI (the “UTI Certificates”);

•	borrow money on behalf of the origination trust;

•	make loans or extend credit on behalf of the origination trust;

•	underwrite securities;

•	offer securities in exchange for origination trust assets, with the exception of the Transaction SUBI Certificate, Other SUBI Certificates and the UTI Certificates;

•	repurchase or otherwise reacquire any UTI Certificate or, except as permitted by or in connection with permitted financing transactions, the Transaction SUBI Certificate or any Other SUBI Certificate;

•	have any employees;

•	own any real property; or

•	except for the acquisition of origination trust assets and agreements relating to permitted financing transactions, enter into any agreements or contracts.

To provide for the servicing of the origination trust assets, the origination trust and VW Credit, as servicer, have entered into an Amended and Restated Servicing Agreement (the “base servicing agreement”), dated as of December 21, 2000.

For further information regarding the origination trust and the servicing of the leases and leased vehicles, you should refer to “The Origination Trust Agreement and the Transaction SUBI Supplement” and “Description of the Transaction Documents—Servicing the Leases” in this prospectus.

Property of the Origination Trust

The assets of the origination trust generally consist of:

•	cash;

•	leases originated by VW Credit, a dealer or directly by the origination trust;

•	leased vehicles and all proceeds of those leased vehicles;

•	the right to proceeds from all dealer repurchase obligations, if any, relating to any lease or leased vehicle;

•	all warranty and indemnity claims against the manufacturer or distributor of a vehicle;

•	all guarantees given in connection with any lease;

•	the rights under and proceeds from insurance policies, if any, covering the leases, the related lessees or the leased vehicles, including but not limited to residual value, liability and credit life insurance;

•	any security deposits to the extent due to the lessor under the related lease; and

•	all proceeds of the foregoing.

From time to time after the date of this prospectus, additional leases will be originated by or assigned to the origination trust and, as described below, title to the related leased vehicles will be in the name of the origination trust (or a nominee or trustee thereof on behalf of the origination trust). These additional leases will not be allocated to the Transaction SUBI.

Lease Origination and the Titling of Vehicles

Under each lease, the origination trust (or a nominee or trustee of the origination trust) will be listed as the owner of the related leased vehicle on its certificate of title. Liens will not be placed on the certificates of title, and there will be no indication on any certificates of title to reflect the interest in the leased vehicles of the issuing entity, as holder, or the indenture trustee, as pledgee, of the Transaction SUBI Certificate. The certificates of title to those leased vehicles registered in several states may, however, reflect a first lien or “administrative lien” held by the origination trust or the servicer that will exist solely to provide for delivery of title documentation for those leased vehicles to the servicer. Each entity that records an administrative lien (other than the origination trust) will enter into an agreement by which it acknowledges that it has no interest in the related leased vehicles and additionally waives, quitclaims and releases any claim that it may have against the leased vehicles by virtue of those liens.

All Units owned by the origination trust will be held for the benefit of entities that from time to time hold beneficial interests in the origination trust. Those interests will be evidenced with respect to:

•	Units not allocated to the Transaction SUBI or any Other SUBI, by the UTI;

•	Units included in this transaction, by the Transaction SUBI; and

•	Units financed in another transaction, by one or more Other SUBIs.

Entities holding beneficial interests in the origination trust will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles.

THE DEPOSITOR

The “depositor”, Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a wholly owned special purpose subsidiary of VW Credit, was formed on August 9, 2002 as a Delaware limited liability company named Volkswagen Auto Lease Underwritten Funding, LLC. On December 15, 2006, Volkswagen Auto Lease Underwritten Funding, LLC changed its name to Volkswagen Auto Lease/Loan Underwritten Funding, LLC. The principal place of business of the depositor is at 1950 Opportunity Way, Suite 1500, Reston, Virginia 20190. You may also reach the depositor by telephone at (703) 364-7000. The depositor was formed to purchase, accept capital contributions of or otherwise acquire motor vehicle retail installment sale contracts and motor vehicle loans; to own, sell, and assign the Transaction SUBI Certificate; and to issue and sell one or more securities. Since its inception, the depositor has been engaged in these activities solely as (i) the purchaser of Transaction SUBI Certificates from VW Credit pursuant to SUBI sale agreements, (ii) the seller of Transaction SUBI Certificates to securitization trusts pursuant to SUBI transfer agreements, (iii) the depositor that formed various securitization trusts pursuant to trust agreements, (iv) the entity that executes underwriting agreements in connection with issuances of asset-backed securities, (v) the purchaser of motor vehicle loans and motor vehicle installment sale contracts from VW Credit pursuant to purchase agreements and (vi) the seller of motor vehicle loans and motor vehicle installment sale contracts to securitization trusts pursuant to sale agreements.

THE SPONSOR

VW Credit was incorporated in the State of Delaware in April 1981 and is a wholly owned subsidiary of Volkswagen Group of America, Inc. (“Volkswagen Group of America”). Volkswagen Group of America is an indirect wholly owned subsidiary of Volkswagen Aktiengesellschaft (“Volkswagen AG”). The principal activity of VW Credit is acting as a finance subsidiary of Volkswagen Group of America, including purchasing retail installment sale contracts and leases from Volkswagen and Audi dealers. VW Credit offers and services a wide range of automobile-related financial products, including wholesale floorplan financing and retail auto loan and lease financing.

The principal place of business of VW Credit is at 1950 Opportunity Way, Suite 1500, Reston, Virginia 20190. You may also reach VW Credit by telephone at (703) 364-7000. VW Credit will act as the “servicer.”

VW Credit securitized its first portfolio of motor vehicle leases in 1987 and last sponsored a motor vehicle lease securitization in conjunction with a public offering of asset-backed securities in March 2024. VW Credit’s experience in and overall procedures for underwriting and servicing leases is described in “The Servicer” and “The Sponsor” in this prospectus.

VW Credit has never defaulted in its payment obligations under its asset-backed securitization offerings, and none of the public asset-backed securitization securities have defaulted, or otherwise been accelerated due to the occurrence of an early amortization or other performance triggering event. Neither VW Credit nor any issuing entity can guarantee that there will not be any defaults, early amortizations or other performance triggering events in the future.

A portion of VW Credit’s assets are sold in asset-backed securitization transactions, although the assets remain on VW Credit’s balance sheet. These assets support payments on the asset-backed securitization securities and are not available to VW Credit’s creditors generally. At December 31, 2024, VW Credit in the United States had approximately $9,500,000,000, or approximately 56.6% of its total receivables pledged in connection with asset-backed securitization transactions. VW Credit expects that asset-backed securitization debt offerings will continue to be a material funding source for VW Credit.

VW Credit’s auto lease asset-backed term securitization program using the origination trust was first established and used for the Volkswagen Auto Lease Trust 2002-A transaction. Prior to 1999, VW Credit had acquired the leases and titled the related lease vehicles in its own name. In connection with the establishment of the lease asset-backed securitization program, VW Credit formed Volkswagen Auto Leasing, Ltd., a Delaware statutory trust, which began titling leased vehicles into it in June 1999. As discussed under “Overview of the Transaction” in this prospectus, creating the origination trust allowed VW Credit to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases.

VW Credit has participated in the structuring of the transaction described in this prospectus. VW Credit, as servicer, is responsible for servicing the leases and the related leased vehicles allocated to the Transaction SUBI as described below. VW Credit is also the administrator of the issuing entity.

Underwriting Procedures

VW Credit’s underwriting standards emphasize the prospective lessee’s ability to pay and creditworthiness, as well as the asset value of the motor vehicle to be leased. Contracts that are purchased must comply with VW Credit’s underwriting standards and other requirements, as described below, under existing agreements between VW Credit and dealers. Underwriting, servicing, and collection activities are performed either in the processing center located in Libertyville, Illinois, or by a remote workforce with standardized oversight and discipline in accordance with federal regulations.

Each applicant for a lease contract is required to complete a credit application. Applications submitted to VW Credit may include the following information about the applicant:

•	residential information;

•	source and amount of monthly income;

•	monthly mortgage or rent payment;

•	social security number; and

•	other personal information.

Credit applications are submitted through website-based systems or directly from dealer management systems. VW Credit generally obtains a credit report on the applicant from a national credit bureau selected based upon VW Credit’s assessment of which credit bureau provides the most accurate and complete credit reports. In a limited number of cases, a credit report is not available because an applicant does not have an established credit history. If an individual applicant has sufficient recent credit history, the credit bureau data includes the applicant’s credit risk score, often referred to as a “credit bureau score” or a FICO®* score, which is generated using statistical

* FICO® is a federally registered trademark of Fair Isaac Corporation.

models created by Fair Isaac Corporation. The credit bureau score measures the likelihood an applicant will repay an obligation as expected. Credit scores are the primary factors used as measuring devices to indicate the degree of risk on contracts offered to VW Credit by dealers. See “Risk Factors—Risks Relating to the Leases, the Lessees and the Related Leased Vehicles—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.”

VW Credit also evaluates each application using a proprietary credit scoring algorithm developed by a third-party credit scoring company for VW Credit and referred to as a scorecard. The scorecard is used to assess the creditworthiness of an applicant using the credit bureau data to assign the applicant a proprietary credit score.

Credit applications are evaluated when received and are either automatically approved, automatically rejected, or forwarded for review by a VW Credit credit analyst based on VW Credit’s electronic decisioning model. The model uses the VW Credit-derived credit score, the applicant’s credit bureau score, and a set of business rules designed to identify certain credit-related items such as affordability measures (e.g., payment-to-income ratio) and collateral type and quality. The model also identifies incomplete or inconsistent data such as an address or social security number mismatch, which is often caused by incorrect data entry but could possibly be a sign of fraud. In some cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. In such cases, a credit analyst evaluates the applications using the company’s written underwriting guidelines. The credit analyst considers the same information included in the electronic decisioning model and may weigh other factors, such as the prospective lessee’s prior experience with VW Credit, credit bureau data, collateral identification and valuation and payment and debt ratios. If data entry or inconsistent information is the reason an application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or obtain proof of the inconsistent data. For less creditworthy applicants, or if there is a discrepancy in the information provided by the applicant, the credit analyst may verify the identity, employment, income, residency and other applicant information using VW Credit’s established procedures before the decision is made. Based on the credit analyst’s assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a VW Credit credit analyst with higher approval authority. The credit analyst may condition approval on the addition of a qualified co-applicant or guarantor or on changes to the financing terms, such as a higher cash down payment or a less expensive vehicle being financed. If an application is forwarded to a credit analyst with higher approval authority, that credit analyst will undertake a similar review of the findings with the initial credit analyst.

As of the cutoff date, 32,668 leases, having an aggregate securitization value of approximately $1,026,038,182.65 (approximately 70.39% of the aggregate securitization value as of the cutoff date) were automatically approved, while 13,636 leases, having an aggregate securitization value of approximately $431,687,786.82 (approximately 29.61% of the aggregate securitization value as of the cutoff date) were evaluated and approved by a VW Credit credit analyst with appropriate authority in accordance with VW Credit’s written underwriting guidelines. None of the leases in the pool were originated with exceptions to VW Credit’s written underwriting guidelines, nor were any leases in the pool approved after being automatically rejected by the electronic decisioning model.

VW Credit uses risk-based pricing that includes a tiered system of interest rates and advance rates representing the varying degrees of risk assigned to different ranges of credit risk. If VW Credit considers an applicant to be relatively less creditworthy and, as a result, a greater risk, VW Credit will assign the applicant a higher interest rate and/or lower permissible advance rates. VW Credit makes its final credit decision based upon its assessment of the degree of credit risk with respect to each applicant.

VW Credit regularly reviews and analyzes its portfolio of leases to evaluate the effectiveness of its underwriting guidelines and purchasing criteria. If external economic factors, credit loss or delinquency experience, market conditions or other factors change, VW Credit may adjust its underwriting guidelines and purchasing criteria in order to change the asset quality of its portfolio or to achieve other goals and objectives.

Determination of Residual Values

In establishing the bi-monthly publication of residual values, VW Credit analyzes proceeds in the context of vehicle content, mileage, and lease term (among other variables), for lease vehicles sold through customer, dealer, and auction channels. The determined residual values are reviewed and approved by VW Credit leadership, as well as compared with VW Credit’s historical off-lease vehicle sales performance and independent industry guides for reasonableness. These values serve as a projection of a vehicle’s future resale value by expressing the future value as a percentage of a vehicle’s original manufacturer’s suggested retail price.

The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the stated residual value of a vehicle over its actual future realized value represents a residual loss at lease termination. VW Credit believes that the difference between the stated residual values and the actual realized value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Due to the current strength of used vehicle values, return rates are currently lower than historical rates; however, return rates in the long-term are expected to return to historical levels in the future.

All of the leases and leased vehicles that have been allocated to the Transaction SUBI have been originated under the residual value policies described above. Notwithstanding the foregoing, no assurance can be given as to VW Credit’s future experience with respect to the return rates of Volkswagen and Audi vehicles relating to leases originated under these policies. In addition, no assurance can be given that VW Credit’s experience with respect to the return of off-lease Volkswagen and Audi vehicles or related residual value losses, or the experience of the issuing entity with respect to the leased vehicles, will be similar to that set forth in the residual value loss experience table set forth under “Prepayments, Delinquencies, Repossessions and Net Losses—Residual Value Loss Experience” in this prospectus.

Recent Developments – Legal and Regulatory

VW Credit and its affiliates are parties to, or are periodically otherwise involved in, reviews, investigations, and proceedings (both formal and informal), and information gathering requests by various federal, state and local government authorities.

Recent Developments – Other Developments

On September 16, 2024, Volkswagen Financial Services, an affiliate of VW Credit, and Wells Fargo & Company (“Wells Fargo”) announced a multi-year co-branded agreement under which Wells Fargo will be the preferred purchase financing provider for the Volkswagen, Audi, and Ducati brands in the U.S. market. This new relationship began for Audi and Volkswagen dealers and consumers in May 2025, with Ducati to follow. VW Credit has ceased to originate new retail installment sales contracts. VW Credit will continue to service existing customer contracts previously originated by VW Credit. VW Credit will also continue to lead the customer experience in the U.S. market with Volkswagen, Audi, and Ducati brand partners and dealers. Going forward, VW Credit will focus on consumer leasing, floorplan lending and usage-based products, including mobility solutions, supporting Volkswagen AG’s growth strategy in the U.S. Under the terms of the agreement, Wells Fargo will provide a dedicated purchase experience for more than 600 Volkswagen, 300 Audi, and 130 Ducati dealerships in the U.S.

Credit Risk Retention

Pursuant to Regulation RR, VW Credit, as sponsor, is required to retain an economic interest in the credit risk of the Included Units, either directly or through a majority-owned affiliate. VW Credit intends to satisfy this obligation through the retention by the depositor, its wholly-owned affiliate, of an “eligible horizontal residual interest” in an amount equal to at least 5% of the fair value, as of the closing date, of all of the notes and the certificate issued by the issuing entity on the closing date. Pursuant to Regulation RR, the depositor is required to retain the “eligible horizontal residual interest” and may not transfer (except to VW Credit or another majority-owned affiliate of VW Credit) such interest until the latest of two years after the closing date, the date the aggregate securitization value is 33% or less of the initial aggregate securitization value, or the date the aggregate principal amount of the notes is 33% or less of the initial principal amount of the notes. VW Credit, the depositor and their affiliates may not hedge or finance the “eligible horizontal residual interest” during this period except as permitted under applicable law.

The depositor may transfer all or any portion of the “eligible horizontal residual interest” to VW Credit or another majority-owned affiliate of VW Credit on or after the closing date.

The residual interest retained by the depositor is structured to be an “eligible horizontal residual interest” and will take the form of the issuing entity’s certificate. VW Credit expects the certificate to have an approximate fair value, as of the closing date, of $263,772,998, which is approximately 17.42% of the fair value, as of the closing date, of all of the notes and the certificate issued by the issuing entity on the closing date.

The certificate represents a 100% beneficial interest in the issuing entity.

The expected fair value of the notes and the certificate is summarized below:

Class of Notes	Fair Value (in dollars)	Fair Value (as a percentage)
Class A-1 Notes	$197,500,000	13.05%
Class A-2-A Notes	$272,500,000	18.00%
Class A-2-B Notes	$241,250,000	15.94%
Class A-3 Notes	$451,250,000	29.81%
Class A-4 Notes	$87,500,000	5.78%
Certificate	$263,772,998	17.42%
Total	$1,513,772,998	100.00%

VW Credit and the depositor will use a fair value measurement framework under generally accepted accounting principles to calculate the fair value of the notes and the certificate. The fair value of the notes is assumed to be equal to the initial principal amount of the notes, or par. An internal valuation model using discounted cash flow analysis will be used to calculate fair value of the certificate.

The fair value measurement framework will consider various inputs including (i) quoted prices for identical instruments, (ii) quoted prices for similar instruments, (iii) current economic conditions, including interest rates and yield curves, (iv) experience with similar leases and leased vehicles in VW Credit’s managed portfolio of leases and prior securitized pools, including prepayments, residual value performance, net losses and recoveries based on information for leases and leased vehicles similar to the Included Units, and (v) management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is assumed to be equal to the initial principal amount of the notes, or par.  This reflects the fact that the interest rates of the notes will be as follows:

Class of Notes	Interest Rates
Class A-1 Notes	4.469%
Class A-2-A Notes	4.43%
Class A-2-B Notes	SOFR + 0.40%
Class A-3 Notes	4.50%
Class A-4 Notes	4.56%

In each case, these interest rates are estimated based on recent pricing of notes issued in similar securitization transactions and market-based expectations for interest rates and credit risk.

To calculate the fair value of the certificate, VW Credit used an internal valuation model.  This model projects future payments of the pool of leases, the values of the vehicles allocated to the Transaction SUBI, the interest and principal payments on each class of notes, and any other fees and expenses payable by the issuing entity. The resulting cash flows to the certificate are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows. In completing these calculations, VW Credit made the following assumptions:

•	a Benchmark Transition Event will not occur prior to payment in full of the Class A-2-B notes;

•	interest accrues on the notes at the rates described above. In determining the interest payments on the floating rate Class A-2-B notes, Compounded SOFR is assumed to reset consistent with the applicable forward rate curve as of June 10, 2025;

•	except as otherwise described in this section, principal and interest cash flows for the Included Units are calculated using the assumptions as described in “Weighted Average Life of the Notes;”

•	the initial principal amount of each class of notes is as set forth on the cover page to this prospectus;

•	leases prepay at a 100% Prepayment Assumption based on amortization resulting from voluntary prepayments;

•	retained and returned vehicles are sold for an amount equal to their Base Residual Value, resulting in no residual value gain or loss;

•	the pool experiences a lifetime cumulative net loss rate of 1.00% and these losses are incurred based on a timing curve approximately as follows:

Months 1 – 12:	40%
Months 13 – 24:	40%
Months 25 – 36:	20%

•	the recovery rate assumes a recovery of 50% of the Securitization Value of defaulted leases, with a delay between default and charge-off of three months and a delay between default and recovery of three months;

•	certificate cash flows are discounted at 13.00%; and

•	the depositor will exercise its opportunity to purchase the Transaction SUBI Certificate at the earliest payment date it is permitted to do so. The purchase price of the Transaction SUBI Certificate at such time will be equal to the aggregate Securitization Value of the Included Units (excluding losses for that period).

VW Credit developed these inputs and assumptions by considering the following factors:

•	ABS rate – estimated considering the composition of the leases and leased vehicles, the performance of VW Credit’s prior securitized pools and more recent originations,

•	Cumulative net loss rate – estimated using assumptions for both the magnitude of lifetime cumulative net losses and the shape of the cumulative net loss curve. The lifetime cumulative net loss assumption was developed considering the composition of the Included Units, the performance of VW Credit’s prior securitized pools and more recent originations, trends in used vehicle values, economic conditions, and the cumulative net loss assumptions of the Hired Agencies. Default and recovery rate estimates are included in the cumulative net loss assumption, and

•	Discount rate applicable to the residual cash flows – estimated to reflect the credit exposure to the residual cash flows. Due to the lack of an actively traded market in residual interests, the discount rate was derived from both quantitative factors, such as prevailing market rates of return for similar instruments, and qualitative factors that consider the subordinate nature of the first-loss exposure.

VW Credit believes that the inputs and assumptions described above include the inputs and assumptions that could have a material impact on the fair value calculation or a prospective noteholder’s ability to evaluate the fair value calculation.  The fair value of the notes and the certificate was calculated based on the assumptions described above.  You should be sure you understand these assumptions when considering the fair value calculation.

The methodology described above was used to determine the estimated fair value of the eligible horizontal residual interest to be retained on the closing date by the depositor. In accordance with Regulation RR, within a reasonable time after the closing date, VW Credit will disclose the actual fair value of the eligible horizontal residual interest retained based on the final pricing information and bond structure, as well as the fair value of the eligible horizontal residual interest required to be retained under Regulation RR. In addition, to the extent the valuation methodology used with respect to the eligible horizontal residual interest actually retained, or any of the key inputs and assumptions used therein, differ materially from those set forth above, VW Credit will disclose those material differences. These disclosures will be made on Form 10-D filed under the CIK number of the issuing entity.

In addition, the depositor may retain some or all of one or more of the classes of notes.

As described under “Description of the Transaction Documents—Priority of Payments” and “—Priority of Payments Will Change Upon an Indenture Default” below, payments to certificateholders on any payment date are subordinated to all payments of principal and interest on the notes by the issuing entity. In accordance with the requirements for an “eligible horizontal residual interest” under Regulation RR, on any payment date on which the issuing entity has insufficient funds to make all of the distributions described under “Description of the Transaction Documents—Priority of Payments”, any resulting shortfall will, through operation of the priority of payments, reduce amounts payable to the certificateholders prior to any reduction in the amounts payable for interest on, or principal of, any class of notes. The material terms of the notes are described in this prospectus under “The Notes,” and the other material terms of the certificates are described in this prospectus under “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity.”

THE SERVICER

VW Credit will be the servicer. VW Credit offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) approximately 940 dealers in the United States that sell Volkswagen and/or Audi vehicles.

Servicing

VW Credit is the servicer for all of the loans and leases that it finances. Although VW Credit may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer replacement event (as defined under the applicable financing documents), VW Credit generally expects to service the loans and leases sold in an asset-backed securitization transaction for the life of that transaction. For more information regarding the circumstances under which VW Credit may be replaced or removed as servicer of the leases and the leased vehicles, you should refer to “Description of the Transaction Documents” and “Description of the Transaction Documents—Servicer Replacement Events” in this prospectus. If the servicing of any leases and the leased vehicles were to be transferred from VW Credit to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although VW Credit expects that any increase in any such delinquencies would be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the leases and the leased vehicles as a result of any servicing transfer.

For more information regarding VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases, including leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this prospectus.

As the servicer, VW Credit generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles. VW Credit started servicing auto retail loans and leases in 1996.

Delinquencies, Repossessions and Net Losses

For a discussion of VW Credit’s delinquency, repossession and loss experience with respect to its portfolio of Volkswagen leases, including leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit, you should refer to “Prepayments, Delinquencies, Repossessions and Net

Losses” in this prospectus. For a description of the roles and responsibilities of the servicer, see “Description of the Transaction Documents—Servicing the Leases” in this prospectus.

VW Credit believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving VW Credit as servicer.

Remarketing Program

VW Credit directs all inbound customer calls to the Experience Management Customer Service Representative beginning approximately 90 days prior to lease maturity. At 90 days and 45 days prior to maturity, VW Credit contacts each lease customer through direct mail or digitally via an online portal. This communication provides the customer with information regarding the lessee’s lease obligations, including vehicle inspection, turn-in requirements, and option to purchase and financing availability. If the lessee indicates an intention to purchase the leased vehicle (by telephone call), the lessee is provided with all necessary information and documents to complete the purchase. The lessee also has the option of working with a franchised VW or Audi dealer in order to facilitate the purchase.

The lessee is encouraged to schedule a vehicle inspection within 90 days prior to the lessee’s lease termination, which may occur at the lessee’s residence or place of business. The lessee is provided an estimate for excess wear and use and excess mileage charges, and is encouraged to file an insurance claim and/or make repairs prior to returning the vehicle. If the lessee declines to have an inspection completed prior to lease termination, the lessor will schedule a vehicle inspection to take place at the authorized franchise dealership where the vehicle was returned. Inspection reports and digital pictures from the inspection are processed electronically and transmitted for viewing by dealers online to facilitate VW Credit’s online dealer purchase channel.

Vehicle Maintenance

Each VW Credit lease contract provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a VW Credit lease contract, if the lessee does not purchase the leased vehicle, the VW Credit lease contract requires the lessee to pay VW Credit the estimated cost to repair any damages to the vehicle resulting from unreasonable or “excessive” wear and use. Unreasonable or excess wear and use generally includes, but is not limited to, the following: (1) inoperative mechanical and electrical parts including power accessories, (2) any dents, dings, scratches, chips or rusted areas greater than 2 inches in size on any body or trim part, (3) gouges or tears through bumper covers, broken or dented grilles, (4) mismatched paint or any mark left by special identification, (5) seats, seat belts, headlining, door panels or carpeting which is torn, worn, stained, burned or damaged, (6) cracks, scratches, pits or chips to windshields, windows, head light lenses, sealed beams or taillight assemblies, (7) for Quattro and 4Motion vehicles only, any tire not part of a matching set of five tires of the same brand, size and quality (or four with an emergency “doughnut”); for vehicles other than Quattro and 4Motion, mixed brands of tires are acceptable if the tires match size and speed ratings, (8) any tire with less than 1/8 inch of tread or any tire with gouged, cut, torn or plugged sidewalls or (9) any missing parts, accessories and adornments, including bumpers, ornamentation, aerials, hubcaps, rear view mirrors, radio, remote keys, manuals, cargo covers, navigation CD’s, and stereo components or spare tire. VW Credit may waive all or part of the excessive wear and mileage billed to the lessee.

Methods of Vehicle Disposal

VW Credit’s Remarketing department manages the disposition of all motor vehicles, including end-of-term leases, early terminations, company vehicle assets, and repossessions. Lessees can purchase their vehicle at the stated purchase option price plus any outstanding obligations. If not purchased, the vehicle is returned to a franchised dealer and offered for sale to the grounding dealer for 48 hours via AudiDirect.com and VolkswagenDirect.com at residual or market-based prices. If the grounding dealer does not buy the vehicle, it is then offered to non-grounding franchised dealers and subsequently to independent dealers. Unsold vehicles are sent to physical auctions and offered digitally nationwide.

The Certified Pre-Owned Vehicle Program was established by Volkswagen Group of America to create customer and dealer demand for off-lease used Volkswagen and Audi vehicles and to enhance the value of off-lease vehicles. To qualify for the Certified Pre-Owned Vehicle Program, a vehicle must pass an inspection conducted by the related dealer based on standards set by Volkswagen Group of America. For Certified Pre-Owned vehicles, Volkswagen Group of America provides a limited warranty which covers the vehicle for a selected period of time and mileage. Each Certified Pre-Owned vehicle is covered by a roadside assistance program which is similar to that offered on new vehicles. The Certified Pre-Owned Vehicle Program is actively marketed by Volkswagen Group of America using, from time to time, both broadcast and print media.

Collection and Repossession Procedures

The customer billing process is generally initiated by monthly invoices to the customer. Further notifications are shared via the optional branded portal. Monthly payments are received at a lockbox account, mailed directly to VW Credit, or are paid electronically, including through direct debit or telephonic payment systems. Customers may enroll in a variety of recurring and one-time automated clearinghouse programs that debit funds directly from their bank accounts. As payments are received, they are electronically transferred to VW Credit and processed through VW Credit’s servicing system for the application of payments to the appropriate accounts.

VW Credit measures delinquency by the number of days elapsed from the date a payment is due under the lease contract. VW Credit considers a payment to be past due or delinquent when a lessee fails to make at least 75% of a scheduled payment by the related due date. VW Credit utilizes behavioral scoring to drive contact strategies for delinquent accounts. VW Credit generally mails a notice to the lessee beginning between 3 and 20 days delinquent and initiates telephone contact requesting payment beginning between 2 and 59 days delinquent. VW Credit gains collection efficiency through the use of technology which may include automated dialing, predictive dialing, electronic communication channels and behavioral scoring of all lease accounts. If the delinquent lease cannot be brought current or completely collected within 60 to 90 days, VW Credit generally assigns the vehicle to a repossession agent and attempts to repossess the related leased vehicle. VW Credit holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement or redemption and then sells or otherwise disposes of the vehicles. VW Credit’s current policy is to generally charge-off a lease contract on the earlier of (1) the date on which the proceeds of sale of the repossessed leased vehicle are applied to the lease contract and (2) the month in which the lease contract reaches its 120th day of delinquency. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the lease generally are pursued by or on behalf of VW Credit to the extent practicable and legally permitted. See “Material Legal Aspects of the Leases and the Leased Vehicles—Deficiency Judgments” in this prospectus.

VW Credit’s underwriting and collection standards are reviewed by its Retail Credit Sub-Committee. Any change in VW Credit’s underwriting and collection standards requires prior approval from the Retail Credit Sub-Committee.

Extensions, Deferrals and Pull-Aheads

VW Credit may grant extensions of motor vehicle lease contracts (which extend the maturity date of a lease contract) and deferrals of payments on motor vehicle lease contracts (which extend the due date for one or more monthly payments but do not extend the lease term of the related lease contract), in each case, in accordance with its customary servicing procedures and the Transaction SUBI servicing agreement. Lessees at the end of a lease who intend to lease another Volkswagen or Audi automobile but cannot do so at lease maturity, for reasons such as awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension of up to a maximum of six months. In addition, VW Credit may adopt incentive programs that encourage term extensions in connection with the lease of another Volkswagen or Audi vehicle. If a term extension is granted for any Included Unit, VW Credit, as servicer, may be required to repurchase such Included Unit.

VW Credit, as servicer, may also permit a lessee to terminate a lease prior to its maturity in order to allow that lessee, among other things, (1) to enter into a new lease contract for a different Volkswagen or Audi vehicle, (2) to purchase a different Volkswagen or Audi vehicle or (3) to finance a different Volkswagen or Audi vehicle. However, an early termination with respect to any lease allocated to the Transaction SUBI will not be permitted unless all Pull-Ahead Amounts due and payable by the lessee under that lease on or before the date of the lessee’s election to terminate the lease have been paid by or on behalf of the lessee and are deposited in the collection account within the time period required for the servicer to deposit collections into the collection account. Following this early termination, the servicer will charge the lessee any applicable excess wear and use charges and excess mileage charges in accordance with its customary servicing practices with respect to leases that are terminated early by the related lessee in the absence of a “pull-ahead” or other marketing program.

THE ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company (“Clayton”), has been appointed as asset representations reviewer pursuant to an agreement between the issuing entity, the servicer and the asset representations reviewer. Clayton is a wholly-owned subsidiary of Covius Services, LLC. Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements. Clayton and its affiliates have performed over 17 million loan reviews and provided ongoing services to over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government sponsored enterprises and other governmental agencies. These services have been performed primarily on residential mortgage loan and residential mortgage-backed securities transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, equipment leases, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans. Clayton has been engaged as the asset representations reviewer on more than 750 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

The asset representations reviewer is not, and will not be, affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates, nor has the asset representations reviewer been hired by the sponsor or an underwriter to perform pre-closing due diligence work on the leases. If the asset representations reviewer is merged into or becomes an affiliate of the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any person hired by the sponsor or an underwriter to perform pre-closing due diligence work on the leases, the asset representations reviewer will promptly resign and the servicer will appoint a successor asset representations reviewer. In addition, the asset representations reviewer will promptly resign and the servicer will appoint a successor asset representations reviewer, if either (i) the asset representations reviewer no longer meets the eligibility requirements included in the asset representations review agreement or (ii) the asset representations reviewer has determined that the performance of its duties under the asset representations review agreement is no longer permissible under applicable law. The servicer may remove the asset representations reviewer if the asset representations reviewer (i) no longer meets the eligibility requirements included in the asset representations review agreement, (ii) breaches any of its representations, warranties, covenants or obligations in the asset representations review agreement or (iii) is subject to a bankruptcy event.

Following the resignation or removal of the asset representations reviewer, the servicer will engage a successor asset representations reviewer who meets certain eligibility requirements included in the asset representations review agreement. No resignation or removal of the asset representations reviewer will be effective until a successor asset representations reviewer has accepted its appointment and agreed to perform the obligations of the asset representations reviewer.

If the asset representations reviewer has resigned, been removed, replaced or substituted, or if a successor asset representations reviewer has been appointed, the issuing entity will disclose on the Form 10-D filed after the collection period in which the event occurred, the date of the event and the circumstances surrounding the resignation, removal, replacement, substitution, or appointment, as applicable. The predecessor asset representations reviewer shall pay the expenses (including the fees and expenses of counsel) associated with the required resignation of the asset representations reviewer and the appointment of a successor asset representations reviewer.

The asset representations reviewer will be responsible for reviewing the Subject Leases for compliance with the representations and warranties made by VW Credit on the leases if the conditions described below under “Description of the Transaction Documents—Asset Representations Review” are satisfied. Under the asset representations review agreement, the asset representations reviewer will be entitled to be paid the fees and expenses set forth under “Description of the Transaction Documents—Fees and Expenses” in this prospectus. The asset representations reviewer is required to perform only those duties specifically required of it under the asset representations review agreement, as described under “Description of the Transaction Documents—Asset Representations Review” in this prospectus. The asset representations reviewer’s liability in connection with the asset representations review is limited solely to the express obligations of the asset representations reviewer set forth in the asset representations review agreement. The asset representations reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment, however the asset representations reviewer will be liable for its own willful misconduct, bad faith, breach of the asset representations review agreement or negligence in performing its obligations under the asset representations review agreement. The servicer is required under the asset representations review agreement to provide the asset representations reviewer access to the review materials. The asset representations reviewer will be required to keep all information about the leases obtained by it in confidence and may not disclose that information other than as required by the terms of the asset representations review agreement and applicable law.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

The issuing entity, the depositor, the origination trust and VW Credit, as servicer, as sponsor and as administrator, are affiliates. None of the indenture trustee, the asset representations reviewer, the owner trustee or any of the origination trustees is an affiliate of any of the foregoing parties. Additionally, none of the indenture trustee, the asset representations reviewer, the owner trustee or any of the origination trustees is an affiliate of the other. The UTI trustee, administrative trustee and SUBI trustee, and U.S. Bancorp Investments, Inc., one of the underwriters, are affiliates.

THE TRANSACTION SUBI

The Transaction SUBI will be issued by the origination trust under a supplement to the origination trust agreement to be dated as of the closing date (the “Transaction SUBI supplement” and, together with the origination trust agreement, the “Transaction SUBI trust agreement”). To provide for the servicing of the Included Units, the origination trust, the servicer and the SUBI trustee will enter into a supplement to the base servicing agreement to be dated as of the closing date (the “Transaction SUBI servicing supplement,” and together with the base servicing agreement, the “servicing agreement”). The Transaction SUBI will represent a beneficial interest, not a direct interest, in the Included Units. The Transaction SUBI will not represent an interest in any origination trust assets other than the Included Units. The issuing entity and the noteholders will have no interest in the UTI, any Other SUBI or any assets of the origination trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of origination trust assets not represented by the Transaction SUBI will not be available to make payments on the notes. For further information regarding the origination trust, you should refer to “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—The Origination Trust” in this prospectus.

The Transaction SUBI Certificate will evidence a beneficial interest in the origination trust assets allocated to the Transaction SUBI, which will generally consist of the Included Units and all proceeds of or payments on or in respect of the leases or leased vehicles received after the cutoff date.

On the closing date, the origination trust will issue the Transaction SUBI Certificate to or upon the order of VW Credit, as initial beneficiary of the UTI. VW Credit will sell the Transaction SUBI Certificate to the depositor, who will then sell the Transaction SUBI Certificate to the issuing entity.

For further information regarding the origination trust, you should refer to “The Origination Trust” in this prospectus. See “Description of the Transaction Documents—Sale and Assignment of the Transaction SUBI and Related Security Interest” in this prospectus regarding transfers of the Transaction SUBI Certificate.

THE LEASES

General

The leases allocated to the Transaction SUBI consist of motor vehicle retail closed-end leases for new Volkswagen and Audi motor vehicles. Each of the leases was originated by a dealer in the ordinary course of that dealer’s business and assigned to the origination trust in accordance with underwriting procedures described under “The Sponsor—Underwriting Procedures” in this prospectus.

Over the term of the lease, the lessee is required to make substantially equal monthly payments intended to cover the cost of financing the related leased vehicle, scheduled depreciation of the leased vehicle and certain sales, use or lease taxes. From each payment billed with respect to a leased vehicle, the monthly payment amount that represents the financing cost and depreciation of the leased vehicle (including any capitalized amounts, such as service contract premiums) will be available to the issuing entity to make payments in respect of the related notes. At the scheduled end of the lease term, under the lease the lessee has two options:

(1)            the lessee can purchase the leased vehicle for an amount (the “maturity date purchase option amount”) equal to the sum of (a) the purchase option amount specified in the lease, (b) the purchase option fee specified in the lease, if any, (c) any other fees and taxes related to the purchase of the leased vehicle and (d) any due and unpaid payments and other charges under the lease; or

(2)            the lessee can return the leased vehicle to, or upon the order of, the lessor and pay an amount equal to (a) the turn-in fee, if any, specified in the lease, (b) any amounts assessed by the servicer as a result of excessive wear and use, excess mileage, taxes, parking tickets or fines and (c) any due and unpaid payments under the lease.

An amount equal to the sales proceeds from sales of leased vehicles to the lessees, dealers or at auction and all amounts assessed and collected by the servicer in connection with excessive wear and use and excess mileage charges upon return of the leased vehicles will be available to the issuing entity to make payments in respect of the notes. Because the leases are closed-end leases, the lessees will not be responsible for any amount by which the stated residual value of the leased vehicle exceeds the sales proceeds received for the leased vehicle at expiration of the lease.

Tangible and Electronic Contracting

Leases are originated in either tangible or electronic form.  Following dealer and lessee signing of a tangible contract, the dealer sends the documentation constituting the tangible record related to the applicable lease to a servicing center, where VW Credit personnel review and audit documentation, and funding will occur if the documentation meets compliance and policy requirements. The imaged contract documents are available for use by personnel in the ordinary course of servicing the applicable lease. Following the imaging, the original contract is shipped to a third-party document retention center that has various locations within the continental United States, which use sophisticated security conditions and techniques including advanced fire suppression technology. The servicer may request retrieval of the original contract from the document retention center in the event of the need for re-imaging or for various servicing, re-assignment or enforcement purposes.

As of the cutoff date, approximately 83.18% of the aggregate securitization value of the related leases and leased vehicles were originated as electronic contracts.

VW Credit, on behalf of the origination trust, and certain dealers who originate leases, have contracted with a third-party to facilitate the process of electronically creating, signing and assigning retail closed-end motor vehicle lease contracts entered into with lessees in connection with the leasing of vehicles and to store and manage the electronic authoritative copy of a contract once it has been executed and deposited in an electronic contract vault maintained by the third-party. The third party maintains several electronic contract vaults for contracts owned by originating dealers and electronic contract vaults for VW Credit and for the origination trust. The services provided by the third-party permit a lessee and a dealer to electronically enter into a contract for the lease as well as other transaction documents. Using the third-party’s system, a dealer may assign the executed electronic contract to the origination trust.

The third-party system includes the integration of electronic vault software by the third-party with (i) the third-party’s computer network, systems and software applications, including those pertaining to the electronic retail closed-end motor vehicle lease contract vaulting service and (ii) the dealer management system applications providing the electronic contracting service to dealers permitting (1) the electronic review, signing, transfer, perfection of transfer, storage and administration of electronic retail closed-end motor vehicle lease contracts created by dealers and entered into by lessees and dealers, and (2) the transfer of “control” of such electronic contracts from the originating dealers to the origination trust.

Early Termination

Each lease provides that the lessee or the lessor may terminate the lease before the scheduled end of the lease term (an “early termination”) in the circumstances discussed below. A lessee has the right to request an early termination provided that the lessee is not in default under the lease. In addition, VW Credit adopts incentive plans that encourage lessees to terminate leases before the related scheduled end of term. See “The Servicer—Extensions, Deferrals and Pull-Aheads” in this prospectus. The lessee may purchase the leased vehicle for an amount equal to (x) the maturity date purchase option amount, plus (y) the monthly payment amount times the number of monthly payments not yet due with respect to related lease, minus (z) unearned rent charges calculated under the scheduled actuarial method under the lease.

In addition to purchasing the leased vehicle, a lessee has the right to cause an early termination by returning the leased vehicle to the lessor, through an authorized franchised dealer, and paying an amount (an “early termination amount”) equal to (i) the turn-in fee, if any, specified in the lease, plus (ii) any due and unpaid payments under the lease, plus (iii) any fees and taxes related to the early termination, plus (iv) the monthly payment amount times the number of monthly payments not yet due with respect to related lease, minus (v) unearned rent charges calculated under the scheduled actuarial method under the lease, minus (vi) the amount by which the leased vehicle sale price exceeds the purchase option amount, plus (vii) to the extent the purchase option amount exceeds the leased vehicle sale price, the lesser of (1) any amounts assessed by the servicer as a result of excessive wear and use or excess mileage and (2) the amount by which the maturity date purchase option amount exceeds the leased vehicle sale price.

The “leased vehicle sale price” of a leased vehicle is determined under the related lease pursuant to one or more of the following methods, as specified in the lease:

(1)            by agreement between the lessee and the lessor;

(2)            by the disposition of the leased vehicle in a commercially reasonable manner;

(3)            within 10 days of the early termination, by an independent third-party appraiser acceptable to the lessee and the lessor and paid for by the lessee of the wholesale value of the leased vehicle that could be received at sale;

(4)            if the leased vehicle is damaged, destroyed, stolen, abandoned or confiscated by any governmental authority, the leased vehicle is declared a total loss by the lessee’s insurance carriers, and the lessee has complied with the insurance requirements set forth in the lease at the time of the loss, the amount of the applicable insurance deductible owed by the lessee and the proceeds of the settlement of the insurance claim, unless the lessor agrees to a higher amount;

(5)            in some states, if the lessor elects to retain ownership of the leased vehicle for re-lease or other use, the wholesale value of the leased vehicle as specified in the current edition of the NADA Official Used Car Guide; or

(6)            a reasonable fair market wholesale value adjusted for vehicle mileage and vehicle condition as determined by the vehicle inspection.

VW Credit currently offers Lease Pull Ahead incentives for select customers to lease new vehicles to lessees whose lease contracts are nearing expiration. These incentive programs are financed by Volkswagen Group of America and may include waiver of one or more monthly payments otherwise payable under the related lease. These programs are employed to promote customer loyalty by offering attractive early termination options and to provide lessees with an incentive to purchase or lease another new Volkswagen or Audi vehicle. These programs can also be used to shift vehicles out of peak terminating months and to increase the number of off-lease vehicles that are sold or auctioned during those months in which the purchase price for off-lease vehicles tends to be higher. If the lessee receives this incentive, his or her final lease obligations will include all remaining monthly payments and fees, plus applicable excess wear and use charges, less unearned rent charges calculated under the scheduled actuarial method under the lease, less the Lease Pull Ahead incentive offered to the customer. VW Credit will pay to the issuing entity the Pull Ahead Amount with respect to any leased vehicle included in the Transaction SUBI for which the related lease is subject to an early termination due under a Lease Pull Ahead program.

Each lease also allows the lessor to cause an early termination of the lease and repossess the related leased vehicle upon a lessee default. Events of default under a lease include, but are not limited to (1) the failure by a lessee to make a payment when due, (2) the failure of the lessee to provide truthful information on the credit application, (3) the failure of the lessee to timely or properly perform any obligation under the lease, or (4) the bankruptcy or other insolvency of the lessee.

If the lessor terminates a lease early due to a lessee default, the lessee will owe the early termination amount, including any reasonable attorneys’ fees and court costs, to the extent permitted by law.

The lessor may also cause an early termination of a lease if the related leased vehicle is damaged, destroyed, stolen, abandoned or confiscated by any governmental authority. If the lessor causes an early termination of the lease and the lessee has complied with the insurance requirements, paid the deductible and has satisfied all of the obligations under the lease, the lessor will accept the insurance loss proceeds as satisfaction in full of the lessee’s early termination amount. If the lessor causes an early termination and the lessee has not complied with the lease insurance requirements, has not paid the deductible or has not satisfied all of its obligations under the lease, the lessee will owe the lessor an amount equal to the difference between the early termination amount and any loss insurance proceeds received by the lessor with respect to the related leased vehicle.

Insurance

Each lease contract requires the lessee to obtain and maintain vehicle liability and physical damage insurance on the leased vehicle. VW Credit’s dealer agreements include a requirement that the dealer provide VW Credit with written evidence that the lessee has physical damage and liability insurance which meets the requirements of the lease contract at the inception of the lease. The amount of insurance required by the lease contracts is at least equal to the amount required by applicable state law, subject to customary deductibles. VW Credit requires the policy to name the origination trust as additional insured with respect to liability and insured and loss payee with respect to physical damage. Although VW Credit typically assures that the lessee’s insurance requirement is satisfied at the inception of the lease contract, VW Credit is not obligated to monitor whether a lessee continues to satisfy its insurance requirement after the contract is acquired by VW Credit. Further, there can be no assurance that each leased vehicle will continue to be covered by liability and physical damage insurance for the entire term of the lease.

VW Credit does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received on that coverage may, if permitted by applicable law, be applied to payments on the related lease to the extent that the lessee’s beneficiary chooses to do so.

Characteristics of the Units

Securitized Portfolio Information

The portfolio information presented in this prospectus is based on the pool of leases as of the close of business on the cutoff date and is calculated based on the Securitization Value of the Included Units. The pool consists of leases owned by the origination trust that met the criteria described below as of the cutoff date. As of the cutoff date, the Units allocated to the Transaction SUBI are expected to have an aggregate initial Securitization Value of approximately $1,457,725,969.47. For more information regarding how the Securitization Value for each lease is calculated, you should refer to “Representations, Warranties and Covenants—Calculation of the Securitization Value” below.

Representations, Warranties and Covenants

The Included Units will be identified in a schedule appearing as a schedule to the Transaction SUBI supplement. In the SUBI sale agreement, VW Credit will make the Eligibility Representations (as defined below) with respect to each lease. On the closing date, the depositor will assign all of its rights under the SUBI sale agreement to the issuing entity.

The SUBI sale agreement will also provide that if VW Credit or the depositor discovers a breach of any Eligibility Representation that materially and adversely affects the issuing entity’s or the noteholders’ interest in the related lease or leased vehicle, which breach is not cured prior to the end of the collection period following the collection period in which VW Credit or the depositor was notified of that breach (either pursuant to notice or otherwise), then the applicable Unit will be reallocated to the UTI on the payment date related to that collection period. Any inaccuracy in the Eligibility Representations will be deemed not to have a material and adverse effect if such inaccuracy does not affect the ability of the issuing entity to receive or retain payment in full on the beneficial interest in the applicable lease and related leased vehicle. In consideration for such reallocation, VW Credit will be required to deposit into the collection account a repurchase payment equal to the Securitization Value of the applicable Unit as of the beginning of the collection period preceding such payment date (the “repurchase payment”). Upon making that payment, the related Unit will no longer constitute an Included Unit.

An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation and the related Included Unit. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as additional documentation reasonably satisfactory to the indenture trustee, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document. VW Credit and the depositor will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such request.

In addition, VW Credit, as a servicer, will be required to cause any Units which include leases as to which the servicer grants a Postmaturity Term Extension to be reallocated to the UTI or Other SUBI on the payment date following the beginning of the collection period during which such Postmaturity Term Extension is granted. In consideration for such reallocation, the servicer will be required to deposit into the collection account a repurchase payment equal to the Securitization Value of the applicable Unit as of the end of the collection period preceding such payment date. See “The Servicer— Extensions, Deferrals and Pull-Aheads.” A “Postmaturity Term Extension” means, for any Included Unit, that the servicer has granted a term extension for that Included Unit beyond the last day of the collection period preceding the final scheduled payment date for the Class A-4 notes.

The repurchase payment must be made by VW Credit as of the payment date immediately following the end of the collection period in which the related cure period ended or the Postmaturity Term Extension was granted. Upon making that payment, the related Unit will no longer constitute an Included Unit.

Eligibility Criteria and Portfolio Characteristics

The leases allocated to the Transaction SUBI on the closing date will be selected randomly from a pool of eligible leases originated by VW Credit. As of the cutoff date, VW Credit will represent and warrant that each lease satisfies the following “Eligibility Representations”:

•	has a lessee of which (i) is a resident of, or organized under the laws of and with its chief executive office in, the U.S., (ii) is not an affiliate of VW Credit, (iii) is not a government or a governmental subdivision or agency, (iv) is not shown on the servicer’s records as a debtor in a pending bankruptcy proceeding and (v) is not the lessee of any defaulted lease;

•	the related leased vehicle, to VW Credit’s knowledge, was not subject to an event which would constitute a casualty with respect to such leased vehicle;

•	is an “account” or “chattel paper” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions;

•	constitutes the legal, valid and binding obligation of the related lessee enforceable against such lessee in accordance with its terms subject to no offset, counterclaim, defense or other adverse claim;

•	(i) good and valid ownership of such lease has validly and effectively vested in the origination trust and (ii) as of the closing date, good and valid ownership of the beneficial interest of such lease will be validly and effectively conveyed to, and vested in the depositor, in each case, free and clear of all adverse claims, except for permitted liens;

•	does not require the lessee under such contract to consent to the transfer, sale or assignment of the rights of the origination trust under such contract;

•	does not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

•	was not originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such leased vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI is unlawful, void or voidable;

•	was originated in compliance, and complies in all material respects, with all material applicable legal requirements;

•	was generated in the ordinary course of the origination trust’s business;

•	only one original of the related lease exists, which is held by the servicer on behalf of the origination trust;

•	has no credit-related recourse to the related dealer;

•	is in full force and effect, and has not been satisfied, subordinated or rescinded;

•	requires the related lessee to obtain physical damage insurance covering the related leased vehicle in accordance with the servicer’s customary servicing practices, was originated in compliance with the servicer’s customary servicing practices and otherwise complies with the servicer’s customary servicing practices;

•	has a remaining term to maturity, as of the cutoff date greater than or equal to 3 months and less than or equal to 41 months and had an original lease term greater than or equal to 24 months and less than or equal to 48 months;

•	is not more than 30 days past due as of the cutoff date and is not a defaulted lease;

•	is payable solely in U.S. dollars;

•	has a Securitization Value, as of the cutoff date, not greater than $86,000;

•	provides for substantially equal monthly payments and level payments that fully amortize the adjusted capitalized cost of the lease to the related stated residual value over the lease term;

•	was originated on or after January 1, 2022; and

•	is with respect to a new Volkswagen brand or Audi brand vehicle, in each case, that is not a diesel engine vehicle.

As of the cutoff date, the non-zero weighted average FICO® score (weighted average by Securitization Value) of the lessees in the pool is 776. Each lessee related to an Included Unit in the pool had a FICO® score available as of the origination of the related lease.

The FICO® score of a lessee is calculated as of the origination of the related lease in the manner described in “The Sponsor—Underwriting Procedures” in this prospectus. A FICO® score is a measurement determined by Fair Isaac Corporation using information collected by the major credit bureaus to assess credit risk. Data from an independent credit reporting agency, such as a FICO® score, is one of several factors that may be used by VW Credit in its credit scoring system to assess the credit risk associated with each applicant, see “The Sponsor—Underwriting Procedures” in this prospectus. FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the Units. In addition, FICO® scores may change over time, depending on the conduct of the lessee and changes in credit score technology and therefore, a lessee’s FICO® score at any time in the future may be higher or lower than the lessee’s FICO® score as of origination of the related lease. See “Risk Factors—Risks Relating to the Leases, the Lessees and the Related Leased Vehicles—Credit scores and historical loss experience may not accurately predict the likelihood of losses on the leases.”

The Included Units possess the following characteristics:

Pool Characteristics
as of the Cutoff Date

Lease Securitization	2025-A
Closing Date	June 17, 2025
Cutoff Date	April 30, 2025
Number of Leases	46,304
Original Book Value(1)	$1,767,973,375.68
Original Aggregate Securitization Value	$1,457,725,969.47
Average	$31,481.64
Minimum	$9,455.93
Maximum	$84,992.77
Percentage New Vehicles	100.00%
Percentage Audi Vehicles	45.77%
Percentage Volkswagen Vehicles	54.23%
Base Residual(2)	$1,012,350,056.23
Average	$21,863.12
Minimum	$7,591.92
Maximum	$67,192.00
Original Term (Months)
Weighted Average(3)	36.78
Minimum	24
Maximum	48
Remaining Term (Months)
Weighted Average(3)	26.45
Minimum	7
Maximum	44
Seasoning (Months)(4)
Weighted Average(3)	10.33
Minimum	3
Maximum	41
FICO® Score (5)(6)
Weighted Average(3)	776
Minimum(6)	600
Maximum(6)	900
Discounted Base Residual as a % of Aggregate Securitization Value	55.12%
Base Residual as a % of MSRP	48.45%

(1)	Original Book Value is determined based on capitalized amounts of the leases less the accumulated depreciation of the related leased vehicles.

(2)	The Base Residual and the sum of the base residual value amounts listed in Appendix B may not be equal due to rounding.

(3)	Weighted average by Securitization Value.

(4)	Seasoning refers to the number of months elapsed since origination of the leases.

(5)	FICO® is a federally registered trademark of Fair Isaac Corporation.

(6)	FICO® scores are calculated as of the origination of the related leases and excludes lessees for which no FICO® score was available as of the origination of the related lease.

Calculation of the Securitization Value

Under the servicing agreement, the servicer will calculate a “Securitization Value” for each Included Unit equal to the following:

Calculation Date	Securitization Value Formula
as of any date other than its maturity date	the sum of the present values, calculated using a discount rate equal to the Securitization Rate, of (a) the aggregate monthly payments remaining on the lease (including monthly payments due but not yet paid) and (b) the Base Residual Value of the related leased vehicle; and

as of its maturity date	the Base Residual Value of the related leased vehicle.

The Securitization Value of a Terminated Unit is equal to zero.

The Securitization Value represents the amount of financing that will be raised against each lease and the related leased vehicle. The Securitization Value will, at any given time during the term of the lease represent the principal amount of notes that can be amortized by the sum of the monthly payments due in respect of the leased vehicle over the remaining lease term, plus the Base Residual Value of the leased vehicle, in each case discounted at an annualized rate equal to the Securitization Rate.

“Securitization Rate” means, for any Included Unit, 10.00%.

The Securitization Rate was established based on, among other things, market interest rates and the assumed interest rate on the notes.

“Base Residual Value” means, for each leased vehicle, the lowest of (i) the stated residual value estimate established at the time the related lease was originated (or if subsequently revised in connection with an extension of a lease, in accordance with customary servicing practices), (ii) the MSRP ALG Residual and (iii) the Updated ALG Residual. The MSRP ALG Residual and the Updated ALG Residual are residual value estimates produced by the third-party source, Automotive Lease Guide (also referred to as the “ALG”), an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting estimated vehicle market values at lease termination. The “MSRP ALG Residual” is a residual value estimate produced by the ALG at the time of origination of the lease based on the total manufacturer’s suggested retail price (commonly referred to as “MSRP”) of the base vehicle and all VW Credit authorized options, without making a distinction between the value adding options and non-value adding options.  The “Updated ALG Residual” is an estimate of the expected residual value at the related maturity date produced by the ALG in the March/April 2025 edition as the “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the MSRP of the base vehicle and all VW Credit authorized options, without making a distinction between the value adding options and non-value adding options. The calculation of Base Residual Value has the effect of placing a cap on the estimated residual value of a vehicle for purposes of calculating the securitization value of such vehicle.

A “Terminated Unit” is an Included Unit for which any of the following has occurred during a collection period:

•	the related leased vehicle was sold or otherwise disposed of by the servicer following (i) the related lease becoming a defaulted lease or (ii) the scheduled or early termination (including any early termination by the related lessee) of the related lease;

•	the related lease became a defaulted lease or the related lease terminated or expired more than 90 days prior to the end of that collection period and the related leased vehicle was not sold; or

•	the servicer’s records, in accordance with its customary servicing practices, disclose that all insurance proceeds expected to be received have been received by the servicer following a casualty or other loss with respect to the related leased vehicle.

A “defaulted lease” means a lease for which any of the following has occurred during a collection period:

•	any payment on that lease is past due 90 or more days;

•	the related vehicle for that lease has been repossessed but has not been charged off; or

•	the lease has been charged off in accordance with the servicer’s customary servicing practices.

Residual Values

The value of the notes being offered under this prospectus is based on the aggregate Securitization Value of the Included Units. Each lease sets forth a residual value, which we refer to in this prospectus as the “stated residual value” established at the time of lease origination (as it may be subsequently revised in connection with an extension of a lease in accordance with customary servicing practices). The stated residual value as provided in the lease agreement is the estimated value of the vehicle at the end of the lease and is the amount used to calculate the base monthly lease payments under the lease, assuming that the lease amortizes like a loan. If we assume that the original adjusted capitalized cost of the lease is the initial principal amount of the loan, that the lease rate is the interest rate, that the lease term is the term of the loan and that all monthly payments are timely made, the stated residual value is the amount to which the outstanding balance would decline at the scheduled expiration of the lease term. When a vehicle is sold after being returned by the lessee at the end of the related lease, there will be a residual loss if the net sales proceeds of the vehicle are less than the stated residual value. For more information regarding the determination of residual values, you should refer to “The Sponsor—Determination of Residual Values” in this prospectus.

Distribution of the Leased Vehicles by Model

The distribution of the Included Units as of the cutoff date by model will be as follows:

Vehicle by Model	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Atlas	8,622	18.62%	$291,335,237.61	19.99%
Tiguan	10,363	22.38	258,773,937.76	17.75
Q5	5,189	11.21	198,565,623.78	13.62
Taos	6,493	14.02	143,342,345.16	9.83
Q7	1,997	4.31	108,768,239.13	7.46
Q3	3,215	6.94	103,960,269.93	7.13
Jetta	4,261	9.20	79,048,099.30	5.42
A5	1,348	2.91	54,225,122.51	3.72
Q8	685	1.48	44,716,663.17	3.07
S5	800	1.73	40,718,002.95	2.79
Q6 E-Tron	767	1.66	37,525,554.41	2.57
A6	509	1.10	23,105,499.25	1.59
A3	593	1.28	17,821,571.38	1.22
A4	318	0.69	10,816,116.17	0.74
S3	233	0.50	9,802,954.11	0.67
A7	129	0.28	7,132,204.88	0.49
GTI	206	0.44	5,870,589.25	0.40
GLI	219	0.47	5,707,298.66	0.39
Golf	105	0.23	4,168,868.57	0.29
S4	76	0.16	3,520,688.16	0.24
RS 5	44	0.10	3,025,485.29	0.21
Arteon	75	0.16	2,222,332.62	0.15
S6	33	0.07	2,134,995.84	0.15
RS 3	21	0.05	1,312,507.43	0.09
TT	2	0.00(3)	93,745.22	0.01
Passat	1	0.00(3)	12,016.93	0.00(3)
Total:	46,304	100.00%	$1,457,725,969.47	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the Securitization Rate.

(3)	Greater than 0.00% but less than 0.005%.

Distribution of the Leases by Original Term to Maturity (Months)

The distribution of the Included Units in the pool as of the cutoff date by original term to maturity will be as follows:

Original Term to Maturity (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
13 to 24	531	1.15%	$18,826,549.28	1.29%
25 to 36	40,083	86.56	1,224,698,143.25	84.01
37 to 48	5,690	12.29	214,201,276.94	14.69
Total:	46,304	100.00%	$1,457,725,969.47	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the Securitization Rate.

Distribution of the Leases by Remaining Term to Maturity (Months)

The distribution of the Included Units in the pool as of the cutoff date by remaining term to maturity will be as follows:

Remaining Term to Maturity (Months)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
1 to 12	652	1.41%	$15,707,225.54	1.08%
13 to 24	18,300	39.52	547,063,482.31	37.53
25 to 36	26,127	56.42	835,533,610.76	57.32
37 to 48	1,225	2.65	59,421,650.86	4.08
Total:	46,304	100.00%	$1,457,725,969.47	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the Securitization Rate.

Distribution of the Leases by Year and Quarter of Maturity

The distribution of the Included Units in the pool as of the cutoff date by year and quarter of maturity will be as follows:

Year and Quarter of Maturity	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
1st Quarter 2026	245	0.53%	$4,733,452.77	0.32%
2nd Quarter 2026	407	0.88	10,973,772.77	0.75
3rd Quarter 2026	903	1.95	26,265,910.75	1.80
4th Quarter 2026	1,490	3.22	47,349,135.34	3.25
1st Quarter 2027	5,216	11.26	157,382,658.87	10.80
2nd Quarter 2027	10,691	23.09	316,065,777.35	21.68
3rd Quarter 2027	6,645	14.35	197,139,996.21	13.52
4th Quarter 2027	11,367	24.55	351,012,039.55	24.08
1st Quarter 2028	7,126	15.39	240,013,221.42	16.46
2nd Quarter 2028	989	2.14	47,368,353.58	3.25
3rd Quarter 2028	463	1.00	22,984,589.68	1.58
4th Quarter 2028	497	1.07	23,162,675.44	1.59
1st Quarter 2029	265	0.57	13,274,385.74	0.91
Total:	46,304	100.00%	$1,457,725,969.47	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the Securitization Rate.

Distribution of the Leases by State of Origination

The distribution of the Included Units in the pool as of the cutoff date by state of origination (based on the address of the lessee), will be as follows:

State of Origination	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
California	7,371	15.92%	$235,472,917.86	16.15%
Florida	7,732	16.70	231,693,061.61	15.89
New York	6,310	13.63	202,563,500.90	13.90
New Jersey	4,144	8.95	133,540,417.79	9.16
Texas	2,733	5.90	95,116,536.09	6.52
Massachusetts	1,890	4.08	57,442,107.72	3.94
Pennsylvania	1,811	3.91	54,014,910.83	3.71
Ohio	1,589	3.43	46,697,510.92	3.20
Illinois	1,312	2.83	42,106,787.52	2.89
Connecticut	1,140	2.46	35,957,363.22	2.47
Georgia	756	1.63	25,754,612.75	1.77
North Carolina	702	1.52	22,819,899.95	1.57
Michigan	709	1.53	22,621,082.72	1.55
Colorado	692	1.49	21,853,819.33	1.50
Virginia	589	1.27	18,728,652.37	1.28
Minnesota	575	1.24	17,446,532.03	1.20
Washington	475	1.03	15,040,184.76	1.03
Nevada	431	0.93	13,485,466.89	0.93
Arizona	434	0.94	12,931,718.15	0.89
Wisconsin	443	0.96	12,899,477.16	0.88
South Carolina	385	0.83	12,127,583.69	0.83
Indiana	342	0.74	10,264,812.21	0.70
New Hampshire	344	0.74	9,985,310.45	0.68
Missouri	312	0.67	9,635,081.74	0.66
Utah	281	0.61	8,986,952.88	0.62
Tennessee	253	0.55	8,250,368.29	0.57
Rhode Island	250	0.54	7,178,942.74	0.49
Vermont	230	0.50	6,831,008.26	0.47
Oregon	195	0.42	6,309,117.17	0.43
Alabama	191	0.41	6,224,008.13	0.43
Louisiana	160	0.35	5,443,234.61	0.37
Iowa	140	0.30	4,477,558.85	0.31
Nebraska	143	0.31	4,377,394.84	0.30
Maine	149	0.32	4,336,036.52	0.30
Idaho	137	0.30	4,289,943.00	0.29
Kentucky	134	0.29	4,078,056.83	0.28
District of Columbia	117	0.25	3,826,403.23	0.26
Kansas	123	0.27	3,714,193.19	0.25
Hawaii	88	0.19	3,107,957.40	0.21
Delaware	90	0.19	3,040,899.68	0.21
North Dakota	70	0.15	2,256,660.79	0.15
Oklahoma	58	0.13	2,153,939.81	0.15
Montana	58	0.13	1,869,477.76	0.13
Mississippi	47	0.10	1,574,894.09	0.11
West Virginia	46	0.10	1,404,697.73	0.10
New Mexico	47	0.10	1,388,117.53	0.10
South Dakota	38	0.08	1,152,269.05	0.08
Arkansas	22	0.05	681,631.51	0.05
Alaska	7	0.02	299,096.47	0.02
Wyoming	9	0.02	273,760.45	0.02
Total:	46,304	100.00%	$1,457,725,969.47	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on the Securitization Rate.

As of the cutoff date, no state other than California, Florida, New York, New Jersey and Texas accounts for 5.00% or more of the cutoff date aggregate Securitization Value of the leases and related leased vehicles. Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the leases and the leased vehicles. See “Risk Factors—Risks Relating to Economic Conditions and Other Factors—The geographic concentration of the lessees in the pool of leases and related leased vehicles and varying economic circumstances may increase the risk of losses or reduce the return on your notes” in this prospectus.

Distribution of the Leases by FICO® Score

The distribution of the Included Units in the pool as of the cutoff date by FICO® score will be as follows:

FICO® Score Range(3)	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
600 to 649	879	1.90%	$26,940,942.64	1.85%
650 to 699	4,376	9.45	134,500,546.92	9.23
700 to 749	11,165	24.11	343,497,221.86	23.56
750 to 799	11,737	25.35	366,343,514.85	25.13
800 to 849	12,982	28.04	414,879,802.37	28.46
850 to 899	5,152	11.13	171,122,377.78	11.74
900 and greater	13	0.03	441,563.05	0.03
Total:	46,304	100.00%	$1,457,725,969.47	100.00%

(1)	Balances and percentages may not add to total due to rounding.

(2)	Based on Securitization Rate.

(3)	FICO® scores are calculated as of the origination of the related leases and exclude lessees for which no FICO® score was available as of the origination of the related lease.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the leases and leased vehicles in the pool and the disclosure regarding those leases and leased vehicles required to be included in this prospectus by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

As part of the review, VW Credit identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information were reviewed and approved by VW Credit’s responsible personnel to ensure the accuracy of such descriptions. VW Credit also reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents to ensure the descriptions were accurate. Members of VW Credit’s capital markets group also consulted with internal regulatory personnel and counsel, as well as external counsel, with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the leases or payments on the notes.

In addition, VW Credit also performed a review of the leases and leased vehicles in the pool to confirm that those leases and leased vehicles satisfied the criteria set forth under “The Leases—Representations, Warranties and Covenants—Eligibility Criteria and Portfolio Characteristics” in this prospectus. The first aspect of that review tested the accuracy of the individual lease data contained in VW Credit’s data tape. The data tape is an electronic record maintained by VW Credit, which includes certain attributes of the leases and leased vehicles. VW Credit selected a random sample of 125 lease files to confirm 20 data points such as FICO® score, term to maturity and origination date conformed in all material respects to the applicable information on the data tape. A second aspect of that review consisted of a comparison of the statistical information contained under “The Leases” in this prospectus to data in, or derived from, the data tape. Statistical information relating to the leases and leased vehicles in the pool was recalculated using the applicable information on the data tape. No variances between the data points reviewed and the data tape were found. In addition to this review, VW Credit performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system processes.

Portions of the review of legal matters and the review of statistical information were performed with the assistance of third parties engaged by the depositor. The depositor determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all finding and conclusions of the review to itself.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

Asset Level Information

The issuing entity has provided asset-level information regarding the pool of leases and related leased vehicles that will be allocated to the Transaction SUBI as of the closing date (the “asset-level data”), as an exhibit to a Form ABS-EE that was filed by the issuing entity by the date of the filing of this prospectus, which is hereby incorporated by reference. The asset-level data comprises each of the of the data points required with respect to automobile leases identified on Schedule AL to Regulation AB and generally includes, with respect to each lease, the related asset number, the reporting period covered, general information about the lease, information regarding the related leased vehicle, information about the related lessee, information about activity on the lease and information about modifications of the lease since it was originated. In addition, the issuing entity will provide updated asset-level data with respect to the leases each month as an exhibit to the monthly distribution reports filed with the SEC on Form 10-D.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Set forth below is information concerning VW Credit’s experience with respect to certain of its portfolios of leases and the related leased vehicles.

Delinquency, Repossession and Loss Data

Set forth below is information concerning VW Credit’s experience with respect to its entire portfolio of new and used Volkswagen and Audi motor vehicle leases and the related leased vehicles, which includes leases owned by VW Credit or the origination trust and leases that have been sold but are still being serviced by VW Credit. The dollar amounts of the leases outstanding are VW Credit’s book value. Credit losses are an expected cost in the business of extending credit and are considered in VW Credit’s rate-setting process. VW Credit’s strategy is to minimize credit losses while providing financing support for the sale of the motor vehicles.

For credit loss terminations, VW Credit charges off the account balance of a lease upon the related vehicle’s sale date.

Gains or losses associated with the sale of off-lease inventory also are recorded upon the vehicle sale date. Collections of end-of-term charges such as excess wear and use and excess mileage charges are credited when proceeds are received.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond VW Credit’s control. There is no assurance that VW Credit’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the issuing entity with respect to the leases and the leased vehicles, will be similar to that set forth below.

In the tables below, Net Losses generally represent the total aggregate net outstanding balance of lease contracts determined to be uncollectible during the period less proceeds from the disposition of related leased vehicles, including net amounts received from customers.

Lease Delinquency Experience (1)(2)(4)

(Dollars in Thousands)

	At March 31,				At December 31,
	2025		2024		2024		2023		2022		2021		2020
Dollar Amount of Lease Contracts Outstanding(3)	$17,281,579		$15,995,719		$16,964,105		$15,286,280		$13,981,298		$17,932,029		$17,551,797

Number of Lease Contracts Outstanding	454,516		443,357		447,064		435,427		448,447		567,498		581,029

	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%	Units	%
Number of Delinquent Lease Contracts(2)(5)
31-60 days	3,258	0.72%	3,350	0.76%	3,786	0.85%	3,732	0.86%	3,622	0.81%	3,578	0.63%	4,422	0.76%
61-90 days	761	0.17%	741	0.17%	1,023	0.23%	1,050	0.24%	958	0.21%	991	0.17%	1,282	0.22%
91-120 days	228	0.05%	167	0.04%	292	0.07%	325	0.07%	266	0.06%	278	0.05%	335	0.06%
121 days or more	132	0.03%	95	0.02%	203	0.05%	134	0.03%	95	0.02%	187	0.03%	240	0.04%
Total 31 days or more	4,379	0.96%	4,353	0.98%	5,304	1.19%	5,241	1.20%	4,941	1.10%	5,034	0.89%	6,279	1.08%

____________

(1)	Data presented in the table is based upon Managed Lease Portfolio for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.

(2)	VW Credit considers a payment to be past due or delinquent when a lessee fails to make at least 75% of the scheduled monthly payment by the related due date.

(3)	Outstanding balance is the net book value.

(4)	Balances and percentages may not add to total due to rounding.

(5)	VW Credit generally charges off a lease contract on the earlier of (a) the date on which proceeds from the sale of the repossessed leased vehicle are applied to the lease contract and (b) the month in which the lease contract reaches its 120th day of delinquency.

Net Credit Loss and Repossession Experience(1)(2)(7)

(Dollars in Thousands)

	For the Three Months Ended March 31,		For the Twelve Months Ended December 31,
	2025	2024	2024	2023	2022	2021	2020
Dollar Amount of Lease Contracts Outstanding(3)	$17,281,579	$15,995,719	$16,964,105	$15,286,280	$13,981,298	$17,932,029	$17,551,797
Average Dollar Amount of Lease Contracts Outstanding(3)	$17,231,292	$15,850,849	$16,344,483	$14,188,538	$15,888,078	$18,074,691	$17,788,291
Number of Lease Contracts Outstanding	454,516	443,357	447,064	435,427	448,447	567,498	581,029
Average Number of Lease Contracts Outstanding	453,636	442,884	442,863	428,390	505,912	581,375	599,203
Repossessions:
Number of Repossessions	853	791	3,171	2,313	2,199	2,705	3,173
Number of Repossessions as a Percentage of the Average Number of Lease Contracts Outstanding	0.75%	0.71%	0.72%	0.54%	0.43%	0.47%	0.53%
Charge-offs(4)	$26,513	$16,294	$67,068	$48,619	$34,298	$40,655	$77,544
Recoveries(5)	$2,986	$2,628	$11,844	$10,124	$8,012	$12,560	$11,968
Net Losses(6)	$23,527	$13,666	$55,223	$38,495	$26,286	$28,095	$65,576
Net Losses as a Percentage of Average Dollar Amount of Lease Contracts Outstanding(3) (6)	0.55%(8)	0.34%(8)	0.34%	0.27%	0.17%	0.16%	0.37%

____________

(1)	Averages are computed by taking a simple average of the month end outstanding amounts for each period presented.

(2)	Data presented in the table is based upon lease balances for new and used vehicles financed by VW Credit, including those that have been sold but are serviced by VW Credit.

(3)	Outstanding balance is the net book value.

(4)	Charge-offs generally represent the total aggregate net outstanding balance of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (5).

(5)	Recoveries generally include the net amounts received with respect to lease contracts previously charged off.

(6)	Net Losses generally represent the total aggregate net outstanding balance of lease contracts determined to be uncollectible during the period less proceeds from the disposition of related leased vehicles, including net amounts received from customers.

(7)	Balances and percentages may not add to total due to rounding.

(8)	Annualized.

Residual Value Loss Experience

Set forth below is information concerning residual value loss experience and return rates for Volkswagen and Audi vehicles at termination. The residual value loss rates are indicated as the difference between the ALG Residual at origination and the actual amounts received for the off-lease vehicles, where the “ALG Residual” is, for each vehicle, the lesser of the MSRP ALG Residual for that vehicle and the MRM ALG Residual for that vehicle. The “MRM ALG Residual” is a residual value estimate that is a percentage of the MSRP of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that add little or no value to the resale price of the vehicle. The Base Residual Value for the Included Units is calculated in the manner described in “The Leases—Representations, Warranties and Covenants—Determination of Residual Values.”

Residual Value Loss Experience (1)(2)(6)(7)(8)

	For the Three Months Ended March 31,		For the Twelve Months Ended December 31,
	2025	2024	2024	2023	2022	2021	2020
Total Number of Vehicles Scheduled to Terminate	36,775	53,188	195,617	192,912	210,528	210,142	232,519
Total ALG Residual on Vehicles Scheduled to Terminate(3)	$795,301,219	$1,157,509,769	$4,211,497,453	$3,802,725,025	$4,047,977,432	$3,586,725,098	$3,892,956,292
Number of Vehicles Returned to VW Credit(4)	15,484	25,157	89,155	80,887	82,042	107,758	138,147
Vehicles Returned to VW Credit Ratio	42.1%	47.3%	45.6%	41.9%	39.0%	51.3%	59.4%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit(5)	$32,315,530	$45,356,333	$158,469,018	$202,741,206	$265,602,418	$456,902,488	$317,213,201
Average Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit	$2,087	$1,803	$1,777	$2,506	$3,237	$4,240	$2,296
Total ALG Residual on Vehicles Returned to VW Credit	$342,106,909	$556,412,233	$1,946,049,779	$1,657,648,844	$1,632,149,013	$1,917,767,584	$2,413,731,283
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit as a Percentage of ALG Residuals of Returned Vehicles Sold by VW Credit	9.45%	8.15%	8.14%	12.23%	16.27%	23.82%	13.14%
Total Gain/(Loss) on ALG Residuals on Vehicles Returned to VW Credit as a Percentage of ALG Residuals of Vehicles Scheduled to Terminate	4.06%	3.92%	3.76%	5.33%	6.56%	12.74%	8.15%
Average Stated Residual Value Percentage of MSRP	53.13%	51.65%	51.82%	50.65%	51.35%	52.95%	52.49%
Average ALG Residual Percentage of MSRP	49.07%	47.92%	48.38%	45.54%	44.41%	43.24%	43.82%
Percentage Difference	4.07	3.73	3.44	5.11	6.93	9.70	8.67

____________

(1)	Includes leases which VW Credit has sold to third parties but continues to service. The leases are grouped by scheduled maturity date.

(2)	Includes only new and used Audi and Volkswagen leases with lessees in the United States with a VW Credit residual value less than MSRP.

(3)	Total ALG Residual is the sum of the ALG Residuals for all vehicles scheduled to terminate during the period.

(4)	Excludes repossessions and vehicles terminating 90 days or more prior to scheduled maturity.

(5)	Gain/(Loss) calculated as Gross Proceeds on Sale less Auction Expenses less Certification Expenses plus Excess Charges Paid minus ALG Residual Value.

(6)	All periods presented exclude the A8 family of vehicles (A8 and S8).

(7)	Balances and percentages may not add to total due to rounding.

(8)	Vehicles subject to the Takata and TDI recall campaigns have been excluded.

Delinquency Experience Regarding the Pool of Leases

The following tables set forth the delinquency experience regarding the pool of leases. The servicer considers a lease delinquent when a lessee fails to make at least 75% of a scheduled monthly payment by the related due date. The period of delinquency is based on the number of days payments are contractually past due. As of the cutoff date, none of the leases in the pool were more than 30 days delinquent or have experienced a loss.

The delinquency status of the Included Units in the pool as of the cutoff date will be as follows:

Historical Delinquency Status	Number of Leases	Percentage of Total Number of Leases(1)	Aggregate Securitization Value(1)(2)	Percentage of Aggregate Securitization Value(1)(2)
Delinquent no more than once for 31-60 days(3)	1,017	2.20%	$32,545,510.33	2.23%
Delinquent more than once for 31-60 days but never for 61 days or more	256	0.55%	$7,464,679.17	0.51%
Delinquent at least once for 61 days or more	281	0.61%	$8,514,413.56	0.58%

____________

(1)	Balances and percentages may not add to total due to rounding.
(2)	Based on Securitization Rate.
(3)	Delinquent no more than once for 31-60 days represent accounts that were delinquent one time but never exceeded 60 days past due.

STATIC POOL DATA

Appendix A, which is incorporated by reference into this prospectus, sets forth in tabular format static pool information about prior pools of motor vehicle leases that were securitized by VW Credit in the last five years. Static pool information consists of cumulative credit losses, delinquency and prepayment data for prior securitized pools and summary information for the original characteristics of the prior pools. The term “securitized pool” refers to the securitized pool of motor vehicle leases as of the related cutoff date. The characteristics of the securitized pools included in Appendix A vary from the characteristics of the leases in this transaction.

The characteristics of leases included in the static pool data discussed above, as well as the social, economic and other conditions existing at the time when those leases were originated and repaid, may vary materially from the characteristics of the leases in this transaction and the social, economic and other conditions existing at the time when the leases in this transaction were originated and those that will exist in the future when the leases in the current transaction are required to be repaid. Additionally, since VW Credit’s underwriting standards and procedures have remained stable over time, it is VW Credit’s belief that the prior securitized pools are generally comparable to the pool of leases described in this prospectus, however, the pool of leases described in this prospectus (a) has a (i) lower weighted average original term and (ii) lower weighted average seasoning and (b) includes a higher percentage by Securitization Value of sport utility vehicles.

REPURCHASES AND REPLACEMENTS

No assets securitized by VW Credit were the subject of a demand to repurchase or replace for breach of the representations and warranties during the three-year period ending March 31, 2025. Please refer to the Form ABS-15G dated February 11, 2025 for additional information. The CIK number of VW Credit is 0000833733.

WEIGHTED AVERAGE LIFE OF THE NOTES

The rate of payment of principal of the notes will depend on the rate of payments on the Included Units (including scheduled monthly payments on, and prepayments and liquidations of, the leases) and losses on the Included Units, which cannot be predicted with certainty.

A prepayment of a lease in full (including payment in respect of the stated residual value of the related leased vehicle) may be in the form of net proceeds resulting from early lease terminations, sales proceeds following a default under the lease or repurchase payments made by VW Credit or the servicer. The rate of prepayment on the leases may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of leases will shorten the weighted average life of the notes, which is the average amount of time during which each dollar of the principal amount of a note is outstanding. As the rate of payment of principal on any class of notes will depend primarily on the rate of payment — including prepayments — of the related leases, the final payment of principal of (or the final distribution on) the related class of notes could occur significantly earlier than the applicable final scheduled payment date. If lease prepayments cause the principal of the notes to be paid earlier than anticipated, noteholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the applicable interest rate.

The timing of changes in the SOFR Rate may affect the actual yields on the notes even if the aggregate rate of the SOFR Rate is consistent with your expectations. Prospective investors must make an independent decision as to the appropriate SOFR Rate assumptions to be used in deciding whether to purchase a note.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Prepayments, Delinquencies, Repossessions and Net Losses—Delinquency, Repossession and Loss Data” in this prospectus. VW Credit can give no assurances that the leases will experience the same rate of prepayment or default or any greater or lesser rate than VW Credit’s historical rate, or that the residual value experience of leased vehicles related to leases that are scheduled to reach their maturity dates will be the same as VW Credit’s historical residual value loss experience for all of the retail leases in its portfolio (including leases that VW Credit has sold to third parties but continues to service).

The following information is provided solely to illustrate the effect of prepayments of the leases and the related leased vehicles on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the leases.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this prospectus is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The “Prepayment Assumption,” which we refer to in this prospectus, assumes that the original principal balance of the leases will prepay at 100% of the following curve:

(1)	In month 1, prepayments will occur at 0.033% ABS and increase by 0.033% ABS each month until reaching 1.100% ABS in the 33rd month of the life of the lease.

(2)	In month 33 through 36, prepayments remain at 1.100% ABS.

(3)	In month 37, prepayments decrease to 0.750% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the pool of leases. We cannot assure you that the leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	all monthly payments are received timely and no lease is ever delinquent;

•	10 months have elapsed since the origination of the leases in the aggregate;

•	each fiscal month of VW Credit is equivalent to a calendar month;

•	each collection period is a calendar month, or in the case of the first collection period, the calendar months of May 2025 and June 2025;

•	each lease payment is received in accordance with the assumed cashflows for the pool of leases set forth in Appendix B, which is incorporated by reference into this prospectus;

•	the Base Residual Value for each leased vehicle is received in the collection period in which the related lease matures in accordance with the assumed cashflows for the pool of leases set forth in Appendix B;

•	no repurchase payment is required to be made by VW Credit in respect of any Included Unit;

•	there are no losses in respect of the leases;

•	payments on the notes are made on the 20th day of each month, whether or not that day is a business day, beginning on July 20, 2025;

•	the interest on the Class A-1 notes and the Class A-2-B notes is based on an actual/360 day count and the interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes is based on a 30/360 day count;

•	the initial principal amount of the Class A-2 notes is allocated to the Class A-2-A notes in the amount of $272,500,000 and to the Class A-2-B notes in the amount of $241,250,000;

•	interest accrues on the notes at the following per annum assumed coupon rates: Class A-1 notes, 4.712%; Class A-2-A notes, 4.87%; Class A-2-B notes, 5.52068%; Class A-3 notes, 4.79%; and Class A-4 notes, 4.84%;

•	the servicing fee is 1.00% per annum of the aggregate Securitization Value of the Included Units;

•	all prepayments on the leases are prepayments in full (and the residual values of the related leased vehicles are paid in full);

•	the reserve account is funded with an amount equal to $3,644,314.92;

•	investment income equals zero, and the trustees and asset representations reviewer fees and expenses equal zero;

•	the aggregate Securitization Value of the Included Units as of the cutoff date is $1,457,725,969.47, based on the Securitization Rate of 10.00%;

•	the closing date is assumed to be June 17, 2025; and

•	unless otherwise indicated the depositor does not exercise its optional purchase.

No representation is made as to what the actual levels of losses and delinquencies on the leases will be. Because payments on the leases and the leased vehicles will differ from those used in preparing the following tables, distributions of principal of the notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the notes that would be outstanding after each of the dates shown, based on a rate equal to 0%, 50%, 75%, 100%, 150% and 200% of the Prepayment Assumption. As used in the table, “0% Prepayment Assumption” assumes no prepayments on a lease, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption, “75% Prepayment Assumption” assumes that a lease will prepay at 75% of the Prepayment Assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding(1)

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	76.78%	73.97%	72.52%	71.04%	67.99%	64.81%
August 2025	66.27%	61.91%	59.66%	57.36%	52.62%	47.67%
September 2025	55.71%	49.72%	46.62%	43.46%	36.91%	30.05%
October 2025	45.07%	37.37%	33.38%	29.30%	20.84%	11.95%
November 2025	34.41%	24.92%	20.00%	14.95%	4.46%	0.00%
December 2025	23.98%	12.51%	6.55%	0.43%	0.00%	0.00%
January 2026	16.02%	2.58%	0.00%	0.00%	0.00%	0.00%
February 2026	7.45%	0.00%	0.00%	0.00%	0.00%	0.00%
March 2026	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(2)	0.36	0.31	0.29	0.27	0.24	0.22
Weighted Average Life to Optional Purchase (years)(2)(3)	0.36	0.31	0.29	0.27	0.24	0.22

____________

(1)	Percentages assume no optional purchase occurs.

(2)	The weighted average life of the Class A-1 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-2-A Note Balance Outstanding(1)

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%	97.46%
December 2025	100.00%	100.00%	100.00%	100.00%	95.29%	90.15%
January 2026	100.00%	100.00%	98.30%	95.53%	89.75%	83.60%
February 2026	100.00%	96.92%	93.81%	90.61%	83.90%	76.75%
March 2026	99.54%	92.80%	89.26%	85.61%	77.93%	69.70%
April 2026	96.10%	88.52%	84.55%	80.43%	71.74%	62.37%
May 2026	92.49%	84.08%	79.64%	75.05%	65.31%	54.74%
June 2026	88.85%	79.58%	74.68%	69.59%	58.75%	46.90%
July 2026	84.87%	74.75%	69.37%	63.77%	51.80%	38.61%
August 2026	80.68%	69.69%	63.84%	57.72%	44.58%	29.98%
September 2026	76.08%	64.25%	57.92%	51.28%	36.94%	20.87%
October 2026	71.29%	58.61%	51.80%	44.64%	29.08%	11.44%
November 2026	66.35%	52.84%	45.56%	37.87%	21.04%	1.73%
December 2026	61.20%	46.87%	39.12%	30.90%	12.78%	0.00%
January 2027	54.69%	39.66%	31.48%	22.78%	3.45%	0.00%
February 2027	42.53%	27.27%	18.92%	10.00%	0.00%	0.00%
March 2027	32.76%	17.15%	8.57%	0.00%	0.00%	0.00%
April 2027	23.07%	7.20%	0.00%	0.00%	0.00%	0.00%
May 2027	3.80%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(2)	1.57	1.43	1.35	1.27	1.13	1.00
Weighted Average Life to Optional Purchase (years)(2)(3)	1.57	1.43	1.35	1.27	1.13	1.00

____________

(1)	Percentages assume no optional purchase occurs.

(2)	The weighted average life of the Class A-2-A notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-2-B Note Balance Outstanding(1)

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%	97.46%
December 2025	100.00%	100.00%	100.00%	100.00%	95.29%	90.15%
January 2026	100.00%	100.00%	98.30%	95.53%	89.75%	83.60%
February 2026	100.00%	96.92%	93.81%	90.61%	83.90%	76.75%
March 2026	99.54%	92.80%	89.26%	85.61%	77.93%	69.70%
April 2026	96.10%	88.52%	84.55%	80.43%	71.74%	62.37%
May 2026	92.49%	84.08%	79.64%	75.05%	65.31%	54.74%
June 2026	88.85%	79.58%	74.68%	69.59%	58.75%	46.90%
July 2026	84.87%	74.75%	69.37%	63.77%	51.80%	38.61%
August 2026	80.68%	69.69%	63.84%	57.72%	44.58%	29.98%
September 2026	76.08%	64.25%	57.92%	51.28%	36.94%	20.87%
October 2026	71.29%	58.61%	51.80%	44.64%	29.08%	11.44%
November 2026	66.35%	52.84%	45.56%	37.87%	21.04%	1.73%
December 2026	61.20%	46.87%	39.12%	30.90%	12.78%	0.00%
January 2027	54.69%	39.66%	31.48%	22.78%	3.45%	0.00%
February 2027	42.53%	27.27%	18.92%	10.00%	0.00%	0.00%
March 2027	32.76%	17.15%	8.57%	0.00%	0.00%	0.00%
April 2027	23.07%	7.20%	0.00%	0.00%	0.00%	0.00%
May 2027	3.80%	0.00%	0.00%	0.00%	0.00%	0.00%
June 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(2)	1.57	1.43	1.35	1.27	1.13	1.00
Weighted Average Life to Optional Purchase (years)(2)(3)	1.57	1.43	1.35	1.27	1.13	1.00

____________

(1)	Percentages assume no optional purchase occurs.

(2)	The weighted average life of the Class A-2-B notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-3 Note Balance Outstanding(1)

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	90.53%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	77.87%
February 2027	100.00%	100.00%	100.00%	100.00%	88.60%	61.12%
March 2027	100.00%	100.00%	100.00%	99.28%	75.51%	46.18%
April 2027	100.00%	100.00%	98.20%	87.42%	62.70%	31.34%
May 2027	100.00%	87.12%	77.57%	67.21%	43.24%	12.12%
June 2027	82.99%	66.87%	57.87%	48.08%	25.25%	0.00%
July 2027	67.27%	51.88%	43.26%	33.85%	11.74%	0.00%
August 2027	47.07%	33.39%	25.75%	17.43%	0.00%	0.00%
September 2027	38.32%	25.18%	17.86%	9.91%	0.00%	0.00%
October 2027	30.98%	18.28%	11.22%	3.57%	0.00%	0.00%
November 2027	11.94%	1.18%	0.00%	0.00%	0.00%	0.00%
December 2027	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(2)	2.24	2.16	2.12	2.06	1.93	1.77
Weighted Average Life to Optional Purchase (years)(2)(3)	2.24	2.16	2.12	2.06	1.93	1.77

____________

(1)	Percentages assume no optional purchase occurs.

(2)	The weighted average life of the Class A-3 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

Percentage of Class A-4 Note Balance Outstanding(1)

	Prepayment Assumption
Payment Date	0%	50%	75%	100%	150%	200%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2025	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
July 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
August 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
September 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
October 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
November 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
December 2026	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
January 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
February 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
March 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
April 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
May 2027	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
June 2027	100.00%	100.00%	100.00%	100.00%	100.00%	74.42%
July 2027	100.00%	100.00%	100.00%	100.00%	100.00%	7.28%
August 2027	100.00%	100.00%	100.00%	100.00%	89.72%	0.00%
September 2027	100.00%	100.00%	100.00%	100.00%	55.96%	0.00%
October 2027	100.00%	100.00%	100.00%	100.00%	27.43%	0.00%
November 2027	100.00%	100.00%	75.33%	42.06%	0.00%	0.00%
December 2027	65.56%	20.58%	0.00%	0.00%	0.00%	0.00%
January 2028	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%

Weighted Average Life (years)(2)	2.56	2.53	2.49	2.46	2.32	2.08
Weighted Average Life to Optional Purchase (years)(2)(3)	2.51	2.43	2.43	2.34	2.18	2.01

____________

(1)	Percentages assume no optional purchase occurs.

(2)	The weighted average life of the Class A-4 notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the closing date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

(3)	Assumes depositor exercises its optional purchase right on the first payment date on which it is permitted to do so.

NOTE FACTORS AND POOL INFORMATION

Each month the servicer will compute a Note Factor.

The “Note Factor” will be a six-digit decimal indicating the outstanding principal amount of the notes or a class of notes, as applicable, at the end of the month as a fraction of the initial principal amount of the notes or a class of notes, as applicable, as of the closing date. The Note Factor will be 1.000000 as of the closing date; thereafter, the Note Factor will decline to reflect reductions in the outstanding principal amount of the notes or a class of notes, as applicable. As a noteholder, your share of the principal amount of a particular class of notes is the product of (1) the original denomination of your note and (2) the applicable class Note Factor.

The noteholders of record will receive monthly reports from the indenture trustee concerning payments received on the leases, the aggregate Securitization Value and/or the note balance, the Note Factor, and other relevant information. The Depository Trust Company (“DTC”) (or its successors) will supply these reports to noteholders in accordance with its procedures. Since owners of beneficial interests in a global note will not be recognized as noteholders, DTC will not forward monthly reports to those owners. Copies of monthly reports may be obtained by owners of beneficial interests in a global note by a request in writing addressed to the indenture trustee. Noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by applicable law. See “Reports to Noteholders” in this prospectus.

THE NOTES

The following information summarizes material provisions of the notes and related provisions in the indenture.

General

The notes will be issued pursuant to the terms of the indenture to be dated as of the closing date between the issuing entity and the indenture trustee for the benefit of the noteholders. We will file a copy of the indenture with the SEC concurrently with or prior to the time we file the final prospectus with the SEC. Holders of the notes will have the right to receive payments made with respect to the leases and other assets in the issuing entity property and certain rights and benefits available to the indenture trustee under the indenture.

All payments required to be made on the notes will be made monthly on each payment date, which will be the 20th day of each month or, if that day is not a business day, then the next business day, beginning July 21, 2025.

The indenture trustee will distribute principal and interest on each payment date to holders in whose names the notes were registered on the latest record date.

The initial principal amount, interest rate and final scheduled payment date for each class of the notes offered hereby are set forth on the cover page to this prospectus.

Distributions with respect to the certificate will be subordinated to distributions of principal of and interest on the notes to the extent described in “Description of the Transaction Documents—Priority of Payments” in this prospectus.

Book-Entry Registration

Each class of notes will be available only in book-entry form except in the limited circumstances described under “The Notes—Definitive Notes” in this prospectus. All notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Investors may hold their notes through DTC or Clearstream Banking Luxembourg S.A. (“Clearstream”), which will hold positions on behalf of their customers or participants either directly or indirectly through their respective depositories, which in turn will hold such positions in accounts as DTC participants. The notes will be traded as home market instruments in both the U.S. domestic and European markets. Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors electing to hold global notes through Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC and Clearstream for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Definitive Notes

The notes will be issued in fully registered, certificated form to owners of beneficial interests in a global note or their nominees rather than to DTC or its nominee, only if:

·	the administrator advises the indenture trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the notes, and the indenture trustee or the administrator, as applicable, is unable to locate a qualified successor;

·	the administrator, at its option, advises the indenture trustee in writing that it elects to terminate the book-entry system through DTC; or

·	after an indenture default, beneficial owners representing in the aggregate not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, advise the indenture trustee through DTC in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of those owners.

Payments or distributions of principal of, and interest on, the notes will be made by a paying agent directly to holders of notes in definitive registered form in accordance with the procedures set forth in this prospectus, and in the indenture, the servicing agreement or the trust agreement. Payments or distributions on each payment date and on the final scheduled payment date, will be made to holders in whose names the definitive notes were registered on the record date. Payments or distributions will be made by check mailed to the address of each noteholder as it appears on the register maintained by the indenture trustee or by other means to the extent provided in this prospectus. The final payment or distribution on any note, whether notes in definitive registered form or notes registered in the name of Cede & Co., however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final payment or distribution to noteholders.

Notes in definitive registered form will be transferable and exchangeable at the offices of the indenture trustee, or at the offices of a transfer agent or registrar named in a notice delivered to holders of notes in definitive registered form. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee, transfer agent or registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Notes Owned by the Issuing Entity, the Depositor, the Servicer, the Administrator and Their Affiliates

In general, except as otherwise described in this prospectus and the transaction documents, so long as any notes are outstanding, any notes owned by the issuing entity, the depositor, the servicer (so long as VW Credit or one of its affiliates is the servicer), the administrator or any of their respective affiliates will be entitled to benefits under the transaction documents, equally and proportionately to the benefits afforded other owners of the notes except that those notes will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of the related noteholders have given any request, demand, authorization, direction, notice, consent or other action under the transaction documents (unless all notes are then owned by these entities).

Access to Noteholder Lists

If definitive notes are issued in the limited circumstances set forth above, and if the indenture trustee is not the registrar for the notes, the issuing entity will furnish or cause to be furnished to the indenture trustee a list of the names and addresses of the noteholders:

·	as of each record date, within five days of that record date; and

·	within 30 days after receipt by the issuing entity of a written request from the indenture trustee for that list, as of not more than 10 days before that list is furnished.

Noteholder Communication

The owner of a beneficial interest in a note or, to the extent definitive notes have been issued, a noteholder (collectively, “investors”) may send a request to the depositor at any time notifying the depositor that the investor would like to communicate with other investors with respect to an exercise of their rights under the terms of the transaction documents. If the requesting investor is not a noteholder as reflected on the note register, the depositor may require that the requesting investor provide a certification from the requesting investor that it is, in fact, a beneficial owner of notes, as well as additional documentation reasonably satisfactory to the depositor, such as a trade confirmation, account statement, letter from a broker or dealer or another similar document (collectively, the “verification documents”). So long as the issuing entity is filing monthly distribution reports on Form 10-D under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), the issuing entity will include in each such Form 10-D disclosure regarding any request received during the related Collection Period from an investor to communicate with other investors related to the investors exercising their rights under the terms of the transaction documents. The disclosure in the Form 10-D regarding the request to communicate will include the name of the investor making the request, the date the request was received, a statement to the effect that the issuing entity has received a request from the investor, stating that the investor is interested in communicating with other investors with regard to the possible exercise of rights under the transaction documents and a description of the method other investors may use to contact the requesting investor. VW Credit and the depositor will be responsible for any expenses incurred in connection with the filing of such disclosure and the reimbursement of any costs incurred by the indenture trustee in connection with the preparation thereof.

Neither the trust agreement nor the indenture will provide for the holding of annual or other meetings of noteholders.

Delivery of Notes

Unless the notes are offered in definitive form in the limited circumstances described above under “The Notes—Definitive Notes” in this prospectus, the notes will be available for purchase in book-entry form only.

The notes will be issued in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof on or about the closing date in book-entry form through the facilities of DTC and Clearstream against payment in immediately available funds.

Payments of Interest

Interest on the outstanding principal amount of each class of notes will accrue at the applicable interest rate listed on the cover of this prospectus and will be payable monthly on each payment date. Interest will accrue during each interest period at the applicable interest rate (a) for the Class A-1 notes and the Class A-2-B notes, from and including the prior payment date (or from and including the closing date in the case of the first payment date) to but excluding the following payment date or (b) for the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes, from and including the 20th day of the calendar month preceding each payment date (or from and including the closing date in the case of the first payment date) to but excluding the 20th day of the month in which such payment date occurs.

Interest will accrue and will be calculated on the various classes of notes as follows:

·	Actual/360. Interest on the Class A-1 notes and the Class A-2-B notes will be calculated on the basis of actual days elapsed during the applicable interest period, but assuming a 360-day year. This means that the interest due on each payment date for the Class A-1 notes and the Class A-2-B notes will be the product of (i) the outstanding principal amount of the related class of notes (before giving effect to any payments made on that payment date), (ii) the applicable interest rate and (iii) the actual number of days from and including the previous payment date (or, in the case of the first payment date, from and including the closing date) to but excluding the current payment date, divided by 360.

·	30/360. Interest on the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. This means that the interest due on each payment date for the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes will be the product of (i) the outstanding principal amount of the related class of notes (before giving effect to any payments made on that payment date), (ii) the applicable interest rate and (iii) 30 (or in the case of the first payment date, the number of days from and including the closing date to but excluding July 20, 2025 (assuming a 30-day calendar month)) divided by 360.

·	Interest Accrual Periods. Interest will accrue on the outstanding principal amount of each class of notes (a) with respect to the Class A-1 notes and the Class A-2-B notes, from and including the prior payment date (or in the case of the first payment date, the closing date) to but excluding the following payment date or (b) with respect to the Class A-2-A notes, the Class A-3 notes and the Class A-4 notes, from and including the 20th day of each calendar month preceding a payment date (or in the case of first payment date, the closing date) to but excluding the 20th day of the month in which such payment date occurs. Interest accrued as of any payment date but not paid on that payment date will be payable on the next payment date, together with interest on such amount at the applicable interest rate (to the extent lawful).

Interest on each note will be paid to the person in whose name that note is registered on the record date. If the notes are issued as book-entry notes, then the “record date” is the close of business on the business day immediately preceding the applicable payment date or redemption date. If the notes are issued as definitive notes, then the “record date” is the close of business on the last business day of the calendar month immediately preceding the calendar month in which the applicable payment date or redemption date occurs. The holders of record of the notes are referred to as “noteholders” in this prospectus. The final interest payment on each class of notes is due on the earlier of (a) the payment date (including any redemption date) on which the principal amount of that class of notes is reduced to zero or (b) the applicable final scheduled payment date for that class of notes. In this transaction, a “business day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Virginia or New York are authorized or obligated by law, executive order or government decree to be closed.

Interest on the floating rate notes will be calculated by the administrator based on the SOFR Rate plus the applicable spread set forth on the cover page to this prospectus; provided that, if the sum of the SOFR Rate and such spread is less than 0.00% for any interest period, then the interest rate for the floating rate notes for such interest period will be deemed to be 0.00%.

The “SOFR Rate” will be obtained by the indenture trustee and notified to the administrator for each interest period on the second U.S. Government Securities Business Day before the first day of such interest period (“SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not SOFR, the time determined by the administrator after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”) and, except as provided below following a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2-B notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR;

provided, that, the administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. All determinations of the SOFR Rate by the Indenture Trustee, in the absence of manifest error, will be conclusive and binding on the noteholders. For the purposes of computing interest on the floating rate notes prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the following terms will have the following respective meanings:

“Benchmark” means, initially, the SOFR Rate; provided that if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1)         the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)         if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the administrator decides that adoption of any portion of such market practice is not administratively feasible or if the administrator determines that no market practice exists, in such other manner as the administrator determines is reasonably necessary).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

All percentages resulting from any calculation on the Class A-2-B notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-2-B notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Effect of Benchmark Transition Event

Notwithstanding the foregoing, if the administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the administrator will replace the then-current Benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all such determinations on all subsequent dates.

The administrator shall deliver written notice to each Hired Agency and the indenture trustee on any SOFR Adjustment Date if, as of the applicable Reference Time, the administrator has determined with respect to the related interest period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

The administrator will have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.

Any determination, decision or election that may be made by the administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change, a SOFR Adjustment Conforming Change or a Benchmark Replacement as described above, including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the administrator’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without the consent of any other person (including any noteholder). No noteholder will have any right to approve or disapprove of these changes and will be deemed by their acceptance of a note to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the transaction documents, none of the issuing entity, the owner trustee, the indenture trustee, the administrator, the paying agent, the sponsor, the depositor or the servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any SOFR Adjustment Conforming Changes, Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each noteholder and beneficial owner of notes, by its acceptance of a note or a beneficial interest in a note, will be deemed to waive and release any and all claims against the issuing entity, the owner trustee, the indenture trustee, the paying agent, the administrator, the sponsor, the depositor and the servicer relating to any such determinations.

For the avoidance of doubt, in no event will the indenture trustee be responsible for determining the SOFR Rate or any substitute for the SOFR Rate if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote the SOFR Rate or such substitute for the SOFR Rate.

None of the indenture trustee, the owner trustee, the Delaware trustee, the SUBI trustee, the UTI trustee, the administrative trustee or the paying agent will be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement Benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index, or (iv) to determine whether or what SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, as to any spread adjustment thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor Benchmark. In connection with the foregoing, each of the indenture trustee and the paying agent will be entitled to conclusively rely on any determinations made by the administrator without independent investigation, and neither will have any liability for actions taken at the administrator’s direction in connection therewith.

None of the indenture trustee, the owner trustee, the Delaware trustee, the SUBI trustee, the UTI trustee, the administrative trustee or the paying agent will be liable for any inability, failure or delay on its part to perform any of its duties set forth in the transaction documents as a result of the unavailability of SOFR or other applicable Benchmark and the absence of a designated Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the transaction documents and reasonably required for the performance of such duties. The indenture trustee will not be responsible or liable for the actions or omissions of the administrator, or for any failure or delay in the performance by the administrator, nor shall the indenture trustee be under any obligation to oversee or monitor the performance of the administrator.

A failure to pay the interest due on the notes on any payment date that continues for a period of five days or more will result in an indenture default. See “Description of the Transaction Documents—Events of Default” in this prospectus.

Payments of Principal

On each payment date, the noteholders collectively will be entitled to receive (to the extent funds are available therefor) the “Principal Distribution Amount,” in accordance with the payment priorities described below, which is an amount of principal equal to the sum of:

·	the First Priority Principal Distribution Amount (as defined in this prospectus); and

·	the Regular Principal Distribution Amount (as defined in this prospectus).

Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts on deposit in the reserve account, after giving effect to all deposits and withdrawals on that payment date, would be sufficient to pay in full the aggregate unpaid note balance of all of the outstanding notes as determined by the servicer.

Notwithstanding the foregoing, the aggregate amount of principal paid in respect of a class of notes will not exceed its initial note balance.

On each payment date prior to the acceleration of the notes following an indenture default, principal payments on the notes will be made sequentially so that no principal will be paid on any class of notes until all notes with an earlier final scheduled payment date have been paid in full. Thus, no principal will be paid on the Class A-2 notes until the principal on the Class A-1 notes has been paid in full, no principal will be paid on the Class A-3 notes until the principal on the Class A-2 notes has been paid in full, and no principal will be paid on the Class A-4 notes until the principal on the Class A-3 notes has been paid in full.

On any payment date, the “note balance” will equal the initial principal amount for that class or classes, reduced by all payments of principal made on or prior to the payment date on that class or classes of notes.

On each payment date after the maturity of the notes has been accelerated following an indenture default, principal will be allocated first, to the Class A-1 notes until the Class A-1 notes are paid in full and then, pro rata (based on the aggregate outstanding principal amount of each remaining class of notes) among all other classes of the notes until they have been paid in full. See “The Notes” and “Description of the Transaction Documents” in this prospectus. If an indenture default has occurred but the notes have not been accelerated, then interest and principal payments will be made in the priority set forth under “Description of the Transaction Documents—Priority of Payments” in this prospectus.

To the extent not previously paid, the outstanding principal amount of each class of notes will be payable in full on the payment date specified below (each, a “final scheduled payment date”):

·	for the Class A-1 notes, June 22, 2026 payment date;

·	for the Class A-2-A notes, December 20, 2027 payment date;

·	for the Class A-2-B notes, December 20, 2027 payment date;

·	for the Class A-3 notes, June 20, 2028 payment date; and

·	for the Class A-4 notes, March 20, 2030 payment date.

Failure to pay the full principal amount of a class of notes by the applicable final scheduled payment date will be an indenture default under the indenture.

Payments of Principal on each Payment Date
(other than Payment Dates after the Notes Have Been Accelerated
Following the Occurrence of an Indenture Default)

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following information summarizes material provisions of the “SUBI sale agreement” entered into between VW Credit and the depositor, the “SUBI transfer agreement” entered into between the depositor and the issuing entity, the servicing agreement and the “indenture” entered into between the issuing entity and the indenture trustee. We sometimes refer to these agreements collectively as the “transfer agreements.” This section also summarizes the “administration agreement” entered into among the issuing entity, VW Credit, as administrator, and the indenture trustee, the “asset representations review agreement” entered into among the issuing entity, the servicer and the asset representations reviewer and the “trust agreement” entered into between the depositor and the owner trustee. We sometimes refer to the transfer agreements, together with the administration agreement, the asset representations review agreement and the trust agreement as the “transaction documents.”

We will file a copy of the actual transaction documents with the SEC concurrently with or prior to the time we file a final prospectus with the SEC and forms of the transaction documents have been filed as exhibits to the registration statement of which this prospectus is a part. This is not a complete description of the transaction documents, and the summaries of the transaction documents in this prospectus are subject to all of the provisions of the transaction documents.

Sale and Assignment of the Transaction SUBI and Related Security Interests

Under the SUBI sale agreement, VW Credit will sell, transfer, assign and otherwise convey to the depositor all of its right, title and interest in, to and under the Transaction SUBI Certificate and the related beneficial interest in the Included Units. The SUBI sale agreement will create a first priority ownership/security interest in that property in favor of the depositor.

Under the SUBI transfer agreement, the depositor will sell, transfer, assign and otherwise convey to the issuing entity all of its right, title and interest in, to and under the Transaction SUBI Certificate and the related beneficial interest of the Included Units. The SUBI transfer agreement will create a first priority ownership/security interest in that property in favor of the issuing entity.

Under the indenture, the issuing entity will pledge all of its right, title and interest in, to and under the issuing entity property to the indenture trustee as security for the notes. The terms of the indenture will create a first priority perfected security interest in the issuing entity property in favor of the indenture trustee for the benefit of the noteholders.

Representations and Warranties

After the transfer of the Transaction SUBI Certificate to the issuing entity, VW Credit will be obligated to cause the repurchase of any Units which do not comply with the Eligibility Representations in the SUBI sale agreement to the extent described below. Those Eligibility Representations relate primarily to the origination of the Units and do not typically relate to the creditworthiness of the related lessees, the collectability of the leases or the resale value of the related leased vehicles at termination or expiration of the leases. See “The Leases—Representations, Warranties and Covenants” in this prospectus. If any such Eligibility Representation proves to be incorrect with respect to any lease and the related leased vehicle, the result has a material adverse effect on the issuing entity’s interest in the related lease or leased vehicle and the breach is not timely corrected or cured, VW Credit will be required under the SUBI sale agreement to deposit into the collection account a repurchase payment equal to the aggregate Securitization Value of the related Unit as of the beginning of the related Collection Period. In addition, VW Credit, as servicer, will be required to cause the repurchase of Units in other circumstances to the extent set forth in this prospectus in “The Servicer—Extensions, Deferrals and Pull-Aheads.”

Asset Representations Review

As discussed above under “—Representations and Warranties,” VW Credit will make the Eligibility Representations regarding the Included Units. The asset representations reviewer will be responsible for performing a review of certain Included Units for compliance with the Eligibility Representations when the following asset review conditions (the “Review Conditions”) have been satisfied:

·	The Delinquency Percentage for any payment date exceeds the Delinquency Trigger, as described below under “—Delinquency Trigger”; and

·	The investors have voted to direct a review of the applicable Subject Leases pursuant to the process described below under “—Asset Review Voting”.

If the Review Conditions are satisfied (the first date on which the Review Conditions are satisfied is referred to as the “Review Satisfaction Date”), then, pursuant to the direction described below under “—Asset Review Voting” the asset representations reviewer will review the Subject Leases (as defined below) for compliance with the Eligibility Representations as described below under “—Asset Review”.

Delinquency Trigger

On or prior to each payment date, the servicer will calculate the Delinquency Percentage for the related collection period.  The “Delinquency Percentage” for each payment date and the related collection period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all Included Units related to 60-Day Delinquent Leases as of the last day of that collection period to (ii) the aggregate Securitization Value of the Included Units as of the last day of that collection period.  “60-Day Delinquent Leases” means, as of any date of determination, all leases (other than leases that have been repurchased by VW Credit and defaulted leases) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a collection period, as of the last day of the collection period immediately preceding such date), as determined in accordance with the servicer’s customary servicing practices.  The “Delinquency Trigger” for any payment date and the related collection period is 4.90%.

VW Credit developed the Delinquency Trigger from an analysis of the historical 60 day or more delinquency rate over the life of VW Credit’s other public securitization transactions since 2011. VW Credit then applied a multiple of 5 to the highest delinquency percentage observed. The multiple derived from this analysis corresponds generally to the multiple of expected cumulative net losses that the notes are expected to be able to withstand before realizing their first dollar loss and is intended to account for future volatility and stressed economic conditions.

For prior pools of retail vehicle lease contracts that were securitized by VW Credit since 2011, the percentage of leases that have been 60 or more days delinquent have ranged from 0.00% to 0.98%. The following chart shows the percentage of leases 60 or more days delinquent in VW Credit’s prior securitized pools of retail vehicle lease contracts for the periods shown. For more information regarding 60 day or more delinquent asset statistics for certain of VW Credit’s prior securitized pools of retail installment sale contracts, see “Appendix A— Information Regarding Certain Previous Securitizations” in this prospectus.

Historical Delinquency as a Percentage of ABS Pool Balance
60+ Day Delinquencies of Auto Lease ABS Pools
VALT 2011-A
VALT 2012-A
VALT 2013-A
VALT 2014-A
VALT 2015-A
VALT 2019-A
VALT 2020-A
VALT 2022-A
VALT 2023-A
VALT 2024-A
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Number of months since closing

“Subject Leases” means, for any Asset Review, all leases which are 60-Day Delinquent Leases as of the related Review Satisfaction Date.  However, any lease which is repurchased by VW Credit and reallocated to the UTI or is paid off after the Review Satisfaction Date will no longer be a Subject Lease.

Asset Review Voting

The monthly distribution report filed by the issuing entity on Form 10-D will disclose if the Delinquency Percentage on any payment date exceeds the Delinquency Trigger. Investors holding at least 5% of the aggregate outstanding principal amount of the notes (excluding any notes owned by the issuing entity, the depositor, the servicer (so long as VW Credit or one of its affiliates is the servicer), the administrator or any of their respective affiliates) (the “Instituting Noteholders”) may then elect to initiate a vote to determine whether the asset representations reviewer will conduct the review described under “—Asset Review” below by giving written notice to the indenture trustee of their desire to institute such a vote.  If any of the Instituting Noteholders is not a noteholder as reflected on the note register, the indenture trustee may require that investor to provide verification documents to confirm that the investor that it is, in fact, a beneficial owner of notes. Any such vote shall be (i) initiated no later than 90 days from the filing of the Form 10-D that discloses that the Delinquency Trigger was breached and (ii) completed no later than 150 days from the filing of the Form 10-D that discloses that the Delinquency Trigger was breached.  VW Credit and the depositor will be responsible for any expenses incurred in connection with such disclosure, the voting process and reimbursing any expenses incurred by the indenture trustee in connection therewith.

If the Instituting Noteholders initiate a vote as described in the preceding paragraph, the indenture trustee will submit the matter to a vote of all noteholders through DTC (if the notes are then held through DTC) and the issuing entity will notify investors via the Form 10-D for the related collection period for which a vote has been called. Under the current voting procedures of DTC, DTC (as the holder of record for the notes) transfers the right to vote with respect to securities to the DTC participants that hold record date positions via an omnibus proxy. DTC notifies its participants holding positions in the security of their entitlement to vote. DTC participants are responsible for distribution of information to their customers, including any ultimate beneficial owners of interests in the notes. See “Risk Factors—General Risk Factors—Because the notes are in book-entry form, your rights can only be exercised indirectly.” The indenture trustee may set a record date for purposes of determining the identity of investors entitled to vote in accordance with Section 316(c) of the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

The “Noteholder Direction” will be deemed to have occurred if investors representing at least a majority of the voting investors vote in favor of directing an Asset Review by the asset representations reviewer.  VW Credit, the depositor and the issuing entity are required under the indenture to cooperate with the indenture trustee to facilitate the voting process. Following the completion of the voting process, the next Form 10-D filed by the issuing entity will disclose whether or not a Noteholder Direction has occurred.

Within five business days of the Noteholder Direction, the indenture trustee will send a notice to VW Credit, the depositor, the servicer and the asset representations reviewer directing the asset representations reviewer to conduct an Asset Review and specifying the applicable Review Satisfaction Date. Within 10 business days of receipt of such notice, the servicer will provide the asset representations reviewer, with a copy to the indenture trustee, a list of the Subject Leases.

Fees and Expenses for Asset Review

As described under “Fees and Expenses”, the asset representations reviewer will be paid an annual fee of $5,000 from the servicer in accordance with the asset representations review agreement.  However, that annual fee does not include the fees and expenses of the asset representations reviewer in connection with an asset review of the Subject Leases.  Under the asset representations review agreement, the asset representations reviewer will be entitled to receive a fee of $200 for each Subject Lease for which an Asset Review is started.  The servicer will reimburse the asset representations reviewer for all out-of-pocket expenses incurred by the asset representations reviewer in connection with its review of the Subject Leases.  All fees payable to, and expenses incurred by, the asset representations reviewer in connection with the Asset Review (the “Review Expenses”) will be payable by the servicer and, to the extent the Review Expenses remain unpaid after 30 days, they will be payable out of amounts on deposit in the Collection Account as described under “Description of the Transaction Documents—Priority of Payments” in this prospectus.

Asset Review

The asset representations reviewer will perform a review of the Subject Leases for compliance with the Eligibility Representations (an “Asset Review”) in accordance with such procedures as set forth in the asset representations review agreement.

Under the asset representations review agreement, the asset representations reviewer is required to complete its review of the Subject Leases by the 60th day after receipt of review materials related to the Subject Leases.  However, if review materials are missing or insufficient for the asset representations reviewer to perform any test, the asset representations reviewer will request that the servicer provide an updated copy of that review material and if additional review materials are provided to the asset representations reviewer, the review period will be extended for an additional 30 days. If any Subject Lease was included in a prior Asset Review, the asset representations reviewer will not conduct additional procedures on such Subject Lease, but will include the previously reported results in the report described below for the current Asset Review; provided, however, that the asset representations reviewer will conduct additional procedures on such Subject Lease if the asset representations reviewer determines, in its sole discretion, that the related prior Asset Review was conducted in a manner that would not have ascertained compliance with a specific representation or warranty. Within 10 calendar days after the end of the review period, the asset representations reviewer will provide a report to the indenture trustee, the servicer and the issuing entity of the findings and conclusions of the review of the Subject Leases, and that report will be included with the Form 10-D filed by the issuing entity with respect to the collection period in which the asset representations reviewer’s report is provided.

The asset representations reviewer will only be responsible for determining whether there was noncompliance with any Eligibility Representation with respect to any Subject Lease, and will not determine whether such noncompliance gives rise to an obligation to repurchase and reallocate the related Subject Lease.  If the asset representations reviewer determines that there was such noncompliance, VW Credit will determine whether VW Credit would be required to repurchase and reallocate the related Subject Lease.  In conducting this investigation, VW Credit will refer to the information available to it, including the asset representations reviewer’s report.  If VW Credit determines that there has been a breach of an Eligibility Representation that materially and adversely affects the interest of the issuing entity or the noteholders in the related Included Unit and such breach cannot be corrected or cured, VW Credit will be obligated to cause that Included Unit to be reallocated to the UTI and to make a repurchase payment as described under “The Leases—Representations, Warranties and Covenants.”

Indemnification of the Asset Representations Reviewer

Under the asset representations review agreement, the servicer will indemnify the asset representations reviewer against any and all loss, liability or expense (including reasonable attorneys’ fees) incurred by the asset representations reviewer in connection with its administration of, and the performance of its duties under, the asset representations review agreement. However, the servicer will not reimburse any expense or indemnify against any loss, liability or expense incurred by the asset representations reviewer arising out of or resulting from the asset representations reviewer’s own willful misfeasance, bad faith, negligence or breach of the asset representations review agreement. To the extent that any such indemnities are not otherwise satisfied, they will be paid from Available Funds as described below under “—Priority of Payments”.

Requests to Repurchase and Dispute Resolution

If the depositor, the issuing entity, the owner trustee (at the direction of a certificateholder) or the indenture trustee (at the direction of an investor) (each, a “requesting party”) requests that VW Credit repurchase and reallocate any Included Unit due to a breach of an Eligibility Representation as described under “The Leases—Representations, Warranties and Covenants” in this prospectus and the repurchase request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the requesting party within 180 days of the receipt of notice of the request by VW Credit, the requesting party may refer the matter, at its discretion, to either mediation or arbitration. An investor wishing to direct the indenture trustee to request a repurchase as described above may contact the indenture trustee in writing with the details of the purported breach of an Eligibility Representation and the related lease. If the requesting investor is not a noteholder as reflected on the note register, the indenture trustee may require such requesting investor to provide verification documents to confirm that the requesting investor is, in fact, a beneficial owner of notes. VW Credit will be responsible for reimbursing the indenture trustee for any expenses incurred in connection with such verification. VW Credit will inform the requesting party in writing upon a determination by VW Credit that an Included Unit subject to a demand to repurchase will be repurchased and reallocated and the monthly distribution report filed by the issuing entity on Form 10-D for the collection period in which such Included Unit was repurchased will include disclosure of such repurchase. A failure of VW Credit to inform the requesting party that an Included Unit subject to a demand will be repurchased within 180 days of the receipt of notice of the request shall be deemed to be a determination by VW Credit that no repurchase and reallocation of that Included Unit due to a breach of an Eligibility Representation is required. Additionally, VW Credit will file Form ABS-15G disclosing the status of repurchase demands on a periodic basis as required by applicable law.

Although the indenture trustee may request that VW Credit repurchase an Included Unit due to a breach of an Eligibility Representation, nothing in the transaction documents requires the indenture trustee to exercise this discretion and the transaction documents do not provide any requirements regarding what factors the indenture trustee should consider when determining whether to exercise its discretion to request a repurchase. Consequently, it is likely that the requesting party will be the indenture trustee acting at the direction of an investor.

If a Subject Lease that was reviewed by the asset representations reviewer during an Asset Review is the subject of a dispute resolution proceeding, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and will be paid by a party to the dispute resolution as determined by the mediator or arbitrator for the dispute resolution.

If the requesting party selects mediation, the mediation will be administered by a nationally recognized arbitration and mediation association selected by the requesting party. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

If the requesting party selects arbitration, the arbitration will be administered by a nationally recognized arbitration and mediation association jointly selected by the parties (or, if the parties are unable to agree on an association, by the AAA), and conducted pursuant to such association’s arbitration procedures in effect at such time. The arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and will be appointed from a list of neutrals maintained by the AAA. The arbitrator will make its final determination no later than 90 days after appointment or as soon as practicable thereafter and will resolve the dispute in accordance with the terms of the indenture. In its final determination, the arbitrator will determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and VW Credit will not be required to pay more than the applicable repurchase amount with respect to any lease which VW Credit is required to repurchase.

Any mediation and arbitration described above will be held in New York, New York (or, such other location as the parties mutually agree upon) and will be subject to certain confidentiality restrictions (which will not limit disclosures required by applicable law). Further, notwithstanding the dispute resolution provisions described herein, the parties will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law. A requesting party may not initiate a mediation or arbitration as described above with respect to an Included Unit that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that requesting party or another requesting party) but will have the right, subject to a determination by the parties to the existing mediation or arbitration that the joinder would not prejudice the rights of the participants to the existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that Included Unit if the mediation or arbitration has not yet concluded.

Servicing the Leases

Under the servicing agreement, the servicer will manage the origination trust as agent for, and subject to the supervision, direction and control of, the origination trust. The obligations of the servicer include, among other things, acquiring vehicles and originating leases on behalf of the origination trust, collecting and posting payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements and reporting required tax information (if any) to lessees, disposing of returned vehicles, commencing legal proceedings to enforce leases and servicing the leases, including accounting for collections and generating federal income tax information. In this regard, the servicer will make reasonable efforts to collect all amounts due on or in respect of the leases. The servicer will be obligated to service the leases in accordance with the customary practices of the servicer with respect to the vehicles and leases held by the origination trust, without regard to whether those vehicles and leases have been allocated into a SUBI portfolio, as those practices may be changed from time to time (the “customary servicing practices”), using the same degree of skill and attention that the servicer exercises with respect to all comparable retail automotive leases that it services for itself or others.

As holder and pledgee of the Transaction SUBI Certificate, the issuing entity and the indenture trustee, respectively, will be third-party beneficiaries of the Transaction SUBI servicing supplement.

The Transaction SUBI servicing supplement will require the servicer to apply for and maintain all licenses and make all filings required to be held or filed by the origination trust in connection with the ownership of leases and leased vehicles and to take all necessary steps to evidence the origination trust’s ownership on the certificates of title to the leased vehicles.

The servicer will be responsible for filing all periodic sales and use tax or property tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and a business trust and other governmental filings, registrations or approvals arising with respect to or required of the origination trust.

Collection Periods

Currently, the servicer uses fiscal months rather than calendar months. Each fiscal month is either four or five weeks and generally begins on the first calendar day of the month or the last Saturday of the prior month, if the prior month end date falls on the weekend or a holiday, and ends on the last calendar day of the month or a Friday, if the last day of the month falls on a weekend or a holiday. Because the fiscal month does not precisely correspond to the calendar month, a particular fiscal month (for example, the June fiscal month) may include one or more days of the preceding calendar month (for example, a few days of May) at the beginning of the fiscal month and/or a few days of the next calendar month (for example, a few days of July). Fiscal months are determined from time to time by the servicer. Each “collection period” will be the period commencing on the first day of each fiscal month of the servicer and ending on the last day of such fiscal month (or in the case of the initial collection period, the period commencing on the close of business on the cutoff date and ending on June 30, 2025). The servicer may elect in the future to have its fiscal months coincide with calendar months. It is expected that there generally will be a greater amount of collections received and paid in the aggregate to investors on a payment date relating to a five week collection period than a payment date relating to a four week collection period.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and facilitate servicing of the leases and VW Credit’s own portfolio of leases, the origination trust has appointed the servicer as its agent and bailee of the leases, the certificates of title relating to the leased vehicles and any other related items that from time to time come into possession of the servicer. Such documents will not be physically segregated from other leases, certificates of title or other documents related to other leases and vehicles owned or serviced by the servicer, including leases and vehicles which are assets allocated to the UTI or Other SUBIs. The servicer may delegate specific custodian duties to sub-contractors who are in the business of performing those duties. For example, the servicer has hired a third-party to hold original certificates of title for vehicles that it services. The accounting records and certain computer systems of VW Credit will reflect the allocation of the leases and leased vehicles to the Transaction SUBI and the interest of the holders of the related Transaction SUBI Certificate in those leases and leased vehicles.

Servicer Records, Determinations and Reports

The servicer will retain or cause to be retained all computer and/or manual records with respect to the Included Units and the collections relating to each Included Unit in accordance with its customary servicing practices with respect to similar types of vehicles. Upon the occurrence and continuance of a servicer default and termination of the servicer’s obligations under the Transaction SUBI servicing supplement, the servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the related Included Units to a successor servicer.

Additionally, the servicer will perform some monitoring and reporting functions on behalf of the depositor, the issuing entity and the noteholders, including the preparation and delivery to the issuing entity, the indenture trustee, the administrator and each paying agent, on or before each determination date prior to the satisfaction and discharge of the indenture, of a certificate setting forth all information necessary to make all distributions required on the related payment date, and to prepare statements setting forth the information described in this prospectus under “Reports to Noteholders.” The servicer will also deliver an annual officer’s certificate specifying the occurrence and status of any servicer default.

Collection and Other Servicing Procedures

Under the Transaction SUBI servicing supplement, unless the monthly remittance condition described under “—The Accounts—The Collection Account” below is satisfied, the servicer will deposit an amount equal to collections into the related collection account within two business days of identification by the servicer. For a description of what constitutes “Collections,” please see “—Payments on the Notes—Determination of Available Funds” in this prospectus. If the monthly remittance condition is satisfied, then VW Credit as servicer will deposit an amount equal to all collections received during any collection period (net of any amounts which otherwise would be paid to the servicer or its affiliates) into the collection account on the following payment date. See “Risk Factors—Risks Relating to the Sponsor and Servicer—The servicer’s commingling of funds with its own funds could result in a loss” in this prospectus.

Consistent with its customary servicing practices, the servicer may, in its discretion, extend the original maturity date of any lease. However, if the servicer grants a Postmaturity Term Extension, the servicer will be required to purchase that Included Unit, as described under “The Servicer— Extensions, Deferrals and Pull-Aheads” in this prospectus. The servicer may also, in accordance with its customary servicing practices, waive any late payment charges, excess wear and use charges, excess mileage charges or any other fees that may otherwise be collected in the ordinary course of servicing the leases.

Sale and Disposition of Leased Vehicles

Under the servicing agreement and in accordance with the servicer’s customary servicing practices, the servicer on behalf of the issuing entity will use commercially reasonable efforts to enforce the provisions of the leases and to repossess or otherwise take possession of the leased vehicle related to any lease that may have terminated or expired or that the servicer may have determined (in accordance with its customary servicing practices) to be in default. See “The Servicer—Collection and Repossession Procedures” and “Material Legal Aspects of the Leases and the Leased Vehicles—Deficiency Judgments” in this prospectus.

Security Deposits

The origination trust’s rights related to the Included Units will include all rights under the leases to any refundable security deposits which may be paid by the lessees at the time the leases are originated. As part of its general servicing obligations, the servicer will retain possession of each security deposit remitted by the lessees and will apply the proceeds of these security deposits in accordance with the terms of the leases, its customary servicing practices and applicable law, including applying a security deposit in respect of any related lessee’s default or failure to pay all amounts required to be paid under the related lease or resulting from excess mileage or unreasonable wear to the related leased vehicle. However, in the event that any lease has been written off by the servicer in connection with its customary servicing practices for writing off leases (a “Charged-off Lease”) or, if earlier, the related leased vehicle is repossessed, the related security deposit will, to the extent provided by applicable law and that lease, constitute a Collection. On the payment date related to the collection period in which the security deposit becomes a Collection, the servicer will deposit those amounts in the collection account. The origination trust may not have an interest in the security deposits that is enforceable against third parties until they are deposited into the collection account. Each security deposit, after deduction for amounts applied towards the payment of any amount resulting from the related lessee’s default or failure to pay any amounts required to be paid under that lease or damage to the related leased vehicle, will be returned to the related lessee by the servicer; provided, however, that the servicer may retain a security deposit (including any interest thereon) until the related lessee has repaid all other charges owed under that lease. Unless required by applicable law, the servicer will not be required to segregate security deposits from its own funds. Any income earned from any investment on the security deposits by the servicer will be for the account of the servicer as additional servicing compensation (to the extent permitted by law and the applicable lease, and to the extent investment earnings are not required to be paid to the applicable lessee).

Insurance on Leased Vehicles

Each lease will require the related lessee to maintain in full force and effect during the related lease term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related leased vehicle and naming the origination trust as loss payee. See “The Leases—Insurance” for more information regarding insurance requirements. However, the servicer is not required to monitor whether the lessees have insurance, and the servicer will have no liability in the event any lessee fails to acquire or maintain that insurance.

Termination of the Servicing Agreement

The servicing agreement for the issuing entity will terminate upon the earlier to occur of (a) the termination of the origination trust, (b) with respect to the servicer, the resignation or removal of the servicer in accordance with the terms of the servicing agreement, which will effect a termination only with respect to the related SUBI assets and not with respect to any other origination trust assets or (c) upon the mutual written determination of the origination trust and VW Credit.

Administration Agreement

VW Credit will be the administrator under the administration agreement. The administrator will perform all of its duties as administrator under the administration agreement, the indenture, the trust agreement and other related agreements (including in relation to any Benchmark Transition Event) as well as certain duties and obligations of the issuing entity and the owner trustee under those agreements (except those duties and obligations of the owner trustee under the trust agreement related to Regulation AB). However, except as otherwise provided in those agreements, the administrator will have no obligation to make any payment required to be made by the issuing entity under any such agreement. The administrator will monitor the performance of the issuing entity and owner trustee and will advise those parties when action is necessary to comply with their duties and obligations under the administration agreement, the indenture, the trust agreement and other related agreements. In furtherance of the foregoing, the administrator will take all appropriate action that is the duty of the issuing entity to take pursuant to those agreements.

The Accounts

The issuing entity will have the following bank accounts, which initially will be maintained at and will be maintained in the name of the indenture trustee on behalf of the noteholders:

·	the collection account;

·	the principal distribution account; and

·	the reserve account.

The Collection Account

On or prior to the closing date, a “collection account” will be established for the benefit of the noteholders into which an amount equal to the Collections on or in respect of the leases and other Available Funds will generally be deposited. The collection account will be under the sole control of the indenture trustee until the outstanding note balance is reduced to zero. An amount equal to the Collections received and other Available Funds generally will be deposited by the servicer into the collection account within two business days after identification by the servicer. If the monthly remittance condition is satisfied, however, the servicer will deposit an amount equal to all Collections into the collection account (net of any amounts that would otherwise be paid to the servicer and its affiliates) on the related payment date. The “monthly remittance condition” will be satisfied if (i) VW Credit is the servicer, (ii) no servicer replacement event has occurred and is continuing and (iii) either (x) VW Credit has a short-term debt rating of at least “A-1” from S&P Global Ratings (“S&P”) and “F1” from Fitch Ratings, Inc. (“Fitch”) or (y) an entity with such ratings has guaranteed the performance of VW Credit’s obligations under the Transaction SUBI servicing supplement. Currently, the monthly remittance condition is not satisfied.

On each payment date, the paying agent (which initially will be the indenture trustee) will transfer the sum of all Available Funds for the related collection period from the collection account and apply such amounts in the priority as set forth under “—Priority of Payments” in this prospectus.

The Principal Distribution Account

On each payment date, payments will be made to the principal distribution account by the paying agent. Such amount on deposit in the principal distribution account will be distributed to the noteholders in accordance with each noteholder’s right to receive payments of principal.

The Reserve Account

The reserve account will be established in the name of the indenture trustee for the benefit of the noteholders. On each payment date, amounts on deposit in the reserve account will be available to the extent Available Funds are insufficient to make certain of the distributions described under “—Priority of Payments” in this prospectus. The reserve account will be under the sole control of the indenture trustee until the outstanding note balance is reduced to zero.

The reserve account will be funded by a deposit from proceeds of the offering of the notes on the closing date in an amount equal to at least $3,644,314.92, representing approximately 0.25% of the initial aggregate Securitization Value of the assets allocated to the Transaction SUBI as of the cutoff date. The amount deposited to the reserve account on the closing date is referred to as the “Targeted Reserve Account Balance”. The reserve account and all amounts on deposit in the reserve account will be pledged to the indenture trustee.

On each payment date, the indenture trustee will withdraw funds from the reserve account in an amount equal to the lesser of (1) any amount by which the Available Funds for that payment date are less than the amounts required to be paid under clauses (a) through (e) of the Payment Waterfall or (2) the amount on deposit in the reserve account after giving effect to all deposits thereto on that payment date, for distribution in accordance with the Payment Waterfall.

On any payment date on which the amount on deposit in the reserve account, after giving effect to all withdrawals therefrom or deposits thereto in respect of that payment date, exceeds the Targeted Reserve Account Balance, the indenture trustee will release that excess amount to or at the direction of the holder of the issuing entity’s certificate (initially, the depositor). In addition, if on any payment date the sum of the amount on deposit in the reserve account and the amount of Available Funds after payment of the amounts set forth in clauses (a) through (e) of the Payment Waterfall would be sufficient to pay in full the aggregate unpaid principal amount of all notes then outstanding, that amount will be used to redeem the then outstanding notes on that payment date.

Maintenance of the Accounts

The reserve account, the collection account and the principal distribution account are required by the transaction documents to be eligible accounts. An “eligible account” is either (a) a segregated account with an eligible institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity which is organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt rating or issuer rating of such depository institution is at least “BBB” and “A” from S&P and Fitch, respectively. Any such trust account may be maintained with the owner trustee, the indenture trustee or any of their respective affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence. An “eligible institution” is a depository institution or trust company (which may be the owner trustee, the indenture trustee or any of their respective affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) satisfies one of the following conditions (i) has a long-term senior unsecured debt rating of at least “A” and “A” by S&P and Fitch, respectively, (ii) has a short-term unsecured debt rating of “A-1” and “F1” by S&P and Fitch, respectively, or (iii) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the issuing entity or the indenture trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”); provided, that a foreign financial institution will be deemed to satisfy clause (b) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

If the requirements summarized above are satisfied, the accounts may be maintained at the owner trustee, the indenture trustee or any of their affiliates. The reserve account, the principal distribution account and the collection account initially will be maintained with the indenture trustee. If the indenture trustee at any time is not an eligible institution or if the reserve account, collection account and the principal distribution account are not otherwise eligible accounts, the administrator will (with the assistance of the indenture trustee) as necessary, cause the accounts to be moved to an eligible account within 10 business days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact.

On the payment date on which all notes have been paid in full and after the discharge of the indenture following payment of any remaining obligations of the issuing entity under the transaction documents, any amounts remaining on deposit in the collection account, the reserve account and the principal distribution account after giving effect to all withdrawals and deposits in respect of that payment date will be paid to the holder of the issuing entity’s certificate, which initially will be the depositor.

Permitted Investments

When funds are deposited in the collection account and the reserve account, they will be invested and reinvested by the indenture trustee at the direction of the administrator in one or more permitted investments maturing no later than the day before the next payment date. “Permitted investments” will be limited to highly-rated investments that meet criteria established by each Hired Agency.

All net investment earnings from the investment of funds on deposit in the collection account in respect of the related collection period will be Available Funds distributed in accordance with the Payment Waterfall, and all net investment earnings received from the investment of funds on deposit in the reserve account will be considered amounts on deposit in the reserve account and will be either reinvested in permitted investments or will be distributed as described above under “—The Reserve Account.”

Payments on the Notes

General

On the second business day preceding each payment date (each, a “determination date”), the servicer will deliver a report to the indenture trustee, the issuing entity, the administrator and each paying agent which includes, among other information, the amount of (a) Collections, (b) advances to be made by the servicer and included in Available Funds and (c) the servicing fee payable to the servicer and the administration fee payable to the administrator, in each case with respect to the related collection period. For any payment date, the “related collection period” is the collection period which precedes that payment date. For a more detailed discussion of collection periods, please see “—Collection Periods” above. On or before each determination date, the servicer will also determine the Principal Distribution Amount and, based on the Available Funds and other amounts available for distribution on the related payment date as described below, the amount to be distributed to the noteholders.

The paying agent will make distributions to the noteholders out of amounts on deposit in the collection account and the principal distribution account (including amounts transferred from the reserve account). The amount to be distributed to the servicer, the noteholders and other parties will be determined in the manner described below.

Determination of Available Funds

The amount of funds available for distribution on a payment date will generally equal the sum of the Available Funds and amounts on deposit in the reserve account.

“Available Funds” for a payment date and the related collection period will be an amount equal to the sum of (1) the Collections received by the servicer during that collection period, (2) advances made by the servicer on that payment date, (3) any repurchase payments made by VW Credit or the servicer and (4) all investment earnings (if any) on amounts on deposit in the collection account for the related collection period.

“Collections” means, with respect to any collection period, all monthly lease payments on any lease, Sales Proceeds in respect of any leased vehicle, Pull-Ahead Amounts, excess wear and use charges, excess mileage charges and any other payments, receipts or Recoveries (including any residual value insurance proceeds and other insurance proceeds) by or on behalf of any lessee or otherwise with respect to an Included Unit other than:

·	Supplemental Servicing Fees;

·	payments allocable to sales, use or other taxes (which will be collected by the servicer and remitted to the applicable governmental authority or used to reimburse the servicer for payment of those amounts in accordance with the servicer’s customary servicing practices);

·	payments allocable to premiums for force-placed insurance policies purchased by the servicer on behalf of any lessee (which will be collected by the servicer and remitted to the applicable insurance company (or if those amounts were paid by the servicer, to the servicer) in accordance with the servicer’s customary servicing practices);

·	payments allocable to fines for parking violations incurred by any lessee but assessed to the origination trust as the owner of the related leased vehicle (which will be collected by the servicer and remitted to the applicable governmental authority (or if those amounts were paid by the servicer, to the servicer) in accordance with the customary servicing practices); and

·	rebates of premiums with respect to the cancellation of any insurance policy or service contract.

“Pull-Ahead Amount” means, with respect to any vehicle allocated to the Transaction SUBI and the related lease, an amount equal to (a) the sum of (i) any due and unpaid payments under that lease plus (ii) the monthly payment amount times the number of monthly payments not yet due with respect to that lease minus (b) any unearned rent charges calculated under the scheduled actuarial method under that lease.

“Recoveries” means, with respect to any lease or leased vehicle that has become a defaulted lease, all monies collected by the servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance or insurance proceeds recovered after the charge-off of the related lease) on such defaulted lease, net of any expenses incurred by the servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the lessee.

“Sales Proceeds” means, with respect to any leased vehicle, an amount equal to the aggregate amount of proceeds received by the servicer from the purchaser in connection with the sale or other disposition of that leased vehicle, net of any and all out-of-pocket costs and expenses incurred by the servicer in connection with that sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.

“Supplemental Servicing Fees” means any and all (i) late fees, (ii) extension fees, (iii) prepayment charges, (iv) early termination fees or any other fees paid to the servicer in connection with the termination of any lease (other than monthly lease payments and excess wear and use charges and excess mileage charges), (v) non-sufficient funds charges and (vi) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the servicer, the issuing entity, the depositor or the origination trust with respect to any Unit.

Advances

On each payment date, the servicer will be obligated to deposit into the collection account an advance in an amount equal to the lesser of (1) any shortfall in the amounts available to make the payments described in clauses (a) through (e) of the Payment Waterfall and (2) the aggregate scheduled monthly lease payments due on Included Units but not received (or not received in full) during and prior to the related collection period (an “advance”).

However, the servicer will not be obligated to make an advance if the servicer reasonably determines in its sole discretion that such advance is not likely to be repaid from future cash flows from the Transaction SUBI assets.

No advances will be made with respect to defaulted leases. In making advances, the servicer will assist in maintaining a regular flow of scheduled principal and interest payments on the leases, rather than guaranteeing or insuring against losses. Accordingly, all advances will be reimbursable to the servicer, without interest, from Available Funds prior to any distributions on the notes. See “Description of the Transaction Documents—Priority of Payments” in this prospectus.

Servicer Certificate

The issuing entity will cause the servicer to agree to deliver to the indenture trustee, the issuing entity, the administrator and each paying agent, if any, on the second business day preceding each payment date, a certificate (the “Servicer Certificate”) including, among other things, the following information with respect to such payment date and the related collection period:

(i)	the amount of Collections for that collection period;

(ii)	the amount of interest accrued since the preceding payment date on each class of notes;

(iii)	the Class A-1 note balance, the Class A-2-A note balance, the Class A-2-B note balance, the Class A-3 note balance and the Class A-4 note balance, in each case before giving effect to payments on that payment date;

(iv)	the amount of the interest shortfall from the preceding payment date, if any, on such payment date and the change in such amounts from the preceding payment date;

(v)	(A) the amount on deposit in the reserve account and the Targeted Reserve Account Balance, each as of the beginning and end of the related collection period, (B) the amount to be deposited in the reserve account in respect of that payment date, if any, (C) the amount, if any, to be withdrawn from the reserve account on that payment date, (D) the balance on deposit in the reserve account on that payment date after giving effect to withdrawals therefrom or deposits thereto in respect of that payment date and (E) the change in that balance from the immediately preceding payment date;

(vi)	the aggregate amount being paid on that payment date in respect of interest on and principal of each class of the notes;

(vii)	the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for that payment date;

(viii)	the note factor as of the close of business on the last day of the collection period;

(ix)	the amount of advances by the servicer, if any, on such payment date;

(x)	the amount of any Payment Date Advance Reimbursement for that collection period;

(xi)	the amounts released to the holder of the issuing entity’s certificate (which initially will be the depositor) on that payment date;

(xii)	the amount of the servicing fee to be paid to the servicer for that collection period and the amount of any unpaid servicing fees and the amount of the administration fee to be paid to the administrator for that collection period;

(xiii)	the aggregate amount of proceeds received by the servicer, net of reimbursable out-of-pocket expenses, in respect of a lease which is a defaulted lease;

(xiv)	the aggregate amount of residual losses and credit losses for that collection period;

(xv)	amounts paid by the issuing entity to the indenture trustee, the owner trustee, the origination trustee and the asset representations reviewer with respect to fees, expenses or indemnifications;

(xvi)	the number and Securitization Value of the related leases which are delinquent as of the end of that collection period;

(xvii)	payment received on repurchases of Included Units;

(xviii)	the aggregate Securitization Value of the Included Units, and the aggregate Base Residual Value of the Included Units;

(xix)	the number of Included Units at the beginning and at the end of that collection period;

(xx)	the number and Securitization Value of vehicles turned-in by lessees at the end of the related lease terms;

(xxi)	Pull-Ahead Amount paid to the issuing entity during that collection period;

(xxii)	a summary of material modifications, extensions or waivers, if any, to the terms of the leases related to the Included Units during that collection period, or since the closing date, if such modifications, extensions or waivers have become material over time;

(xxiii)	the payment amount for the repurchased Included Units in connection with material breaches of representations or warranties related to Eligibility Representations for the Units during that collection period;

(xxiv)	the payment amount for the repurchased Included Units in connection with a Postmaturity Term Extension;

(xxv)	a summary of any material breach by the issuing entity of covenants contained in the SUBI transfer agreement and indenture;

(xxvi)	the Delinquency Percentage for the collection period;

(xxvii)	the Delinquency Trigger for such payment date;

(xxviii)	any SOFR Adjustment Conforming Changes; and

(xxix)	if a Benchmark Transition Event occurs, the Benchmark Replacement Date, the Benchmark Replacement and the Benchmark Replacement Conforming Changes for the Class A-2-B notes for the related interest period.

Each amount set forth pursuant to clauses (ii), (iii), (vi) and (vii) above will be expressed in the aggregate and as a dollar amount per $1,000 of initial principal amount of a note.

The indenture trustee has no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer Certificate delivered to the indenture trustee, and the indenture trustee will be fully protected in relying upon the Servicer Certificate.

Priority of Payments

On each payment date prior to an acceleration of the maturity of the notes following an indenture default, the paying agent in accordance with the related Servicer Certificate described above under “—Servicer Certificate” and pursuant to the instructions of the servicer, will transfer all Available Funds from the collection account and will make the following deposits and distributions in the following amounts and order of priority:

(a)	first, to the servicer, the Payment Date Advance Reimbursement;

(b)	second, pro rata, to the servicer and the administrator, the servicing fee and administration fee, respectively, together with any unpaid servicing fees and administration fees in respect of one or more prior collection periods, respectively;

(c)	third, pro rata, to the owner trustee, the SUBI trustee, the indenture trustee and the asset representations reviewer, fees and expenses (including indemnification amounts) due and owing under the transaction documents, which have not been previously paid, provided, that the amounts payable pursuant to this clause will be limited to $275,000 per annum in the aggregate;

(d)	fourth, pro rata, to the noteholders, to pay interest due on the outstanding notes on that payment date (including overdue interest), and, to the extent permitted under applicable law, interest on any overdue interest at the applicable interest rate;

(e)	fifth, to the principal distribution account, the First Priority Principal Distribution Amount for that payment date, if any, which will be allocated to pay principal on the notes, first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes, pro rata between the Class A-2-A notes and the Class A-2-B notes until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full and fourth, to the Class A-4 notes until they have been paid in full;

(f)	sixth, to the reserve account, until the amount of funds on deposit in the reserve account is equal to the Targeted Reserve Account Balance;

(g)	seventh, to the principal distribution account, the Regular Principal Distribution Amount for that payment date, if any, which will be allocated to pay principal on the notes first, to the Class A-1 notes, until they have been paid in full, second, to the Class A-2 notes, pro rata between the Class A-2-A notes and the Class A-2-B notes until they have been paid in full, third, to the Class A-3 notes, until they have been paid in full and fourth, to the Class A-4 notes, until they have been paid in full;

(h)	eighth, to pay all amounts due as fees or indemnification payments to the indenture trustee, the owner trustee, the SUBI trustee and the asset representations reviewer pursuant to clause third above to the extent not paid in such clause; and

(i)	ninth, any remaining funds will be distributed to or at the direction of the holder of the issuing entity’s certificate, which initially will be the depositor.

Upon and after any distribution to the holder of the issuing entity’s certificate of any amounts, the noteholders will not have any rights in, or claims to, those amounts. Upon acceleration of the maturity of the notes following an indenture default, payments and deposits will be made on each payment date in the order of priority specified below in “—Priority of Payments Will Change Upon an Indenture Default.”

The foregoing list of distributions from the collection account on each payment date is referred to as the “Payment Waterfall.”

For the purposes of this prospectus, the following terms will have the following meanings:

“First Priority Principal Distribution Amount” means, with respect to any payment date, an amount not less than zero, equal to (a) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date), minus (b) the aggregate Securitization Value as of the last day of the collection period preceding that payment date; provided, however, that the First Priority Principal Distribution Amount on and after the final scheduled payment date of any class of notes will not be less than the amount that is necessary to reduce the aggregate outstanding principal amount of that class of notes to zero.

The “Payment Date Advance Reimbursement” for a payment date will equal the sum of all outstanding advances made by the servicer prior to that payment date.

“Regular Principal Distribution Amount” means, with respect to any payment date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the aggregate outstanding principal amount of the notes as of the preceding payment date (after giving effect to any principal payments made on the notes on that preceding payment date) over (ii) the Targeted Note Balance minus (b) the First Priority Principal Distribution Amount, if any, with respect to that payment date.

“Targeted Note Balance” means, with respect to any payment date, the excess, if any, of (x) the aggregate Securitization Value as of the last day of the related collection period over (y) the Targeted Overcollateralization Amount.

“Targeted Overcollateralization Amount” means, for each payment date, $251,457,729.73, which is 17.25% of the aggregate Securitization Value of all Included Units as of the cutoff date.

None of the noteholders, the indenture trustee, the owner trustee, the SUBI trustee, the asset representations reviewer, the depositor, the administrator or the servicer will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make in full distributions to the noteholders. The final distribution to any noteholder will be made only upon surrender and cancellation of its notes at an office or agency of the indenture trustee specified in a notice from the indenture trustee, in the name of and on behalf of the issuing entity. If any notes are not surrendered for cancellation, any funds held by the indenture trustee or any paying agent for the payment of any amount due with respect to any note after the indenture trustee has taken certain measures to locate the related noteholders and those measures have failed, will be distributed to the holder of the issuing entity’s certificate.

Overcollateralization

Overcollateralization is the amount by which the aggregate Securitization Value of the assets allocated to the Transaction SUBI exceeds the outstanding principal amount of the notes. Overcollateralization means that there will be additional assets generating collections that will be available to cover credit losses and residual losses on the leases and related leased vehicles allocated to the Transaction SUBI. The initial amount of overcollateralization will be $207,725,969.47, or 14.25% of the initial Securitization Value of all Included Units as of the cutoff date.

Fees and Expenses

The fees and expenses paid or payable from Available Funds are set forth in the table below. Those fees and expenses are paid on each payment date as described above under “—Priority of Payments.”

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Servicing Fee(1)	Product of (a) one-twelfth (or, in the case of the first payment date, one-sixth), (b) 1.00% and (c) the aggregate Securitization Value of all Included Units as of the beginning of the related collection period, or in the case of the first payment date, at the cutoff date	servicer	Payable pro rata with administration fees following payment of servicing advances
Administration Fee(1)	$30,000 as compensation for its services on a per annum basis	administrator	Payable pro rata with servicing fees following payment of servicing advances
Unpaid Indenture Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	indenture trustee	Payable following payments of the servicing fee and administration fee.(3)
Unpaid Owner Trustee Compensation or Indemnification Payments(1)	$3,000 as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	owner trustee	Payable following payments of the servicing fee and administration fee.(3)

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution
Unpaid Asset Representations Reviewer Fees(1)	$5,000 as compensation for its services on a per annum basis, plus reasonable expenses any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	asset representations reviewer	Payable following payments of the servicing fee and administration fee.(3)
Unpaid SUBI Trustee Compensation or Indemnification Payments(1)	$5,000 as compensation for its services on a per annum basis and any indemnification amounts due under the transaction documents to the extent not paid under the transaction documents(2)	SUBI trustee	Payable following payments of the servicing fee and administration fee.(3)
Asset Review Expenses	$200 for each lease reviewed in connection with an Asset Review plus reasonable expenses incurred in connection with an Asset Review, in each case, to the extent not paid under the transaction documents(2)	asset representations reviewer	Payable following payments of the servicing fee and administration fee.(3)

(1)	VW Credit, as the administrator pursuant to the administration agreement or as the servicer pursuant to the servicing agreement, as applicable, is required to pay the fees, expenses and indemnity payments of the indenture trustee, the owner trustee, the asset representations reviewer and the SUBI trustee. However, to the extent that the administrator or the servicer fails to make these payments, the fees, expenses and indemnity payments will be paid out of Available Funds in accordance with the Payment Waterfall to the extent they have not been previously paid when due.

(2)	The fees and expenses described above do not change upon an indenture default although actual expenses incurred may be higher after an indenture default.

(3)	Following an indenture default and acceleration of the notes (which has not been rescinded), these amounts will be paid prior to payments to the servicer and administrator as described in “—Priority of Payments Will Change Upon an Indenture Default.”

In addition to the fees and expenses set forth above, VW Credit and the depositor will incur certain other fees and expenses in connection with the issuance of the notes, which will not be payable out of Available Funds or other assets of the issuing entity. An estimate of these expenses in connection with the offering of the notes is set forth below:

Registration Fee	$191,375
Blue Sky Fees and Expenses	$0
Printing Fees and Expenses	$15,000
Trustees’ Fees and Expenses	$10,000
Legal Fees and Expense	$175,000
Rating Agencies’ Fees	$481,000
Miscellaneous	$150,000
Total	$1,022,375

Redemption of the Notes

In order to avoid excessive administrative expenses, the depositor will have the right at its option to purchase the Transaction SUBI Certificate from the issuing entity on any payment date if the then-outstanding aggregate note balance is less than or equal to 10% of the initial note balance. The exercise of that option by the depositor is referred to in this prospectus as the “optional purchase.” The purchase price for the Transaction SUBI Certificate will be equal to the greater of (i) the unpaid outstanding principal amount of the notes, together with accrued interest on the notes to (but not including) the date fixed for redemption and (ii) the aggregate Securitization Value of the Included Units as of the last day of the collection period immediately preceding the redemption date. The amount of the purchase price will be deposited by the depositor into the collection account on the payment date fixed for redemption. In connection with the optional purchase, the outstanding notes, if any, will be redeemed on the redemption date in whole, but not in part, for the redemption price. No interest will accrue on the notes after the payment date fixed for redemption. The “redemption price” for the notes being redeemed will equal the unpaid principal amount of the notes, plus accrued and unpaid interest on the notes at the applicable interest rate, to but not including the payment date fixed for redemption. The administrator or the issuing entity will provide at least 20 days’ prior notice of the redemption of the notes to the indenture trustee. The indenture trustee will provide prompt, but at least 10 days’, prior notice to the noteholders of such redemption. Additionally, each of the notes is subject to redemption in whole, but not in part, on any payment date on which the sum of the amounts in the reserve account and the amount of Available Funds after payment of the amounts set forth in clauses first through fifth under “—Priority of Payments” would be sufficient to pay in full the aggregate unpaid principal amount of all of the outstanding notes as determined by the servicer. On such payment date, (i) the indenture trustee upon written direction from the servicer shall transfer all amounts on deposit in the reserve account to the collection account and (ii) the outstanding notes shall be redeemed in whole, but not in part.

Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the applicable redemption date to each holder of notes. All notices of redemption will state: (i) the redemption date; (ii) the redemption price; (iii) that payments will be made only upon presentation and surrender of those notes, and the place where those notes are to be surrendered for payment of the redemption price; (iv) that the record date otherwise applicable to that redemption date is not applicable; (v) that interest on the notes will cease to accrue from and after the redemption date; and (vi) the CUSIP number (if applicable) for the notes.

Servicing Compensation and Expenses

The servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the Included Units under the Transaction SUBI servicing supplement. The servicer will be entitled to receive a fee in respect of the Included Units equal to, for each collection period, the product of (a) one-twelfth (or, in the case of the first payment date, one-sixth), (b) 1.00% and (c) the aggregate Securitization Value of all Included Units as of the beginning of that collection period, or in the case of the first payment date, at the cutoff date (the “servicing fee”). The servicing fee will be payable on each payment date.

The servicer will also be entitled to the Supplemental Servicing Fees. The servicer will pay all expenses incurred by it in connection with its servicing activities under the servicing agreement and will not be entitled to reimbursement of those expenses. The servicer will have no responsibility, however, to pay any losses with respect to any origination trust assets.

Servicer Replacement Events

The following events constitute “servicer replacement events” under the Transaction SUBI servicing supplement:

·	any failure by the servicer to deliver or cause to be delivered any required payment to the indenture trustee for distribution to the noteholders, which failure continues unremedied for 10 business days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

·	any failure by the servicer to duly observe or perform in any material respect any other of its covenants or agreements in the servicing agreement, which failure materially and adversely affects the rights of any holder of the Transaction SUBI Certificate or the noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class;

·	any representation or warranty of the servicer made in the servicing agreement, any other transaction document to which the servicer is a party or by which it is bound or any certificate delivered pursuant to the servicing agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of a Transaction SUBI Certificate or the noteholders, and that failure continues unremedied for 90 days after discovery thereof by an officer of the servicer or receipt by the servicer of written notice thereof from the indenture trustee or noteholders evidencing at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class (provided, that any repurchase of a Unit by VW Credit pursuant to the SUBI sale agreement will be deemed to remedy any incorrect representation or warranty with respect to such Unit); and

·	the occurrence of certain events (which, if involuntary, remain unstayed and in effect for more than 90 consecutive days) of bankruptcy, insolvency, receivership or liquidation of the servicer;

provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 120 days will not constitute a servicer replacement event if that delay or failure was caused by force majeure or other similar occurrence.

Upon the occurrence of any servicer replacement event, the sole remedy available to the holder of the Transaction SUBI Certificate will be to remove the servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only servicer replacement event, and a bankruptcy trustee or similar official has been appointed for the servicer, the SUBI trustee or such official may have the power to prevent the servicer’s removal. See “—Removal or Replacement of the Servicer” below.

Removal or Replacement of the Servicer

If a servicer replacement event is unremedied, the SUBI trustee will, upon the direction of the indenture trustee, acting at the written direction of noteholders holding not less than 66 2/3% of the aggregate outstanding principal amount of the notes terminate all of the rights and obligations of the servicer under the servicing agreement with respect to the Transaction SUBI and the Included Units. The SUBI trustee will effect that termination by delivering notice thereof to the servicer, the indenture trustee, the issuing entity and the administrator. Any successor servicer must be an established institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of comparable motor vehicle lease contracts having an aggregate outstanding principal balance of not less than $50,000,000.

The servicer may not resign from its obligations and duties under the servicing agreement except upon determination by its board of directors that by reason of a change in applicable legal requirements, the continued performance of those duties would cause the servicer to be in violation of those legal requirements in a manner that would have a material adverse effect on the servicer or its financial condition. No such resignation will become effective until a successor servicer has assumed the servicer’s obligations under the servicing agreement. The servicer may not assign the servicing agreement or any of its rights, powers, duties or obligations thereunder except in connection with a consolidation, merger, conveyance or transfer of substantially all of its assets. However, the servicer may delegate, at any time without notice or consent, (i) any or all of its duties under the servicing agreement to any person where more than 50% of the voting securities of such person are owned, directly or indirectly, by Volkswagen AG or any successor thereto or (ii) specific duties to sub-contractors who are in the business of performing those duties. However, the servicer will remain responsible for any duties it has delegated.

Upon the termination or resignation of the servicer, the servicer will continue to perform its functions as servicer, until a newly appointed servicer for the Transaction SUBI portfolio has assumed the responsibilities and obligations of the resigning or terminated servicer under the servicing agreement and has provided in writing the information reasonably requested by the depositor to comply with its reporting obligations under the Exchange Act with respect to a replacement servicer.

Upon appointment of a successor servicer, the successor servicer will assume all of the responsibilities, duties and liabilities of the servicer with respect to the Transaction SUBI portfolio under the servicing agreement (other than the obligation of the predecessor servicer to indemnify against certain events arising before its replacement); provided, however, that no successor servicer will have any responsibilities with respect to making advances. If a bankruptcy trustee or similar official has been appointed for the servicer, that trustee or official may have the power to prevent the indenture trustee, the owner trustee, the noteholders or the holder of the issuing entity’s certificate from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances made with respect to the Included Units to the extent funds are available therefor in accordance with the Payment Waterfall.

In the event of a replacement of VW Credit as servicer, the indenture trustee, acting at the direction of the holders of not less than 66⅔% of the aggregate outstanding principal amount of the notes is required to cause the successor servicer to agree to indemnify VW Credit against any losses, liabilities, damages or expenses (including attorneys’ fees) as a result of the negligence or willful misconduct of such successor servicer.

The SUBI Trustee, acting at the direction of the Indenture Trustee, (acting at the direction of the holders of not less than 66⅔% of the aggregate outstanding principal amount of the notes), may waive any servicer replacement event.

Events of Default

The occurrence and continuation of any one of the following events (whatever the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) will be events of default under the indenture (each, an “indenture default”):

·	a default for five days or more in the payment of interest on any note after the same becomes due;

·	a default in the payment of principal of a note on the related final scheduled payment date or the redemption date;

·	a default in the observance or performance in any material respect of any material covenant or agreement of the issuing entity in the indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically dealt with in the indenture), or any representation or warranty of the issuing entity made in the indenture or any related certificate or writing delivered pursuant to the indenture proves to have been incorrect in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders and such default has not been cured, and the continuation of that default or inaccuracy for a period of 90 days after written notice thereof (which notice specifies such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” under the indenture) is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of not less than a majority of the outstanding principal amount of the notes (excluding any notes owned by the issuing entity, the depositor, the servicer (so long as VW Credit or one of its affiliates is the servicer), the administrator or any of their respective affiliates); and

·	the occurrence of certain events (which, if involuntary, remain unstayed for more than 90 days) of bankruptcy, insolvency, receivership or liquidation (such events, “bankruptcy events”) of the issuing entity;

provided, however, that a delay in or failure of performance referred to in the first three bullet points above for a period of 120 days will not constitute an indenture default if that delay or failure was caused by force majeure or other similar occurrence.

The indenture requires the issuing entity to give written notice of any indenture default, its status and what action the issuing entity is taking or proposes to take to the indenture trustee and each Hired Agency.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an indenture default until the final scheduled payment date or redemption date for that class of notes.

Rights Upon Indenture Default

Upon the occurrence and continuation of any indenture default (other than an indenture default arising from a bankruptcy event of the issuing entity), the indenture trustee may (or if directed by the holders of at least a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, will) declare the principal of the notes to be immediately due and payable. This declaration may be rescinded by the holders of not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the indenture trustee if:

·	the issuing entity has deposited with the indenture trustee an amount sufficient to pay (1) all interest on and principal of the notes as if the indenture default giving rise to that declaration had not occurred and (2) all reasonable amounts previously advanced by the indenture trustee and its reasonable costs and expenses; and

·	all indenture defaults—other than the nonpayment of principal of the notes that has become due solely due to that acceleration—have been cured or waived.

At any time prior to the declaration of the acceleration of the maturity of the notes, noteholders holding not less than a majority of the aggregate outstanding principal amount of the notes, voting together as a single class, may waive any indenture default and its consequences by giving written notice to the issuing entity and the indenture trustee other than the following defaults:

·	the failure of the issuing entity to pay principal of or interest on the notes; and

·	any default related to any covenant or provision of the indenture that cannot be modified or amended without the consent of 100% of the noteholders.

No waiver will affect any subsequent default or impair any related right.

If an indenture default arising from a bankruptcy event of the issuing entity has occurred, the outstanding principal amount of the notes shall automatically become immediately due and payable without any further action by the indenture trustee or the holders of the notes, and such acceleration of the maturity of the notes may not be rescinded except by the holders of at least a majority of the aggregate outstanding principal amount of the notes.

If the notes have been declared due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the issuing entity property, or elect to maintain the issuing entity property and continue to apply proceeds from the issuing entity property in the manner described below under “—Priority of Payments Will Change Upon an Indenture Default”. The indenture trustee may not, however, sell or otherwise liquidate the issuing entity property following an indenture default unless:

·	the depositor elects to exercise the optional purchase and purchases the Transaction SUBI Certificate;

·	100% of the noteholders consent thereto;

·	the proceeds of that sale or liquidation are sufficient to pay in full all unpaid principal of and accrued interest on all outstanding notes; or

·	there has been an indenture default described in one of the first two bullet points under the caption “—Events of Default” above and the indenture trustee determines that the issuing entity property would not be sufficient on an ongoing basis to make all payments of principal of and interest on the notes as those payments would have become due if those obligations had not been declared due and payable, and the indenture trustee obtains the consent of holders of 66⅔% of the outstanding principal amount of the notes, voting together as a single class.

The indenture trustee may, but is not required to, obtain (at the expense of the issuing entity) and rely upon an opinion of an independent accounting firm or investment banking firm as to the sufficiency of the issuing entity property to pay interest on and principal of the notes on an ongoing basis. Prior to selling the issuing entity property, the indenture trustee must obtain an opinion of counsel (at the expense of the issuing entity) to the effect that that sale will not cause the origination trust or an interest or portion thereof or the issuing entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any noteholder, if the indenture trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the indenture, noteholders holding not less than a majority of the outstanding note balance will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee or exercising any trust power conferred on the indenture trustee, and noteholders holding not less than a majority of the outstanding note balance, voting together as a single class, may, in certain cases, waive any indenture default except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the waiver or consent of all of the holders of the outstanding notes.

Priority of Payments Will Change Upon an Indenture Default

Following the occurrence and during the continuation of an indenture default resulting in the acceleration of the maturity of the notes, the indenture trustee will pay out of the issuing entity property (including, in the event of a sale of the issuing entity property at the direction of the indenture trustee or the noteholders, the proceeds of that sale and available monies on deposit in the reserve account) and deposited in the collection account in accordance with the following priority:

(a)	first, pro rata to the indenture trustee, the SUBI trustee and the owner trustee, for any accrued and unpaid fees, expenses and indemnity payments pursuant to the terms of the indenture, the origination trust agreement or the trust agreement, as applicable, which have not been previously paid;

(b)	second, to the asset representations reviewer, for any accrued and unpaid fees, expenses and indemnity payments pursuant to the terms of the asset representations review agreement which have not been previously paid; provided, however, that the amounts payable to the asset representations reviewer pursuant to this clause second are limited to $250,000 per annum in the aggregate;

(c)	third, to the servicer (or any predecessor servicer, if applicable) for reimbursement of all outstanding advances;

(d)	fourth, pro rata, to the servicer, the servicing fee, together with amounts due in respect of unpaid servicing fees in respect of one or more prior collection periods and to the administrator, the administration fee, together with any amounts due in respect of unpaid administration fees in respect of one or more prior collection periods;

(e)	fifth, pro rata, to the noteholders to pay due and unpaid interest (including any overdue interest) and, to the extent permitted under applicable law, interest on any overdue interest at the related interest rate;

(f)	sixth, to the holders of the Class A-1 notes to pay outstanding principal on the Class A-1 notes until the Class A-1 notes have been paid in full;

(g)	seventh, to the holders of the Class A-2-A notes, the Class A-2-B notes, the Class A-3 notes and the Class A-4 notes, on a pro rata basis (based on the outstanding principal amount of each class on that payment date), to pay outstanding principal on such notes, until the Class A-2-A notes, the Class A-2-B notes, the Class A-3 notes and the Class A-4 notes have been paid in full;

(h)	eighth, to the asset representations reviewer for any accrued and unpaid fees, expenses and indemnity payments not previously paid; and

(i)	ninth, any remaining amounts to or at the direction of the holder of the certificate of the issuing entity (which initially will be the depositor).

Each noteholder has the right to institute suit for the enforcement of the payment of principal and interest. However, no noteholder will have the right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

·	that noteholder previously has given the indenture trustee written notice of a continuing indenture default;

·	noteholders holding not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute that proceeding in its own name as indenture trustee;

·	that noteholder has offered the indenture trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with the request to institute proceedings;

·	the indenture trustee has for 60 days after its receipt of notice, request and offer of indemnity failed to institute that proceeding; and

·	no direction inconsistent with the noteholders’ written request has been given to the indenture trustee during that 60-day period by noteholders holding at least a majority of the outstanding principal amount of the notes.

No noteholder or group of noteholders will have any right in any manner whatsoever by virtue of, or by availing of, any provision of the indenture to affect, disturb or prejudice the rights of any other noteholders or to obtain or to seek to obtain priority or preference over any other noteholders or to enforce any right under the indenture, except, in each case, to the extent and in the manner provided for in the indenture. In the event the indenture trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of noteholders, each representing less than a majority of the aggregate outstanding principal amount of the outstanding notes, the indenture trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of the indenture.

No noteholder will have any right to vote except as provided pursuant to the indenture and the notes, nor any right in any manner to otherwise control the operation and management of the issuing entity. However, in connection with any action as to which noteholders are entitled to vote or consent under the indenture and the notes, the issuing entity may set a record date for purposes of determining the identity of noteholders entitled to vote or consent in accordance with Section 316(c) of the Trust Indenture Act.

Replacement of the Indenture Trustee and the Owner Trustee

Noteholders holding at least a majority of the aggregate principal amount of the notes outstanding, voting together as a single class, may remove the indenture trustee without cause by so notifying the indenture trustee, the servicer and the issuing entity, and following that removal may appoint a successor indenture trustee. Any successor indenture trustee must (i) at all times have a combined capital and surplus of at least $50,000,000, (ii) a long-term issuer rating of “A” or better by each Hired Agency or otherwise satisfy the Rating Agency Condition and (iii) satisfy the requirements of Section 310(a) and (b) of the Trust Indenture Act.

The indenture trustee may resign at any time by so notifying the issuing entity, the servicer and the administrator. The issuing entity will be required to remove the indenture trustee if the indenture trustee (i) ceases to satisfy the eligibility requirements of the indenture trustee; (ii) is subject to certain events of bankruptcy, insolvency, receivership or liquidation (which, if involuntary, remain unstayed for more than 30 days); or (iii) otherwise becomes incapable of acting.

Upon the resignation or removal of the indenture trustee, or the failure of the noteholders holding at least a majority of the aggregate principal amount of the outstanding notes to appoint a successor indenture trustee following the removal without cause of the indenture trustee, the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 45 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or noteholders holding not less than a majority of the aggregate outstanding principal amount of the notes may petition any court of competent jurisdiction (at the expense of the issuing entity) for the appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee and payment of all fees and expenses owed to the outgoing indenture trustee.

The owner trustee may resign at any time, in which event the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. The depositor or the administrator may remove the owner trustee if, among other things, the owner trustee ceases to be eligible to continue as such under the trust agreement or if the owner trustee becomes insolvent. In such circumstances, the depositor and the administrator, acting jointly, will be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee does not become effective until acceptance of the appointment by the successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.

Compensation and Indemnity of the Indenture Trustee and the Owner Trustee

Pursuant to the administration agreement, the administrator will:

·	pay the indenture trustee from time to time compensation for its services in accordance with a fee letter between the administrator and the indenture trustee;

·	reimburse the indenture trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as indenture trustee; and

·	indemnify the indenture trustee for, and hold it harmless against, any and all loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the issuing entity or performance of its duties as indenture trustee.

The indenture trustee will not be indemnified by the administrator, the issuing entity, the depositor or the servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the indenture trustee will not be liable:

·	for any error of judgment made by it in good faith, unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts;

·	with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the noteholders in accordance with the terms of the indenture; and

·	for interest on any money received by it except as the indenture trustee and the issuing entity may agree in writing.

The indenture trustee will not be deemed to have knowledge of any indenture default or other event unless an officer of the indenture trustee within its corporate trust department, who customarily performs functions similar to those performed by the persons who at the time are such officers, or to whom any corporate trust matter is referred because of that person’s knowledge and familiarity with the particular subject and who has direct responsibility for the administration of the indenture has received written notice of the event.

Pursuant to the administration agreement, the administrator will:

·	pay the owner trustee from time to time compensation for its services in accordance with a fee letter between the administrator and the owner trustee;

·	reimburse the owner trustee upon its request for all reasonable expenses, advances and disbursements reasonably incurred or made by it in connection with the performance of its duties as owner trustee; and

·	indemnify the owner trustee for any loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses and including those incurred in connection with the enforcement of its indemnification rights under the trust agreement), incurred by it in connection with the performance of its duties as owner trustee.

The owner trustee will not be indemnified by the administrator, the issuing entity, the depositor or the servicer against any loss, liability, expense, tax, penalty or claim (including reasonable legal fees and expenses) incurred by it through (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement in its individual capacity, (iii) liabilities arising from the failure of the owner trustee to perform certain obligations or (iv) taxes, fees or other charges on, based on or measured by, any fees, commissions or compensation received by the owner trustee.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the collateral securing the notes upon the delivery to the indenture trustee for cancellation of all of the notes or, with some limitations—including receipt of certain opinions of counsel—upon deposit with the indenture trustee of funds sufficient for the payment in full of principal and accrued interest on the notes and any fees then due and payable to the indenture trustee.

Indenture Trustee’s Annual Report

If required by the Trust Indenture Act, the indenture trustee for the issuing entity will be required to mail each year to all noteholders a brief report setting forth the following:

·	any change to its eligibility and qualification to continue as indenture trustee under the indenture;

·	information regarding a conflicting interest of the indenture trustee;

·	if the indenture requires the indenture trustee to make advances, the character and amount of any advances made by it under the indenture which remain unpaid on the date of the report;

·	any change to the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity;

·	any change to the property and funds physically held by the indenture trustee in its capacity as indenture trustee;

·	any release, or release and substitution, of property subject to the lien of the indenture that has not been previously reported;

·	any additional issue of notes that has not been previously reported; and

·	any action taken by it that materially affects the notes or the issuing entity property and that has not been previously reported.

Documents by Indenture Trustee to Noteholders

The indenture trustee, at the expense of the issuing entity, will deliver to each noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the indenture trustee) to enable such holder to prepare its federal and state income tax returns.

The indenture trustee will furnish to any noteholder promptly upon receipt of a written request by that noteholder (at the expense of the requesting noteholder), duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the indenture trustee under the transaction documents.

Annual Compliance Statement

The issuing entity will be required to deliver an annual written statement to the indenture trustee and each Hired Agency certifying the fulfillment of its obligations under the indenture or describing any defaults thereunder.

Authority and Duties of the Owner Trustee

The owner trustee will administer the issuing entity in the interest of the holder of the issuing entity’s certificate, subject to the terms of the transaction documents, in accordance with the issuing entity’s trust agreement and the other transaction documents.

The owner trustee will not be required to perform any of the obligations of the issuing entity under any related transaction document that are required to be performed by the servicer, depositor, administrator or the indenture trustee.

The owner trustee will not manage, control, use, sell, dispose of or otherwise deal with any part of the issuing entity’s property except in accordance with (i) the powers granted to and the authority conferred upon the owner trustee pursuant to the issuing entity’s trust agreement, (ii) the other transaction documents and (iii) any document or instruction delivered to that owner trustee pursuant to the trust agreement. In particular, the owner trustee will not transfer, sell, pledge, assign or convey the Transaction SUBI Certificate except as specifically required or permitted by the transaction documents.

Bankruptcy Provisions

Each party to the transaction documents (including the origination trustees, the owner trustee, the indenture trustee, the asset representations reviewer, the issuing entity, the servicer and the administrator), each holder or pledgee of the Transaction SUBI (by virtue of its acceptance of the Transaction SUBI or pledge thereof) and each noteholder and note owner (by accepting a note or a beneficial interest in a note) will covenant that for a period of one year and one day after payment in full of all amounts due under any financing involving any interest in the UTI, the Transaction SUBI or any Other SUBI, that person will not institute or join in, any bankruptcy, reorganization, insolvency or liquidation proceeding or other similar proceeding against or to make a general assignment for the benefit of (or any creditor of) the origination trust, the depositor, the issuing entity or any other special purpose entity that holds a beneficial interest in the origination trust.

Evidence as to Compliance

The Transaction SUBI servicing supplement will provide that a firm of independent registered public accountants (who may also render other services to the servicer, the depositor or their respective affiliates) will annually furnish to the servicer, the depositor and the indenture trustee, a report that expresses an opinion, or states that an opinion cannot be expressed, concerning the servicer’s assessment of compliance with the applicable servicing criteria.

The Transaction SUBI servicing supplement will also provide for delivery by the servicer, on or before March 30 of each calendar year, to the issuing entity:

·	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations for asset-backed securities transactions that are backed by the same types of assets as those backing the notes; and

·	an officer’s certificate stating that (i) a review of the servicer’s activities during the preceding calendar year and of performance under the Transaction SUBI servicing supplement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, the servicer has fulfilled all its obligations under the Transaction SUBI servicing supplement in all material respects throughout the year, or, if there has been a failure to fulfill any of these obligations in any material respect, specifying each failure known to the officer and the nature and status of the failure.

The servicer will also give the issuing entity, indenture trustee, the administrator and each Hired Agency, notice of any events of termination of the servicer under the Transaction SUBI servicing supplement.

For so long as the issuing entity is required to report under the Exchange Act, an annual report on Form 10-K will be filed with the SEC within 90 days after the end of each fiscal year. The annual report will contain the statements, certificates and reports discussed above.

The Transaction SUBI servicing supplement will also provide that the servicer will deliver to each Hired Agency, the issuing entity and the indenture trustee an annual certificate of an officer of the servicer with respect to certain plans that are subject to ERISA and maintained or sponsored by the servicer or any of its ERISA affiliates.

Amendment Provisions

Each of the transaction documents (other than the indenture) may be amended without the consent of the noteholders, the indenture trustee, the issuing entity or, other than with respect to the trust agreement, the owner trustee subject to satisfaction of one of the following conditions: (i) the depositor, the servicer, the administrator or VW Credit (as applicable) delivers an officer’s certificate or an opinion of counsel to the indenture trustee and, with respect to the trust agreement, the owner trustee, to the effect that the amendment will not materially and adversely affect the interests of the noteholders or (ii) the Rating Agency Condition is satisfied with respect to such amendment. Except as described in the paragraph below, any term or provision may be amended with the consent of noteholders evidencing not less than a majority of the aggregate principal amount of the outstanding notes, voting as a single class; provided that any amendment that materially and adversely affects the interests of the certificateholders, the origination trustees, the indenture trustee or the owner trustee (in each case, with respect to specific transaction documents only), the servicer or the administrator (in the case of the trust agreement only) will require the prior written consent of the persons whose interests are materially and adversely affected. “Rating Agency Condition” means, with respect to any event and each Hired Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in that Hired Agency’s published rating criteria) by a Hired Agency that the occurrence of a certain event will not cause it to downgrade, qualify or withdraw its rating assigned to the notes or (b) that the Hired Agency has been given notice of that event at least 10 days prior to the occurrence of that event (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) and the Hired Agency has not issued any written notice that the occurrence of that event will cause it to downgrade, qualify or withdraw its rating assigned to the notes. In the event that Fitch is a Hired Agency, Fitch will be given notice of any applicable event or circumstance in accordance with clause (b) of the preceding sentence.

Notwithstanding the foregoing, no amendment to any transaction document will (i) reduce the interest rate or principal amount of any note, or delay the final scheduled payment date of any note without the consent of the holder of such note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the holders of which are required to consent to any matter without the consent of the holders of at least the percentage of the aggregate outstanding principal amount of the outstanding notes which were required to consent to such matter before giving effect to such amendment.

Under the trust agreement, the owner trustee may not take any action with respect to the following matters unless (a) at least 30 days before the taking of that action, the owner trustee gives written notice to the certificateholder and (b) the certificateholder has not notified the owner trustee in writing within 30 days after the notice is given by the owner trustee that the certificateholder has withheld consent or provided alternative direction:

·	the amendment of the indenture by a supplemental indenture where the consent of any noteholder is required;

·	the amendment of the indenture by a supplemental indenture where the consent of any noteholder is not required and such amendment materially and adversely affects the interests of the certificateholder;

·	the amendment, change or modification of the SUBI transfer agreement or the administration agreement, except to cure any ambiguity or defect or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the certificateholder; or

·	the appointment pursuant to the indenture of a successor indenture trustee or the consent to the assignment by the note registrar or the indenture trustee of its obligations under the indenture or trust agreement, as applicable.

Amendment of the Indenture. Without the consent of the noteholders or any other person, and except as described in the paragraph below, the issuing entity and the indenture trustee, upon request by the issuing entity, may execute a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the indenture or for the purpose of modifying in any manner the rights of the noteholders subject to satisfaction of one of the following conditions: (i) the certificateholder or the administrator delivers an officer’s certificate or an opinion of counsel to the indenture trustee to the effect that the amendment will not materially and adversely affect the interests of the noteholders or (ii) the Rating Agency Condition is satisfied with respect to that amendment. In connection with any such amendment, the issuing entity must deliver an opinion of counsel to the effect that such action will not (A) affect the treatment of the notes as debt for federal income tax purposes, (B) be deemed to cause a taxable exchange of the notes for federal income tax purposes or (C) cause the issuing entity, the depositor or the origination trust to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. In addition, except as described in the paragraph below, any term or provision of the indenture may be amended with the consent of noteholders evidencing not less than a majority of the aggregate principal amount of the outstanding notes, voting as a single class.

Without the consent of each noteholder affected thereby, no supplemental indenture may:

·	subject to the deemed effectiveness of any determination, decision or election made in connection with a Benchmark Transition Event or a Benchmark Replacement as set forth in the indenture or in connection with any SOFR Adjustment Conforming Changes, change the final scheduled payment date of any note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto or change any place of payment where, or the coin or currency in which, any note or any interest thereon is payable;

·	reduce the percentage of the aggregate outstanding principal amount of the outstanding notes, the holders of which are required to consent to any supplemental indenture or to waive compliance with the provisions of the indenture, indenture defaults or consequences provided for in the indenture;

·	modify or alter the provisions of the proviso to the definition of the term “outstanding”;

·	reduce the percentage of the outstanding principal amount of the notes required to direct the indenture trustee to direct the issuing entity to sell the issuing entity property after an indenture default if the proceeds of such sale would be insufficient to pay the outstanding principal amount of the notes plus accrued but unpaid interest on the notes;

·	provide that additional provisions of the indenture or the other transaction documents may be modified or waived without the consent of the holder of each outstanding note affected thereby;

·	affect the calculation of the amount of interest on or principal of any note payable on any payment date (including the calculation of any of the individual components of such calculation) or affect the rights of noteholders to the benefit of any provisions for the mandatory redemption of the notes;

·	permit the creation of any lien ranking prior to or on parity with the lien of the indenture with respect to any portion of the issuing entity property or, except as otherwise permitted in the indenture, terminate the lien of the indenture on any property or deprive any noteholder of the security provided for by the lien of the indenture; or

·	impair any right to institute suit for the enforcement of certain provisions of the indenture regarding payment.

In addition, any amendment that materially and adversely affects the interests of the indenture trustee, the owner trustee, the servicer, the certificateholders or the administrator will require the prior written consent of the persons whose interests are materially and adversely affected. The consent of the servicer, the certificateholders or the administrator will be deemed to have been given if the issuing entity does not receive a written objection from such person within 10 business days after a written request for such consent has been given.

Notwithstanding anything under this heading or in any other transaction document to the contrary, to the extent permitted by the TIA, the indenture may be amended by the issuing entity without the consent of the indenture trustee, the owner trustee, any noteholder or any other person and without satisfying any other amendment provisions of the indenture or in any other transaction document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the administrator; provided, that the issuing entity has delivered notice of such amendment to the Hired Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the owner trustee’s or indenture trustee’s rights, indemnities or obligations without the owner trustee’s or indenture trustee’s consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the indenture may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

THE ORIGINATION TRUST AGREEMENT AND THE TRANSACTION SUBI SUPPLEMENT

The Transaction SUBI, Other SUBIs and the UTI

VW Credit, as the UTI beneficiary, is the initial beneficiary of the origination trust. The UTI beneficiary will hold the UTI, which represents an exclusive and undivided beneficial interest in all origination trust assets other than (a) any origination trust assets allocated to Other SUBIs and (b) the Included Units. The UTI beneficiary in the future may cause the UTI trustee to create Other SUBIs which the UTI beneficiary may sell or pledge in connection with financings similar to the transaction described in this prospectus. Each holder or pledgee of the UTI will be required to expressly waive any claim to all origination trust assets other than the UTI assets and to fully subordinate any of those claims in the event that the waiver is not given full effect. Each holder or pledgee of any Other SUBI will be deemed to have waived any claim to all origination trust assets, except for the related Other SUBI assets, and to fully subordinate those claims in the event that the waiver is not given effect. Except under the limited circumstances described in this prospectus under “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities,” the Included Units will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Origination trust assets allocated to the UTI and any Other SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the Transaction SUBI.

The Transaction SUBI and each Other SUBI will be created pursuant to a separate supplement to the origination trust agreement, which will amend the origination trust agreement only with respect to the particular SUBI to which it relates. The Transaction SUBI supplement will amend the origination trust agreement only as it relates to the Transaction SUBI.

All origination trust assets, including the Included Units, will be owned by the origination trust. The Included Units will be segregated from the rest of the origination trust assets on the books and records of the origination trust and the servicer, and the holders of other beneficial interests in the origination trust — including the UTI and any Other SUBIs — will have no rights in or to those Included Units. Under the origination trust agreement, liabilities of the origination trust relating to a series of notes will be respectively allocated to the Included Units, the UTI Assets and Other SUBI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all origination trust assets if incurred with respect to the origination trust assets generally.

Resignation and Removal of the Trustees

The UTI trustee, the administrative trustee, the Delaware trustee and the SUBI trustee may at any time resign by giving 30 days prior written notice to the UTI beneficiary, the issuing entity, as holder of the Transaction SUBI

Certificate, and the holders of each Other SUBI. Upon receiving the notice of resignation, the holder of the UTI (in the case of the UTI trustee, administrative trustee or Delaware trustee) or the holder of the Transaction SUBI (in the case of the SUBI trustee) will promptly appoint a successor trustee who meets the eligibility requirements set forth in the origination trust agreement by written instrument.

If at any time (a) a trustee fails to be qualified in accordance with the origination trust agreement, (b) any representation or warranty made by a trustee pursuant to the origination trust agreement proves to have been untrue in any material respect when made, (c) a trustee is legally unable to act, (d) in certain events of bankruptcy or insolvency of a trustee, or (e) the holder of the UTI Certificate or the Transaction SUBI Certificate otherwise desires, in its sole discretion, to remove and replace the applicable trustee with respect to the UTI or the Transaction SUBI represented by such certificate, then such trustee may be removed upon written notice by the holder of the UTI Certificate or Transaction SUBI Certificate or the assignee or pledgee of such UTI Certificate or Transaction SUBI Certificate in connection with a financing.

If a trustee resigns or is removed, the holder of the UTI Certificate or Transaction SUBI Certificate shall promptly appoint a successor trustee by written instrument. Any resignation or removal of a trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

A trustee will be under no obligation to exercise any of the discretionary rights or powers vested in it by the origination trust agreement, or to institute, conduct or defend any litigation under the origination trust agreement or in relation thereto, unless the party requesting such action has offered to such trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

Indemnity of Trustees

Each of the UTI trustee, the administrative trustee, the Delaware trustee and the SUBI trustee and any trust agent will be indemnified and held harmless (but only out of and to the extent of the origination trust assets allocated to the portfolio for which such trustee acts as trustee) with respect to any loss, liability or expense, including reasonable attorneys’ and other professionals’ fees and expenses (including legal fees and expenses in connection with the enforcement of their indemnification rights), arising out of or incurred in connection with (a) any of the origination trust assets (including, without limitation, any claims relating to leases, leased vehicles, consumer fraud, consumer leasing act violations, misrepresentation, deceptive and unfair trade practices, and any other claims arising in connection with any lease, personal injury or property damage claims arising with respect to any leased vehicle or any claim with respect to any tax arising with respect to any origination trust asset) or (b) such entity’s acceptance or performance of the trusts and duties contained under the origination trust agreement, with any allocation of such indemnification among the origination trust assets to be made as provided for in the origination trust agreement, provided, however, that none of the UTI trustee, the administrative trustee, the Delaware trustee, the SUBI trustee or any trust agent will be indemnified or held harmless out of the origination trust assets as to any claim (i) for which the UTI beneficiary, a servicer or any of their respective affiliates is liable and has paid, (ii) incurred by reason of such entity’s willful misfeasance, bad faith or gross negligence, or (iii) incurred by reason of such entity’s breach of its respective representations and warranties pursuant to any servicing agreement or of the origination trust agreement. The UTI trustee shall in no event have any recourse to any SUBI assets, including such SUBI assets which were UTI assets at the time a claim against the UTI trustee arose, and no SUBI trustee shall have any recourse to any UTI assets or any trust assets allocated to any Other SUBI.

Issuing Entity as Third-Party Beneficiary

As the holder and pledgee of the Transaction SUBI Certificate, the issuing entity and the indenture trustee, respectively, will be third-party beneficiaries of the Transaction SUBI trust agreement as it relates to the Transaction SUBI.

Termination

The origination trust will dissolve and the obligations and responsibilities of the UTI Beneficiary and the owner trustee will terminate upon the later to occur of the full payment of all amounts owed under the origination trust agreement, all of the trust agreements and indentures and any financing in connection with all SUBIs.

ADDITIONAL LEGAL ASPECTS OF THE
ORIGINATION TRUST AND THE TRANSACTION SUBI

The Origination Trust

The origination trust is a Delaware statutory trust. As a Delaware statutory trust, the origination trust may be eligible to be a debtor in its own right under the Bankruptcy Code. See “Risk Factors—Risks Relating to Material Legal Aspects—A depositor or sponsor bankruptcy could delay or limit payments to you” in this prospectus. As such, the origination trust may be subject to insolvency laws under the Bankruptcy Code or similar state laws (“insolvency laws”). If so, the automatic stay under the Bankruptcy Code and similar state provisions could result in a delay in payments to noteholders, and claims against the origination trust assets could have priority over the beneficial interest in those assets represented by the Transaction SUBI Certificate as more fully described under “Material Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” in this prospectus.

Structural Considerations

Unlike many structured financings in which the holders of the securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the issuing entity will not directly own the Transaction SUBI assets. Instead, the origination trust will own the origination trust assets, including all Transaction SUBI assets, and the origination trustee will take actions with respect thereto in the name of the origination trust on behalf of and as directed by the beneficiaries of the origination trust (i.e., the holders of the UTI Certificate and all Other SUBI Certificates). The primary asset of the issuing entity will be a Transaction SUBI Certificate evidencing a 100% beneficial interest in the Transaction SUBI assets, and the indenture trustee will take action with respect thereto in the name of the issuing entity and on behalf of the noteholders and the depositor. Beneficial interests in the leases and leased vehicles represented by the Transaction SUBI Certificate, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the leased vehicles in the name of the transferee. The origination trustees will segregate the Transaction SUBI assets from the other origination trust assets on the books and records each maintains for these assets. Neither the servicer nor any holders of other beneficial interests in the origination trust will have rights in those Transaction SUBI assets, and payments made on any origination trust assets other than those Transaction SUBI assets generally will not be available to make payments on the notes or to cover expenses of the origination trust allocable to such Transaction SUBI assets.

Allocation of Origination Trust Liabilities

The origination trust assets are and may in the future continue to be comprised of several portfolios of Other SUBI assets, together with the Included Units and the UTI assets. The UTI beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. Pursuant to the origination trust agreement, as among the beneficiaries of the origination trust, an origination trust liability relating to a particular portfolio of origination trust assets will be allocated to and charged against the portfolio of origination trust assets to which it belongs. Origination trust liabilities and expenses incurred with respect to the origination trust assets generally will be borne pro rata among all portfolios of origination trust assets. The SUBI trustee and all of the trustees and the beneficiaries of the origination trust, including the issuing entity, will be bound by that allocation. In particular, the origination trust agreement will require the holders from time to time of the UTI Certificate and any Other SUBI Certificates to release and waive any claim they might otherwise have with respect to the Included Units and to fully subordinate any claims to the Included Units in the event that such waiver is not given effect. Similarly, the holders of the notes, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to the UTI assets or any Other SUBI assets. See “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI” in this prospectus.

Because the issuing entity and the indenture trustee will not own directly or have a direct security interest in the Included Units, and since their respective interests generally will be an indirect beneficial ownership interest and a security interest in the indirect beneficial ownership interest, claims of third-party creditors of the origination trust will take priority over the interests of the issuing entity and the indenture trustees in those Included Units. Potentially material examples of those claims could include:

(1)            tax liens arising against the depositor, VW Credit, the origination trust, the UTI beneficiary or the issuing entity;

(2)            liens arising under various federal and state criminal statutes;

(3)            certain liens in favor of the Pension Benefit Guaranty Corporation; and

(4)            judgment liens arising from successful claims against the origination trust arising from the operation of leased vehicles titled in the name of the origination trust.

See “Risk Factors—Risks Relating to Material Legal Aspects—If ERISA liens are placed on the origination trust assets, you could suffer a loss,” “—Vicarious tort liability may result in a loss,” “Material Legal Aspects of the Leases and the Leased Vehicles—Vicarious Tort Liability” and “—Consumer Protection Laws” for a further discussion of these risks.

The UTI beneficiary may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required to expressly disclaim any interest in the Transaction SUBI and the Included Units, and to fully subordinate any claims to the Transaction SUBI and the Included Units in the event that this disclaimer is not given effect.

Insolvency Related Matters

As described under “The Origination Trust Agreement and the Transaction SUBI Supplement—The Transaction SUBI, Other SUBIs and the UTI” and “Additional Legal Aspects of the Origination Trust and the Transaction SUBI—Allocation of Origination Trust Liabilities” in this prospectus, each holder or pledgee of the UTI Certificate and any Other SUBI Certificate will be required to expressly disclaim any interest in the Included Units and to fully subordinate any claims to the Included Units in the event that disclaimer is not given effect. Similarly, the holder and pledgee of the Transaction SUBI Certificate will be required to expressly disclaim any interest in the UTI assets and Other SUBI assets and to fully subordinate any claims to the UTI assets and Other SUBI assets in the event that disclaimer is not given effect. Although no assurances can be given, the depositor believes that in the unlikely event of a bankruptcy of VW Credit, the Included Units would not be treated as part of VW Credit’s bankruptcy estate. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by VW Credit under any insolvency laws will result in consolidation of the assets and liabilities of the origination trust, the depositor or the issuing entity with those of VW Credit. With respect to the depositor, these steps include its creation as a separate, special purpose limited liability company of which VW Credit is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the depositor must have at all times at least one independent director and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including the independent director.

However, delays in payments on the notes and possible reductions in the amount of those payments could occur if:

·	a court were to conclude that the assets and liabilities of the origination trust, the depositor or the issuing entity should be consolidated with those of VW Credit in the event of the application of applicable insolvency laws to VW Credit;

·	a filing were to be made under any insolvency law by or against the origination trust, the depositor or the issuing entity; or

·	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of the Transaction SUBI Certificate from VW Credit to the depositor, or the transfer of the Transaction SUBI Certificate from the depositor to the issuing entity were not a true sale, or that the depositor and the issuing entity should be treated as the same entity as VW Credit for bankruptcy purposes, any of the following could delay or prevent payments on the notes:

·	the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the Bankruptcy Code that permit substitution of collateral in certain circumstances;

·	certain tax or government liens on VW Credit’s property having a prior claim on collections before the collections are used to make payments on the notes; or

·	the issuing entity not having a perfected security interest in the Included Units or any cash collections held by VW Credit at the time that VW Credit becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of VW Credit, (1) repurchase payments made by VW Credit, as servicer, in respect of certain Included Units, (2) payments made by VW Credit on certain insurance policies required to be obtained and maintained by lessees pursuant to the leases, (3) unreimbursed advances made by VW Credit, as servicer, pursuant to the Transaction SUBI servicing agreement and (4) payments made by VW Credit to the depositor may be recoverable by VW Credit as debtor-in-possession or by a creditor or a trustee in bankruptcy of VW Credit as a preferential transfer from VW Credit if those payments were made within one year prior to the filing of a bankruptcy case in respect of VW Credit. In addition, the insolvency of VW Credit could result in the replacement of VW Credit as servicer, which could in turn result in a temporary interruption of payments on the notes. See “Risk Factors—Risks Relating to Material Legal Aspects—A depositor or sponsor bankruptcy could delay or limit payments to you” and “—Risks Relating to the Sponsor and Servicer—Adverse events with respect to VW Credit or its affiliates or third party providers to whom VW Credit outsources its activities could affect the timing of payments on your notes or have other adverse effects on your notes” in this prospectus.

On the closing date, Mayer Brown LLP, special counsel to the depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and applicable statutes to federal bankruptcy cases, if VW Credit were to become a debtor in a case under the United States Bankruptcy Code (the “Bankruptcy Code”), in a properly presented and decided case, (i) the bankruptcy court would determine that the transfer of the Transaction SUBI and Transaction SUBI Certificate pursuant to the SUBI sale agreement constitutes a sale of the Transaction SUBI and Transaction SUBI Certificate to the depositor by VW Credit, as opposed to a loan, and, therefore, (1) the Transaction SUBI and Transaction SUBI Certificate would not be property of VW Credit’s bankruptcy estate under Section 541 of the Bankruptcy Code, and (2) Section 362(a) of the Bankruptcy Code would not operate to stay payments by the servicer of collections on the Transaction SUBI and the Transaction SUBI Certificate in accordance with the transfer agreements; and (ii) the bankruptcy court would not substantively consolidate the assets and liabilities of VW Credit, on the one hand, with those of the depositor or the origination trust, on the other hand. Among other things, that opinion will assume that each of the origination trust (or the SUBI trustee when acting on its behalf) and the depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of VW Credit, not commingling its respective assets with those of VW Credit, doing business in a separate office from VW Credit and not holding itself out as having agreed to pay, or being liable for, the debts of VW Credit. In addition, that opinion will assume that except as expressly provided by the origination trust agreement and the servicing agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), VW Credit generally will not guarantee the obligations of the origination trust or the depositor to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in its capacity as servicer acting under and in accordance with the servicing agreement or in its capacity as administrator under the administration agreement. Each of VW Credit, the origination trust and the depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of the origination trust and the depositor. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against any of VW Credit, the origination trust or the depositor, and a court were to order the substantive consolidation of the assets and liabilities of any of those entities with those of VW Credit or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the Transaction SUBI Certificate (and possible reductions in the amount of those distributions) to the issuing entity, and therefore to the noteholders, could occur.

VW Credit, as the UTI beneficiary, will treat its conveyance of the Transaction SUBI Certificate to the depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against VW Credit, and VW Credit as debtor-in-possession or a creditor, receiver or bankruptcy trustee of VW Credit were to take the position that the sale, transfer and assignment of the Transaction SUBI Certificate by VW Credit to the depositor should instead be treated as a pledge of the Transaction SUBI Certificate to secure a borrowing by VW Credit, delays in payments of proceeds of the Transaction SUBI Certificate to the issuing entity, and therefore to the noteholders, could occur or (should the court rule in favor of that position) reductions in the amount of those payments could result.

As a precautionary measure, the depositor will take the actions requisite to obtaining a security interest in the Transaction SUBI Certificate as against VW Credit which the depositor will assign to the issuing entity and the issuing entity will pledge to the indenture trustee. The indenture trustee will perfect its security interest in the Transaction SUBI Certificate. Accordingly, if the conveyance of the Transaction SUBI Certificate by VW Credit to the depositor were not respected as an absolute sale, transfer and assignment, the depositor (and ultimately the issuing entity and the indenture trustee as successors in interest) should be treated as a secured creditor of VW Credit, although a case or proceeding under any insolvency law with respect to VW Credit could result in delays or reductions in distributions on the Transaction SUBI Certificate as indicated above, notwithstanding that perfected security interest.

In the event that the servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of that case (including advances and repurchase payments) may be recoverable by the servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy from the servicer as a preferential transfer or a fraudulent transfer. See “Risk Factors—Risks Relating to Material Legal Aspects—A depositor or sponsor bankruptcy could delay or limit payments to you” in this prospectus.

Dodd-Frank Orderly Liquidation Framework

General. On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) as described in more detail below. The OLA provisions were effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including VW Credit, the depositor, the origination trust, the issuing entity or any of their respective creditors.

Potential Applicability to VW Credit, the Depositor and the Issuing Entity. There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the United States Bankruptcy Code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

The issuing entity, the origination trust or the depositor could also potentially be subject to the provisions of OLA as a “covered subsidiary” of VW Credit. For the issuing entity, the origination trust or the depositor to be subject to receivership under OLA as a covered subsidiary of VW Credit (1) the FDIC would have to be appointed as receiver for VW Credit under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity, the origination trust or the depositor is in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of VW Credit.

There can be no assurance that the Secretary of the Treasury would not determine that the failure of VW Credit or any potential covered subsidiary thereof would have serious adverse effects on financial stability in the United States. In addition, no assurance can be given that OLA would not apply to VW Credit, the depositor, the origination trust or the issuing entity or, if it were to apply, that the timing and amounts of payments to the holders of the notes would not be less favorable than under the United States Bankruptcy Code.

FDIC’s Repudiation Power Under OLA. If the FDIC were appointed receiver of VW Credit or of a covered subsidiary thereof under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which VW Credit or a covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of VW Credit’s or such covered subsidiary’s affairs. In January 2011, the then Acting General Counsel of the FDIC issued an advisory opinion respecting, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor, the origination trust or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is a party to that contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include VW Credit or its subsidiaries (including the depositor, the origination trust or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel will recommend that the FDIC Board of Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving VW Credit or its subsidiaries (including the depositor, the origination trust or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the issuing entity could be delayed or reduced.

Among the contracts that might be repudiated are the SUBI transfer agreement, the servicing agreement and the administration agreement. Under OLA, none of the parties to those contracts could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect VW Credit’s or a covered subsidiary’s rights under those contracts without the FDIC’s consent for 90 days after the receiver is appointed. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of VW Credit or of a covered subsidiary. The requirement to obtain the FDIC’s consent before taking these actions relating to a covered company’s contracts or property is comparable to the “automatic stay” in bankruptcy.

We will structure the transfers of the Transaction SUBI Certificate from VW Credit to the depositor, and the transfer of that Transaction SUBI Certificate from the depositor to the issuing entity with the intent that they would be treated as legal true sales under applicable state law. If the transfers are so treated, based on the Acting General Counsel of the FDIC’s advisory opinion rendered in January 2011 and other applicable law, VW Credit believes that the FDIC would not be able to recover the Transaction SUBI Certificate or the related SUBI Assets allocated to the Transaction SUBI using its repudiation power because they would not be treated as part of VW Credit’s estate for bankruptcy purposes. However, if those transfers were not respected as legal true sales, then the transfers of the

Transaction SUBI Certificate would be treated as secured loans. The FDIC, as receiver, generally has the power to repudiate secured loans and then recover the collateral after paying actual direct compensatory damages to the lenders as described below. If VW Credit or the depositor were placed in receivership under OLA, the FDIC could assert that VW Credit or the depositor, as applicable, effectively still owned the Transaction SUBI Certificate because the transfer by VW Credit to the depositor or by the depositor to the issuing entity were not true sales. In such case, the FDIC could repudiate that transfer and the issuing entity would have a secured claim for actual direct compensatory damages as described below. Furthermore, if the issuing entity were placed in receivership under OLA, this repudiation power would extend to the notes issued by the issuing entity. In such event, the noteholders would have a secured claim in the receivership of the issuing entity. The amount of damages that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

Regardless of whether the transfers under the SUBI transfer agreement and the SUBI sale agreement are respected as legal true sales, as receiver for VW Credit or a covered subsidiary the FDIC could:

·	require the issuing entity, as assignee under the SUBI transfer agreement, to go through an administrative claims procedure to establish its rights to payments collected on the SUBI Assets;

·	if the issuing entity were a covered subsidiary, require the indenture trustee or the noteholders to go through an administrative claims procedure to establish its rights to payments on the notes;

·	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against VW Credit or a covered subsidiary (including the depositor or the issuing entity);

·	repudiate VW Credit’s ongoing servicing obligations under the servicing agreement, such as its duty to collect and remit payments or otherwise service the leases and leased vehicles; or

·	prior to any such repudiation of the servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC, and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which VW Credit or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA is a party, or to obtain possession of or exercise control over any property of VW Credit or any covered subsidiary or affect any contractual rights of VW Credit or a covered subsidiary (including the depositor or the issuing entity) that is subject to OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary, the FDIC may repudiate the debt of the issuing entity. In such an event, the noteholders would have a secured claim in the receivership of the issuing entity or “actual direct compensatory damages” as described above but delays in payments on the notes would occur and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for VW Credit, the depositor or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

MATERIAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Vicarious Tort Liability

Although the origination trust will own the leased vehicles allocated to the Transaction SUBI and the issuing entity will have a beneficial interest in the leased vehicles (as evidenced by the Transaction SUBI Certificate), the related lessees and their respective invitees will operate the leased vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act (as discussed below), the origination trust and the origination trust assets may be subject to liability to that injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) provide that the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several).

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident, and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, where a large number of leases were originated, the holder of title of a motor vehicle, including an origination trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of that motor vehicle. It is not clear whether there is a limit on an owner’s liability. In the context of the denial of a motion brought by a defendant to dismiss a claim based on the negligent use or operation of a motor vehicle, the Court of Appeals of New York ruled that a finance company acting as an agent for an origination trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the origination trust or VW Credit, as agent of the origination trust, in connection with the negligent use or operation of any leased vehicles owned by the origination trust, including the leased vehicles allocated to the Transaction SUBI. This case was decided prior to the enactment of the Transportation Act.

The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person will not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the origination trust. State and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that these laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, has reached a contrary conclusion in a recent case involving a leasing trust. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. New York’s appellate court overruled the trial court and upheld the constitutionality of the preemption provision in the Transportation Act. New York’s highest court, the Court of Appeals, dismissed the appeal. In a 2008 decision relating to a case in Florida, the U.S. Court of Appeals for the 11th Circuit upheld the constitutionality of the Transportation Act, and the plaintiffs’ petition seeking review of the decision by the U.S. Supreme Court was denied. In 2010, a similar decision was issued by the U.S. Court of Appeals for the 8th Circuit. While the outcome in these cases upheld federal preemption under the Transportation Act, the outcome of future cases in other jurisdictions and their impact are uncertain at this time.

The origination trust maintains insurance, and VW Credit is a named insured under the origination trust’s applicable insurance policies. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the contingent and excess liability insurance policies) and damages in respect of vicarious liability were to be assessed against the origination trust, claims could be imposed against the origination trust assets, including any leased vehicles allocated to the Transaction SUBI, and in certain circumstances, with respect to a leased vehicle that is allocated to an Other SUBI or the UTI. If any of these claims were imposed against the origination trust assets, investors in the notes could incur a loss on their investment.

Repossession of Leased Vehicles

In the event that a default by a lessee has not been cured within a certain period of time after notice, the servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the leased vehicle.

After the servicer has repossessed a leased vehicle, the servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to cure the default under the related lease. If by the end of that period the default has not been cured, the servicer will attempt to sell the leased vehicle. The net repossession proceeds therefrom may be less than the remaining amounts due under the lease at the time of default by the lessee.

Deficiency Judgments

The proceeds of the sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit those judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Laws

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the CFPB, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

(1)            the amount and type of all payments due at the time of origination of the lease;

(2)            a description of the lessee’s liability at the end of the lease term;

(3)            the amount of any periodic payments and manner of their calculation;

(4)            the circumstances under which the lessee may terminate the lease prior to the end of the lease term;

(5)            the capitalized cost of the vehicle; and

(6)            a warning regarding possible charges for early termination.

Most states have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the origination trust as owner or lessor of the leases and may also apply to the issuing entity as holder of the Transaction SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the servicer, the origination trust and the SUBI trustee, including liabilities for statutory damages and attorneys’ fees. VW Credit is subject to supervision and examination by a number of state regulatory agencies and the CFPB, who oversee compliance with these federal and state consumer protection laws. In addition, claims by the servicer, the origination trust and the SUBI trustee may be subject to setoff as a result of any noncompliance.

Many states have adopted “lemon laws” providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any leased vehicle become subject to a lemon law, a lessee could compel the origination trust to terminate the related lease and refund all or a portion of payments that previously have been paid with respect to that lease. Although the origination trust may be able to assert a claim against the manufacturer of any such defective leased vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the origination trust to terminate the related lease, the lease will be deemed to be a Charged-off Lease and amounts received thereafter on or in respect of that lease will constitute sales proceeds. As noted below, the servicer will represent and warrant to the trustees as of the applicable cutoff date that the related leases and leased vehicles comply with all applicable laws, including lemon laws, in all material respects. Nevertheless, there can be no assurance that one or more leased vehicles will not become subject to return (and the related lease terminated) in the future under a lemon law.

Consumer Financial Protection Bureau

The CFPB has supervisory, examination and enforcement authority over certain non-depository institutions, including those entities that are larger participants of a market for consumer financial products or services, as defined by rule. As of August 31, 2015, VW Credit is subject to the CFPB’s supervision with respect to compliance with applicable consumer protection laws. Expanded CFPB jurisdiction over VW Credit’s business may increase compliance costs and regulatory risks. There is considerable uncertainty as to the operating status of federal agencies and the future policies that the current U.S. administration may pursue in areas impacting financial regulation and consumer protection.  Federal consumer financial regulation is in a period of extended transition for a variety of reasons, including that nominations for federal agency leadership are pending before the U.S. Senate, executive orders impacting the operations of federal agencies are being issued (with uncertainty around the scope of their application and timing of their implementation), and reductions of personnel are occurring across federal agencies.  Many of the current U.S. administration’s executive orders are being challenged in court, with initial requests for injunctions being granted, denied, or extended, and the ultimate resolution of the legality of the executive orders is expected to take an extended period of time.  Further, in pending litigation challenges to rules, federal agencies have sought to suspend or dismiss the litigation in some cases, and in other cases have not yet taken action.  The outlook is similarly uncertain as to pending enforcement cases.  It is also uncertain how other federal and state regulators will respond to any changes at the CFPB, which may include increasing or decreasing enforcement activity. See “Risk Factors—Regulatory Risk Factors—Federal and state financial regulatory reform could have a significant impact on the servicer, the sponsor, the depositor or the issuing entity and could adversely affect the timing and amount of payments on your notes” in this prospectus.

Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended (the “SCRA”), and similar laws of many states may provide relief to members of the armed services, including members of the Army, Navy, Air Force, Marines, Space Force, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, and their spouses, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the SCRA, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days; or (iii) the lessee, while in military service executes a lease upon receipt of military orders, and thereafter receives a stop movement order in response to a local, national, or global emergency, effective for an indefinite period or for a period of not less than 30 days, which prevents the lessee or the lessee's dependents, from using the vehicle for personal or business transportation. No early termination charge may be imposed on the lessee. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. It is not clear that the SCRA would apply to leases such as the leases allocated to the Transaction SUBI. Thus, if a lease goes into default, there may be delays and losses occasioned by the inability to exercise the origination trust’s rights with respect to the lease and the related leased vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal due to such modification or termination will reduce the amount available for distribution on the notes.

On December 20, 2019, the Fiscal Year (FY) 2020 National Defense Authorization Act was enacted (the “2020 NDAA”). Section 545 of the 2020 NDAA  expands financial protections for military families by allowing the spouse of a servicemember who died while in military service to terminate a car lease one year from the date of the servicemember’s death, as long as that servicemember died while in military service or while performing full-time National Guard duty, active Guard and Reserve duty, or inactive-duty training. In addition, these provisions allow the spouse of a servicemember who sustained a catastrophic injury or illness to terminate a car lease one year from the date of the catastrophic event, as long as that servicemember sustained the injury or illness while in military service or while performing full-time National Guard duty, active Guard and Reserve duty, or inactive-duty training. In addition, the 2020 NDAA also allows the spouse of a servicemember who sustains a catastrophic injury or illness to terminate a car lease one year from the date of the catastrophic injury or illness, as long as that servicemember sustained the catastrophic injury or illness while in military service or while performing full-time national guard duty, active guard and reserve duty, or inactive-duty training. No early termination charges (as defined in the SCRA) may be imposed for such termination.

Further, on January 1, 2021, the William M. (Mac) Thornberry National Defense Authorization Act for Fiscal Year 2021 (the “2021 NDAA”) was signed into law. The 2021 NDAA further amended the SCRA to give dependents and not just spouses of servicemembers who incur a catastrophic injury or illness or die while in military service the right to terminate leases of motor vehicles in the one year time frame described above. However, the 2021 NDAA also clarified that a spouse’s or dependent’s right to terminate, in cases of catastrophic illness or injury, is only to the extent the servicemember lacks the mental capacity to manage his or her own affairs as a result of such catastrophic illness or injury, otherwise only the servicemember may terminate the lease. No early termination charges (as defined in the SCRA) may be imposed for such termination.

On December 27, 2021, the National Defense Authorization Act for Fiscal Year 2022 (the “2022 NDAA”) was signed into law. Title LXII of the 2022 NDAA, otherwise referred to as the Foreign Service Families Act of 2021, amends the Foreign Service Act of 1980 and in part applies the terms governing termination of automobile leases in the SCRA provided to servicemembers in the same manner and to the same extent to members of the Foreign Service posted abroad.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the servicer to enforce the rights of the origination trust under the leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease to another party even though that lease prohibits assignment.

State and local government bodies across the United States generally have the power to create licensing and permit requirements. It is possible that the issuing entity, servicer or origination trust could fail to have some required licenses or permits. In that event, the issuing entity, servicer or origination trust, as applicable, could be subject to liability or other adverse consequences.

Any shortfalls or losses arising in connection with the matters described above, to the extent not covered by amounts payable to the noteholders from amounts available under a credit enhancement mechanism, could result in losses to noteholders.

LEGAL INVESTMENT

Money Market Investment

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds as defined in paragraph (a)(11) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There are a number of other requirements under Rule 2a-7 that must be satisfied prior to the purchase of any security, and it is the responsibility solely of the fund and its advisor to determine eligibility and satisfy those requirements.

Certain Investment Considerations

The issuing entity is being structured so as not to constitute a “covered fund” as defined in the final regulations issued December 10, 2013 implementing the statutory provision known as the “Volcker Rule” (Section 619 of the Dodd–Frank Wall Street Reform and Consumer Protection Act).

Requirements for Certain EU and UK Regulated Investors and Affiliates

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 laying down a general framework for securitization and creating a specific framework for simple, transparent and standardized securitization and amending certain other European Union directives and regulations, as amended (the “EU Securitization Regulation”) is directly applicable in member states of the EU and will be applicable in any non-EU states of the EEA in which it has been implemented.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in the EU Securitization Regulation) (the “EU Due Diligence Requirements”) by an institutional investor, defined to include (a) a credit institution or an investment firm as defined in and for purposes of Regulation (EU) No 575/2013, as amended, known as the Capital Requirements Regulation (the “EU CRR”), (b) an insurance undertaking or a reinsurance undertaking as defined in Directive 2009/138/EC, as amended, known as Solvency II, (c) an alternative investment fund manager as defined in Directive 2011/61/EU that manages and/or markets alternative investment funds in the EU, (d) an undertaking for collective investment in transferable securities (“UCITS”) management company, as defined in Directive 2009/65/EC, as amended, known as the UCITS Directive, or an internally managed UCITS, which is an investment company that is authorized in accordance with that Directive and has not designated such a management company for its management and (e) with certain exceptions, an institution for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, or an investment manager or an authorized entity appointed by such an institution for occupational retirement provision as provided in that Directive. Pursuant to Article 14 of the EU CRR, the EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of institutions regulated under the EU CRR (such affiliates, together with all such institutional investors, “EU Affected Investors”).

With respect to the UK, the Securitisation Regulations 2024 (as amended) (“SR 2024”), together with (i) the Securitisation Sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority of the UK (“SECN”), (ii) the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England (the “PRASR”) and (iii) relevant provisions of the FSMA, collectively and in each case as may be further amended, supplemented or replaced from time to time (the “UK Securitization Framework” ), set out the framework for the regulation of certain aspects of securitization in the UK.

SECN 4, Article 5 of Chapter 2 of the PRASR and regulations 32B, 32C and 32D of the SR 2024, as applicable, place certain conditions on investments in a “securitisation” (as defined in the SR 2024) (the “UK Due Diligence Requirements” and, together with the EU Due Diligence Requirements, the “Due Diligence Requirements” (and references in this prospectus to “the applicable Due Diligence Requirements” shall mean such Due Diligence Requirements to which a particular Affected Investor (as defined below) is subject)) by an “institutional investor”, defined in the SR 2024 to include: (a) an insurance undertaking as defined in section 417(1) of the FSMA, (b) a reinsurance undertaking as defined in section 417(1) of the FSMA, (c) the trustees or managers of an occupational pension scheme as defined in section 1(1) of the Pension Schemes Act 1993 that has its main administration in the UK, or a fund manager of such a scheme appointed under section 34(2) of the Pensions Act 1995 that, in respect of activity undertaken pursuant to that appointment, is authorized for the purposes of section 31 of the FSMA, (d) an AIFM as defined in regulation 4(1) of the Alternative Investment Fund Managers Regulations 2013 (the “AIFM Regulations”) that has permission under the FSMA for managing an AIF (as defined in regulation 3 of the AIFM Regulations) and which markets or manages AIFs in the UK, or a small registered UK AIFM, as defined in the AIFM Regulations, (e) a management company as defined in section 237(2) of the FSMA, (f) a UCITS as defined by section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA, (g) a CRR firm as defined by Article 4(1)(2A) of Regulation (EU) No 575/2013, as it forms part of UK domestic law and as amended (the “UK CRR”) and (h) an FCA investment firm as defined by Article 4(1)(2AB) of the UK CRR. In addition, the UK CRR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR (such affiliates, together with all such institutional investors, “UK Affected Investors” and, together with EU Affected Investors, “Affected Investors”).

Pursuant to the EU Due Diligence Requirements, an EU Affected Investor investing in a securitization must, amongst other things, verify that: (a) if established in a third country (i.e. outside of the EU), the originator, sponsor or original lender (each as defined in the EU Securitization Regulation) retains a material net economic interest of not less than 5% in such securitization in accordance with the EU Securitization Regulation, (b) the originator, sponsor or issuing entity has, where applicable, made available information as required by the EU Securitization Regulation, and (c) except in specified cases, certain credit-granting requirements are satisfied.

Pursuant to the UK Due Diligence Requirements, a UK Affected Investor investing in a securitization must, amongst other things, verify certain matters in accordance with the elements of the UK Securitization Framework to which it is subject, including that: (a) if not established in the UK, the originator, sponsor or original lender (each as defined in the UK Securitization Framework) retains on an ongoing basis (or in the case of certain UK Affected Investors, continually retains) a material net economic interest of not less than 5% in such securitization in accordance with the UK Securitization Framework, (b) the originator, sponsor or issuing entity has made sufficient information available (and committed to make further information available on an ongoing basis) in accordance with the elements of the UK Securitization Framework to which the UK Affected Investor is subject, and (c) except in specified cases, certain credit-granting requirements are satisfied.

Although the sponsor will retain credit risk through the depositor, its majority-owned affiliate, in accordance with Regulation RR as described in this prospectus under “The Sponsor—Credit Risk Retention”, none of the sponsor, the depositor, the underwriters or any other party to the securitization transaction described in this prospectus or any of their respective affiliates will retain or commit to retain a 5% material net economic interest with respect to this transaction in accordance with the EU Securitization Regulation or the UK Securitization Framework or makes or intends to make any representation or agreement that it or any other party is undertaking or will undertake to take or refrain from taking any action in order to facilitate or enable compliance by EU Affected Investors with the EU Due Diligence Requirements, by UK Affected Investors with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, any EEA member state or the UK, in relation to risk retention, due diligence and monitoring, transparency, credit granting standards or any other conditions with respect to investments in securitization transactions. The arrangements described in this prospectus under “The Sponsor—Credit Risk Retention” have not been structured with the objective of ensuring compliance with the requirements of the EU Securitization Regulation or the UK Securitization Framework by any person. The transaction described in this prospectus is structured in a way that is unlikely to allow Affected Investors to comply with the applicable Due Diligence Requirements.

Failure by an Affected Investor to comply with the applicable Due Diligence Requirements with respect to an investment in the notes offered by this prospectus may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions by the competent authority of such Affected Investor, or a requirement to take corrective action. Consequently, the notes may not be a suitable investment for Affected Investors, and this may affect the price and liquidity of the notes.

Prospective investors should analyze their own regulatory position, and are encouraged to consult with their own investment and legal advisors, regarding application of and compliance with any applicable requirements of the EU Securitization Regulation, the UK Securitization Framework or other applicable regulations and the suitability of the notes for investment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion is based upon current provisions of the Code, existing and proposed Treasury Regulations thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion does not deal with all U.S. federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally limited to investors that are unrelated to the issuing entity who will purchase the notes in their initial distribution at their issue price and will hold the notes as “capital assets” (generally, property held for investment) within the meaning of Section 1221 of the Code.

We suggest that investors consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions or challenge the conclusions reached herein. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the issuing entity involving debt issued by a trust with terms similar to those of the notes. This discussion does not purport to discuss all U.S. federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, noteholders that hold the notes as part of a hedge, straddle, integrated or conversion transaction, noteholders subject to any alternative minimum tax, or noteholders whose functional currency is not the United States dollar, some of which may be subject to special rules. Prospective investors are encouraged to consult their own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

This summary does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to holders of notes in light of their personal investment circumstances nor to certain types of holders of notes subject to special treatment under the U.S. federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations).

Special rules, not addressed in this discussion, may apply to persons purchasing notes through entities treated for U.S. federal income tax purposes as partnerships, and any such entity purchasing notes and persons purchasing notes through such an entity should consult their own tax advisors in that regard.

Tax Status of the Notes and the Issuing Entity

On the closing date, Mayer Brown LLP, as special tax counsel to the depositor, will deliver an opinion, subject to the assumptions and qualifications therein, to the effect that, based on the terms of the notes, the transactions relating to the Transaction SUBI Certificate as set forth herein and the applicable provisions of the trust agreement and related documents, for U.S. federal income tax purposes under existing law: (i) the notes (other than notes, if any, owned by: (A) the issuing entity or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes, (B) a member of an expanded group (as defined in Treasury Regulation section 1.385-1(c)(4) or any successor regulation then in effect) that includes the issuing entity (or a person considered to be the same person as the issuing entity for U.S. federal income tax purposes), (C) a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1) or any successor regulation then in effect) of such expanded group or (D) a disregarded entity owned directly or indirectly by a person described in preceding clause (B) or (C)) will be characterized as indebtedness for U.S. federal income tax purposes and (ii) the issuing entity will not be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. This opinion will be based on the assumption that, among other things, the notes will not be held by a person that is treated as the same person as the issuing entity for U.S. federal income tax purposes and will be issued pursuant to the terms of the transaction documents and that those terms will be complied with.

Possible Alternative Characterization

Although as described above, special tax counsel will deliver an opinion, subject to the qualifications and assumptions therein, that the notes (other than notes, if any, retained by the issuing entity or a person considered the same person as the issuing entity for U.S. federal income tax purposes) will be treated as debt for U.S. federal income tax purposes, no ruling will be sought from the IRS on the characterization of the notes for federal income tax purposes and the opinion of tax counsel will not be binding on the IRS. Thus, no assurance can be given that such a characterization will prevail. Were the IRS to contend successfully that the notes were not debt obligations for U.S. federal income tax purposes, the issuing entity would be classified for federal income tax purposes as a partnership.

If the notes were treated as equity interests in a partnership, the issuing entity would be treated as a “publicly traded partnership” if the notes are considered listed on an exchange or traded on a secondary market or the substantive equivalent. No effort will be made to monitor the notes, and they may very well be so treated if considered equity. A publicly traded partnership is taxed in the same manner as a corporation unless at least 90% of its gross income consists of specified types of “qualifying income.” The issuing entity is not expected to qualify for the “qualifying income” exception.

If the issuing entity was treated as a publicly traded partnership taxable as a corporation, the issuing entity would be subject to U.S. federal income taxes (and state and local taxes) at a corporate tax rates on its net income. Distributions on the notes might not be deductible in computing the issuing entity’s taxable income, and distributions to the noteholders would probably be treated as dividends to the extent paid out of after-tax earnings. Such an entity-level tax could result in reduced distributions to noteholders, or the noteholders could be liable for a share of such tax. In addition, payments on recharacterized notes to foreign holders would be subject to withholding tax regardless of whether the issuing entity is taxed as a corporation or a partnership.

Alternatively, if the issuing entity were treated as a partnership other than a publicly traded partnership taxable as a corporation, the issuing entity itself would not be subject to federal income tax, but noteholders of notes that were determined to be equity interests may experience adverse federal income tax consequences. For example, tax-exempt holders, including pension plans, could recognize “unrelated business taxable income,” foreign holders would be subject to federal income tax and tax filing and withholding requirements, individuals may be required to recognize additional income and corresponding non-deductible expenses, and all noteholders treated as equity holders may have adverse timing and character consequences. Additionally, the audit rules for partnerships require taxes arising from audit adjustments to be paid by the entity rather than by its partners or members unless an entity elects otherwise. It is unclear to what extent these elections will be available to the issuing entity and how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Holders of notes treated as equity could be obligated to pay any such taxes and other costs, and may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

Because the issuing entity will treat the notes as indebtedness for federal income tax purposes, it will not comply with the tax reporting requirements applicable to the possible alternative characterizations of the notes discussed above.

Except where indicated to the contrary, the following discussion assumes that the notes are debt for federal income tax purposes.

Tax Regulations for Related-Party Note Acquisitions

The United States Department of the Treasury and the IRS have issued Treasury Regulations under Section 385 of the Code that address the debt or equity treatment of instruments held by certain parties related to the issuing entity. In particular, in certain circumstances, a note that otherwise would be treated as debt is treated as stock for U.S. federal income tax purposes during periods in which the note is held by an applicable related party (meaning a member of an “expanded group” that includes the issuing entity (or its owner(s)), generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership links). Under the Treasury Regulations, any notes treated as stock under these rules could result in adverse consequences to such related party holder, including that U.S. federal withholding taxes could apply to distributions on the notes. If the issuing entity were to become liable for any such withholding or failure to so withhold, the resulting impositions could reduce the cash flow that would otherwise be available to make payments on all notes. In addition, when a recharacterized note is acquired by a beneficial owner that is not an applicable related party, that note is generally treated as reissued for U.S. federal income tax purposes and thus may have tax characteristics differing from notes of the same class that were not previously held by a related party. The issuing entity does not intend to separately track any such notes. The issuing entity does not believe that these regulations will apply to any of the notes. However, the regulations are complex and have not yet been applied by the IRS or any court. In addition, the IRS has reserved certain portions of the regulations pending its further consideration. Prospective investors are encouraged to consult their tax advisors regarding the possible effects of these rules.

Stated Interest

Stated interest on the notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a note owner’s method of tax accounting. As described in more detail below, if the notes offered hereunder are issued at a greater than de minimis discount or are treated as having been issued with original issue discount (“OID”) under the Treasury Regulations, the following general rules will apply.

Original Issue Discount

A note will be treated as issued with OID if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the note to its maturity. It is expected that the notes will be issued with de minimis OID. Generally, the issue price of a note should be the first price at which a substantial amount of the notes included in the issue of which such note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a note is expected to equal the principal amount of the related note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of that note) as principal payments are received on the related note in the proportion that each such payment bears to the original principal amount of that senior note.

If the notes were treated as issued with OID, a note owner would be required to include OID in income before the receipt of cash attributable to that income using the constant-yield method. Under the constant-yield method, the amount of OID includible in income is the sum of the daily portions of OID with respect to the related note for each day during the taxable year or portion of the taxable year in which the note owner holds that note. The amount of OID includible in income by a note owner would be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period.

Such OID would generally equal the product of the yield to maturity of the related note (adjusted for the length of the accrual period) and its adjusted issue price at the beginning of the accrual period, reduced by any payments of “qualified stated interest.” Accrual periods with respect to a note may be any set of periods (which may be of varying lengths) selected by the note owner as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on such note occurs on either the final or first day of an accrual period.

The adjusted issue price of a note will be the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to that note in all prior periods, other than “qualified stated interest payments.” Qualified stated interest payments are interest payments on the notes that are unconditionally payable at least annually at a single fixed rate applied to the outstanding principal amount of the obligation.

In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the leases will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the leases. See “Weighted Average Life of the Notes” in this prospectus. Accordingly, noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the leases (and the OID rules) if the notes offered hereunder are issued with OID.

Market Discount

The notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the note owner purchases a note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) that gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related note multiplied by a fraction, the numerator of which is the number of days the note owner held that note and the denominator of which is the number of days from the date the note owner acquired that note until its maturity date. The note owner may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A note owner may elect to include market discount in gross income as it accrues and, if that note owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which that election applies. The adjusted basis of a note subject to that election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A note owner may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading “—Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “—Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing note owner’s adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing note owner, and no payments on the note will be treated as payments of qualified stated interest. This election will generally apply only to the note with respect to which it is made and may not be revoked without the consent of the IRS. Note owners should consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a note owner purchases a note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), that note owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of that excess. That note owner may elect to amortize the bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the note. That note owner’s tax basis in the note will be reduced by the amount of the amortized bond premium. Any elections to amortize the bond premium as an offset to interest income will apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the note owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a note held by a note owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of such note.

Short-Term Debt

An owner of a note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the note as it accrues. That general rule may not apply, however, if the owner holds the instrument as part of a hedging transaction, as a stripped bond or stripped coupon or if the holder is:

·	an accrual method taxpayer;

·	a bank;

·	a broker or dealer that holds the note as inventory;

·	a regulated investment company or common trust fund; or

·	the beneficial owner of specified pass-through entities specified in the Code.

An owner of a note who is not required to include OID income on the note as it accrues will instead include the OID accrued on the note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the note to the extent it exceeds the sum of any interest income and OID accrued on that note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a note on a straight-line basis, unless the owner irrevocably elects, under Treasury Regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.

Disposition of the Notes

A note owner’s adjusted tax basis in a note will be its cost, increased by the amount of any OID, market discount, acquisition discount and gain previously included in income with respect to the note, and reduced by the amount of any payments on such note that is not qualified stated interest and the amount of bond premium previously amortized with respect to such note. A note owner will generally recognize gain or loss on the sale or retirement of a note equal to the difference between the amount realized on the sale or retirement and the tax basis of the note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described above under “—Market Discount”) and will be long-term capital gain or loss if their note was held for more than one year.

Potential Acceleration of Income

Accrual method note owners that prepare an “applicable financial statement” (as defined in Section 451 of the Code, which includes any GAAP financial statement, Form 10-K annual statement, audited financial statement or a financial statement filed with any federal agency for non-tax purposes) generally would be required to include certain items of income in gross income no later than the time such amounts are reflected on such a financial statement. This could result in an acceleration of income recognition for income items differing from the above description. The Treasury Department released final Treasury Regulations that exclude from this rule any item of gross income for which a taxpayer uses a special method of accounting required by certain sections of the Code, including income subject to the timing rules for OID and de minimis OID, income under the contingent payment debt instrument rules, income under the variable rate debt instrument rules, and market discount (including de minimis market discount).  Holders of notes should consult their tax advisors with regard to these rules.

Net Investment Income

A tax of 3.8% is imposed on the “net investment income” of certain individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States persons should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information Reporting and Backup Withholding

The indenture trustee will be required to report annually to the IRS, and to each note owner, the amount of interest paid on the notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each note owner (other than note owners who are not subject to the reporting requirements) will be required to provide, under penalty of perjury, a certificate containing the note owner’s name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the note owner is not subject to backup withholding. This statement may be made in a Form W-9 or substantially similar substitute form. Should a non-exempt note owner fail to provide the required certification or should the IRS notify the indenture trustee or the issuing entity that the note owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee will be required to withhold (or cause to be withheld) on the interest otherwise payable to the note owner, and remit the withheld amounts to the IRS as a credit against the note owner’s federal income tax liability.

Tax Consequences to Foreign Investors

The following information describes the U.S. federal income tax treatment of investors that are “foreign persons” other than investors treated as partnerships for U.S. federal income tax purposes. The term “foreign person” means any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia (unless, in the case of an entity treated as a partnership, Treasury Regulations are adopted that provide otherwise), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source of income or (iv) a trust treated as a “United States person” under Section 7701(a)(30) of the Code.

Interest paid or accrued to a foreign person that is not effectively connected with the conduct of a trade or business within the United States by the foreign person, generally will be considered “portfolio interest” and subject to FATCA (discussed below), generally will not be subject to U.S. federal income tax and withholding tax, as long as the foreign person (i) is not actually or constructively a “10 percent shareholder” of the issuing entity or VW Credit, or a “controlled foreign corporation” with respect to which the issuing entity or VW Credit is a “related person” within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalty of perjury, certifying that the note owner is a foreign person and providing that foreign person’s name and address. The statement may be made on a Form W-8BEN or Form W-8BEN-E, as applicable (or successor form), and the foreign person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by Form W-8BEN or Form W-8BEN-E, as applicable (or successor form), provided by the foreign person to the organization or institution holding the note on behalf of the foreign person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If that interest were not portfolio interest, then it would be subject to U.S. federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale or other taxable disposition of a U.S. note by a foreign person will be exempt from U.S. federal income and withholding tax provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a note held by a foreign person is effectively connected with the conduct of a trade or business in the United States by the foreign person, the note owner (although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished) generally will be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

FATCA

Sections 1471 through 1474 of the Code and the regulations thereunder (commonly referred to as “FATCA”) significantly change the reporting requirements imposed on certain non-U.S. persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such non-U.S. person unless such non-U.S. person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such non-U.S. person in its capacity as a holder of a note or in a capacity of holding a note for the account of another as in intermediary. These rules generally apply to certain payments of interest, and under rules previously scheduled to take effect beginning January 1, 2019, payments of gross proceeds from the sale of equity or debt instruments of U.S. issuers. Treasury Regulations were published in proposed form that eliminate withholding on payments of gross proceeds from such dispositions. Pursuant to these proposed Treasury Regulations, the issuing entity and any withholding agent may rely on this change to FATCA withholding until the final Treasury Regulations are issued. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the information reporting described above, which agreements will not eliminate the risk of withholding described above, but are expected to reduce the risk of the withholding for persons in (or indirectly holding notes through financial institutions in) those countries. If withholding were to apply, neither the issuing entity nor any paying agent nor any other person would be required to pay additional amounts as a result of such withholding. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

The federal tax discussions set forth above are included for general information only and may not be applicable depending upon a note owner’s particular tax situation. The discussion above also does not address the applicability of state or local tax laws to the purchase, ownership or disposition of the affected notes. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

STATE AND LOCAL TAX CONSEQUENCES

The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. We encourage investors to consult their own tax advisors regarding state and local tax consequences.

The above discussion does not address the tax treatment of the notes or the issuing entity under any state or local tax laws. The activities to be undertaken by the servicer in servicing the leases and leased vehicles and collecting lease payments will take place throughout the United States and, therefore, many different tax regimes potentially apply to different portions of these transactions. Additionally, it is possible a state or local jurisdiction may assert its right to impose tax on the issuing entity with respect to its income related to payments on leases and leased vehicles collected from customers located in such jurisdiction. It is also possible that a state may require that a noteholder treated as an equity-owner (including non-resident holders) file state income tax returns with the state pertaining to payments on leases and leased vehicles collected from customers located in such state (and may require withholding on related income). Certain states have also recently enacted partnership audit rules that correspond with the audit rules that now apply to partnerships for U.S. federal income tax purposes, and similar considerations apply to those state partnership audit rules as apply to the current federal partnership audit rules. Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the issuing entity as well as any state and local tax considerations for them of purchasing, holding and disposing of notes or membership interests.

TAX SHELTER DISCLOSURE AND INVESTOR LIST REQUIREMENTS

Treasury Regulations directed at “potentially abusive” tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. These regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a “reportable transaction” and to retain certain information relating to such transactions. Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the notes. Prospective investors may be required to report their investment in the notes even if their notes are treated as debt for U.S. federal income tax purposes. Significant penalties can be imposed for failure to comply with these disclosure and investor list requirements. Prospective investors should consult their tax advisors concerning any possible disclosure obligation with respect to their investment in the notes, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list requirement as each participant in its own discretion determines apply to them with respect to this transaction.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS

General

Subject to the following discussion the notes may be acquired by pension, profit-sharing or other employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, and entities deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”), as well as by governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and other plans or retirement arrangements. Section 406 of ERISA and Section 4975 of the Code prohibit a benefit plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such benefit plan. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the benefit plan. In addition, Title I of ERISA requires fiduciaries of a benefit plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. The prudence of a particular investment must be determined by the responsible fiduciary of a benefit plan by taking into account the particular circumstances of the benefit plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed in this prospectus and the fact that in the future, there may be no market to sell or otherwise dispose of the notes.

Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code. However, such plans may be subject to similar restrictions under applicable state, local or other law (“Similar Law”).

Prohibited Transactions

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a benefit plan that acquired notes if assets of the issuing entity were deemed to be assets of the benefit plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”), the assets of the issuing entity would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquired an “equity interest” in the issuing entity and none of the exceptions to plan assets contained in the Plan Asset Regulation were applicable. An equity interest is defined under the Plan Asset Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features as of any date of determination. Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the depositor believes that, as of the date of this prospectus, the notes should not be treated as an equity interest in the issuing entity for purposes of the Plan Asset Regulation. This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights, warrants or other typical equity features. The debt treatment of the notes for ERISA purposes could change subsequent to their issuance if the issuing entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the rating of the notes or a characterization of the notes as other than indebtedness under applicable local law, the subsequent acquisition of the notes or interest therein by a benefit plan or a plan or retirement arrangement that is subject to Similar Law is prohibited.

However, without regard to whether the notes are treated as an equity interest for purposes of the Plan Asset Regulation, the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan could be considered to give rise to a prohibited transaction if the issuing entity, the depositor, the administrator, the servicer, the SUBI trustee, the owner trustee, the indenture trustee, the underwriters or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such benefit plan. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of notes by, or on behalf of, a benefit plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes and the relationship of the party in interest or disqualified person to the benefit plan. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a benefit plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the benefit plan or being affiliated with such service providers, Prohibited Transaction Class Exemption (“PTCE”) 90-1, regarding investments by insurance company pooled separate accounts, PTCE 95-60, as amended, regarding investments by insurance company general accounts, PTCE 91-38, as amended, regarding investments by bank collective investment funds, PTCE 96-23, as amended, regarding transactions effected by “in-house asset managers” and PTCE 84-14, as amended, regarding transactions effected by “qualified professional asset managers.” Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

As described in this prospectus, the issuing entity, the depositor, the sponsor, the servicer, the administrator, the underwriters and their respective affiliates (collectively, the “Transaction Parties”) may receive fees or other compensation as a result of a benefit plan’s acquisition of the notes. Accordingly, none of the Transaction Parties are undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the acquisition of any of the notes by any benefit plan.

Each purchaser and transferee of a note (or any interest therein) (and its fiduciary, if applicable) is deemed to represent and warrant that either (a) it is not acquiring the note (or any interest therein) with the assets of a benefit plan or any plan or retirement arrangement subject to Similar Law; or (b)(i) the notes have an investment grade rating from at least one nationally recognized statistical rating organization at the time of purchase or transfer and (ii) its acquisition, holding and disposition of such note (or any interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

Each fiduciary or other person with investment responsibilities over the assets of a benefit plan or plan considering an investment in the notes must carefully consider the above factors before making an investment. Fiduciaries of plans considering the purchase of notes should consult their legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

The sale of notes (or interest therein) to a benefit plan or any other plan or retirement arrangement is in no respect a representation that this investment meets all relevant legal requirements with respect to investments by benefit plans or other plans or retirement arrangements generally or for any particular benefit plan or any other plan or retirement arrangement, or that this investment is appropriate for benefit plans or other plans or retirement arrangements generally or any particular benefit plan or any other plan or retirement arrangement.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement relating to the notes, the depositor has agreed to sell and the underwriters named below have severally but not jointly agreed to purchase the principal amount of the notes set forth opposite its name below:

Underwriter	Class A-1 Notes(1)	Class A-2-A Notes(1)	Class A-2-B Notes(1)	Class A-3 Notes(1)	Class A-4 Notes(1)	Total
RBC Capital Markets, LLC	$88,875,000	$122,625,000	$108,562,000	$203,063,000	$39,375,000	$562,500,000
Scotia Capital (USA) Inc.	$33,575,000	$46,325,000	$41,012,000	$76,713,000	$14,875,000	$212,500,000
U.S. Bancorp Investments, Inc.	$33,575,000	$46,325,000	$41,013,000	$76,712,000	$14,875,000	$212,500,000
Wells Fargo Securities, LLC	$33,575,000	$46,325,000	$41,013,000	$76,712,000	$14,875,000	$212,500,000
Citigroup Global Markets Inc.	$3,950,000	$5,450,000	$4,825,000	$9,025,000	$1,750,000	$25,000,000
Mizuho Securities USA LLC	$3,950,000	$5,450,000	$4,825,000	$9,025,000	$1,750,000	$25,000,000
Total	$197,500,000	$272,500,000	$241,250,000	$451,250,000	$87,500,000	$1,250,000,000

(1)	All or a portion of one or more classes of notes may be initially retained by the depositor or an affiliate thereof.

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all the notes if any are purchased. The underwriting agreement provides that, in the event of a default by an underwriter, in certain circumstances the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The depositor has been advised by the underwriters that the underwriters propose to offer the notes to the public initially at the offering prices set forth on the cover page of this prospectus, and to certain dealers at these prices less the concessions and reallowance discounts set forth below:

Class of Notes	Selling Concession	Reallowance Discount
Class A-1 Notes	0.0600%	0.0300%
Class A-2-A Notes	0.0900%	0.0450%
Class A-2-B Notes	0.0900%	0.0450%
Class A-3 Notes	0.1320%	0.0660%
Class A-4 Notes	0.1542%	0.0771%

If all of the classes of notes are not sold at the initial offering price, the underwriters may change the offering price and other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.

There currently is no secondary market for any class of notes and there is no assurance that one will develop. Certain of the underwriters expect, but will not be obligated, to make a market in each class of notes. There is no assurance that a market for the notes will develop, or if one does develop, that it will continue or that it will provide sufficient liquidity.

VW Credit has agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or contribute to payments which the underwriters may be required to make in respect thereto. In the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and may, therefore, be unenforceable.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate coverage transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the depositor nor any of the underwriters will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

It is expected that delivery of the notes will be made against payment therefor on or about the closing date. Rule 15c6-1 of the SEC under the Exchange Act generally requires trades in the secondary market to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date hereof will be required, by virtue of the fact that the notes initially will settle more than one business day after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. It is suggested that purchasers of notes who wish to trade notes on the date hereof consult their own advisors.

Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by that investor’s representative within the period during which there is an obligation to deliver a prospectus, VW Credit, the depositor or the underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of this prospectus.

In the ordinary course of its business one or more of the underwriters and affiliates have provided, and in the future may provide other investment banking and commercial banking services to the depositor, the servicer, the issuing entity and their affiliates. The UTI trustee, administrative trustee and SUBI trustee, and U.S. Bancorp Investments, Inc., one of the underwriters, are affiliates.

The indenture trustee, at the direction of the administrator, on behalf of the issuing entity, may from time to time invest the funds in accounts and permitted investments acquired from the underwriters or their affiliates.

The notes are new issues of securities with no established trading market. Certain of the underwriters tell us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurance regarding the liquidity of, or trading markets for, the notes.

The depositor will receive aggregate proceeds of approximately $1,247,764,468.38 from the sale of the notes (representing approximately 99.82116% of the initial note balance of the notes) after paying the aggregate underwriting discount of $2,185,750.00 on the notes. Additional offering expenses are estimated to be $1,022,375.

Certain of the notes initially may be retained by the depositor or an affiliate of the depositor (the “Retained Notes”). Any Retained Notes will not be sold to the underwriters under the underwriting agreement. Retained Notes may be subsequently sold from time to time to purchasers directly by the depositor or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or the purchasers of the Retained Notes. If the Retained Notes are sold through underwriters or broker-dealers, the depositor will be responsible for underwriting discounts or commissions or agent’s commissions. The Retained Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Offering Restrictions

Each underwriter has severally but not jointly represented to and agreed with the issuing entity that:

·	it will not offer or sell any notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any securities, bank regulatory or other applicable law that applies to such underwriter; and

·	it will not offer or sell any notes in any other country, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities law.

United Kingdom

Each underwriter has further severally but not jointly represented to and agreed with the issuing entity that:

·	it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any notes to any UK Retail Investor in the UK;

·	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

·	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the UK.

For the purposes of the foregoing:

(a)     the expression “UK Retail Investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of UK domestic law and as amended; or

(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of UK domestic law and as amended; or

(iii)	not a UK Qualified Investor; and

(b)     the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

European Economic Area

Each underwriter has further severally but not jointly represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any EEA Retail Investor in the EEA.  For the purposes of this provision:

(a)    the expression “EEA Retail Investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not an EU Qualified Investor; and

(b)     the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor, in press releases and in oral and written statements made by or with the issuing entity’s or the depositor’s approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of VW Credit, the issuing entity or the depositor. Forward-looking statements also include statements using words such as “expect,” “anticipate,” “hope,” “intend,” “plan,” “believe,” “estimate” or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed below. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of VW Credit, the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. The issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

Other than as described under “The Sponsor—Recent Developments—Legal and Regulatory” in this prospectus, there are no legal or governmental proceedings pending, or to the knowledge of the sponsor, contemplated, against the sponsor, depositor, issuing entity, servicer or origination trust, or of which any property of the foregoing is the subject, that are material to noteholders.

There are no legal or governmental proceedings pending against the owner trustee, the origination trustees or the indenture trustee (other than those already described in this prospectus), or to the knowledge of the management of such party, threatened, against such party, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be expected to be material to investors.

LEGAL MATTERS

Certain legal matters relating to the notes will be passed upon for the servicer and the depositor by Kevin M. McDonald, Esq., attorney for VW Credit. Certain other legal matters with respect to the notes, including U.S. federal income tax matters, will be passed upon for the servicer and the depositor by Mayer Brown LLP. Mayer Brown LLP has from time to time represented VW Credit and its affiliates in other transactions. Certain legal matters for the underwriters will be passed upon by Sidley Austin LLP. Sidley Austin LLP represents VW Credit’s affiliates in other matters.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important capitalized terms used in this prospectus and the pages on which the definitions of those terms may be found.

2020 NDAA	134
2021 NDAA	134
2022 NDAA	135
60-Day Delinquent Leases	96
AAA	100
ABS	79
administration agreement	95
administrative lien	47
administrative trustee	1
administrator	1, 40
advance	106
Affected Investors	136
AIFM Regulations	136
ALG	65
ALG Residual	76
amortizable bond premium	141
asset representations review agreement	95
asset representations reviewer	1
Asset Review	98
asset-level data	73
Available Funds	105
Bankruptcy Code	127
base residual value	4
Base Residual Value	65
base servicing agreement	46
Benchmark	90
Benchmark Replacement	90
Benchmark Replacement Adjustment	90
Benchmark Replacement Conforming Changes	90
Benchmark Replacement Date	90
Benchmark Transition Event	91
benefit plan	144
business day	89
capital assets	137
certificate	2
CFPB	25
Charged-off Lease	102
Citibank	43
Class A-2 notes	2
Clayton	56
Clearstream	86
closing date	2
Code	42
collection account	103
collection period	101
Collections	102, 106
Compounded SOFR	91
customary servicing practices	100
cutoff date	5

DBTCD	43
defaulted lease	66
Delaware trustee	1
Delinquency Percentage	96
Delinquency Trigger	96
depositor	1, 39, 47
determination date	105
Dodd-Frank Act	24, 128
DSTs	44
DTC	vi, 86
Due Diligence Requirements	136
early termination	59
early termination amount	59
EEA	vi
EEA Retail Investor	viii
Eligibility Representations	62
eligible account	104
eligible institution	104
ERISA	144
EU	vi
EU Affected Investors	136
EU CRR	135
EU Due Diligence Requirements	135
EU PRIIPS Regulation	viii
EU Prospectus Regulation	viii
EU Qualified Investor	viii
EU Securitization Regulation	135
Exchange Act	88
FATCA	143
FDIC	104
final scheduled payment date	94
first priority principal distribution amount	6
First Priority Principal Distribution Amount	109
Fitch	103
fixed rate notes	2
floating rate notes	2
foreign person	142
FRBNY	30
FRBNY’s Website	91
FSMA	vii
FTC	27
Hired Agencies	9
Included Units	39
indenture	95
indenture default	4, 114
indenture trustee	1, 43
initial note balance	39
insolvency laws	125
Instituting Noteholders	97
Investment Company Act	8, 135

151

investors	88
IRS	137
ISDA Definitions	91
ISDA Fallback Adjustment	91
ISDA Fallback Rate	92
issuing entity	1, 39
issuing entity property	5, 41
leased vehicle sale price	59
lemon laws	28, 133
LIBOR	31
market discount rules	140
maturity date purchase option amount	58
MIFID II	viii
monthly remittance condition	103
MRM ALG Residual	76
MSRP	65
MSRP ALG Residual	65
NCMSLT Action	44
note balance	94
Note Factor	86
Noteholder Direction	98
noteholders	89
OID	139
OLA	128
optional purchase	111
Order	viii
origination trust	1, 39
origination trust agreement	45
origination trustee	1
origination trustees	1
Other SUBI	39, 45
Other SUBI Certificates	45
owner	131
owner trustee	1, 43
payment date	2
Payment Date Advance Reimbursement	110
Payment Waterfall	109
Permitted investments	105
Plan Asset Regulation	145
portfolio interest	142
Postmaturity Term Extension	61
PRASR	136
Prepayment Amount	4
Prepayment Assumption	79
Principal Distribution Amount	93
PTCE	145
Pull-Ahead Amount	106
qualified stated interest	140
qualified stated interest payments	140
Rating Agency Condition	121
record date	2, 89
Recoveries	106
redemption price	111
Reference Time	89
regular principal distribution amount	7
Regular Principal Distribution Amount	110

Regulation RR	9
related collection period	105
Relevant Governmental Body	92
Relevant Member State	viii
repurchase payment	61
requesting party	99
Retained Notes	148
Review Conditions	96
Review Expenses	98
Review Satisfaction Date	96
RMBS	44
Rule 193 Information	72
S&P	103
Sales Proceeds	106
SCRA	134
SEC	v
SECN	136
Securities Act	147
Securitization Rate	65
securitization value	4
Securitization Value	65
securitized pool	78
servicer	1, 47
Servicer Certificate	107
servicer replacement events	112
servicing agreement	57
servicing fee	1, 112
Similar Law	145
SOFR	30
SOFR Adjustment Conforming Changes	92
SOFR Adjustment Date	89
SOFR Determination Time	89
SOFR Rate	89
SR 2024	136
stated redemption price at maturity	139
stated residual value	66
Student Loans	44
SUBI sale agreement	95
SUBI transfer agreement	95
SUBI trustee	1
Subject Leases	97
Supplemental Servicing Fees	106
Targeted Note Balance	110
Targeted Overcollateralization Amount	110
targeted reserve account balance	7
Targeted Reserve Account Balance	104
Terminated Unit	65
transaction documents	95
Transaction Parties	145
Transaction SUBI	5, 39
Transaction SUBI Certificate	5, 39
Transaction SUBI servicing supplement	57
Transaction SUBI supplement	57
Transaction SUBI trust agreement	57
transfer agreements	95
Transportation Act	23

152

trust agreement	95
Trust Indenture Act	98
trustees	1
U.S. Bank	44
U.S. Bank N.A.	44
U.S. Bank Trust Co.	44
U.S. Government Securities Business Day	92
UCITS	135
UK	vi
UK Affected Investors	136
UK CRR	136
UK Due Diligence Requirements	136
UK PRIIPS Regulation	vii
UK Prospectus Regulation	vii
UK Qualified Investor	vii
UK Retail Investor	vii

UK Securitization Framework	136
Unadjusted Benchmark Replacement	92
Unit	39
Updated ALG Residual	65
UTI	39
UTI Certificates	45
UTI trustee	1
verification documents	88
Volkswagen	19
Volkswagen AG	47
Volkswagen Group of America	47
VW Credit	vi, 1, 39
Wells Fargo	8, 50
WTC	45
WTNA	45

153

APPENDIX A

STATIC POOL INFORMATION REGARDING CERTAIN
PREVIOUS SECURITIZATIONS

The assets in each of VW Credit, Inc.’s securitized portfolios consisted of the beneficial interest in a portfolio of automobile leases and the related leased vehicles generated in the ordinary course of business by VW Credit Leasing, Ltd. in accordance with the underwriting procedures in effect at such time, and assigned by VW Credit, Inc. to Volkswagen Auto Lease/Loan Underwritten Funding, LLC on the applicable closing date as described under “Overview of the Transaction.” As of the relevant cutoff date, the automobile lease contracts and leased vehicles in the securitized portfolios consisted of the characteristics provided below.

Original Pool Characteristics as of Cutoff Date

Lease Securitization Closing Date Cutoff Date	VALT 2020-A December 3, 2020 September 30, 2020	VALT 2022-A June 14, 2022 April 29, 2022	VALT 2023-A September 19, 2023 July 31, 2023	VALT 2024-A March 27, 2024 January 31, 2024
Number of Leases	41,732	40,751	60,086	53,227
Original Book Value(1)	1,374,092,165.07	1,373,573,758.74	2,127,780,565.97	2,113,248,604.20
Original Securitization Value	1,162,803,597.32	1,162,791,075.45	1,744,189,004.05	1,744,186,117.32
Average	27,863.60	28,534.05	29,028.21	32,768.82
Minimum	8,429.70	9,538.27	7,198.94	8,801.37
Maximum	82,229.83	78,440.21	84,294.52	85,599.35
Percentage New Vehicles	100.00%	100.00%	100.00%	100.00%
Percentage Audi Vehicles(2)	57.01%	46.47%	50.83%	54.75%
Percentage Volkswagen Vehicles(2)	42.99%	53.53%	49.17%	45.25%

Transaction Base Residual(6)	731,412,531.60	790,858,748.94	1,244,482,210.81	1,177,814,675.61
Average	17,526.42	19,407.10	20,711.68	22,128.14
Minimum	4,945.50	6,127.20	6,124.00	6,759.00
Maximum	51,744.00	57,890.80	64,845.00	76,661.65

Original Term (Months)
Weighted Average(2)	39.71	40.53	39.81	38.69
Minimum	24	24	24	24
Maximum	48	48	48	48

Remaining Term (Months)
Weighted Average(2)	26.95	26.38	25.31	28.36
Minimum	8	7	7	7
Maximum	43	43	42	44

Seasoning (Months)(3)
Weighted Average(2)	12.76	14.15	14.50	10.34
Minimum	5	5	4	4
Maximum	27	41	41	41

FICO Score(4)(5)
Weighted Average(2)	775	770	775	771
Minimum	600	600	600	600
Maximum	900	900	900	900

Discounted Transaction Base Residual(6) as a % of Securitization Value	53.70%	54.80%	54.90%	51.97%
Transaction Base Residual(6) as a % of MSRP	42.59%	46.86%	47.38%	47.91%

(1)	Original Book Value is determined based on capitalized amounts of the leases less the accumulated depreciation of the related leased vehicles.
(2)	Weighted average by Securitization Value.
(3)	Seasoning refers to the number of months elapsed since origination of the leases.
(4)	FICO® is a federally registered service mark of Fair Isaac Corporation.
(5)	FICO® scores are calculated excluding accounts for which no FICO® score is available at the origination of the related lease.
(6)	The “Transaction Base Residual” with respect to each transaction means, for each leased vehicle, the “Base Residual Value” as defined in the indenture for that transaction.

Distribution Of Leases As Of Cutoff Date (1)

Lease Securitization Closing Date Cutoff Date	VALT 2020-A December 3, 2020 September 30, 2020		VALT 2022-A June 14, 2022 April 29, 2022		VALT 2023-A September 19, 2023 July 31, 2023		VALT 2024-A March 27, 2024 January 31, 2024
By Original Term(1) (2)
12 months	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
18 months	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
24 months	2,566,204.49	0.22%	1,600,261.68	0.14%	1,427,795.26	0.08%	19,870,703.46	1.14%
27 months	292,137.57	0.03%	111,799.78	0.01%	374,747.92	0.02%	389,621.40	0.02%
30 months	1,663,289.58	0.14%	687,205.08	0.06%	1,468,061.82	0.08%	1,499,892.77	0.09%
36 months	383,417,308.51	32.97%	364,396,119.89	31.34%	618,354,590.12	35.45%	768,837,101.80	44.08%
39 months	483,279,269.43	41.56%	346,502,957.45	29.80%	564,874,571.59	32.39%	565,036,481.66	32.40%
42 months	98,212,111.35	8.45%	190,331,062.75	16.37%	285,987,282.86	16.40%	234,822,411.79	13.46%
48 months	193,373,276.39	16.63%	259,161,668.82	22.29%	271,701,954.48	15.58%	153,729,904.44	8.81%
60 months	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
Total:	1,162,803,597.32	100.00%	1,162,791,075.45	100.00%	1,744,189,004.05	100.00%	1,744,186,117.32	100.00%

By Remaining Term (1)(2)
1 - 6 months	0.00	0.00%	0.00	0.00%	0.00	0.00%	0.00	0.00%
7 - 12 months	5,467,320.29	0.47%	8,269,297.20	0.71%	12,588,116.56	0.72%	83,212,143.51	4.77%
13 - 18 months	109,377,635.64	9.41%	145,263,677.54	12.49%	277,269,949.18	15.90%	79,627,138.36	4.57%
19 - 24 months	338,355,242.32	29.10%	340,408,650.51	29.28%	320,227,870.04	18.36%	173,886,208.17	9.97%
25 - 30 months	341,756,771.40	29.39%	348,105,472.42	29.94%	407,652,437.59	23.37%	653,699,217.60	37.48%
31 - 36 months	272,485,320.71	23.43%	203,328,341.57	17.49%	583,042,008.33	33.43%	678,676,145.65	38.91%
37 - 42 months	84,942,532.82	7.30%	113,505,307.66	9.76%	131,246,878.27	7.52%	70,483,980.89	4.04%
43 - 48 months	10,418,774.14	0.90%	3,910,328.55	0.34%	12,161,744.08	0.70%	4,601,283.14	0.26%
Total:	1,162,803,597.32	100.00%	1,162,791,075.45	100.00%	1,744,189,004.05	100.00%	1,744,186,117.32	100.00%

By Model, Top Five (1)(2)
A4
A5
A6
Atlas	103,817,630.20	8.93%	222,142,213.52	19.10%	302,267,405.94	17.33%	323,374,227.69	18.54%
Jetta	118,071,254.04	10.15%	68,588,038.88	5.90%
Tiguan	222,567,648.84	19.14%	220,942,516.12	19.00%	312,854,164.64	17.94%	216,939,132.37	12.44%
Passat
Taos					157,109,981.79	9.01%	161,158,071.58	9.24%
CC
Q5	207,113,983.39	17.81%	192,268,749.46	16.54%	346,775,223.35	19.88%	340,059,501.92	19.50%
Q7	94,975,382.23	8.17%	99,884,121.93	8.59%	96,889,822.72	5.56%	160,521,094.34	9.20%
Total:	746,545,898.70	64.20%	803,825,639.91	69.13%	1,215,896,598.44	69.71%	1,202,052,027.90	68.92%

By State, States Representing More than 5% of Securitization Value (1)(2)
California	219,811,182.99	18.90%	187,048,665.37	16.09%	322,722,113.53	18.50%	303,650,292.28	17.41%
New York	157,131,819.66	13.51%	154,625,500.23	13.30%	203,656,855.43	11.68%	210,157,354.57	12.05%
New Jersey	100,478,523.92	8.64%	98,592,164.80	8.48%	145,111,664.75	8.32%	143,469,816.87	8.23%
Florida	154,540,274.53	13.29%	179,526,202.80	15.44%	255,005,937.78	14.62%	268,750,691.73	15.41%
Texas	74,904,364.29	6.44%	80,995,745.96	6.97%	140,745,650.77	8.07%	158,929,633.30	9.11%

Total:	706,866,165.39	60.79%	700,788,279.16	60.27%	1,067,242,222.26	61.19%	1,084,957,788.75	62.20%

(1)	As a percent of total Original Securitization Value.
(2)	Balances may not sum due to rounding.
(3)	Greater than 0.00% but less than 0.005%.

Prepayment Speed Information

Set forth below is prepayment speed information relating to VW Credit's securitized portfolios of lease contracts. Prepayment speed information is presented in the chart below for each series for as long as such series remains outstanding. For more information regarding prepayment speeds, you should refer to “Weighted Average Life of the Notes” in this prospectus.

VALT 2020-A to VALT 2024-A (1)(2)(3)

Period	VALT 2020-A	VALT 2022-A	VALT 2023-A	VALT 2024-A
1	N/A(3)	N/A(3)	N/A(3)	N/A(3)
2	0.73%	1.52%	0.65%	0.46%
3	0.52%	0.74%	0.64%	0.48%
4	0.50%	0.92%	0.64%	0.52%
5	0.48%	0.78%	0.69%	0.45%
6	0.68%	0.71%	0.70%	0.57%
7	0.78%	0.69%	0.68%	0.66%
8	0.94%	0.64%	0.82%	0.79%
9	1.04%	0.73%	1.00%	0.75%
10	0.93%	0.78%	1.03%	0.65%
11	1.02%	1.05%	0.96%	0.69%
12	1.08%	1.11%	1.30%	0.75%
13	1.09%	1.36%	1.20%	0.67%
14	1.24%	1.35%	1.28%	0.87%
15	1.40%	1.35%	1.34%
16	1.39%	1.45%	1.26%
17	1.47%	1.40%	1.35%
18	1.53%	1.58%	1.39%
19	1.54%	1.54%	1.34%
20	1.50%	1.42%	1.46%
21	1.75%	1.63%
22	1.56%	1.54%
23	1.65%	1.62%
24	1.58%	1.74%
25	1.59%	1.69%
26	1.57%	1.57%
27	1.54%	1.73%
28	1.63%	1.70%
29	1.64%(2)
30

(1)	Actual prepayments on a lease are any Monthly Lease Payments related to a lease in excess of the Monthly Lease Payment for that lease for the applicable period. These include voluntary prepayments, voluntary early terminations, payments from third parties, repurchases, repossession proceeds, funds not recovered due to charge offs and servicer advances.

The “Prepayment Amount” is defined as the change in the actual month-end Securitization Value of the pool that relates to early terminations of the related leases.

This Prepayment Amount is converted into a monthly Single Month Mortality Rate “SMM” expressed as a percentage which is the Prepayment Amount divided by the previous month's actual month-end Securitization Value less the scheduled payments made during the month.

The “Prepayment Speeds” shown in the chart are derived by converting the SMM into the ABS Speed by dividing (a)  the SMM by (b) the sum of (i) one and (ii) the SMM multiplied by the age of the pool, in months, minus one. The age of the pool is assumed to be the weighted average age of the pool at the cutoff date plus the number of months since the cutoff date.

(2)	Optional clean-up call exercised in month 29 for VALT 2020-A.

(3)	First servicer reports for VALT 2020-A, VALT 2022-A, VALT 2023-A and VALT 2024-A represent two months of collections.

Delinquency Experience

Set forth below is delinquency information relating to VW Credit's securitized portfolios of lease contracts presented on a monthly basis.

VALT 2020-A(1)

	Securitization Value Outstanding ($)	31 - 60 Days Delinquent ($)	% of Ending Securitization Value	61 – 90 Days Delinquent ($)	% of Ending Securitization Value	91-120 Days Delinquent ($)	% of Ending Securitization Value	121+ Days Delinquent ($)	% of Ending Securitization Value
Nov-20	1,124,125,775	1,948,449	0.17%	648,331	0.06%	54,873	0.00%(2)	0	0.00%
Dec-20	1,102,934,930	2,213,095	0.20%	554,316	0.05%	131,716	0.01%	0	0.00%
Jan-21	1,082,957,334	3,090,450	0.29%	466,561	0.04%	93,525	0.01%	35,166	0.00%
Feb-21	1,064,254,438	2,506,667	0.24%	751,303	0.07%	181,121	0.02%	114,513	0.01%
Mar-21	1,038,576,310	2,329,931	0.22%	421,001	0.04%	245,186	0.02%	172,457	0.02%
Apr-21	1,014,516,456	2,492,187	0.25%	402,380	0.04%	53,050	0.01%	140,687	0.01%
May-21	988,699,361	3,283,074	0.33%	435,153	0.04%	174,027	0.02%	32,204	0.00%
Jun-21	961,563,300	2,978,687	0.31%	758,010	0.08%	121,132	0.01%	107,186	0.01%
Jul-21	936,319,232	2,467,276	0.26%	575,595	0.06%	203,582	0.02%	141,472	0.02%
Aug-21	909,624,926	2,648,861	0.29%	698,763	0.08%	214,027	0.02%	144,379	0.02%
Sep-21	883,009,385	2,992,594	0.34%	479,552	0.05%	228,172	0.03%	210,978	0.02%
Oct-21	856,858,526	2,613,408	0.30%	620,935	0.07%	271,365	0.03%	82,794	0.01%
Nov-21	826,718,430	2,848,251	0.34%	543,869	0.07%	232,059	0.03%	145,735	0.02%
Dec-21	794,369,048	2,199,267	0.28%	702,268	0.09%	116,849	0.01%	161,059	0.02%
Jan-22	762,488,672	2,402,851	0.32%	501,227	0.07%	304,241	0.04%	163,633	0.02%
Feb-22	728,560,203	1,918,944	0.26%	462,917	0.06%	54,799	0.01%	200,325	0.03%
Mar-22	692,175,061	2,093,921	0.30%	387,910	0.06%	147,445	0.02%	93,019	0.01%
Apr-22	655,972,085	2,177,112	0.33%	319,398	0.05%	109,996	0.02%	154,263	0.02%
May-22	618,732,857	1,891,605	0.31%	391,797	0.06%	263,800	0.04%	106,902	0.02%
Jun-22	570,191,085	1,813,106	0.32%	635,197	0.11%	87,645	0.02%	151,289	0.03%
Jul-22	530,636,091	1,811,543	0.34%	402,590	0.08%	160,330	0.03%	133,099	0.03%
Aug-22	486,035,163	1,951,550	0.40%	515,368	0.11%	51,987	0.01%	72,449	0.01%
Sep-22	445,460,497	1,925,175	0.43%	400,007	0.09%	184,781	0.04%	76,841	0.02%
Oct-22	405,985,563	2,137,373	0.53%	406,074	0.10%	221,394	0.05%	105,500	0.03%
Nov-22	368,747,298	1,906,201	0.52%	621,492	0.17%	148,950	0.04%	113,716	0.03%
Dec-22	333,224,505	1,694,415	0.51%	747,612	0.22%	204,158	0.06%	198,288	0.06%
Jan-23	293,821,244	1,593,627	0.54%	414,308	0.14%	251,689	0.09%	77,037	0.03%
Feb-23	257,675,277	1,780,807	0.69%	352,210	0.14%	77,213	0.03%	54,448	0.02%

(1)	VW Credit considers an account delinquent when a lessee fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Greater than 0.00% but less than 0.005%.

VALT 2022-A(1)

	Securitization Value Outstanding ($)	31 - 60 Days Delinquent ($)	% of Ending Securitization Value	61 – 90 Days Delinquent ($)	% of Ending Securitization Value	91-120 Days Delinquent ($)	% of Ending Securitization Value	121+ Days Delinquent ($)	% of Ending Securitization Value
Jun-22	1,115,413,910	3,257,335	0.29%	591,633	0.05%	0	0.00%	0	0.00%
Jul-22	1,094,689,829	4,331,964	0.40%	512,734	0.05%	357,614	0.03%	0	0.00%
Aug-22	1,069,695,013	4,199,837	0.39%	932,285	0.09%	270,389	0.03%	161,711	0.02%
Sep-22	1,047,689,007	4,616,630	0.44%	869,544	0.08%	374,652	0.04%	159,857	0.02%
Oct-22	1,027,006,606	5,111,062	0.50%	1,084,251	0.11%	289,042	0.03%	203,776	0.02%
Nov-22	1,006,627,376	6,053,226	0.60%	1,253,394	0.12%	501,002	0.05%	145,174	0.01%
Dec-22	986,807,526	5,996,002	0.61%	1,743,105	0.18%	503,996	0.05%	262,642	0.03%
Jan-23	965,719,296	6,406,839	0.66%	1,257,057	0.13%	629,209	0.07%	389,880	0.04%
Feb-23	944,539,693	5,970,924	0.63%	1,379,573	0.15%	444,349	0.05%	445,550	0.05%
Mar-23	918,297,259	5,449,380	0.59%	1,223,024	0.13%	324,418	0.04%	456,529	0.05%
Apr-23	893,872,560	5,483,343	0.61%	1,180,086	0.13%	410,945	0.05%	475,796	0.05%
May-23	861,456,538	5,739,169	0.67%	1,476,394	0.17%	480,026	0.06%	289,876	0.03%
Jun-23	830,905,297	6,043,945	0.73%	1,277,443	0.15%	306,573	0.04%	371,866	0.04%
Jul-23	799,973,546	6,864,016	0.86%	1,822,027	0.23%	392,453	0.05%	250,048	0.03%
Aug-23	766,301,661	7,467,143	0.97%	1,960,170	0.26%	477,341	0.06%	235,099	0.03%
Sep-23	733,411,923	6,768,746	0.92%	2,096,903	0.29%	573,746	0.08%	321,385	0.04%
Oct-23	692,885,591	6,497,418	0.94%	1,608,554	0.23%	609,126	0.09%	491,895	0.07%
Nov-23	653,269,293	5,943,553	0.91%	1,678,389	0.26%	543,487	0.08%	613,957	0.09%
Dec-23	616,302,236	6,085,262	0.99%	1,294,200	0.21%	578,923	0.09%	505,686	0.08%
Jan-24	569,098,689	5,905,779	1.04%	1,733,208	0.30%	608,102	0.11%	434,602	0.08%
Feb-24	525,642,989	5,134,193	0.98%	1,452,516	0.28%	683,320	0.13%	385,172	0.07%
Mar-25	481,161,878	4,442,684	0.92%	1,180,094	0.25%	493,832	0.10%	519,256	0.11%
Apr-25	430,836,632	4,354,493	1.01%	1,326,531	0.31%	551,884	0.13%	521,909	0.12%
May-24	384,977,537	4,041,743	1.05%	995,787	0.26%	770,465	0.20%	561,706	0.15%
Jun-24	347,151,870	4,357,689	1.26%	830,004	0.24%	381,754	0.11%	678,724	0.20%
Jul-24	301,228,038	4,346,600	1.44%	1,068,698	0.35%	358,067	0.12%	441,014	0.15%
Aug-24	263,196,472	4,054,559	1.54%	831,960	0.32%	456,227	0.17%	357,519	0.14%

(1)	VW Credit considers an account delinquent when a lessee fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

VALT 2023-A (1)

	Securitization Value Outstanding ($)	31 - 60 Days Delinquent ($)	% of Ending Securitization Value	61 – 90 Days Delinquent ($)	% of Ending Securitization Value	91-120 Days Delinquent ($)	% of Ending Securitization Value	121+ Days Delinquent ($)	% of Ending Securitization Value
Sep-23	1,686,068,985	7,230,839	0.43%	1,424,254	0.08%	0	0.00%	0	0.00%
Oct-23	1,655,354,137	7,476,300	0.45%	1,096,517	0.07%	695,535	0.04%	17,467	0.00%(2)
Nov-23	1,626,374,431	7,420,812	0.46%	1,507,335	0.09%	518,172	0.03%	516,012	0.03%
Dec-23	1,597,278,803	7,067,776	0.44%	1,847,126	0.12%	497,604	0.03%	513,035	0.03%
Jan-24	1,564,682,981	6,789,611	0.43%	1,952,774	0.12%	744,522	0.05%	447,196	0.03%
Feb-24	1,534,776,673	5,823,383	0.38%	1,578,316	0.10%	629,109	0.04%	568,421	0.04%
Mar-24	1,502,604,181	5,574,713	0.37%	1,388,925	0.09%	554,697	0.04%	511,736	0.03%
Apr-24	1,463,496,606	6,777,307	0.46%	1,471,393	0.10%	624,903	0.04%	514,409	0.04%
May-24	1,424,246,077	6,648,652	0.47%	1,166,764	0.08%	463,288	0.03%	372,253	0.03%
Jun-24	1,390,182,920	7,356,655	0.53%	1,610,396	0.12%	539,714	0.04%	441,758	0.03%
Jul-24	1,339,748,753	8,293,740	0.62%	1,739,292	0.13%	609,197	0.05%	440,869	0.03%
Aug-24	1,287,166,297	8,462,792	0.66%	2,125,754	0.17%	490,586	0.04%	551,737	0.04%
Sep-24	1,231,156,272	7,877,247	0.64%	2,242,050	0.18%	1,023,960	0.08%	705,090	0.06%
Oct-24	1,172,598,274	7,643,640	0.65%	2,217,718	0.19%	883,522	0.08%	827,618	0.07%
Nov-24	1,120,711,385	7,131,929	0.64%	1,583,733	0.14%	877,183	0.08%	680,775	0.06%
Dec-24	1,063,251,617	8,734,098	0.82%	1,967,091	0.19%	590,698	0.06%	713,483	0.07%
Jan-25	1,001,805,490	6,568,121	0.66%	2,378,597	0.24%	832,632	0.08%	694,833	0.07%
Feb-25	943,479,523	6,249,354	0.66%	1,990,216	0.21%	879,671	0.09%	621,434	0.07%
Mar-25	881,231,823	5,905,563	0.67%	1,444,036	0.16%	575,812	0.07%	791,398	0.09%

(1)	VW Credit considers an account delinquent when a lessee fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Greater than 0.00% but less than 0.005%.

VALT 2024-A(1)

	Securitization Value Outstanding ($)	31 - 59 Days Delinquent ($)	% of Ending Securitization Value	60 – 89 Days Delinquent ($)	% of Ending Securitization Value	90-120 Days Delinquent ($)	% of Ending Securitization Value	121+ Days Delinquent ($)	% of Ending Securitization Value
Feb-24	1,720,886,574.97	6,171,004.84	0.36%	62,088.32	0.00%(2)	0.00	0.00%	0.00	0.00%
Mar-24	1,695,990,464.89	6,271,344.68	0.37%	1,435,426.23	0.08%	0.00	0.00%	0.00	0.00%
Apr-24	1,668,674,543.40	7,718,678.86	0.46%	1,888,974.30	0.11%	772,191.17	0.05%	0.00	0.00%
May-24	1,640,909,522.85	9,358,212.95	0.57%	2,067,091.25	0.13%	730,206.85	0.04%	308,977.85	0.02%
Jun-24	1,617,563,649.68	9,593,301.99	0.59%	2,037,421.64	0.13%	980,113.91	0.06%	647,479.34	0.04%
Jul-24	1,587,233,045.98	11,485,131.55	0.72%	2,493,658.20	0.16%	1,009,225.92	0.06%	770,278.05	0.05%
Aug-24	1,557,206,414.14	11,477,001.72	0.74%	2,494,961.86	0.16%	813,052.28	0.05%	919,609.97	0.06%
Sep-24	1,523,793,288.79	10,861,145.86	0.71%	2,586,374.38	0.17%	774,855.00	0.05%	909,636.07	0.06%
Oct-24	1,487,201,756.68	11,809,523.99	0.79%	2,625,109.72	0.18%	959,700.49	0.06%	636,306.92	0.04%
Nov-24	1,454,244,174.94	11,972,215.41	0.82%	3,000,713.07	0.21%	952,923.18	0.07%	540,287.21	0.04%
Dec-24	1,418,107,824.56	12,095,742.73	0.85%	3,222,670.85	0.23%	1,080,426.57	0.08%	1,104,014.25	0.08%
Jan-25	1,381,392,347.22	10,981,582.32	0.79%	3,308,735.57	0.24%	1,292,294.66	0.09%	821,243.87	0.06%
Feb-25	1,348,103,244.28	10,145,260.17	0.75%	2,751,145.22	0.20%	1,312,222.26	0.10%	670,119.65	0.05%
Mar-25	1,310,624,446.00	10,598,955.36	0.81%	2,739,868.58	0.21%	1,070,045.02	0.08%	878,772.97	0.07%

(1)	VW Credit considers an account delinquent when a lessee fails to make at least 75% of the scheduled monthly payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(2)	Greater than 0.00% but less than 0.005%.

31- 60 Day Delinquencies as a Percentage of Ending Pool Balance
VALT 2020-A
VALT 2022-A
VALT 2023-A
VALT 2024-A
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29
Number of months since closing

91-120 Day Delinquencies as a Percentage of Ending Pool Balnce
VALT 2020-A
VALT 2022-A
VALT 2023-A
VALT 2024-A
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29
Number of months since closing

Credit Loss Experience

Set forth below is credit loss information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.

VALT 2020-A
Original Aggregate Securitization Value $1,162,803,597.32

	Aggregate Securitization Value On Charged–off (1) Units ($)	Recoveries ($) (2)	Net Charge-off ($)	Cumulative Net Charge-off as % Original Aggregate Securitization Value
Nov-20	101,072	89,735	11,337	0.00%(3)
Dec-20	92,648	73,322	19,326	0.00%(3)
Jan-21	255,911	190,519	65,391	0.01%
Feb-21	55,894	24,068	31,826	0.01%
Mar-21	265,490	102,327	163,164	0.03%
Apr-21	213,559	112,573	100,987	0.03%
May-21	201,843	200,337	1,506	0.03%
Jun-21	67,684	76,864	(9,181)	0.03%
Jul-21	39,063	51,222	(12,159)	0.03%
Aug-21	310,656	122,468	188,188	0.05%
Sep-21	84,108	55,100	29,009	0.05%
Oct-21	215,152	7,387	207,764	0.07%
Nov-21	157,081	74,087	82,995	0.08%
Dec-21	81,190	12,618	68,572	0.08%
Jan-22	102,426	35,923	66,502	0.09%
Feb-22	134,029	115,060	18,969	0.09%
Mar-22	98,705	63,787	34,918	0.09%
Apr-22	41,626	44,871	(3,245)	0.09%
May-22	221,029	32,729	188,300	0.11%
Jun-22	63,930	62,709	1,220	0.11%
Jul-22	125,629	35,777	89,853	0.12%
Aug-22	143,074	77,919	65,155	0.12%
Sep-22	49,069	54,751	(5,682)	0.12%
Oct-22	172,691	97,559	75,132	0.13%
Nov-22	78,434	12,150	66,284	0.13%
Dec-22	91,049	56,935	34,115	0.14%
Jan-23	160,212	136,258	23,954	0.14%
Feb-23	180,492	118,494	61,998	0.14%

(1)	Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).
(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.
(3)	Greater than 0.00% but less than 0.005%.

VALT 2022-A
Original Aggregate Securitization Value $1,162,791,075.45

	Aggregate Securitization Value On Charged–off (1) Units ($)	Recoveries ($) (2)	Net Charge-off ($)	Cumulative Net Charge-off as % Original Aggregate Securitization Value
Jun-22	35,499	28,850	6,649	0.00%(3)
Jul-22	0	238	(238)	0.00%(3)
Aug-22	111,299	24,800	86,499	0.01%
Sep-22	197,858	85,032	112,826	0.02%
Oct-22	248,443	3,291	245,153	0.04%
Nov-22	349,666	78,275	271,391	0.06%
Dec-22	282,878	43,376	239,501	0.08%
Jan-23	276,022	165,851	110,171	0.09%
Feb-23	404,780	134,592	270,188	0.12%
Mar-23	598,666	106,828	491,838	0.16%
Apr-23	118,546	55,070	63,476	0.16%
May-23	714,225	106,904	607,321	0.22%
Jun-23	431,497	32,984	398,512	0.25%
Jul-23	414,076	118,821	295,255	0.28%
Aug-23	320,812	652,475	(331,663)	0.25%
Sep-23	371,810	192,831	178,979	0.26%
Oct-23	424,211	356,710	67,501	0.27%
Nov-23	426,973	243,705	183,268	0.28%
Dec-23	614,243	143,300	470,943	0.32%
Jan-24	595,350	268,771	326,579	0.35%
Feb-24	424,658	424,070	588	0.35%
Mar-24	450,582	418,431	32,150.67	0.35%
Apr-24	505,656	474,761	30,895	0.36%
May-24	493,396	295,904	197,493	0.37%
Jun-24	438,802	291,429	147,373	0.39%
Jul-24	399,727	358,224	41,502	0.39%
Aug-24	379,492	353,059	26,433	0.39%

(1)	Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).
(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.
(3)	Greater than 0.00% but less than 0.005%.

VALT 2023-A
Original Aggregate Securitization Value $1,744,189,004.05

	Aggregate Securitization Value On Charged–off (1) Units ($)	Recoveries ($) (2)	Net Charge-off ($)	Cumulative Net Charge-off as % Original Aggregate Securitization Value
Sep-23	141,394	129,531	11,863	0.00%(3)
Oct-23	0	1,033	(1,033)	0.00%(3)
Nov-23	132,518	82,202	50,315	0.00%(3)
Dec-23	407,515	131,893	275,622	0.02%
Jan-24	782,163	263,095	519,067	0.05%
Feb-24	555,280	203,753	351,527	0.07%
Mar-24	629,464	284,607	344,857	0.09%
Apr-24	947,294	474,063	473,231	0.12%
May-24	885,884	293,956	591,927	0.15%
Jun-24	565,310	413,227	152,084	0.16%
Jul-24	680,755	478,536	202,219	0.17%
Aug-24	490,297	314,227	176,070	0.18%
Sep-24	429,160	263,246	165,914	0.19%
Oct-24	783,847	486,942	296,905	0.21%
Nov-24	936,021	452,099	483,922	0.23%
Dec-24	1,010,476	374,631	635,845	0.27%
Jan-25	498,817	308,215	190,602	0.28%
Feb-25	866,072	752,730	113,342	0.29%
Mar-25	778,617	756,084	22,533	0.29%

(1)	Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).
(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.
(3)	Greater than 0.00% but less than 0.005%.

VALT 2024-A
Original Aggregate Securitization Value $1,744,186,117.32

	Aggregate Securitization Value On Charged–off (1) Units ($)	Recoveries ($) (2)	Net Charge-off ($)	Cumulative Net Charge-off as % Original Aggregate Securitization Value
Feb-24	334,018	313,310	20,708	0.00%(3)
Mar-24	609,194	559,788	49,406	0.00%(3)
Apr-24	353,095	319,701	33,393	0.01%
May-24	692,367	299,234	393,133	0.03%
Jun-24	517,929	361,808	156,121	0.04%
Jul-24	884,791	352,629	532,162	0.07%
Aug-24	986,630	508,901	477,729	0.10%
Sep-24	1,030,360	336,553	693,807	0.14%
Oct-24	1,171,187	707,336	463,851	0.16%
Nov-24	1,172,590	374,152	798,438	0.21%
Dec-24	647,193	390,621	256,572	0.22%
Jan-25	924,426	535,755	388,671	0.24%
Feb-25	1,234,244	1,001,202	233,042	0.26%
Mar-25	1,266,676	934,731	331,945	0.28%

(1)	Charge-offs generally represent the total aggregate net securitization value of the lease contracts determined to be uncollectible in the period less proceeds from disposition of the related leased vehicles, other than recoveries described in Note (2).
(2)	Recoveries generally include the net amounts received with respect to a lease contract previously charged off.
(3)	Greater than 0.00% but less than 0.005

Cumulative Net Credit Losses as a Percentage of Original Securitization Value
VALT 2020-A
VALT 2022-A
VALT 2023-A
VALT 2024-A
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29
Number of months since closing

Residual Value Experience

Set forth below is residual loss information relating to VW Credit’s securitized portfolios of lease contracts presented on a monthly basis.

VALT 2020-A
Original Aggregate Securitization Value $1,162,803,597.32

	Number of Scheduled(1) Terminated Units	Number of Scheduled(1) Terminated Units Returned	Turn-in Ratio	Aggregate Securitization Value for Scheduled (1) Terminated Units ($)	Proceeds, including Excess Wear, Tear & Mileage Collected ($)	Net Residual Losses ($)	Cumulative Net Residual Losses ($)	Cumulative Net Residual Losses as % Original Aggregate Securitization Value
Nov-20	0	0	0.00%	0	5,506	(5,506)	(5,506)	0.00%(2)
Dec-20	0	0	0.00%	0	2,364	(2,364)	(7,871)	0.00%(2)
Jan-21	0	0	0.00%	0	2,103	(2,103)	(9,974)	0.00%(2)
Feb-21	0	0	0.00%	0	4,633	(4,633)	(14,607)	0.00%(2)
Mar-21	0	0	0.00%	0	2,749	(2,749)	(17,357)	0.00%(2)
Apr-21	0	0	0.00%	0	6,045	(6,045)	(23,401)	0.00%(2)
May-21	0	0	0.00%	0	2,625	(2,625)	(26,026)	0.00%(2)
Jun-21	1	1	100.00%	25,472	42,333	(16,861)	(42,887)	0.00%(2)
Jul-21	2	2	100.00%	46,202	61,775	(15,573)	(58,460)	(0.01)%
Aug-21	5	5	100.00%	95,466	140,033	(44,567)	(103,027)	(0.01)%
Sep-21	10	9	90.00%	199,733	263,497	(63,764)	(166,791)	(0.01)%
Oct-21	17	16	94.12%	258,371	328,364	(69,993)	(236,784)	(0.02)%
Nov-21	37	32	86.49%	704,451	884,234	(179,783)	(416,567)	(0.04)%
Dec-21	59	49	83.05%	1,251,125	1,518,174	(267,048)	(683,616)	(0.06)%
Jan-22	96	69	71.88%	1,853,540	2,283,215	(429,676)	(1,113,291)	(0.10)%
Feb-22	164	125	76.22%	3,310,764	4,016,802	(706,037)	(1,819,329)	(0.16)%
Mar-22	253	188	74.31%	4,843,809	5,864,909	(1,021,100)	(2,840,429)	(0.24)%
Apr-22	298	215	72.15%	6,544,932	7,782,903	(1,237,971)	(4,078,400)	(0.35)%
May-22	391	259	66.24%	8,358,690	9,917,582	(1,558,892)	(5,637,291)	(0.48)%
Jun-22	758	573	75.59%	15,539,592	18,406,192	(2,866,600)	(8,503,891)	(0.73)%
Jul-22	684	468	68.42%	13,490,777	15,793,310	(2,302,533)	(10,806,424)	(0.93)%
Aug-22	852	545	63.97%	16,639,968	19,296,366	(2,656,398)	(13,462,821)	(1.16)%
Sep-22	823	555	67.44%	16,605,192	19,297,743	(2,692,550)	(16,155,372)	(1.39)%
Oct-22	848	570	67.22%	16,878,807	19,580,640	(2,701,833)	(18,857,204)	(1.62)%
Nov-22	808	558	69.06%	16,784,276	19,587,539	(2,803,263)	(21,660,467)	(1.86)%
Dec-22	841	626	74.44%	16,986,576	19,524,852	(2,538,276)	(24,198,743)	(2.08)%
Jan-23	1,055	691	65.50%	20,598,160	24,246,601	(3,648,440)	(27,847,183)	(2.39)%
Feb-23	1,002	627	62.57%	18,936,996	22,432,490	(3,495,494)	(31,342,677)	(2.70)%

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.
(2)	Less than 0.00% but greater than (0.005)%.

VALT 2022-A
Original Aggregate Securitization Value $1,162,791,075.45

	Number of Scheduled(1) Terminated Units	Number of Scheduled(1) Terminated Units Returned	Turn-in Ratio	Aggregate Securitization Value for Scheduled (1) Terminated Units ($)	Proceeds, including Excess Wear, Tear & Mileage Collected ($)	Net Residual Losses ($)	Cumulative Net Residual Losses ($)	Cumulative Net Residual Losses as % Original Aggregate Securitization Value
Jun-22	0	0	0.00%	0	130	(130)	(130)	0.00%(2)
Jul-22	0	0	0.00%	0	6,980	(6,980)	(7,110)	0.00%(2)
Aug-22	0	0	0.00%	0	200	(200)	(7,310)	0.00%(2)
Sep-22	0	0	0.00%	0	1,000	(1,000)	(8,310)	0.00%(2)
Oct-22	0	0	0.00%	0	3,350	(3,350)	(11,660)	0.00%(2)
Nov-22	0	0	0.00%	0	8,779	(8,779)	(20,439)	0.00%(2)
Dec-22	1	1	100.00%	7,928	12,165	(4,237)	(24,676)	0.00%(2)
Jan-23	2	2	100.00%	37,059	48,638	(11,579)	(36,255)	0.00%(2)
Feb-23	2	1	50.00%	47,530	59,742	(12,212)	(48,467)	0.00%(2)
Mar-23	6	5	83.33%	83,708	98,897	(15,189)	(63,656)	(0.01)%
Apr-23	10	9	90.00%	162,305	193,209	(30,904)	(94,560)	(0.01)%
May-23	37	30	81.08%	781,393	864,288	(82,896)	(177,456)	(0.02)%
Jun-23	53	39	73.58%	991,960	1,110,081	(118,122)	(295,577)	(0.03)%
Jul-23	99	77	77.78%	2,141,340	2,393,582	(252,242)	(547,820)	(0.05)%
Aug-23	161	120	74.53%	3,294,185	3,687,452	(393,267)	(941,086)	(0.08)%
Sep-23	257	203	78.99%	5,077,026	5,486,080	(409,054)	(1,350,140)	(0.12)%
Oct-23	414	317	76.57%	8,141,401	8,927,157	(785,756)	(2,135,896)	(0.18)%
Nov-23	505	384	76.04%	10,213,215	10,989,021	(775,806)	(2,911,702)	(0.25)%
Dec-23	545	439	80.55%	11,799,043	12,704,528	(905,485)	(3,817,187)	(0.33)%
Jan-24	757	556	73.45%	16,730,873	18,007,855	(1,276,982)	(5,094,170)	(0.44)%
Feb-24	782	634	81.07%	17,954,371	19,001,336	(1,046,965)	(6,141,135)	(0.53)%
Mar-24	827	673	81.38%	18,447,924	19,998,975	(1,551,051)	(7,692,186)	(0.66)%
Apr-24	943	734	77.84%	21,896,875	23,496,052	(1,599,177)	(9,291,363)	(0.80)%
May-24	907	769	84.79%	21,194,259	22,524,731	(1,330,472)	(10,621,835)	(0.91)%
Jun-24	828	597	72.10%	18,694,570	19,286,476	(591,906)	(11,213,741)	(0.96)%
Jul-24	1,107	854	77.15%	23,296,261	24,171,731	(875,470)	(12,089,211)	(1.04)%
Aug-24	913	722	79.08%	18,800,213	19,890,107	(1,089,894)	(13,179,105)	(1.13)%

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.
(2)	Less than 0.00% but greater than (0.005)%.

VALT 2023-A
Original Aggregate Securitization Value $1,744,189,004.05

	Number of Scheduled(1) Terminated Units	Number of Scheduled(1) Terminated Units Returned	Turn-in Ratio	Aggregate Securitization Value for Scheduled (1) Terminated Units ($)	Proceeds, including Excess Wear, Tear & Mileage Collected ($)	Net Residual Losses ($)	Cumulative Net Residual Losses ($)	Cumulative Net Residual Losses as % Original Aggregate Securitization Value
Sep-23	0	0	0.00%	0	9,375	(9,375)	(9,375)	0.00%(2)
Oct-23	0	0	0.00%	0	7,587	(7,587)	(16,962)	0.00%(2)
Nov-23	0	0	0.00%	0	2,496	(2,496)	(19,459)	0.00%(2)
Dec-23	0	0	0.00%	0	10,776	(10,776)	(30,235)	0.00%(2)
Jan-24	0	0	0.00%	0	5,286	(5,286)	(35,521)	0.00%(2)
Feb-24	0	0	0.00%	0	6,150	(6,150)	(41,671)	0.00%(2)
Mar-24	7	7	100.00%	119,198	137,895	(18,697)	(60,368)	0.00%(2)
Apr-24	35	26	74.29%	716,367	792,224	(75,858)	(136,225)	(0.01)%
May-24	50	43	86.00%	1,143,374	1,275,737	(132,363)	(268,588)	(0.02)%
Jun-24	60	49	81.67%	1,363,786	1,510,930	(147,145)	(415,733)	(0.02)%
Jul-24	254	208	81.89%	4,567,436	4,851,202	(283,767)	(699,499)	(0.04)%
Aug-24	675	570	84.44%	12,812,286	14,053,975	(1,241,688)	(1,941,188)	(0.11)%
Sep-24	776	631	81.31%	15,183,279	16,616,937	(1,433,658)	(3,374,846)	(0.19)%
Oct-24	838	710	84.73%	16,148,003	17,613,139	(1,465,136)	(4,839,981)	(0.28)%
Nov-24	739	578	78.21%	14,747,109	15,119,487	(372,378)	(5,212,359)	(0.30)%
Dec-24	806	626	77.67%	16,183,539	16,321,508	(137,969)	(5,350,329)	(0.31)%
Jan-25	1,060	865	81.60%	21,605,387	22,347,154	(741,767)	(6,092,096)	(0.35)%
Feb-25	1,109	928	83.68%	22,053,504	23,518,639	(1,465,134)	(7,557,230)	(0.43)%
Mar-25	1,131	941	83.20%	22,729,774	24,488,145	(1,758,371)	(9,315,601)	(0.53)%

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.
(2)	Less than 0.00% but greater than (0.005)%.

VALT 2024-A
Original Aggregate Securitization Value $1,744,186,117.32

	Number of Scheduled(1) Terminated Units	Number of Scheduled(1) Terminated Units Returned	Turn-in Ratio	Aggregate Securitization Value for Scheduled (1) Terminated Units ($)	Proceeds, including Excess Wear, Tear & Mileage Collected ($)	Net Residual Losses ($)	Cumulative Net Residual Losses ($)	Cumulative Net Residual Losses as % Original Aggregate Securitization Value
Feb-24	0	0	0.00%	0	0	0	0	0.00%
Mar-24	0	0	0.00%	0	822	(822)	(822)	0.00%(2)
Apr-24	0	0	0.00%	0	1,499	(1,499)	(2,321)	0.00%(2)
May-24	0	0	0.00%	0	408	(408)	(2,729)	0.00%(2)
Jun-24	0	0	0.00%	0	1,589	(1,589)	(4,317)	0.00%(2)
Jul-24	0	0	0.00%	0	2,381	(2,381)	(6,698)	0.00%(2)
Aug-24	0	0	0.00%	0	2,221	(2,221)	(8,920)	0.00%(2)
Sep-24	46	41	89.13%	969,091	1,089,571	(120,480)	(129,399)	(0.01)%
Oct-24	245	214	87.35%	5,062,760	5,597,539	(534,779)	(664,178)	(0.04)%
Nov-24	256	222	86.72%	5,355,402	5,912,682	(557,280)	(1,221,458)	(0.07)%
Dec-24	286	238	83.22%	5,759,846	6,403,236	(643,390)	(1,864,848)	(0.11)%
Jan-25	291	221	75.95%	6,192,212	5,993,497	198,715	(1,666,133)	(0.10)%
Feb-25	242	198	81.82%	5,245,030	5,630,178	(385,148)	(2,051,281)	(0.12)%
Mar-25	217	183	84.33%	4,737,969	5,286,913	(548,944)	(2,600,225)	(0.15)%

(1)	Excludes repossessions and vehicles terminating prior to scheduled maturity.
(2)	Less than 0.00% but greater than (0.005)%.

Cumulative Net Residual Losses as a Percentage of Original Securitization Value
VALT 2020-A
VALT 2022-A
VALT 2023-A
VALT 2024-A
4.00%
3.00%
2.00%
1.00%
0.00%
-1.00%
-2.00%
-3.00%
-4.00%
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30
Number of months since closing

APPENDIX B

ASSUMED CASHFLOWS

Modeling Assumption: The cash flows in the immediately following table were generated assuming that (1) each lease payment is made on the last day of each calendar month beginning in May 2025; and (2) the Base Residual Value for each leased vehicle is received in the collection period in which the related lease matures.

Monthly Period	Beginning Aggregate Securitization Value ($)	Monthly Payments ($)	Base Residual Value ($)
May 2025	1,457,725,969.47	26,974,432.75	0.00
June 2025	1,442,899,252.38	26,974,432.75	0.00
July 2025	1,427,948,980.06	26,974,432.75	0.00
August 2025	1,412,874,122.15	26,974,432.75	0.00
September 2025	1,397,673,640.41	26,974,432.75	0.00
October 2025	1,382,346,488.00	26,974,432.75	0.00
November 2025	1,366,891,609.32	26,973,774.29	0.00
December 2025	1,351,308,598.44	26,973,568.72	0.00
January 2026	1,335,595,934.71	26,949,237.58	1,113,513.00
February 2026	1,318,663,150.25	26,907,188.46	1,127,661.00
March 2026	1,301,617,160.38	26,858,681.12	1,701,420.27
April 2026	1,283,903,868.65	26,792,629.67	2,447,184.58
May 2026	1,265,363,253.30	26,719,089.35	2,501,282.92
June 2026	1,246,687,574.81	26,617,469.84	4,214,915.00
July 2026	1,226,244,253.10	26,478,652.46	5,272,715.28
August 2026	1,204,711,587.46	26,296,655.55	7,362,029.25
September 2026	1,181,092,165.89	26,070,164.39	8,412,300.60
October 2026	1,156,452,135.61	25,845,249.92	9,174,429.00
November 2026	1,131,069,557.82	25,565,111.07	10,331,191.35
December 2026	1,104,598,835.05	25,120,232.66	17,528,431.84
January 2027	1,071,155,160.85	24,041,429.52	47,321,666.40
February 2027	1,008,718,357.94	23,023,340.66	35,608,556.00
March 2027	958,492,447.59	22,154,531.89	35,579,566.40
April 2027	908,745,786.36	20,086,158.48	86,498,570.09
May 2027	809,733,939.35	17,918,350.04	85,098,056.66
June 2027	713,465,315.47	16,250,190.48	60,638,383.00
July 2027	642,522,286.29	14,193,111.77	82,325,829.00
August 2027	551,357,697.91	13,197,282.50	30,883,917.00
September 2027	511,871,145.89	12,616,447.40	24,773,421.00
October 2027	478,746,870.38	10,636,815.75	79,271,071.45
November 2027	392,828,540.44	8,557,576.73	78,721,359.15
December 2027	308,823,175.73	6,454,701.22	79,005,854.10
January 2028	225,936,146.87	4,529,933.17	77,373,646.14
February 2028	145,915,368.78	2,193,435.77	77,119,511.88
March 2028	67,818,382.54	2,000,411.24	4,271,958.62
April 2028	62,111,165.87	1,722,235.37	8,485,522.60
May 2028	52,421,000.95	1,423,704.08	9,162,266.15
June 2028	42,271,872.39	1,123,699.71	9,057,034.10
July 2028	32,443,404.18	888,581.43	7,215,787.00
August 2028	24,609,397.45	675,873.91	5,061,683.40
September 2028	19,076,918.45	667,325.47	86,778.00
October 2028	18,481,789.30	535,274.46	4,034,487.40
November 2028	14,066,042.35	391,260.24	3,736,801.50
December 2028	10,055,197.63	255,388.42	3,568,423.10
January 2029	6,315,179.42	124,334.47	3,666,724.00

B-1

Monthly Period	Beginning Aggregate Securitization Value ($)	Monthly Payments ($)	Base Residual Value ($)
February 2029	2,576,747.44	2,112.34	2,596,108.00
March 2029	0.00	0.00	0.00

B-2

No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor, the servicer or the underwriters. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the notes offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus.

Volkswagen Auto Lease Trust 2025-A

Issuing Entity

Class A-1 Notes	$197,500,000
Class A-2-A Notes	$272,500,000
Class A-2-B Notes	$241,250,000
Class A-3 Notes	$451,250,000
Class A-4 Notes	$87,500,000

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

Depositor

VW Credit, Inc.

Sponsor and Servicer

PROSPECTUS

Joint Bookrunners

RBC Capital Markets	Scotiabank	US Bancorp	Wells Fargo Securities
Co-Managers
Citigroup		Mizuho

Until September 8, 2025, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.